EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

among

HEALTH INSURANCE INNOVATIONS, INC.

(“PARENT”)

SV MERGER SUB, INC.

(“MERGER SUB”)

HEALTHPOCKET, INC.

(“COMPANY”)

BRUCE TELKAMP AND SHELDON WANG

(“PRINCIPALS”)

ANY HOLDER EXECUTING A LETTER OF TRANSMITTAL,

OPTION CANCELLATION AGREEMENT OR PARENT OPTION AGREEMENT

(“JOINING HOLDERS”)

and

RANDY HERMAN, AS THE REPRESENTATIVE

(“REPRESENTATIVE”)

July 14, 2014

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of July 14, 2014, by and among Health Insurance Innovations, Inc., a Delaware corporation (“Parent”), SV Merger Sub, Inc., a Delaware corporation and an indirect subsidiary of Parent (“Merger Sub”), and HealthPocket, Inc., a Delaware corporation (the “Company”), Bruce Telkamp, an individual (“Telkamp”), Sheldon Wang, an individual (“Wang”, and together with Bruce Telkamp, the “Principals” (and each a “Principal”)), any Holder executing a Letter of Transmittal, Option Cancellation Agreement or Parent Option Agreement (each a “Joining Holder” and collectively, the “Joining Holders”), and solely in its capacity as representative of the Holders pursuant to Article IX hereof, the Representative. Parent, Merger Sub, the Company, the Principals, the Joining Holders and the Representative are each referred to in this Agreement as a “Party” and are collectively referred to in this Agreement as the “Parties”. Capitalized terms used and not otherwise defined herein have the meanings set forth in Article X below.

RECITALS

WHEREAS, this Agreement contemplates a transaction in which Parent shall acquire the Company pursuant to a transaction in which the Merger Sub shall merge with and into the Company, with the Company surviving the merger, in accordance with the Delaware General Corporation Law (the “DGCL”) and the terms and conditions of this Agreement, and the holders of the Company Stock, Vested Options and Warrants shall receive cash and Parent Shares, as consideration in such merger;

WHEREAS, the board of directors and the requisite number of the stockholders of the Company have, upon the terms and subject to the conditions set forth herein, (i) approved this Agreement and the Transactions and (ii) recommended acceptance of the Merger and approval of this Agreement and the Transactions by the Holders, all in accordance with the DGCL;

WHEREAS, the board of directors of Parent and Merger Sub, and the stockholders of Merger Sub, have each, upon the terms and subject to the conditions set forth herein, approved and consented to the Merger, the execution by Parent and Merger Sub of this Agreement and the consummation of the Transactions in accordance with the DGCL;

WHEREAS, immediately prior to the Effective Time, the Parent Shares to be issued as consideration in the Merger will be contributed by Parent to Health Plan Intermediaries Holdings, LLC, a Delaware limited liability company and partially owned subsidiary of Parent (“HPIH”), and HPIH will contribute such shares to the Merger Sub.

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

NOW, THEREFORE, in consideration of the premises, representations and warranties and covenants and agreements contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the Parties agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger.

(a) Upon the terms and subject to the conditions hereof, at the Effective Time, the Merger Sub shall be merged with and into the Company in accordance with the DGCL (the “Merger”), whereupon the separate existence of the Merger Sub shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”).

(b) At the Effective Time (as defined below), the effect of the Merger shall be as provided in this Agreement and the Merger Certificate and as provided by the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, upon the consummation of the Merger, all the property, rights, privileges and powers of the Company and the Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of those corporations shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation, all as provided under the DGCL.

Section 1.02 Closing; Effective Time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place through the remote exchange of electronic copies of executed documents on the date of this Agreement or at such other place or such other date as is mutually agreeable to the Parties. The date of the Closing is herein referred to as the “Closing Date.” At the Closing, Merger Sub and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger shall become effective as of the date and time of such filing or such other time after such filing as Merger Sub and the Company shall agree in the Certificate of Merger (the “Effective Time”). In the event of a conflict between this Agreement and the Certificate of Merger, to the extent permitted by applicable Law, this Agreement shall govern.

Section 1.03 Certificate of Incorporation; Bylaws; Directors and Officers.

(a) At the Effective Time, the certificate of incorporation of the Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation.

(b) At the Effective Time, the bylaws of the Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with the DGCL.

(c) The officers of the Company immediately prior to the Effective Time shall become, from and after the Effective Time, the officers of the Surviving Corporation, until their respective successors are duly elected or appointed or their earlier resignation or removal. The directors of Merger Sub immediately prior to the Effective Time shall become, from and after the Effective Time, the directors of the Surviving Corporation, until their respective successors are duly elected or appointed or their earlier resignation or removal.

Section 1.04 Treatment of Company Stock, Options and Warrants.

(a) At the Effective Time, except as otherwise provided in Section 1.04(h) and Section 1.07, each share of Company Preferred Stock outstanding immediately prior to the Effective Time shall be converted, without any action on the part of holders thereof, into the right to receive (i) consideration with a value equal to (A) the aggregate number of shares of Company Common Stock issuable upon the conversion of such share of Company Preferred Stock immediately prior the Effective Time, multiplied by (B) the Per Share Price (the consideration described in (i), the “Closing Preferred Stock Consideration”), plus (ii) the per share proceeds, if any, distributed pursuant to Section 1.05(l), Section 1.13, and/or from the Escrow Account in accordance with the terms of this Agreement and the Escrow Agreement.

(b) At the Effective Time, except as otherwise provided in Section 1.04(h) and Section 1.07, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted, without any action on the part of the holders thereof, into the right to receive (i) consideration with a value equal to the Per Share Price (such amount, the “Closing Common Stock Consideration”), plus (ii) the per share proceeds, if any, distributed pursuant to Section 1.05(l), Section 1.13, and/or from the Escrow Account in accordance with the terms of this Agreement and the Escrow Agreement.

(c) At the Effective Time, each of the Vested Options shall be cancelled in exchange for the right to receive (i) consideration with a value equal to (A) the excess, if any, of the Per Share Price over the applicable exercise price (per share) of such Vested Option, multiplied by (B) the number of shares of Company Common Stock such Optionholder could have purchased had such Optionholder exercised such Vested Option in full by paying the exercise price therefor in cash immediately prior to the Effective Time (such amount, the “Closing Option Consideration”), plus (ii) the per share proceeds, if any, distributed pursuant to Section 1.05(l), Section 1.13, and/or from the Escrow Account in accordance with the terms of this Agreement and the Escrow Agreement.

(d) At the Effective Time, each of the Unvested Options shall be converted into an option to acquire the number of shares of Parent Stock (each, a “Parent Option” and collectively, the “Parent Options”) (rounded down to the nearest whole share) that is equal to the product obtained by multiplying (i) the number of shares of Company Common Stock such Optionholder could have purchased had such Optionholder exercised (if such Unvested Option had been vested and exercisable) such Unvested Option in full by paying the exercise price therefor in cash immediately prior to the Effective Time, by (ii) the quotient obtained by dividing (A) the Per Share Price by (B) the Parent Stock Value, such quotient (the “Exchange Ratio”), which Parent Option shall have an exercise price per share of Parent Stock following the Effective Time equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (x) the exercise price per share of Company Common Stock of such Unvested Option in effect immediately prior to the Effective Time by (y) the Exchange Ratio. The term, vesting schedule and all of the other terms of each Parent Option shall otherwise remain the same as the applicable Unvested Option, subject to the rights of Parent to amend or modify any such Parent Option in accordance with applicable Law and the terms of Parent’s stock option plans. The shares of Parent Stock that may be acquired pursuant to all of the Parent Options are collectively referred to as the “Parent Option Shares”.

(e) At the Effective Time, each Warrant issued and outstanding immediately prior to the Effective Time shall be cancelled in exchange for the right to receive consideration with a value equal to (i) the Per Share Price, multiplied by (ii) the number of shares of Company Common Stock that would have been issued to the holder thereof had such holder exercised such Warrant in full in accordance with the cashless exercise provisions thereof and then immediately converted all shares of Company Preferred Stock that would have been issued to the holder thereof upon such exercise of such Warrant into shares of Company Common Stock (the “Closing Warrant Consideration”), plus (iii) the proceeds, if any, distributed pursuant to Section 1.05(l), Section 1.13, and/or from the Escrow Account in accordance with the terms of this Agreement and the Escrow Agreement.

(f) The aggregate Closing Preferred Stock Consideration, the aggregate Closing Common Stock Consideration, the aggregate Closing Option Consideration, and the aggregate Closing Warrant Consideration (together, the “Closing Consideration”) shall be paid with a combination of cash and Parent Stock, with (i) the number of shares of Parent Stock used to pay the Closing Consideration (the “Closing Consideration Shares”) equal to (A) (x) $10,000,000 of the Closing Consideration divided by (y) the Parent Stock Value minus (B) the number of Parent Option Shares and (ii) the balance of the Closing Consideration being paid in cash (the “Closing Cash Consideration”). The number of Closing Consideration Shares shall be rounded down to the nearest whole share.

(g) The Closing Consideration Shares and Closing Cash Consideration shall be allocated among the Holders (other than the Unvested Optionholders) as follows:

(i) Each Holder may elect in such Holder’s Letter of Transmittal to be allocated a number of Closing Consideration Shares equal to (but not less than) such Holder’s Proportionate Share of the total number of Closing Consideration Shares to be issued in the Merger (the “Elected Shares”). In the event that a Holder makes an election (an “Allocation Election”) to be allocated such Holder’s Proportionate Share of the Closing Consideration Shares, then such Holder will also be allocated, in addition to the Elected Shares, an amount in cash equal to (A) the Holder’s Incremental Cash Consideration Amount plus (B) a portion of the Closing Cash Consideration equal to the Holder’s Proportionate Share of the Adjusted Aggregate Merger Consideration minus an amount equal to the aggregate Parent Stock Value of such Holder’s Elected Shares. If a Holder does not make an Allocation Election to be allocated the Holder’s Proportionate Share of the Closing Consideration Shares, or fails to return his Letter of Transmittal within the required period, the Holder will be deemed to make an Allocation Election to receive only cash in the Merger, and such Holder will be allocated no Elected Shares and no Incremental Cash Consideration.

(ii) If a Holder elects to receive only cash in the Merger, the Holder will be allocated an amount in cash equal to the Holder’s Proportionate Share of the Adjusted Aggregate Merger Consideration, and such Holder will receive no Incremental Cash Consideration.

(iii) Notwithstanding anything in this Agreement to the contrary, each of the Principals agrees that his respective Allocation Election will consist of a number of Elected Shares equal to (A) his Proportionate Share of the aggregate number of Closing Consideration Shares to be issued in the Merger plus (B) one-half of the aggregate remaining Closing Consideration Shares (if any) not included in the Allocation Elections of the other Holders. To the extent that the preceding clause (B) is operative and the Principals receive additional Closing Consideration Shares due to other Holders’ elections to receive no Closing Consideration Shares, (x) each Principal will be entitled to receive one-half of the Incremental Cash Consideration Amount that would otherwise have been allocated to such other Holders had they elected to receive their Proportionate Share of the Closing Consideration Shares, and (y) the Closing Cash Consideration to be allocated to each of the Principals shall be calculated in accordance with clause (i)(B) of this Section 1.04(g) based on the full number of Elected Shares allocated to the Principal pursuant to both clause (A) and (B) of this paragraph.

(iv) Notwithstanding anything in any Transaction Document to the contrary, in the event that the Paying Agent does not receive, within thirty (30) days after delivery of the form of Letter of Transmittal (in the case of Stockholders or Warrantholders) or the form of Option Cancellation Agreement (in the case of a Vested Optionholder) to a Holder, a completed Letter of Transmittal or Option Cancellation Agreement, as applicable (in either case, including an executed Lock-Up Agreement) duly executed by the Holder containing an Allocation Election to receive Closing Consideration Shares, such Holder shall be deemed to make an Allocation Election to receive only cash in the Merger, and such Holder shall not be entitled to make an Allocation Election to receive Closing Consideration Shares.

(h) At the Effective Time, each share of Company Stock owned by the Company as treasury stock that is issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished without any exchange thereof and without any further action on the part of the Company.

(i) At the Effective Time, each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one validly issued and fully paid share of common stock of the Surviving Corporation.

(j) From and after the Effective Time, (i) the holders of certificates evidencing ownership of the shares of Company Stock (“Company Stock Certificates”) outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Stock except as otherwise provided for herein or under applicable Law, (ii) the Optionholders who hold Options outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Options except as otherwise provided for herein or under applicable Law, and (iii) the Warrantholders who hold Warrants outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Warrants except as otherwise provided for herein or under applicable Law.

(k) “Per Share Price” shall mean an amount equal to (i) (A) the Aggregate Merger Consideration, plus (B) the aggregate exercise price of all Vested Options, plus (C) the aggregate exercise price of all Warrants, divided by (ii) the Full Dilution Number.

(l) “Aggregate Merger Consideration” means an amount equal to (i) $30,600,000, minus (ii) (A) the outstanding amount of Indebtedness of the Company as of the Closing minus (B) $1,400,000, minus (iii) the aggregate amount of Holder Transaction Expenses, plus (iv) the amount, if any, by which the Net Working Capital exceeds the Net Working Capital Target, minus (v) the amount, if any, by which the Net Working Capital is less than the Net Working Capital Target, minus (vi) the Escrow

Amount; provided, however, that in calculating the adjustment under clause (ii), the Closing Cash Consideration portion of the Aggregate Merger Consideration will be increased or decreased by the amount by which the Indebtedness owed to the Company Bank is less than or exceeds $1,400,000 as of the Closing.

Section 1.05 Surrender and Payment.

(a) At least two (2) Business Days prior to the Closing Date, the Company shall deliver to Parent its good faith estimate of the Aggregate Merger Consideration (the “Estimated Aggregate Merger Consideration”), including an estimate of the outstanding amount of Indebtedness of the Company as of the Closing (the “Estimated Indebtedness”), the aggregate amount of Holder Transaction Expenses (the “Estimated Holder Transaction Expenses”) and the amount of Net Working Capital, in each case including reasonable support for its calculation of the Estimated Aggregate Merger Consideration (and the outstanding amount of Indebtedness of the Company as of the Closing, the aggregate amount of Holder Transaction Expenses, and the amount of Net Working Capital). The calculation of the Estimated Aggregate Merger Consideration (and the components thereof) shall be prepared in accordance with the Agreed Accounting Principles. In addition, at least five (5) Business Days prior to the Closing Date, the Company shall deliver to Parent (i) an itemized list of all Indebtedness of the Company as of the Closing, including the amount of such Indebtedness as of the Closing (broken down by Person to whom such Indebtedness is owed), the Person to whom such Indebtedness is owed and wire instructions for such Person to whom such Indebtedness is owed (the “Indebtedness Pay-Off Schedule”); provided that the amount of Indebtedness reflected on the Indebtedness Pay-Off Schedule shall not exceed the amount of the Estimated Indebtedness, and (ii) an itemized list of all Holder Transaction Expenses, including the amount of such Holder Transaction Expenses (broken down by Person to whom such Holder Transaction Expenses are payable), the Person or Persons to whom such Holder Transaction Expenses are owed and wire instructions for such Person or Persons to whom such Holder Transaction Expenses are owed (the “Holder Transaction Expenses Schedule”); provided that the amount of Holder Transaction Expenses reflected on the Holder Transaction Expenses Schedule shall not exceed the amount of the Estimated Holder Transaction Expenses.

(b) Prior to the Closing Date, Parent, the Representative and the Paying Agent will enter into a paying agent agreement in substantially the form of Exhibit B attached hereto (the “Paying Agent Agreement”) pursuant to which the Paying Agent will act as paying agent in connection with the consideration to be paid to the Stockholders pursuant to the Paying Agent Agreement. The Paying Agent’s fees and expenses shall be borne by Parent. Promptly after the Effective Time, the Parent shall deliver (i) a Letter of Transmittal (which includes an election form that provides for the Stockholders to make their respective Allocation Elections) in substantially the form of Exhibit C hereto to the Stockholders, and a Letter of Transmittal (which includes an election form that provides for the Warrantholders to make their respective Allocation Elections) in substantially the form of Exhibit D hereto to the Warrantholders (collectively, the “Letters of Transmittal”), entitled to receive a portion of the Aggregate Merger Consideration in respect of their shares of Company Common Stock or Company Preferred Stock or in respect of their Warrants, (ii) an Option Cancellation Agreement (which agreement includes an election form that provides for the Optionholders to make their respective Allocation Elections) in the form attached hereto as Exhibit E (the “Non-Employee Option Cancellation

Agreement”) hereto to the holders of Vested Options who are not employees of the Company entitled to receive a portion of the Aggregate Merger Consideration in respect of their Vested Options, (iii) to the holders of Vested Options who are employees of the Company and entitled to receive a portion of the Aggregate Merger Consideration in respect of their Vested Options, an Option Cancellation Agreement (which agreement includes an election form that provides for the Optionholders to make their respective Allocation Elections) in the form of Exhibit F hereto (together with the Non-Employee Option Cancellation Agreements, the “Option Cancellation Agreements”), and (iv) to the holders of Unvested Options who are entitled to receive Parent Options in respect of their Unvested Options, an Option Agreement in the form of Exhibit G hereto (the “Parent Option Agreement”).

(c) At the Closing, Parent shall deliver or pay, or shall cause the Surviving Corporation to deliver or pay, in cash by wire transfer of immediately available funds and net of the Deposit Amount (which shall be paid to the Paying Agent by the Company prior to the Closing), the Closing Cash Consideration (based on the Estimated Aggregate Merger Consideration), the Escrow Amount, the balance of amounts of the Indebtedness identified on the Indebtedness Pay-Off Schedule (other than up to $1,400,000 of Indebtedness owed to Company Bank) and outstanding Holder Transaction Expenses as follows:

(i) (A) the Indemnity Escrow Amount shall be deposited into an escrow account (the “Indemnity Escrow Account”), (B) the Working Capital Escrow Amount shall be deposited into an escrow account (the “Working Capital Escrow Account”), and (C) the Representative Cost Escrow Amount shall be deposited into an escrow account (the “Representative Cost Escrow Account”) in each case, on behalf of Parent and the Holders, which accounts shall be established pursuant to the Escrow Agreement;

(ii) all amounts necessary to fully discharge the then-outstanding balances of the Indebtedness identified on the Indebtedness Pay-Off Schedule (other than up to $1,400,000 of Indebtedness owed to Company Bank) and the Pay-Off Letters shall be paid on behalf of the Company to the applicable creditors’ accounts set forth in Indebtedness Pay-Off Schedule and the Pay-Off Letters or as otherwise advised by such creditors in writing; provided that the amount of payments pursuant to this Section 1.05(c)(ii) shall not exceed the amount of the Estimated Indebtedness (excluding $1,400,000 in Indebtedness owed to the Company Bank);

(iii) all amounts necessary to fully discharge the then-outstanding balances of Holder Transaction Expenses identified on the Holder Transaction Expenses Schedule and the Pay-Off Letters shall be paid on behalf of the Company to the accounts designated by the Persons owed such amounts as set forth in the Pay-Off Letters and on the Holder Transaction Expenses Schedule; provided that the amount of payments pursuant to this Section 1.05(c)(iii) shall not exceed the amount of the Estimated Holder Transaction Expenses;

(iv) the aggregate cash consideration to be paid to Stockholders pursuant to Section 1.04 shall be paid to the Paying Agent, for payment, in accordance with such Section, to each Stockholder who has completed and returned to the Paying Agent a properly completed and executed Letter of Transmittal (including a Lock-Up Agreement executed by any Stockholder who elects to receive Closing Consideration Shares in accordance with Section 1.04), together with the Company Stock Certificates (or an affidavit of lost stock certificate in form reasonably acceptable to Parent) representing such Stockholder’s outstanding shares of Company Stock;

(v) the aggregate cash consideration (other than Option Closing Consideration to be paid to Optionholders who received their Option in connection with current or past employment with the Company (“Employee Optionholders”)) to be paid to Optionholders pursuant to Section 1.04 shall be paid to the Surviving Corporation for payment to each such Holder who has completed and returned to the Parent a properly completed and executed Option Cancellation Agreement (including a Lock-Up Agreement executed by any such Optionholder who elects to receive Closing Consideration Shares in accordance with Section 1.04) ; and

(vi) the aggregate Closing Option Consideration to be paid to Employee Optionholders whose Vested Options represent the right to receive payment in cash pursuant to Section 1.04 shall be paid to the Surviving Corporation and such proceeds shall then be paid to such Holders of Options through the Surviving Corporation’s payroll system as provided in Section 1.05(h) below, provided that such Holder has completed and returned to the Parent a properly completed and executed Option Cancellation Agreement (including a Lock-Up Agreement executed by any such Optionholder who elects to receive Closing Consideration Shares in accordance with Section 1.04).

(d) After the Effective Time, Parent shall promptly deliver (i) to the Paying Agent, for delivery to each Stockholder who has completed and returned to the Paying Agent a Letter of Transmittal (including a Lock-Up Agreement executed by any Stockholder who elects to receive Closing Consideration Shares in accordance with Section 1.04 ) together with the Company Stock Certificates representing outstanding shares of Company Stock or an affidavit of lost stock certificate in form reasonably acceptable to Parent, and (ii) to the Surviving Corporation for delivery to each Optionholder (other than Unvested Optionholders) who has completed and returned to Parent an Option Cancellation Agreement and to each Warrantholder who has completed and returned to the Parent a Letter of Transmittal (including a Lock-Up Agreement executed by any such Optionholder or Warrantholder who elects to receive Closing Consideration Shares in accordance with Section 1.04), a certificate representing the number of Closing Consideration Shares (rounded down to the nearest share) issuable to each such Holder based on the Allocation Election set forth in such Holder’s Letter of Transmittal or Option Cancellation Agreement, as applicable. In lieu of any fractional share of a Parent Share that a Holder would have received had the number of Parent Shares not been rounded down, each such Holder shall be paid (and after taking into account and aggregating shares of Company Stock represented by all Company Stock Certificates surrendered by, or Vested Options or Warrants held by, such Holder) cash (without interest) in an amount equal to the product obtained by multiplying (x) the fractional share interest to which such Holder (after taking into account and aggregating all shares of Company Stock represented by all Company Stock Certificates surrendered by, or Vested Options or Warrants held by, such Holder) would otherwise be entitled by (y) the Parent Stock Value.

(e) The Closing Consideration Shares issued pursuant to the terms of this Agreement will be issued in a transaction exempt from registration under the Securities Act by reason of Section 4(a)(2) thereof and may not be re-offered or resold other than in conformity with the registration requirements of the Securities Act and such other applicable rules and regulations or pursuant to an exemption therefrom. Until the resale by the Holders of their Parent Shares has become registered (including pursuant to the

Registration Statement) under the Securities Act, or otherwise transferable pursuant to an exemption from such registration otherwise required thereunder, the Parent Shares issued to the Holders hereunder shall be characterized as “restricted securities” under the Securities Act and, if certificated, shall bear the following legend (or if held in book entry form, will be noted with a similar restriction):

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY, AND THE RESALE OF SUCH SHARES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(f) As promptly as practicable following the Effective Time, Parent shall deliver to each Stockholder and each holder of Vested Options and Warrants a copy of the Disclosure Materials and the applicable Letter of Transmittal, and Parent shall (i) cause the Paying Agent to deliver to each Stockholder who has completed a Letter of Transmittal (including a Lock-Up Agreement if applicable) and returned it to the Paying Agent, together with any applicable Company Stock Certificate (or affidavit of lost stock certificate in form reasonably acceptable to Parent) a check (or if elected by such Holder, a wire transfer) representing that portion of the Closing Cash Consideration to which such Holder is entitled, and (ii) cause the Surviving Corporation to deliver to each Optionholder or Warrantholder who has executed and completed an Option Cancellation Agreement or Letter of Transmittal, respectively (including a Lock-Up Agreement, if applicable) and returned it to the Parent, a check (or if elected by such Holder, a wire transfer) representing that portion of the Closing Cash Consideration to which such Holder is entitled. The delivery of such checks (or wire transfers, as applicable) by the Paying Agent or Surviving Corporation, as applicable, shall be deemed, for all purposes, to have satisfied in full the obligations of Parent to pay the Closing Cash Consideration to such Holders and Parent shall have no further obligation for such payments. Notwithstanding anything to the contrary in this Agreement (i) Parent shall not be required to pay any amount of the Closing Cash Consideration or the Closing Consideration Shares to any Stockholder until receipt from such Stockholder of a properly completed and executed Letter of Transmittal (including a Lock-Up Agreement) and the applicable Company Stock Certificate or an affidavit of lost stock certificate in form reasonably acceptable to Parent, (ii) Parent shall not be required to pay any amount of the Closing Cash Consideration or the Closing Consideration Shares to any Warrantholder until receipt from such Warrantholder of a properly completed and executed Letter of Transmittal (including a Lock-Up Agreement), (iii) Parent shall not be required to pay any amount of the Closing Cash Consideration or the Closing Consideration Shares to any Optionholder holding Vested Options until receipt from such Optionholder of a properly completed and executed Option Cancellation Agreement, and (iv) Parent shall not be required to issue any Parent Options to any Optionholder holding Unvested Options until receipt from such Optionholder of a properly completed and executed Parent Option Agreement.

(g) Notwithstanding anything in this Agreement to the contrary, Parent shall not (through the Paying Agent or otherwise) pay any Closing Cash Consideration or Closing Consideration Shares to the Principals, other than the Principal Initial Consideration, until each other Holder (other than Unvested Optionholders) shall have submitted to the Paying Agent or the Surviving Corporation, as applicable, a completed and executed Letter of Transmittal or Option Cancellation Agreement, as applicable, setting forth each Holder’s respective Allocation Elections. The Principal Final Consideration shall be paid to the Principals by the Paying Agent within five (5) Business Days after the earlier of (i) the date on which all of the other Holders (other than Unvested Optionholders) shall have submitted to the Paying Agent a completed and executed Letter of Transmittal setting forth each Holder’s respective Allocation Elections, (ii) the date on which all Holders will be deemed to have made their respective Allocation Elections by reason of the last sentence of Section 1.04(g).

(h) As promptly as practicable following the Effective Time, Parent shall cause the Surviving Corporation to pay, through the Company’s payroll system, to each Optionholder holding Vested Options who is, immediately prior to the Effective Time, an employee of the Company, and who has completed and returned to the Paying Agent an Option Cancellation Agreement, that portion of the Closing Cash Consideration to which such Optionholder is entitled pursuant to Section 1.04.

(i) Until surrendered in accordance with this Agreement, each Company Stock Certificate, each of the Options and each of the Warrants shall represent after the Effective Time for all purposes only the right to receive payment as provided in this Agreement.

(j) As promptly as possible, but in any event within sixty (60) days after the Closing Date, Parent shall deliver to the Representative its calculation of the Aggregate Merger Consideration (the “Closing Statement”). The Closing Statement shall be prepared in accordance with the Agreed Accounting Principles.

(k) Subject to Section 5.02(b), Parent shall, and shall cause the Surviving Corporation to, provide the Representative and its representatives with reasonable access during normal business hours to the books and records of the Surviving Corporation to the extent reasonably necessary for their review of the Closing Statement. If the Representative has any objections to the Closing Statement, the Representative shall deliver to Parent a statement setting forth its objections thereto (an “Objections Statement”), which statement shall identify in reasonable detail those items and amounts to which the Representative objects (the “Disputed Items”). If an Objections Statement is not delivered to Parent within 30 days after delivery of the Closing Statement, the Closing Statement as prepared by Parent shall be final, binding and non-appealable by the Parties. If the Representative delivers the Objection Statement to Parent within 30 days after delivery of the Closing Statement, the Representative and Parent shall negotiate in good faith to resolve the Disputed Items, but if they do not reach a final resolution within 30 days after the delivery of the Objections Statement to Parent, the Representative and Parent shall submit any unresolved Disputed Items (and only such unresolved Disputed Items) to an independent national accounting firm mutually selected by Parent and the Representative (the “Accounting Firm”). In the event the Parent and the Representative submit any unresolved Disputed Items to the Accounting Firm, each of Parent and the Representative shall submit a Closing Statement (which in the case of each of Parent and the Representative may be a Closing Statement that, with respect to the unresolved Disputed Items (but not, for the avoidance of doubt, with respect to any other items), is different than the Closing Statement initially submitted to the Representative, or the Objections Statement delivered to Parent, as applicable) together with such supporting documentation as it deems appropriate, to the Accounting Firm within 30 days after the date on which such unresolved Disputed Items were submitted to the Accounting Firm for resolution. The Representative and Parent shall use their respective commercially reasonable efforts to cause the Accounting Firm to resolve such dispute as soon as practicable, but in any event within 30 days after the date on which the Accounting Firm receives the Closing Statements prepared by the Representative and Parent. In resolving any such dispute, the Accounting Firm may not assign a value to any unresolved Disputed Item greater than the highest amount the Representative or Parent assigns to such Disputed Item in their respective Closing Statements or less than the lowest amount the Representative or Parent assigns to such unresolved Disputed Item in their respective Closing Statements. The Representative and Parent shall use their respective commercially reasonable efforts to cause the Accounting Firm to notify them in writing of its resolution of such dispute as soon as practicable. The Closing Statement that includes the final determination of the unresolved Disputed Items by the Accounting Firm shall be final, binding and non-appealable by the Parties. Each Party shall bear its own costs and expenses in connection with the resolution of such dispute by the Accounting Firm. All costs and expenses of the Accounting Firm, if any, shall be paid by Parent and the Representative, respectively, in the proportion that the aggregate dollar amount of the unresolved Disputed Items submitted to the Accounting Firm by such party that are unsuccessfully disputed by such party (as finally determined by the Accounting Firm) bears to the aggregate dollar amount of all unresolved Disputed Items submitted by Parent and Representative. For example, should the items in dispute total in amount to $1,000 and the Accounting Firm awards $600 in favor of the Representative’s position, 60% of the costs of the Accounting Firm’s review would be borne by Parent and 40% of the costs would be borne by Representative.

(l) If the Aggregate Merger Consideration as finally determined after taking into account the final determination of the Closing Statement pursuant to Section 1.05(k) (the “Final Aggregate Merger Consideration”) is greater than the Estimated Aggregate Merger Consideration, then, within five (5) Business Days after the determination of the Final Aggregate Closing Consideration:

(i) Parent will pay or will cause the Surviving Corporation to pay by wire transfer of immediately available funds (A) to the Paying Agent, who will in turn pay to each Holder that has previously received a payment pursuant to Section 1.05(c), Section 1.05(d) or Section 1.05(f), such Holder’s Proportionate Share of such excess (other than the portion of such excess to be paid on account of any Vested Option held by any Optionholder who was an employee of the Company immediately prior to the Effective Time) and (B) to each Optionholder holding Vested Options that was an employee of the Company immediately prior to the Effective Time and that has previously received payment pursuant to Section 1.05(h), pursuant to the Surviving Corporation’s payroll system, such Optionholder’s Proportionate Share of such excess with respect to such Vested Options; and

(ii) Parent and Representative will jointly instruct the Escrow Agent to pay, by wire transfer of immediately available funds, each Holder that received a payment pursuant to Section 1.05(c), Section 1.05(d) or Section 1.05(f), such Holder’s Proportionate Share of the balance of the Working Capital Escrow Account (provided the payments to Employee Optionholders will be paid to and processed through the Surviving Corporation’s payroll system).

(m) If the Final Aggregate Merger Consideration is less than the Estimated Aggregate Merger Consideration, then, within five (5) Business Days after the determination of the Final Aggregate Merger Consideration:

(i) Parent and Representative will jointly instruct the Escrow Agent to pay to Parent, by wire transfer of immediately available funds, an amount equal to such shortfall from the Working Capital Escrow Account and to pay, by wire transfer of immediately available funds, each Holder that received a payment pursuant to Section 1.05(c), Section 1.05(d) or Section 1.05(f) such Holder’s Proportionate Share of the balance, if any, of the Working Capital Escrow Account after the payment of such shortfall; and

(ii) if such shortfall exceeds the balance of the Working Capital Escrow Account, Parent and Representative will jointly instruct the Escrow Agent to pay from the Indemnity Escrow Funds to Parent, by wire transfer of immediately available funds, an amount equal to (A) such shortfall, minus (B) the balance of the Working Capital Escrow Account.

(n) At any time following the day that is twelve (12) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any earnings received with respect thereto) and Parent Shares that had been made available to the Paying Agent and that have not been disbursed to Holders and thereafter such Holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) and only as general creditors thereof with respect to the applicable portion of the Aggregate Merger Consideration payable to them, without any interest thereon.

(o) All payments required pursuant to Section 1.05(l) and Section 1.05(m) shall be deemed to be adjustments for Tax purposes to the aggregate purchase price paid by Parent pursuant to this Agreement, unless otherwise required by applicable Law.

(p) The Representative shall deliver to Parent, at least two (2) Business Days prior to the Closing Date, a distribution schedule (the “Distribution Schedule”), including an electronic copy thereof in Microsoft Excel format, setting forth the matters set forth below in this paragraph. Parent and the Surviving Corporation shall be able to rely on, and shall have no Liability to any Party or to any Holder or to any other Person for any payment reflected on or made in accordance with, the Distribution Schedule. The Distribution Schedule shall include:

(i) the name, address (as listed in the corporate record books of the Company), the social security number or tax identification number of each Holder and an indication for each Optionholder as to whether such Holder is a former or current employee of the Company;

(ii) each Holder’s Proportionate Share and Holder Indemnification Percentage, together with the number of Closing Consideration Shares that would be payable to each Holder (other than the Principals) in the event the Holder makes an Allocation Election to receive Closing Consideration Shares;

(iii) the amount, in dollars, of (A) the Closing Consideration payable to each such Holder pursuant to Section 1.04 and (B) the amount of Tax withholding and any payroll Tax deductions in respect of that portion of the aggregate consideration attributable to the Vested Options held by each Holder who is a former or current employee of the Company (with Parent Shares valued at the Parent Stock Value), in each case subject to the provisions of Section 1.04(g) relating to the Allocation Elections of the Holders; and

(iv) the Allocation Elections of the Major Holders, the Principal Initial Consideration, and the amount of Closing Consideration Shares and Closing Cash Consideration to be paid to each of the Major Holders, all subject to the provisions of Section 1.04(g) relating to the Allocation Elections of the Principals and the provisions of Section 1.05(g) relating to the Principal Final Consideration.

(v) the number of (A) shares (separated by class and series) of Company Stock, (B) Warrants (and the number of shares of Company Stock issuable upon exercise thereof), (C) Vested Options (and the number of shares of Company Stock issuable upon exercise thereof) and (D) Unvested Options (and the vesting schedule, exercise price and number of shares of Company Stock issuable upon exercise thereof), if any, held by each such Holder; and

(vi) certificate prefix(es) and certificate number(s) for the Company Stock.

Section 1.06 Registration Rights.

(a) At the Closing, the Parent shall execute and deliver to the Representative a Registration Rights Agreement in substantially the form attached hereto as Exhibit A (the “Registration Rights Agreement”) pursuant to which the Parent will be obligated to file a registration statement on Form S-3 for the resale of the Closing Consideration Shares (the “Registration Statement”).

(b) Parent shall cause all Parent Shares received by Holders in connection with the Closing to be listed on the NASDAQ no later than the first full trading day on the NASDAQ after the Closing Date.

Section 1.07 Treatment of Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Stockholders who have properly demanded appraisal of their shares of Company Stock pursuant to, and who comply in all respects with, the provisions of Section 262 of the DGCL and Chapter 13 of the California Corporations Code, as applicable (“Dissenting Shares”) shall not have such shares converted as provided herein, but instead such Stockholders shall be entitled to such rights (and only such rights) as are granted under Section 262 of the DGCL and Chapter 13 of the California Corporations Code, as applicable. At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and extinguished and shall cease to exist, and except as otherwise provided by Law, each holder of Dissenting Shares shall cease to have any rights with respect thereto other than the rights granted pursuant to Section 262 of the DGCL and Chapter 13 of the California Corporations Code, as applicable. Notwithstanding the foregoing, if any Stockholder shall fail to validly perfect or shall otherwise waive, withdraw or lose the right to appraisal under such statutes or if a court of competent jurisdiction shall determine that such Stockholders is not entitled to the relief provided by such statutes, then the rights of such Stockholders under Section 262 of the DGCL and Chapter 13 of the California Corporations Code, as applicable, shall cease and such Dissenting Shares shall be deemed to have been converted at the Effective Time as set forth in Section 1.04. The Company shall give Parent prompt written notice of any demands for appraisal with respect to Dissenting Shares, and Parent shall have the opportunity to participate in all negotiations and proceedings with respect to such demands, and any settlements with respect thereto shall not be entered into without the prior written consent of Representative and Parent (such consents not to be unreasonably withheld or delayed). Subject to each Parent Indemnitees’ right to indemnification pursuant to Section 7.02(a)(iii), any payments to be made in respect of Dissenting Shares shall be made by Parent and/or the Surviving Corporation.

Section 1.08 No Further Ownership Rights in Capital Stock. The consideration paid in accordance with the terms hereof (including the Escrow Funds) shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company Stock (including any rights to receive accrued but unpaid dividends or any liquidation preference on the Company Stock, if any), the Options and the Warrants, and, from and after the Effective Time, the Stockholders, Optionholders and Warrantholders shall cease to have any rights with respect to the shares of Company Stock (including any rights to receive any accrued but unpaid dividends or any liquidation preference on such shares, if any), Options and Warrants, as applicable, except as otherwise expressly provided for in this Agreement and, if applicable, the Escrow Agreement. At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Stock. If, after the Effective Time, Company Stock Certificates are presented to Parent or the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided and in accordance with this Agreement.

Section 1.09 Lost Certificates. If any Company Stock Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed, and an indemnity, reasonably satisfactory to Parent, the Surviving Corporation and their Affiliates, against any claim that may be made against any of them with respect to such Company Stock Certificate, and the receipt of a properly completed and executed Letter of Transmittal, the Paying Agent shall pay, in exchange for such lost, stolen or destroyed Company Stock Certificate, the applicable Per Share Price to be paid in respect of the Company Stock represented by such Company Stock Certificate as contemplated by, and subject to the terms, conditions and limitations of, this Article I.

Section 1.10 Withholding. Parent, Merger Sub, the Surviving Corporation, the Paying Agent, the Escrow Agent and the Representative (as applicable) shall be entitled to deduct and withhold from the amounts payable under this Agreement any withholding Taxes or other amounts required under any applicable Law to be deducted and withheld, or, in the case of any employee or former employee, pursuant to any mandatory or elective deferral under any plan or arrangement of the Company (e.g., a Section 401(k) plan), each as reasonably determined by Parent. Each Party shall cooperate to take such actions as necessary to facilitate such deductions and withholdings. Any such withheld amount shall be timely paid over to the appropriate Governmental Body and treated as though it had been paid to the Person in respect of which such withholding was required.

Section 1.11 Interest; No Liability. All payments made pursuant to this Article I, whether at the Closing or afterwards, shall be without interest. None of Parent, Merger Sub or the Surviving Corporation shall be liable to any Person in respect of any cash or securities delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 1.12 [Intentionally Left Blank]

Section 1.13 Additional Contingent Consideration. On March 15, 2018 (the “Measurement Date”), as additional consideration for the Merger, the Surviving Corporation will pay to the Representative an amount in cash (the “Contingent Cash Consideration”) equal to the result obtained by multiplying (i) the Parent Stock Value by (ii) the number of shares subject to Parent Options that failed to vest on or before the Measurement Date because the holders of such Parent Options ceased to be an employee of the Company prior to the vesting thereof. The Representative will, within ten (10) Business Days of the receipt of the Contingent Cash Consideration, distribute the Contingent Cash Consideration to the Holders (other than Unvested Optionholders) in accordance with their respective Proportionate Shares. In the event that no Contingent Cash Consideration is payable hereunder, the Parent will notify the Representative of the same in writing on or before the Measurement Date.

ARTICLE II

CLOSING DELIVERIES

Section 2.01 Closing Deliveries by Company and Principals. At the Closing, the Company and/or Principals (as applicable) shall deliver to Parent each of the following:

(i) a copy of the Escrow Agreement, duly executed by the Representative and the Escrow Agent;

(ii) a copy of the Paying Agent Agreement, duly executed by the Representative and the Paying Agent;

(iii) the Indebtedness Pay-Off Schedule and the Holder Transaction Expenses Schedule in form and substance satisfactory to Parent;

(iv) payoff letters in a form reasonably satisfactory to Parent, with respect to the payoff amounts of the Indebtedness identified on the Indebtedness Pay-Off Schedule and the Holder Transaction Expenses identified on the Holder Transaction Expenses Schedule (the “Pay-Off Letters”), which Pay-Off Letters shall set forth the payment required on the Closing Date to satisfy in full the applicable obligations, along with a statement from the obligee that the payment of such amount will satisfy in full all applicable obligations of the Company (and any other Person owing such amount);

(v) such Lien termination statements and similar releases and documents as are necessary to release or terminate any Liens affecting the assets or properties of the Company, in form and substance reasonably satisfactory to Parent;

(vi) certified copies of the resolutions duly adopted by the Company’s board of directors authorizing the execution, delivery and performance of this Agreement, the Merger and the other Transaction Documents, and the consummation of all the Transactions;

(vii) certified copies of the resolutions duly adopted by the Company’s stockholders approving this Agreement, the Merger and the other Transaction Documents, and the consummation of all the Transactions

(viii) (A) a certified copy of the certificate of incorporation of the Company and (B) a certificate of good standing from the Secretary of State of the State of Delaware dated within five (5) Business Days of the Closing Date;

(ix) the resignation, effective as of the Closing, of Caine Moss as Secretary of the Company;

(x) the consents listed on Exhibit H attached hereto in form and substance reasonably satisfactory to Parent;

(xi) Completed Letters of Transmittal and Option Cancellation Agreements executed by the Major Holders, together with Lock-Up Agreements in the form attached hereto as Exhibit I (“Lock-Up Agreement”) executed by each of the Major Holders who has elected to receive Closing Consideration Shares;

(xii) an updated Distribution Schedule (the “Updated Distribution Schedule”);

(xiii) evidence reasonably satisfactory to Parent that the Net Working Capital is equal to or greater than $1,000,000;

(xiv) evidence reasonably satisfactory to Parent that the amount of outstanding Indebtedness of the Company to the Company Bank as of the Closing is equal to or less than $1,400,000;

(xv) Employment Agreements in the form attached hereto as Exhibit J (“Employment Agreement”), executed by each of the Principals;

(xvi) an electronic copy, on one or more DVDs or other electronic storage devices, containing the true, correct and complete contents of the Data Room;

(xvii) a certificate signed by an officer of the Company reasonably acceptable to Parent, in accordance with Treasury Regulation Section 1.1445-2(c) stating under penalties of perjury that the Company is not a United States real property holding corporation within the meaning of Section 897(c)(2), and accompanying notice to the Internal Revenue Service, in a form reasonably acceptable to Parent dated the Closing Date; and

(xviii) Evidence reasonably satisfactory to Parent that the Company has paid the Deposit Amount to the Paying Agent.

Section 2.02 Closing Deliveries by Parent and Merger Sub. At the Closing, Parent and/or Merger Sub, as applicable, shall deliver to the Company each of the following:

(i) a copy of the Escrow Agreement, duly executed by Parent and the Escrow Agent;

(ii) a copy of the Paying Agent Agreement, duly executed by Parent and the Paying Agent;

(iii) A copy of the Registration Rights Agreement duly executed by Parent;

(iv) certified copies of the resolutions duly adopted by Parent’s board of directors (or equivalent governing body) and Merger Sub’s board of directors authorizing the execution, delivery and performance of this Agreement, the Merger and the other Transaction Documents, and the consummation of all of the Transactions;

(v) (A) a certified copy of the certificate of incorporation or equivalent organizational document of Merger Sub and (B) a certificate of good standing or equivalent certificate from the jurisdictions in which Parent and Merger Sub are incorporated or formed, in each case, dated within five (5) Business Days of the Closing Date; and

(vi) Evidence in a form reasonably satisfactory to the Company that the Parent Shares to be issued in the Merger have been contributed by Parent to HPIH and by HPIH to the Merger Sub.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company makes the following representations and warranties to Parent and Merger Sub, each of which is true and correct on the date hereof and as of the Closing Date with reference to the facts and circumstances then existing and shall survive the Closing and the consummation of the Transactions in accordance with the provisions of Section 7.01:

Section 3.01 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority and all authorizations, licenses and Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted and as currently proposed to be conducted. The Company is duly qualified or authorized to do business and is in good standing in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, and all such jurisdictions are set forth on Section 3.01 of the Disclosure Schedule. True, correct and complete copies of the Company Charter and bylaws of the Company, including all amendments or restatements thereof (collectively, the “Organizational Documents”) have been heretofore made available to Parent in the Data Room. The Company has provided to the Parent in the Data Room true, correct and complete copies of the minute books of the Company, and such minute books contain a complete summary of all meetings and actions of the Company’s board of directors, including all committees thereof, and stockholders since the date of incorporation of the Company and reflect all transactions referred to in such minutes accurately.

Section 3.02 Authorization; Valid and Binding Agreement. The execution, delivery and performance of this Agreement and each other Transaction Document by the Company and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of the Company (including by the Company’s board of directors and Stockholders), and no other proceedings on the Company’s part (or the Company’s board of directors or Stockholders) are necessary to authorize the execution, delivery or performance of this Agreement or the other Transaction Documents or the consummation of the Transactions. This Agreement constitutes, and when executed and delivered, the other Transaction Documents will constitute, a legal, valid and binding obligation of the Company and each of the Principals, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or moratorium Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

Section 3.03 Capital Stock.

(a) The authorized capital stock of the Company consists of 75,008,000 shares of Company Stock (of which 58,000,000 shares are designated as Company Common Stock and 17,008,000 shares are designated as Company Preferred Stock). The respective rights, restrictions, privileges and preferences of the Company Preferred Stock are as stated in the Company Charter. Each share of Company Preferred Stock is presently convertible into Company Common Stock on the basis set forth in the Company’s Organizational Documents and the consummation of the Transactions will not result in any anti-dilution adjustment or other similar adjustment to the outstanding shares of Company Preferred Stock. All of the shares of Company Common Stock that may be issued upon conversion of the Company Preferred Stock or pursuant to the exercise of outstanding Options and all of the shares of Company Common Stock or Company Preferred Stock that may be issued pursuant to the exercise of outstanding Warrants will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(b) Section 3.03(b) of the Disclosure Schedule sets forth a true, correct and complete summary of the outstanding Company Stock, Options and Warrants, including (i) the record and beneficial owners thereof and their respective ownership amounts and, with respect to shares of Company Stock, the class and series of Company Stock and (ii) with respect to each Option and Warrant, the date of grant or issuance, the exercise price, the number and type of shares issuable upon exercise, and the vesting schedule and terms (including with respect to each Option, whether such Option is a Vested Option or an Unvested Option).

(c) All of the outstanding shares of Company Stock have been duly authorized and validly issued and are fully paid, non-assessable and are free of and from Liens, preemptive or similar rights and restrictions on transfer and are owned of record and beneficially by the Stockholders set forth on Section 3.03(b) of the Disclosure Schedule free and clear of all Liens, preemptive or similar rights and restrictions on transfer. All of the issued and outstanding shares of Company Stock and all outstanding Options and Warrants (i) have been duly authorized by all necessary corporate action, (ii) were issued in compliance with all applicable Laws, Contracts and Benefit Plans and (iii) were not issued in breach or violation of any preemptive or similar rights or any other rights of any Person. Except as set forth on Section 3.03(c) of the Disclosure Schedule, the Company does not have any other equity securities or securities containing any equity features authorized, issued or outstanding, and there are no Contracts, agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing. Except as set forth on Section 3.03(c) of the Disclosure Schedule, there are no outstanding or authorized (i) shares of capital stock or other equity interests or voting securities of the Company (including any Company Stock), (ii) securities convertible or exchangeable into capital stock of the Company (including any Company Stock), (iii) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other Contracts that require the Company or any other Person to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem capital stock of the Company (including any Company Stock, Options or Warrants), (iv) Liens, rights of first refusal, rights of first offer, proxies, voting trusts, voting agreements, stockholder agreements or other Contracts with respect to the sale, issuance, transfer or voting of any shares of capital stock of the Company (including any Company Stock) (whether outstanding or issuable upon the conversion, exchange or exercise of outstanding shares of capital stock of the Company), (v) obligations to redeem, repurchase or otherwise acquire shares of capital stock of the Company (including any Company Stock), (vi) stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or any Company Stock, (vii) bonds, debentures, notes or other Indebtedness of the Company having the right to vote on any matters on which stockholders of the Company may vote, or (viii) any other Contract affecting or relating to the capital stock of the Company (including any Company Stock).

(d) Section 3.03(d) of the Disclosure Schedule accurately, which accuracy includes the allocation of the Aggregate Merger Consideration as provided for therein being compliant with the Company Charter, sets forth the amount of Closing Consideration and Aggregate Merger Consideration each Holder is entitled to be paid on such Holder’s Company Stock, Option or Warrant in accordance with the provisions of Article I. The Company’s board of directors has adopted such resolutions and determinations as are necessary under the HealthPocket, Inc. 2012 Stock Option and Grant Plan (the “Company Option Plan”) and under the Warrants for the termination, without any action on the part of the Optionholders or holders of Warrants other than as contemplated by this Agreement, of the Vested Options and Warrants in exchange for the payments contemplated by this Agreement.

Section 3.04 Subsidiaries. The Company has no, and has never had any, Subsidiaries. The Company does not own or hold the right to acquire any stock, partnership interest, joint venture interest or other equity ownership interest in any other Person.

Section 3.05 No Breach; Consents. Except as set forth on Section 3.05 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions do not conflict with or result in any breach of, constitute a default or an event of default under (or an event that, with notice or lapse of time, or both, would constitute a default or event of default under), result in a violation of, give rise to a right of termination, cancellation or acceleration under, give rise to any penalties, repayment obligations, special assessments or additional payments under, result in the creation of any Lien upon any assets or capital stock of the Company (including any of the Company Stock), or require any authorization, consent, waiver, approval, filing, exemption or other action by or notice to any Person or Governmental Body, under the provisions of the Company’s Organizational Documents or any Contract or restriction to which the Company or any Holder is a party or bound (or any Contract or restriction by which the Company or any Holder or any of their respective capital stock, assets or properties may be bound or affected), or any Law, Order or Permit, or otherwise.

Section 3.06 Financial Statements; Undisclosed Liabilities.

(a) Prior to the date hereof, the Company has provided Parent (in the Data Room) with true, correct and complete copies of: (i) the Company’s unaudited balance sheet as of May 30, 2014 (the “Latest Balance Sheet”) and the related statement of income, stockholders’ equity and cash flow for the 5-month period then ended and (ii) the Company’s unaudited compiled balance sheet and statement of income, stockholders’ equity and cash flow for the fiscal years ended December 31, 2013 and December 31, 2012 (all such financial statements referred to in (i) and (ii), the “Financial Statements”). Except as set forth in Section 3.06(a) of the Disclosure Schedule, the Financial Statements (i) were compiled from books and records and other financial records regularly maintained by management of the Company used to prepare the financial statements of the Company, which books and records and other financial records are accurate, complete and current in all material respects, (ii) present fairly and accurately in all material respects the financial condition, cash flows and results of operations of the Company as of the times and for the periods referred to therein in accordance with GAAP, consistently applied (subject in the case of the unaudited financial statements to (y) the absence of footnote disclosures and other presentation items and (z) changes resulting from normal and recurring year-end adjustments, none of which are material either individually or in the aggregate).

(b) Except as set forth in Section 3.06(b) of the Disclosure Schedule, the Company maintains adequate internal accounting controls that are reasonably designed to ensure that: (i) transactions are executed with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the Financial Statements in accordance with GAAP and to maintain accountability for the assets of the Company; (iii) access to the assets of the Company is permitted only in accordance with management’s general or specific authorization; and (iv) accounts, notes, inventories and receivables are recorded accurately and appropriate action is taken with respect to any differences.

(c) The Company is not a party to, and the Company has no commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between the Company, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, the Company in the Company’s financial statements.

(d) The accounts receivable reflected on the Latest Balance Sheet and the accounts receivable arising after the date thereof (i) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the Ordinary Course of Business, (ii) constitute only valid, undisputed claims of the Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the Ordinary Course of Business, and (iii) subject to a reserve for bad debts shown on the Latest Balance Sheet or, with respect to accounts receivable arising after the Latest Balance Sheet, on the accounting records of the Company made available to Parent, are collectible in full within 60 days after billing. The reserve for bad debts shown on the Latest Balance Sheet or, with respect to accounts receivable arising after the date of the Latest Balance Sheet, on the accounting records of the Company made available to Parent have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

(e) The Company does not have any Liabilities, except (i) Liabilities reflected on the Latest Balance Sheet or (ii) Liabilities incurred in the Ordinary Course of Business since the date of the Latest Balance Sheet and which are not, individually or in the aggregate, material in amount.

Section 3.07 Absence of Certain Developments. Since June 30, 2013, there has not been any Material Adverse Effect. Except as set forth on Section 3.07 of the Disclosure Schedule, since June 30, 2013, the Company has carried on and operated its business in all material respects in the Ordinary Course of Business, and the Company has not:

(a) amended, modified or adopted any change in its Organizational Documents;

(b) subjected any of its properties, assets or capital stock to any Lien;

(c) sold, leased, assigned, transferred or purchased any material tangible assets, in each case, in a single or related series of transactions;

(d) issued, sold, redeemed, transferred, pledged, disposed of or encumbered any of its capital stock or other equity securities (including any Company Stock), securities convertible into its capital stock or other equity securities (including Company Stock) or warrants, options or other rights to acquire its capital stock or other equity securities (including Company Stock), or any bonds or debt securities;

(e) made any changes in wages, salary, or other compensation, including severance, with respect to its current or former officers, directors, or employees other than increases in base salaries and/or wages that are less than $10,000 per individual and that are consistent with past practices;

(f) hired or terminated any officers or employees of the Company with fixed annual compensation in excess of $50,000 per individual;

(g) paid, loaned or advanced (other than the payment of salary and benefits in the Ordinary Course of Business) any amounts to, or sold, transferred or leased any of its assets to, or entered into any other transactions with, any of its Affiliates, or made any loan to, or entered into any other transaction with, any of its directors, officers or employees outside the Ordinary Course of Business or other than at arms’ length;

(h) commenced or settled any Action;

(i) made any change in accounting principles, methods, procedures or policies, except as required by GAAP;

(j) made, changed or revoked any material Tax election or settled or compromised any Tax claim or Liability;

(k) (i) authorized, proposed, entered into or agreed to enter into any plan of liquidation, dissolution or other reorganization or (ii) authorized, proposed, entered into or agreed to enter into any merger, consolidation or business combination with any Person;

(l) incurred or discharged any Indebtedness;

(m) made capital expenditures or capital additions or betterments in excess of $10,000 in the aggregate;

(n) suffered any material damage, destruction or loss, whether or not covered by insurance;

(o) sold, assigned, transferred, licensed, sublicensed, abandoned or allowed to lapse or expire any Intellectual Property rights or other intangible assets;

(p) deferred, extended or failed to pay any of the Liabilities of the Company as and when the same become due or allowed the level of the Liabilities of the Company to increase in any material respect or prepaid any of the Liabilities of the Company;

(q) entered into any other transaction or Contract or permitted to occur any other event or condition not in the Ordinary Course of Business that relates to or affects the business or assets of the Company; and/or

(r) committed to do any of the foregoing.

Section 3.08 Assets and Properties.

(a) The Company has good and marketable title to all of its assets (including all assets reflected on the Latest Balance Sheet) free and clear of all Liens except for Permitted Liens. The assets owned or leased by the Company constitute all the assets that are used or held for use by the Company in the conduct of the Company’s business (and are sufficient in order to conduct the Company’s business) as presently conducted by the Company and as conducted by the Company during the twelve (12) month period preceding the Closing Date.

(b) The assets of the Company (i) have been maintained and repaired in the Ordinary Course of Business, (ii) are in such condition and repair, reasonable wear and tear excepted, as is suitable for the purposes for which they are presently used by the Company, and (iii) are free from material defects (patent and latent).

(c) The Company owns no, and has never owned any, real property.

(d) The real property leased or demised by the leases described on Section 3.08(d) of the Disclosure Schedule, (the “Leased Real Property”) constitutes all of the real property used, occupied or leased by the Company. Except as set forth on Section 3.08(d) of the Disclosure Schedule, the Leased Real Property leases are in full force and effect, and the Company holds a valid and existing leasehold interest in the Leased Real Property under each such lease. The Company has delivered or made available to Parent (in the Data Room) true, correct and complete copies of each of the leases described on Section 3.08(d) of the Disclosure Schedule, and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered or made available to Parent. Neither the Company nor, to the Company’s knowledge, any other party to the Leased Real Property leases, is in default in any material respect under any of such leases. No event has occurred which, if not remedied, would result in a default by the Company in any material respect under the Leased Real Property leases and, to the Company’s knowledge, no event has occurred which, if not remedied, would result in a default by any party other than the Company in any material respect under the Leased Real Property leases. The Leased Real Property and all of the material fixtures and improvements thereon are in good operating condition without material structural defects and are suitable, sufficient and appropriate for their current uses. The use and operation of the Leased Real Property in the conduct of the Company’s business do not violate any Law, Order, covenant, condition, restriction, easement, license, Permit, agreement, Contract or right of any Person. No material improvements constituting a part of the Leased Real Property encroach on real property owned or leased by another Person. There are no Actions pending nor, to the Company’s knowledge, threatened against or affecting the Leased Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.

Section 3.09 Tax Matters. Except as set forth on Section 3.09 of the Disclosure Schedule:

(a) All material Tax Returns required to be filed on or before the Closing Date by the Company have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all material respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b) The Company has withheld each Tax required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and remitted such amounts to the appropriate Governmental Body.

(c) No written claim has been made by any taxing authority in any jurisdiction where the Company does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction.

(d) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.

(e) The amount of the Company’s Liability for unpaid Taxes for all periods ending on or before the date of the Latest Balance Sheet does not, in the aggregate, exceed the amount of accruals for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) reflected on the Financial Statements. The amount of the Company’s Liability for unpaid Taxes for all periods following the end of the recent period covered by the Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as adjusted for the passage of time in accordance with the past custom and practice of the Company (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years).

(f) All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid.

(g) The Company is not a party to any Action by any taxing authority. There are no pending Actions, or to the knowledge of the Company, threatened Actions by any taxing authority.

(h) The Company has delivered or made available (in the Data Room) to Parent copies of all federal, state, local and foreign income, franchise and similar Tax Returns filed by, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company for all taxable years ending on or after December 31, 2010.

(i) There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

(j) The Company is not a party to, or bound by, any Tax indemnity, Tax-sharing or Tax allocation agreement (other than pursuant to the customary provisions of an agreement entered into in the Ordinary Course of Business the primary purpose of which is not related to Taxes, such as leases, licenses, or credit agreements).

(k) The Company is not a party to, or bound by, any closing agreement or offer in compromise with any taxing authority.

(l) No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to the Company.

(m) The Company is not the beneficiary with respect to any Tax exemption, Tax credit or Tax grant or other Tax preference memorialized in any written agreement with any Governmental Body.

(n) The Company has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. The Company has no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

(o) The Company is or will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) instalment sale or open transaction disposition made on or prior to the Closing Date; (ii) prepaid amount received on or prior to the Closing Date; (iii) deferred intercompany gain or excess loss account described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding provision of state, local or non-U.S. Law); (iv) any election made pursuant to Section 108(i) of the Code on or prior to the Closing Date; or (v) any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state, local or foreign Tax Laws by reason of a change in accounting method or otherwise occurring on or prior to the Closing Date.

(p) The Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code.

(q) To the knowledge of the Company, except for the payments to Option Holders who received their Options in connection with their employment with the Company, no payment of the Aggregate Merger Consideration will be subject to withholding.

(r) The Company has not been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(s) The Company is not, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011 4(b).

(t) The Company makes no representation or warranty regarding the amount, value or condition of, or any limitations on, any tax asset or attribute of the Company, including but not limited to net operating losses, (each, a “Tax Attribute”), or the ability of Parent or any of its Affiliates (including the Surviving Corporation) to utilize such Tax Attributes after the Closing.

Section 3.10 Contracts and Commitments.

(a) Except as set forth on Section 3.10(a) of the Disclosure Schedule, the Company is not party to, bound by or subject to (and none of the Company’s assets are subject to and the Company has no rights, obligations or Liabilities under) any:

(i) Contract involving aggregate consideration in excess of $25,000;

(ii) Contract relating to any acquisition or disposition by the Company of any material assets or properties or the operating business or capital stock of any other Person, or relating to any such prior acquisition to the extent the Company has any remaining right, obligation or Liability (whether fixed or contingent) thereunder;

(iii) Contract relating to the capital stock or other equity interests of the Company (including any Company Stock), including any voting or transfer restrictions or arrangements relating to the capital stock or other equity interests of the Company (including any Company Stock) or any rights to purchase or acquire any capital stock or other equity interests of the Company (including any Company Stock);

(iv) (A) collective bargaining agreement or Contract or (B) Contract with any labor union or trade organization;

(v) Contract that provides for the indemnification of any Person or the assumption of any Tax, environmental or other Liability of any Person;

(vi) Contract establishing any joint ventures or partnerships;

(vii) Contract reflecting a settlement of any threatened or pending legal proceedings or Action;

(viii) Contract (A) prohibiting or materially limiting the right of the Company to compete in any line of business or to conduct business with any Person or in any geographical area, (B) containing a most favored nation or similar provision in favor of any customer or counterparty, or (C) obligating the Company to purchase or otherwise obtain any product or service exclusively from a single party or sell any product or service exclusively to a single party;

(ix) Contract with respect to, relating to or involving Intellectual Property (including any Company Intellectual Property), including any Contract pursuant to which any Intellectual Property (including any Company Intellectual Property) is or has been licensed, sold, assigned or otherwise conveyed or provided to or by the Company (including any IP Licenses);

(x) stock purchase, stock option or similar plan;

(xi) Contract or indenture relating to the borrowing of money or Indebtedness or to placing a Lien on any of the Company’s assets;

(xii) guaranty of any obligation for borrowed money;

(xiii) Contract under which it is lessee of, or holds or operates any personal property owned by any other party, for which the annual rental exceeds $10,000;

(xiv) Contract under which it is lessor of or permits any third party to hold or operate any property, real or personal, for which the annual rental exceeds $10,000;

(xv) Contract relating to (or for the use or occupancy of) any real property (including any Leased Real Property);

(xvi) Contract or group of related Contracts with the same party for the purchase or sale of materials, supplies, goods, services, equipment or other assets or properties involving aggregate consideration in excess of $10,000;

(xvii) Contract with any Governmental Body;

(xviii) Contract relating to the design, development, testing, manufacture, sale or distribution of any Company Products, other than Invention Assignment Agreements and non-exclusive purchase, license and use agreements for Company Products that do not materially differ in substance from the Company’s standard forms thereof (provided that true, correct and complete copies of such standard forms have been made available to Parent in the Data Room);

(xix) Contract under which any Person has been granted the right to manufacture, sell, market or distribute any Company Product on an exclusive basis to any Person or group of Persons or in any geographical area;

(xx) Contract between the Company, on the one hand, and any Affiliate, officer, director, employee or independent contractor of the Company, on the other hand;

(xxi) Contract for or relating to employment or engagement as an independent contractor or consultant;

(xxii) Contract to enter into any of the foregoing; and

(xxiii) any other Contract that is material to the Company.

(b) The Company has provided Parent and Merger Sub (in the Data Room) a true, complete and correct copy of all written Material Contracts, together with all amendments, waivers or other changes thereto, and a correct and complete written summary setting forth the terms and conditions of each oral Material Contract.

(c) (i) The Company is not in default under any Contract listed, or required to be listed, on Section 3.10(a) of the Disclosure Schedule (each, a “Material Contract” and, collectively, the “Material Contracts”), (ii) no event or omission has occurred that, through the passage of time or the giving of notice, or both, would constitute a default by the Company under any Material Contact or cause the acceleration of any of the Company’s obligations thereunder or result in the creation of any Lien on any of the capital stock or other equity or ownership securities, or any of the assets, of the Company, (iii) to the Company’s knowledge, the other party (or parties) to each of the Material Contracts is not in default under any Material Contract and no event or omission has occurred that, through the passage of time or the giving of notice, or both, would constitute a default by any other party (or parties) to any Material Contract under any Material Contact or cause the acceleration of the obligations of any other party to a Material Contact under any Material Contract. Except as set forth on Section 3.10(c) of the Disclosure Schedule, (A) each Material Contract is legal and in full force and effect and is valid, binding and enforceable against the Company and, to the Company’s knowledge, the other party (or parties) thereto and (B) immediately following the Closing, each Material Contract will remain legal and in full force and effect and valid, binding and enforceable against the Company and, to the Company’s knowledge, the other party (or parties) thereto. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions will not constitute a default under any Material Contact or cause the acceleration of any obligations thereunder or give any party to any Material Contract the right to terminate, amend or modify such Material Contract or result in the creation of any Lien on any of the capital stock or other equity or ownership securities (including the Company Stock), or any of the assets, of the Company. No party to any Material Contract has given any notice of termination or cancellation of any Material Contract or that it intends to seek to terminate or cancel any Material Contract (whether as a result of the Transactions or otherwise).

Section 3.11 Intellectual Property.

(a) Section 3.11(a) of the Disclosure Schedule sets forth, for the Company-Owned Intellectual Property, a complete and accurate list of all domestic and foreign federal, state and/or provincial: (i) issued Patents and Patent applications; (ii) Trademark registrations, applications for registration; (iii) registered Copyrights; and (iv) Domain Names, in each case listing the title and current owner, the jurisdiction in which each has been issued or registered and the application, serial or registration number. All Company-Owned Intellectual Property identified on Section 3.11(a) of the Disclosure Schedule that is registered or subject to an application before any intellectual property registry or Governmental Body (“Registered Intellectual Property”): (1) has not lapsed, expired or been abandoned or withdrawn, except where the Company has in its reasonable business judgment decided to abandon, withdraw or allow to expire or lapse the application or registration for any such Company-Owned Intellectual Property that is no longer used by the Company; and (2) is not the subject of any Action, proceeding or opposition filed with the United States Patent and Trademark Office or any other intellectual property registry or Governmental Body anywhere in the world, except in the case of applications, as brought by the applicable examiner thereof. All Registered Intellectual Property that is registered with any intellectual property registry or Governmental Body is in full force and effect (except where the Company has in its reasonable business judgment decided to abandon, withdraw or allow to expire or lapse the application or registration for any such Company-Owned Intellectual Property that is no longer used by the Company). The Company has taken sufficient measures to perfect the chain of title recorded with the applicable Governmental Body (including the United States Patent and Trademark Office) with respect to each such item of Registered Intellectual Property, including recording any assignment of any Registered Intellectual Property assigned to the Company with the relevant Governmental Body in accordance with applicable Law in each jurisdiction in which such assignment is required to recorded. No actions will be necessary (including filing of documents or payment of fees) within 90 days after the Closing Date to: maintain or preserve the validity, scope or status of any Registered Intellectual Property.

(b) The Company (i) exclusively owns and possesses all right, title and interest in and to all Company-Owned Intellectual Property, free and clear of all Liens, other than Permitted Liens, and (ii) has the right to use pursuant to a valid and enforceable agreement, free and clear of all Liens (other than Permitted Liens), all other Company Intellectual Property, as necessary for the conduct of the business of the Company as currently conducted. The Registered Intellectual Property is subsisting and, to the Company’s knowledge, valid and enforceable, except where the Company has in its reasonable business judgment decided to abandon, withdraw or allow to expire or lapse the application or registration for any such Company-Owned Intellectual Property. The Company-Owned Intellectual Property and the Company’s rights to the Company-Owned Intellectual Property are not subject to any outstanding Order, or Action adversely affecting the Company’s use thereof or rights thereto. To the Company’s knowledge, the Company Intellectual Property constitutes all of the Intellectual Property necessary to the conduct of the business of the Company as conducted, and the manufacture, production, distribution, license, marketing and/or sale of any Company Products, in each case, as such is conducted by or on behalf of the Company. All Persons (including any current and former employees, contractors or consultants of the Company) who have participated in the invention, development, modification, and/or improvement of any of the Company-Owned Intellectual Property have executed and delivered to the Company, a valid and enforceable agreement (i) restricting the disclosure by such Person of Trade Secrets or other confidential information of the Company; and (ii) providing for the assignment (by way of a present grant of assignment) by such Person to the Company of any Intellectual Property arising out of such Person’s employment by, engagement by or Contract with the Company (collectively, “Invention Assignment Agreements”), and true, correct and complete copies of such agreements (or the forms thereof) have been made available to Parent in the Data Room. No key product development or support personnel have left the employ of the Company (whether voluntarily or involuntarily) in the last twelve (12) months.

(c) Section 3.11(c) of the Disclosure Schedule sets forth a complete and accurate list of all IP Licenses (other than (i) Contracts for Off-the Shelf Software, (ii) Contracts for Publicly-Available Data, (iii) Contracts for Open Source Technology, (iv) non-disclosure agreements entered into in the ordinary course, and (v) non-exclusive purchase, license and use agreements for Company Products that do not materially differ in substance from the Company’s standard forms thereof, which have been provided to Parent in the Data Room), in each case identifying whether or not such license is exclusive or nonexclusive. Each IP License is in full force and effect, and the Company is (and to the Company’s knowledge, the counterparty of such IP License is) in compliance in all material respects with all of its obligations pursuant to the IP Licenses. The IP Licenses constitute all of Contracts to which the Company is a party or otherwise bound that provide rights to or from the Company to any Company Intellectual Property. None of the IP Licenses grant any other Person any exclusive rights to or under any Company-Owned Intellectual Property or any right to sublicense any Company-Owned Intellectual Property.

(d) The Company has not violated, misappropriated or infringed, and is not violating, misappropriating or infringing, any Intellectual Property of any other Person. Without limiting the generality of the foregoing, there are no U.S. Patents, or foreign Patents, in each case, where applicable, that are infringed by the current operation of the Company’s business or Company’s use of the Company-Owned Intellectual Property as it is currently used. There is no, and has not been, any litigation, opposition, cancellation, Order, Action, objection or claim pending, or asserted or threatened in writing (including cease and desist letters or invitations to take a license) against the Company concerning the ownership, use, validity, scope, registrability, enforceability, infringement, misappropriation, violation, or licensed right to use any Company-Owned Intellectual Property, and Company has received no written notice of the same, in each case, except from the examiner of Registered Intellectual Property.

(e) To the Company’s knowledge, no Person has or is infringing any of the Company Intellectual Property.

(f) The Company has taken commercially reasonable actions to maintain the confidentiality and secrecy of the confidential information, Company Data, and Trade Secrets of the Company. To the Company’s knowledge, there has not been any breach by any third party of any confidentiality obligation to the Company.

(g) Neither this Agreement nor any Transaction Document (nor the execution, delivery or performance of this Agreement or any of the other Transaction Documents) nor consummation of the Transactions will, pursuant to any Contract in which the Company is bound, (i) result in the Company granting to any third party any right to or with respect to any Company-Owned Intellectual Property; (ii) result in the Company being obligated to pay any royalties or other amounts to any Person in excess of those payable by the Company prior to the Closing Date; or (iii) alter, change or grant any rights or obligations involving or relating to any of the Company Intellectual Property (or otherwise constitute a default under any Contract involving or relating to any of the Company Intellectual Property or cause the acceleration of any obligations thereunder or give any party thereunder the right to terminate, amend or modify such Contract or result in the creation of any Lien on any of the Company Intellectual Property). No licenses or other consents are required from any Person to permit the Company to fully exploit the Company Intellectual Property and otherwise license, sell or distribute its products, in each case consistent with the Company’s past practice. The Company has received no written notice from any counterparty to any Inbound IP License of any threatened loss of any applicable Company Intellectual Property, and the consummation of the Transactions do not and will not (with notice, the happening of any event and/or the passage of time or notice) result in the loss or expiration of any license of Intellectual Property rights of the Company pursuant to any Contract to which the Company is bound.

(h) Section 3.11(h) of the Disclosure Schedule sets forth a list of all Company Products. To the Company’s knowledge, the Company-Owned Software and Company Products are free from material defects as to the core functionality thereof and operate in accordance with all applicable contractual commitments and published specifications, in all material respects. There are no claims pending against the Company alleging any defects in any Company Products and/or Company-Owned Software or alleging any failure of any of the same to meet their specifications.

(i) None of the Company-Owned Software or Company Products incorporates or is distributed together with any Open Source Technology.

(j) The Company maintains a complete and accurate copy of the source code for all Company-Owned Software. Each Company-Owned Software item includes at least one electronic copy of the source code therefor and each applicable object file, together with build files, batch files and/or make files, as may be required to create executables that are included in each release and version of such Company-Owned Software, in each case, to the extent such has been distributed by the Company. The source code for all Company-Owned Software contains clear and accurate annotations and programmers’ comments, and otherwise has been documented in a professional manner.

(k) The Company has not, by license, transfer, escrow, or otherwise, authorized any other Person (other than current or former employees, working on behalf of the Company) to reverse engineer, disassemble, or decompile any of the Company-Owned Software to create the source code for such Company-Owned Software. All copies of any Company-Owned Software distributed in connection with the Company’s business have been distributed solely in object code form. Each copy so distributed by the Company is (or was, as applicable) the subject of a valid, existing, and enforceable license agreement. There has been no disclosure of any Company-Owned Software by the Company, or to the Company’s knowledge, by any other Person, other than through licensing of object code, or making available of hosted (software-as-a-service) versions thereof.

(l) The Company has made available to Parent in the Data Room true, correct and complete copies of all Company Intellectual Property and IP Licenses listed in Section 3.11(a) and Section 3.11(c) of the Disclosure Schedule.

(m) The Company possesses all necessary rights to use all Software, software development tools, library functions, compilers, middleware and system, information technology equipment, and associated documentation used or held for use in connection with the operation of the Company’s business as presently conducted (the “Systems”). To the Company’s knowledge, the Systems operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company in connection with the Company’s business. To the Company’s knowledge, none of the Systems contain any disabling or destructive code or instructions or virus that is designed or intended to disrupt, disable, or otherwise impede the operation of the Systems or any Company-Owned Software or damage or destroy any data or file without the user’s consent. The Company has implemented reasonable backup, security and disaster recovery technology for the Systems consistent with normal industry practices. Section 3.11(m) of the Disclosure Schedule sets out the physical location (on a country-level) of the computer servers that are currently hosting the Company’s Internet websites and any Company Products and data associated therewith. Such servers are validly owned by the Company. Section 3.11(m) of the Disclosure Schedule also lists any applicable Internet hosting Contract to which the Company is a party or otherwise bound or subject. The Company’s websites contain legal disclaimers and privacy policies that are in accordance with industry practice.

(n) The Company has complied in all material respects with all applicable Privacy Laws and other applicable laws regarding the disclosure of data. The Company takes and has taken all necessary measures required by any Contract to which the Company is bound or any Law applicable to the Company’s business and Company Products (collectively, the “Security Requirements”), to protect, safeguard, and maintain the confidentiality, integrity and security of the Systems, Company Products and Company-Owned Software owned or controlled by Company and all information, data, and transactions stored or contained therein or transmitted thereby (the “Company Data”), against any unauthorized use, access, transmittal, interruption, modification or corruption. Section 3.11(n) of the Disclosure Schedule sets forth the current version of the Company’s written, publicly-available privacy and security policies that govern the collection, use and disclosure of Company Data and Trade Secrets (collectively, “Privacy Policies”). All Privacy Policies are, and since the formation of the Company have been, in compliance in all material respects with all applicable Laws and the Company is, and since the formation of the Company, has been in compliance in all material respects with the Privacy Policies There are not, and since the formation of the Company, have not been any pending or, to the Company’s knowledge, threatened (in writing), claims, complaints or Actions with respect to unauthorized access to or breaches of the security of (i) any of the Systems, as such has been maintained by or on behalf of the Company; (ii) Company Products; or (iii) Company Data or any other such information collected, maintained or stored by or on behalf of the Company (or any acquisition, use, loss, destruction, compromise or disclosure thereof), as such has been maintained by or on behalf of the Company.

Section 3.12 Litigation. Except as set forth in Section 3.12 of the Disclosure Schedule, there is no Action pending or, to the Company’s knowledge, threatened or anticipated against the Company or its shareholders, directors, officers or employees (in such capacity) or its business, assets or Liabilities. To the Company’s knowledge, no event has occurred or action taken that is reasonably likely to result in such Action. The Company is not engaged in any Action to recover monies due it or for damages sustained by it. Section 3.12 of the Disclosure Schedule also identifies all Actions to which the Company or its shareholders, directors, officers or employees (in such capacity) have been parties since May 1, 2012. Except as set forth in Section 3.12 of the Disclosure Schedule, none of the Company, its business, its assets or its Liabilities is subject to any Order. The Company is in compliance in all material respects with the terms of each Order set forth in Section 3.12 of the Disclosure Schedule and, to the Company’s knowledge, no event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Order.

Section 3.13 Compliance with Laws.

(a) The Company (including its business and assets) is and has at all times been in compliance with all applicable Laws and Orders in all material respects. The Company has not received notice of any violation or alleged violation of any Laws or Orders. All reports, filings and returns required to be filed by or on behalf of the Company with any Governmental Body have been filed and, when filed, were true, correct and complete in all material respects.

(b) The Company has all Permits required, and all exemptions from requirements to obtain or apply for any Permits, for the conduct of its business (as the Company currently conducts its business and as the Company proposes to conduct its business) and the operation of the Company’ s facilities. All such Permits are set forth on Section 3.13(b) of the Disclosure Schedule, are in full force and effect and will not be affected or made subject to any loss, limitation or obligation to reapply as a result of the consummation of the Transactions. The Company (including its business and assets) is and has been in compliance with all such Permits. With respect to each such Permits, (i) the Company has undertaken, or will undertake prior to the Closing Date, all measures necessary to facilitate transferability of the same, and, to the Company’s knowledge, there is no condition, event or circumstance that might prevent or impede the transferability of the same, and (ii) the Company has not received any notice or communication regarding any adverse change in the status or terms and conditions of any Permit. The Company is not required to be licensed as an insurance company or insurance broker in any jurisdiction.

Section 3.14 Environmental Compliance and Conditions. Except as set forth on Section 3.14 of the Disclosure Schedule:

(a) The Company is currently and has at all times been in compliance with all Environmental Laws in all material respects and the Company has no Liability under any Environmental Laws. The Company has not received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) request for information pursuant to Environmental Law.

(b) The Company has not retained or assumed, by Contract or operation of Law, any Liabilities or obligations of third parties under Environmental Law.

Section 3.15 Employment Matters.

(a) Section 3.15(a) of the Disclosure Schedule contains a list of all Persons who are employees, independent contractors or consultants of the Company, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire (or engagement) date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof.

(b) Except as set forth in Section 3.15(b) of the Disclosure Schedule, all compensation, including wages, commissions and bonuses, payable to employees, independent contractors or consultants of the Company for services performed on or prior to the Closing have been (or will be prior to the Closing) paid in full and there are no outstanding Contracts, agreements, understandings or commitments of the Company with respect to any compensation, commissions or bonuses.

(c) The Company is not, and has never been, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has never been, any Union representing or purporting to represent any employee of the Company, and no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting the Company or any of its employees. The Company has no duty to bargain with any Union.

(d) The Company is and has been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by the Company as independent contractors or consultants are properly treated as independent contractors under all applicable Laws and Benefit Plans. All employees classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified. There are no Actions against the Company pending, or to the Company’s knowledge, threatened to be brought or filed, by or with any Governmental Body or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of the Company, including any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws. The Company has complied in all material respects with the WARN Act and it has no plans to undertake any action in the future that would trigger the WARN Act.

Section 3.16 Employee Benefit Plans.

(a) Section 3.16(a) of the Disclosure Schedule contains a true and complete list of each pension, benefit, retirement, compensation, profit-sharing, deferred compensation, incentive, performance award, phantom equity, stock or stock-based, change in control, retention, severance, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is maintained, sponsored, contributed to, or required to be contributed to by the Company for the benefit of any current or former employee, officer, director, retiree, individual independent contractor or individual consultant of the Company or any spouse or dependent of such individual, or under which the Company has or may have any Liability, or with respect to which Parent would reasonably be expected to have any Liability, contingent or otherwise (as listed on (or required to be listed on) Section 3.16(a) of the Disclosure Schedule, each, a “Benefit Plan”).

(b) With respect to each Benefit Plan, the Company has made available to Parent in the Data Room accurate, current and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements, and investment management or investment advisory agreements, now in effect or required in the future as a result of the Transactions or otherwise; (iv) copies of any summary plan descriptions, summaries of material modifications, employee handbooks and any other written communications (or a description of any oral communications) relating to any Benefit Plan; (v) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service; (vi) in the case of any Benefit Plan for which a Form 5500 is required to be filed, a copy of the most recently filed Form 5500, with schedules attached; (vii) actuarial valuations and reports related to any Benefit Plans with respect to the two most recently completed plan years; and (viii) copies of material notices, letters or other correspondence from the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation relating to the Benefit Plan.

(c) Each Benefit Plan (other than any multiemployer plan within the meaning of Section 3(37) of ERISA (each a “Multiemployer Plan”)) has been established, administered and maintained in accordance with its terms and in compliance with all applicable Laws (including ERISA and the Code) in all material respects. Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) has received a favorable and current determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and to the Company’s knowledge, nothing has occurred that would reasonably be expected to cause the revocation of such determination letter from the Internal Revenue Service or the unavailability of reliance on such opinion letter from the Internal Revenue Service, as applicable, nor has such revocation or unavailability been threatened in writing. Nothing has occurred with respect to any Benefit Plan that would reasonably be expected to subject the Company or, with respect to any period on or after the Closing Date, Parent or any of its Affiliates, to a penalty under Section 502 of ERISA or to any material tax or penalty under Section 4975 of the Code. All benefits, contributions and premiums relating to each Benefit Plan have been paid in accordance with the terms of such Benefit Plan and all applicable Laws and accounting principles, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, GAAP.

(d) Neither the Company nor any of its ERISA Affiliates has (i) incurred or reasonably expects to incur, either directly or indirectly, any material Liability under Title I or Title IV of ERISA or related provisions of the Code or foreign Law relating to employee benefit plans; (ii) failed to pay premiums to the Pension Benefit Guaranty Corporation; or (iii) engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA.

(e) With respect to each Benefit Plan (i) no such plan is a Multiemployer Plan; (ii) no such plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); (iii) no Action has been initiated by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee for any such plan; (iv) no such plan is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code; and (v) no “reportable event,” as defined in Section 4043 of ERISA, has occurred with respect to any such plan.

(f) Except as required by applicable Law, no provision of any Benefit Plan or collective bargaining agreement could reasonably be expected to result in any limitation on Parent from amending or terminating any Benefit Plan. The Company has no commitment or obligation and has not made any representations to any employee, officer, director, independent contractor or consultant, whether or not legally binding, to adopt, amend or modify any Benefit Plan or any collective bargaining agreement, in connection with the consummation of the Transactions or otherwise.

(g) Other than as required under Section 601 et. seq. of ERISA or other applicable Law, no Benefit Plan provides post-termination or retiree welfare benefits to any individual for any reason, and the Company has not represented, promised or contracted to any individual that such individual would be provided with post-termination or retiree welfare benefits.

(h) There is no pending or, to the Company’s knowledge, threatened in writing Action relating to a Benefit Plan (other than routine claims for benefits), and to the Company’s knowledge no Benefit Plan is the subject of an examination or audit by a Governmental Body or the subject of an application or filing under or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Body.

(i) There have not been any announced plan or legally binding commitment to create any additional arrangement that would be considered a Benefit Plan, or to amend or modify any current Benefit Plan in a manner which would result in a material increase in the Liabilities or obligations of the Company or any of its Subsidiaries.

(j) Each Benefit Plan that is subject to Section 409A of the Code has been operated in material compliance with such section and all applicable regulatory guidance (including notices, rulings and proposed and final regulations).

(k) The Company does not have any obligation to any Person to cause any Benefit Plan subject to 409A of the Code to comply with Section 409A of the Code or to provide any “gross-up” or similar payment to any Person in the event any such Benefit Plan fails to comply with Section 409A of the Code.

(l) Neither the execution of this Agreement nor any of the Transactions will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor or consultant of the Company to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting under any Benefit Plan, or increase the amount of compensation due to any current or former director, officer, employee, independent contractor, or consultant of the Company; (iii) limit or restrict the right of the Company to merge, amend or terminate any Benefit Plan; (iv) increase the amount payable under or result in any other material obligation pursuant to any Benefit Plan; or (v) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code.

Section 3.17 Insurance. Section 3.17 of the Disclosure Schedule lists each insurance policy maintained by the Company or under which the Company is a named insured or otherwise the beneficiary of coverage, including (a) the policy number, (b) the period, scope and amount of coverage, (c) the premium charged and (d) a current, complete and accurate list of all insurance claims made by or on behalf of the Company since May 1, 2012. True, correct and complete copies of all such insurance policies have been made available to Parent in the Data Room. All such insurance policies are in full force and effect and shall continue in full force and effect immediately following the Closing. Such insurance policies are sufficient, in all material, with the operation of the Company’s business for the industry in which it operates. The Company is not in default with respect to its obligations under any such insurance policies. The Company has not received any notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies and, to the Company’s knowledge, there is no threatened termination of, or threatened premium increase with respect to, any of such policies other than in connection with the Company’s annual renewal process. All premiums due on such insurance policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each such insurance policy. Such insurance policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company. All such insurance policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. The Company has duly and timely made all claims that it has been entitled to make under each such insurance policy. There are no claims related to the Company or the business of the Company pending under any such insurance policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Such insurance policies are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is bound. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions will not constitute a default under any such insurance policies or cause the acceleration of any obligations thereunder or give any party to any such insurance policies the right to terminate, amend or modify any such insurance policies. Section 3.17 of the Disclosure Schedule indicates each such insurance policy as to which (i) the coverage limit has been reached or (ii) the total incurred losses to date equal seventy-five percent (75%) or more of the coverage limit. There are no risks with respect to the Company’s assets or businesses which the Company has designated as being self-insured.

Section 3.18 Certain Payments. Neither the Company nor any Holder nor, to the knowledge of the Company, any director, officer, employee, or other Person associated with or acting on behalf of the Company or any Holder, has, directly or indirectly, made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (a) to obtain favorable treatment in securing business for the Company, (b) to pay for favorable treatment for business secured by the Company, (c) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (d) in violation of applicable Law or any Order. Without limiting the generality of the foregoing, the Company (including any of its directors, officers, employees or other Persons associated with or acting on its behalf) has not, directly or indirectly, taken any action which would cause it to be in violation of the U.S. Foreign Corrupt Practices Act, as amended, or any rules or regulations thereunder, including by offering or conveying, directly or indirectly (such as through an agent), anything of value to obtain or retain business or to obtain any improper advantage, including any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment to a foreign government official, candidate for office, or political party or official of a political party.

Section 3.19 [Intentionally Left Blank].

Section 3.20 Affiliated Transactions. Except as set forth in Section 3.20 of the Disclosure Schedule, no Affiliate, employee, officer, director or shareholder of the Company (or any independent contractor serving as an officer of any Company), any member of his or her immediate family or any of their respective Affiliates (a) has any direct or indirect interest in or other business relationship or arrangement with (i) any Person that does business with the Company or (ii) any property (tangible or intangible), asset or right that is used by the Company, (b) owes any amount to the Company nor does the Company owe any amount to, or has the Company committed to make any loan or extend or guarantee credit to or for the benefit of, any such Person, (c) is involved in any business arrangement or other relationship with the Company, (d) has any claim or cause of action against the Company, (e) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from, or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company, (f) has engaged in any transaction with the Company for which any liabilities or obligations will remain to be satisfied after the Closing or (g) will be obligated to receive any payment from the Company, or any successor or assign thereof upon consummation of the Transactions.

Section 3.21 Sales Outside of United States. The Company has not, directly or indirectly, sold or provided any products or services to any Person located outside the United States and, to the Company’s knowledge, no Person to whom it sold or provided any products or services resold the same products or services to a Person located outside the United States.

Section 3.22 Bank Accounts. Section 3.22 of the Disclosure Schedule sets forth a correct and complete list of the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains a safe deposit box, lock box or checking, savings, custodial or other account, the type and number of each such account and the signatories therefor, a description of any compensating balance arrangements, and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

Section 3.23 Brokerage. There are no claims for nor shall any Person be entitled to any brokerage commissions, finders’ fees or similar compensation in connection with the Transactions based on any arrangement or agreement made by or on behalf of the Holders or the Company or any of their respective Affiliates.

Section 3.24 Disclosure. Neither this Agreement (including the representations and warranties set forth in this Article III) nor the Disclosure Schedule nor any certificate delivered by or on behalf of the Company or any Holder pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. The portions of the Disclosure Materials prepared by the Company do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement contained therein, in light of the circumstances in which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Section 4.01 Organization and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. HPIH is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

Section 4.02 Authorization; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the Transactions by Parent and Merger Sub have been duly and validly authorized by all requisite corporate action on the part of Parent and Merger Sub, respectively, and no other proceedings on the part of Parent or Merger Sub are necessary to authorize the execution, delivery or performance of this Agreement. Assuming that this Agreement is a valid and binding obligation of the Company, this Agreement constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, or moratorium Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

Section 4.03 Issuance of Parent Shares. The issuance and delivery of Parent Shares in accordance with this Agreement has been duly authorized by all necessary corporate action on the part of Parent and, when issued as contemplated hereby, such Parent Shares shall be duly and validly issued, fully paid and nonassessable. Parent is eligible to register securities on Form S-3 under the Securities Act.

Section 4.04 Consents; No Breach. Except for (a) applicable requirements of the Exchange Act, including the filing of any Current Report on Form 8-K required to be filed in connection with the Transactions, (b) the filing of the Registration Statement and the Prospectus under the Securities Act, (c) any filings required under state securities Laws, (d) any filings required by NASDAQ and (e) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (i) neither Parent nor Merger Sub is required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by Parent or Merger Sub of this Agreement or the consummation of the Transactions by Parent or Merger Sub, (ii) no consent, approval or authorization of any Governmental Body is required to be obtained by Parent or Merger Sub in connection with its execution, delivery and performance of this Agreement or the consummation of the Transactions by Parent or Merger Sub, except for those consents, approvals and authorizations relating to any filings or notifications that relate solely to the identity of Parent or Merger Sub or the nature of the business carried on by the Company or any of its Affiliates, and (iii) neither Parent nor Merger Sub is subject to or obligated under, to the extent applicable, any provision of its certificate of incorporation or its bylaws, any applicable Law, or any material agreement, which would be breached or violated in any material respect by the execution, delivery or performance of this Agreement by Parent or Merger Sub or the consummation of the Transactions by Parent or Merger Sub.

Section 4.05 Litigation. There are no Actions pending or, to the knowledge of Parent or Merger Sub, threatened against Parent or Merger Sub which would reasonably be expected to adversely affect the performance of Parent or Merger Sub under this Agreement or the consummation of the Transactions by Parent or Merger Sub. Other than as disclosed in the SEC Reports (as defined below), there are no material Actions pending or, to the knowledge of Parent or Merger Sub, threatened against Parent or Merger Sub.

Section 4.06 Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the Transactions based on any arrangement or agreement made by or on behalf of Parent or Merger Sub.

Section 4.07 Public Filings. Parent has made all filings required under the Exchange Act and the Securities Act and the rules and regulations of the SEC issued thereunder (the “SEC Reports”). The Parent SEC Reports (i) complied with the then-applicable requirements of the Exchange Act and Securities Act, as the case may be, and the rules of the SEC issued thereunder, and (ii) did not contain as of their respective filing dates (except as amended, and in such cases, as of their amended filing dates) any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.08 Financial Statements. The audited consolidated financial statements of Parent and its subsidiaries contained in Parent’s Annual Report on Form 10-K for the year ended December 31, 2013 and the unaudited consolidated financial statements of Parent and its subsidiaries contained in the Parent’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (i) were compiled from books and records and other financial records regularly maintained by management of Parent used to prepare the financial statements of Parent, which books and records and other financial records are accurate, complete and current in all material respects and (ii) present fairly and accurately in all material respects the financial condition, cash flows and results of operations of Parent as of the times and for the periods referred to therein in accordance with GAAP, consistently applied (subject in the case of the unaudited financial statements to (y) the absence of footnote disclosures and other presentation items and (z) changes resulting from normal and recurring year-end adjustments).

Section 4.09 Undisclosed Liabilities, Absence of Changes. Parent does not have any material Liabilities, except (i) Liabilities reflected on the balance sheet dated March 31, 2014 contained in Parent’s Form 10-Q for the quarter ended March 31, 2014 or (ii) Liabilities incurred in the Ordinary course of Business since March 31, 2014. Other than as disclosed by Parent in the SEC Reports, since March 31, 2014, Parent has carried on and operated its business in all material respects in the Ordinary course of Business, and the Parent has experienced no change, effect, event, circumstance, occurrence, state of facts or development, which individually or in the aggregate, with all other changes, effects, events, circumstances, occurrences, states of facts and developments, has or could be expected to have a material adverse effect upon its business, assets, liabilities, financial condition, prospects or operating results.

Section 4.10 Capitalization. The authorized capital stock of Parent consists of 100,000,000 shares of Class A common stock, par value $0.001 per share, 20,000,000 shares of Class B common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share. The respective rights, restrictions, privileges and preferences of the authorized capital stock of Parent are as stated in the Parent SEC Reports.

Section 4.11 Disclosure. Neither this Agreement (including the representations and warranties set forth in this Article IV) nor any certificate delivered by Parent or Merger Sub pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. The portions of the Disclosure Materials prepared by Parent do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement contained therein, in light of the circumstances in which they were made, not misleading.

ARTICLE V

COVENANTS

Section 5.01 Director and Officer Liability Insurance. Prior to the Closing, the Company shall obtain, maintain and fully pay for an extended reporting period endorsement of the Company’s current directors’ and officers’ liability insurance in respect of acts, omissions or other matters occurring or existing at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions) covering the Persons currently covered by the Company’s directors’ and officers’ liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect immediately prior to the Effective Time for a period of six (6) years following the Effective Time. The premium for such policy shall be paid one-half by the Company (and shall be considered a Holder Transaction Expense) and one half by Parent.

Section 5.02 Restrictive Covenants.

(a) As an inducement to Parent and Merger Sub to execute and deliver this Agreement and to consummate the Transactions and to protect the value and goodwill of the Company (and the Surviving Corporation) and the Business, each Principal covenants and agrees that, for a period commencing at Closing and ending on the third (3rd) anniversary of the Closing Date (the “Restricted Period”), such Principal shall not and shall cause such Principal’s Affiliates not to, directly or indirectly:

(i) own, manage, operate, control, render service to, or participate in the ownership, management, operation or control of any Competitor anywhere in the United States of America;

(ii) employ or solicit, or receive or accept the performance of services by any then current officer, manager, employee or independent contractor of the Company, the Surviving Corporation, Parent or any parent, Subsidiary or other Affiliate of the Company, the Surviving Corporation or Parent, or in any way interfere with the relationship between the Company, the Surviving Corporation, Parent or any parent, Subsidiary or other Affiliate of the Company, the Surviving Corporation or Parent, on the one hand, and any such officer, manager, employee or independent contractor, on the other hand; or

(iii) induce, or attempt to induce, any customer, salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber, licensee or other Person transacting business with the Company, the Surviving Corporation, Parent or any parent, Subsidiary or other Affiliate of the Company, the Surviving Corporation or Parent (collectively the “Customers” and “Vendors”) to reduce or cease doing business with the Company, the Surviving Corporation or Parent or any parent, Subsidiary or other Affiliate of the Company, the Surviving Corporation or Parent, or in any way to interfere with the relationship between any such Customer or Vendor, on the one hand, and the Company, the Surviving Corporation or Parent or any parent, Subsidiary or other Affiliate of the Company, the Surviving Corporation or Parent, on the other hand.

provided, however, that Section 5.02(a)(i) shall not prohibit a Principal from owning shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or on the Nasdaq Stock Market which represent, in the aggregate, not more than 1% of such corporation’s fully-diluted shares.

(b) After the Closing, each of the Principals, each Holder and the Representative covenants and agrees that such Principal, Holder and/or Representative shall not and shall cause each of their respective Affiliates and representatives not to, directly or indirectly, (i) use, disclose, reverse engineer or otherwise exploit any Confidential Information for any purpose, except as specifically authorized in writing by Parent, (ii) keep or make copies of any documents, records or property containing any Confidential Information, (iii) use, disclose, reverse engineer or otherwise exploit any Company Intellectual Property for any purpose, or (iv) assist any other Person in engaging in any of the foregoing. Notwithstanding the foregoing, a Principal, Holder or the Representative may disclose Confidential Information at such times, in such manner and to the extent such disclosure is required by applicable Law, provided that such Principal, Holder or Representative, as applicable, (A) provides Parent with prior written notice thereof, (B) limits such disclosure to what is strictly required and (C) attempts to preserve the confidentiality of any Confidential Information so disclosed. Nothing in this Agreement reduces any obligation of any Principal, Holder or the Representative to comply with applicable Laws relating to trade secrets, confidential information and unfair competition. If, at any time after the Closing, any Principal, Holder or the Representative discovers that he, she or it is in possession of any records containing any Confidential Information, then the discovering Principal, Holder or Representative shall immediately deliver such records to Parent. No Principal, Holder or Representative shall assert a waiver or loss of confidential or privileged status of the information based upon such possession or discovery.

(c) In the event of a breach or violation by a Principal during the Restricted Period of any restriction in Section 5.02(a), the Restricted Period shall be tolled until such breach or violation has been cured. Each Principal agrees that prior to accepting employment with any other Person during the Restricted Period, such Principal shall provide such prospective employer with written notice of the existence of this Section 5.02 and the provisions under this Section 5.02, with a copy of such notice delivered simultaneously to Parent and the Surviving Corporation.

(d) The Parties acknowledge and agree that the restrictions contained in this Section 5.02 are reasonable (including as to scope, time and area), not unduly restrictive of the Principals’ or the Holders’ or the Representatives’ or their respective Affiliates’ or representatives’ respective rights, supported by adequate consideration and necessary protection of the immediate interests of Parent, and any violation of these restrictions would cause immediate and irreparable injury to Parent for which there would be no adequate monetary damages. In the event of a breach or a threatened breach by any Principal, Holder or the Representative (or any of their respective Affiliates or representatives) of such restrictions, the Principals, the Holders and the Representative acknowledge and agree that Parent shall be entitled to an injunction restraining such Principal, Holder, Representative (or their respective Affiliates or representatives as applicable) from such breach or threatened breach without the requirement of posting bond, in addition to any other remedy to which Parent may be entitled at law or in equity. If any court determines that any provision of this Section 5.02 is unenforceable, such court will have the power to reduce the duration or scope of such provision, as the case may be, or terminate such provision until, in such reduced form, such provision shall be enforceable.

Section 5.03 Director Appointment. The board of directors of Parent (the “Parent Board”) shall take, all required action necessary to cause Telkamp to be elected to the Parent Board as of the Effective Date. In addition, beginning with the 2015 annual meeting of stockholders of Parent and at each annual meeting of stockholders of Parent thereafter for so long as the requirements of the last sentence of this paragraph are satisfied, the Parent Board will nominate and recommend a Principal for election as a director of Parent at such meeting. Such nomination and recommendation shall rotate annually between the two Principals (beginning with Telkamp at the 2015 annual meeting of stockholders of Parent) unless only one Principal is eligible to serve as a director pursuant to the requirements of the last sentence of this paragraph. Notwithstanding the foregoing, a Principal shall cease to be eligible to serve as director of Parent pursuant to this paragraph upon the first to occur of (i) the Principal ceasing to be an employee of Parent or an Affiliate thereof or (ii) Principal ceasing to beneficially own at least 250,000 Parent Shares (subject to adjustment for stock splits, stock dividends, reverse stock splits, or the like).

Section 5.04 Employees of Company. Effective as of the Effective Time, each employee of the Company (other than the Principals) will receive an increase in such employee’s annual base salary in an amount recommended by Telkamp, provided that such salary increases will not (without the prior written consent of Parent) exceed twenty five percent (25%) individually or in the aggregate of the annual base salaries of such employees as reflected in the Disclosure Schedule. In addition, for a period of at least one (1) year following the Effective Time, the level of employee benefits provided to such employees as reflected in the Disclosure Schedule shall be at least equal to or greater than what was being provided to such employees immediately prior to the Effective Time. Following the Effective Time, the employees of the Company shall be entitled to participate in the Health Insurance Innovations, Inc. Long Term Incentive Plan on substantially the same level as other similarly-situated employees of Parent and/or its Affiliates, with the specific award amounts, terms, and timing of grants to be determined by Parent in its reasonable discretion.

ARTICLE VI

[INTENTIONALLY LEFT BLANK]

ARTICLE VII

INDEMNIFICATION

Section 7.01 Survival. Subject to Section 7.04, the representations and warranties contained in Article III and Article IV shall survive the Closing and shall terminate on the date that is eighteen (18) months after the Closing Date; provided, however, that notwithstanding the foregoing, the Company Fundamental Representations and the following representations and warranties shall survive until the date that is three (3) years after the Closing Date: Section 3.09 (Tax Matters), Section 3.11 (Intellectual Property), Section 3.15 (Employment Matters), and Section 3.16 (Employee Benefit Plans).

Section 7.02 Indemnification of Parent Indemnitees.

(a) From and after the Closing, subject to the terms and conditions of this Article VII, the Holders, other than Unvested Optionholders, shall severally (each based on its Holder Indemnification Percentage) but not jointly indemnify and hold the Parent Indemnitees (as defined below) harmless from and against, and pay to the applicable Parent Indemnitees the amount of, any and all losses, Liabilities, claims, suits, actions, obligations, deficiencies, demands, awards, judgments, damages, interest, fines, penalties, costs and expenses (including costs of investigation and defense and attorneys’ and other professionals’ fees and expenses) whether or not involving a Third Party Claim (hereinafter individually a “Loss” and collectively “Losses”) suffered, incurred or sustained, directly or indirectly, by Parent, the Surviving Corporation, any of their respective Affiliates or any of the respective officers, directors, managers, employees, stockholders, members, partners, agents, representatives or successors and assigns of any of the foregoing (collectively, the “Parent Indemnitees”) attributable to, based upon or arising or resulting from:

(i) any inaccuracy or breach of any representation or warranty of the Company contained in Article III of this Agreement;

(ii) any breach or violation of any covenant, agreement or obligation of the Company or any Holder contained in this Agreement;

(iii) any proceeding or Action in respect of any Dissenting Shares or any payments to any Person that was a holder of Company Stock, Warrants or Options immediately prior to the Effective Time in respect of such Person’s Dissenting Shares;

(iv) any Indebtedness of the Company as of the Closing (other than up to $1,400,000 of Indebtedness owed to Company Bank) or any Holder Transaction Expenses;

(v) the Company’s agreements with Lin Jinsong or Xiamin Shunya Technology Co Ltd.;

(vi) any Pre-Closing Taxes or any Taxes of the Company or any Holder; or

(vii) any inaccuracy or omission in the Indebtedness Pay-Off Schedule (or any information set forth in the Indebtedness Pay-Off Schedule), the Holder Transaction Expenses Schedule (or any information set forth in the Holder Transaction Expenses Schedule), any of the Pay-Off Letters (or any of the information set forth in any of the Pay-Off Letters), the Distribution Schedule (or any information set forth in the Distribution Schedule) or the Updated Distribution Schedule (or any information set forth in the Updated Distribution Schedule) (or any claim or assertion by any Person that any of the foregoing is inaccurate or incomplete).

(b) Subject to Section 7.02(b)(iii), each Parent Indemnitee’s right to recover a Loss pursuant to Section 7.02(a)(i) shall be limited as follows:

(i) Subject to Section 7.02(b)(iii), the Holders shall not be liable to the Parent Indemnitees for indemnification under Section 7.02(a)(i) until the aggregate amount of all Losses in respect of indemnification under Section 7.02(a)(i) exceeds $300,000 (the “Basket”), in which event the Holders shall be required to pay and be liable for all such Losses from the first dollar (regardless of the Basket).

(ii) Subject to Section 7.02(b)(iii), the aggregate amount of all Losses for which the Holders shall be collectively liable pursuant to Section 7.02(a)(i) shall not exceed $5,000,000 (the “Cap”).

(iii) Notwithstanding the foregoing, the limitations set forth in Section 7.02(b)(i) and Section 7.02(b)(ii) (and the Basket and the Cap) shall not apply to Losses attributable to, based upon or arising or resulting from or by reason of any inaccuracy in or breach of any of the Company Fundamental Representations or of the representations and warranties set forth in Section 3.09 (Tax Matters), Section 3.15 (Employment Matters), and Section 3.16 (Employee Benefit Plans).

(iv) In addition to the foregoing limitations, the aggregate amount of all Losses for which any individual Holder shall be liable pursuant to Section 7.02(a) shall not exceed the amount of Aggregate Merger Consideration paid or payable to such Holder, except to the extent such Losses result from fraud by such Holder, and provided that the limitation set forth in this sentence shall not apply to Losses from any intentional breach by a Principal of the Principal’s obligations under Section 5.02 of this Agreement.

(c) From and after the Closing, any indemnification of the Parent Indemnitees for which the Holders (other than Unvested Optionholders) are liable hereunder shall be effected first from the Indemnity Escrow Funds.

Section 7.03 Indemnification of Holders. From and after the Closing, subject to the provisions of this Article VII, Parent shall indemnify and hold each Holder (the “Holder Indemnitees”) harmless from and against, and pay to the applicable Holder Indemnitees the amount of, any and all Losses based upon, attributable to or resulting from (a) any inaccuracy or breach of any representation or warranty of Parent contained in Article IV of this Agreement or (b) any breach or violation of any covenant, agreement or obligation of Parent contained in this Agreement. All payments under this Section 7.03 shall be treated by the Parties as an adjustment to the proceeds received by the Holders pursuant to Article I.

Section 7.04 Expiration of Claims. If a Parent Indemnitee or a Holder Indemnitee has made, in good faith, a proper claim for indemnification pursuant to Section 7.02 or Section 7.03, respectively, prior to such termination date, then such claim, if then unresolved, shall not be extinguished by the passage of the deadlines set forth in Section 7.01.

Section 7.05 Inter-Party Claims. If a Parent Indemnitee or Holder Indemnitee is entitled to seek any indemnification provided for under this Agreement (such party, the “Claiming Party”), such Claiming Party shall notify the other party or parties from whom such indemnification is sought (the “Defending Party”) in writing of such indemnification claim, setting forth, to the extent known, the basis of such claim and, if available, an estimate of the amount of Loss with respect to such claim; provided, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Defending Party is actually materially prejudiced as a result of such failure.

Section 7.06 Third Party Claims.

(a) If a Claiming Party is entitled to seek any indemnification provided for under this Agreement in respect of a claim or demand made by any third party Person against the Claiming Party (a “Third Party Claim”), such Claiming Party shall notify the Defending Party in writing of such Third Party Claim; provided that failure to give such notification on a timely basis shall not affect the indemnification provided hereunder except to the extent the Defending Party is materially prejudiced as a result of such failure.

(b) If a Third Party Claim is made against a Claiming Party, the Defending Party shall, at its expense, be entitled to participate in the defense thereof and, if it so chooses (subject to the limitations set forth herein), to assume the defense thereof with counsel selected by the Defending Party and reasonably satisfactory to the Claiming Party if within five (5) Business Days of the receipt of notice from the Claiming Party informing the Defending Party of such Third Party Claim, the Defending Party gives written notice to the Claiming Party stating the Defending Party’s intention to do so and acknowledging that the Defending Party shall indemnify the Claiming Party from and against all Losses that the Claiming Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by, the Third Party Claim. For the avoidance of doubt, notwithstanding anything herein to the contrary, the Defending Party shall have no right to assume or control the defense of any Third Party Claim that involves a Conflict. Should a Defending Party so elect (and be entitled) to assume the defense of a Third Party Claim, the Defending Party shall not be liable to the Claiming Party for legal expenses subsequently incurred by the Claiming Party in connection with the defense thereof; provided, that in the case that (A) there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Claiming Party, in its reasonable discretion, for the same counsel to represent both the Claiming Party and the Defending Party, (B) the Defending Party fails to actively and diligently prosecute the defense of such Third Party Claim, (C) such Third Party Claim relates to or otherwise arises in connection with any criminal or regulatory enforcement action, (D) the settlement of, and adverse judgment with respect to, or the Defending Party’s conduct of the defense of such Third Party Claim is, in the sole and absolute discretion of the Claiming Party, likely to be adverse to the Claiming Party’s reputation or continuing business interests (including its relationships with current or potential customers, suppliers or other parties material to the conduct of its business) or (E) such Third Party Claim could result in an injunction or other equitable relief against the Claiming Party or, in the reasonable discretion of the Claiming Party, result in a Loss in excess of the dollar amount available for indemnification pursuant to this Article VII (the scenarios described in clauses (A) – (E) are collectively referred to as “Conflicts”), then the Defending Party shall continue to be liable to the Claiming Party for reasonable legal expenses subsequently incurred by the Claiming Party in connection with the defense thereof. If the Defending Party assumes such defense, the Claiming Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense or, in accordance with the previous sentence, at the Defending Party’s expense, separate from the counsel employed by the Defending Party, it being understood, however, that the Defending Party shall control such defense so long as the Third Party Claim does not involve a Conflict, in which case the Claiming Party shall control such defense. If the Defending Party assumes the defense of any Third Party Claim, the Defending Party shall obtain the prior written consent of the Claiming Party before entering into any settlement or compromise or consenting to the entry of a judgment with respect to such Third Party Claim.

Section 7.07 Materiality. For purposes of calculating Losses under this Article VII, any material, materiality, Material Adverse Effect or similar qualifications in the representations, warranties, covenants and agreements (other than the Material Adverse Effect qualification in the first sentence of Section 3.07) shall be disregarded.

Section 7.08 Effect of Investigation. The representations, warranties, covenants and agreements of the Company or the Holders, and the Parent Indemnitees’ right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Parent Indemnitees (including by any of their representatives) or by reason of the fact that any of the Parent Indemnitees (or any of their representatives) knew or should have known that any such representation or warranty is, was or might be inaccurate.

ARTICLE VIII

TAX MATTERS

Section 8.01 Tax Covenants.

(a) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by the Holders when due. Representative shall timely file any Tax Return or other document with respect to such Taxes or fees (and Parent shall cooperate with Representative in filing any such Tax Return or other document), and Representative shall promptly provide Parent with a copy of all such Tax Returns.

(b) Parent shall prepare, or cause to be prepared, all Tax Returns required to be filed by the Surviving Corporation after the Closing Date with respect to a Pre-Closing Tax Period. Any such Tax Return shall be prepared in a manner consistent with past practice, except to the extent such past practice does not have sufficient support in Law to avoid the imposition of fines or penalties. Any such Tax Return related to income Taxes (or any other Tax Return specifically identified in writing by the Representative within twenty (20) days after the Effective Time) shall be submitted by Parent to the Representative at least 20 days prior to the due date (including extensions) of such Tax Return. If the Representative objects to any item on any such Tax Return, it shall, within ten days after delivery of such Tax Return, notify Parent in writing that it so objects, explaining in reasonable detail the basis for any such objection. If a notice of objection shall be duly delivered, Parent and the Representative shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Parent and the Representative are unable to reach such agreement within ten days after receipt by Parent of such notice, the disputed items shall be resolved by the Accounting Firm and any determination by the Accounting Firm shall be final and binding on the Parties. The Accounting Firm shall resolve any disputed items within 20 days of having the item referred to it pursuant to such procedures as it may require. If the Accounting Firm is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Parent and then amended to reflect the Accounting Firm’s resolution. The costs, fees and expenses of the Accounting Firm shall be borne equally by Parent and the Representative. The preparation and filing of any Tax Return of the Company (or the Surviving Corporation) that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of Parent.

Section 8.02 Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon the Company shall be terminated as of the Closing Date. After such date neither the Company, any Holder nor any Affiliates of the Company or any Holder shall have any further rights or liabilities thereunder.

Section 8.03 Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(a) in the case of Taxes based upon, or related to, income, receipts, purchases, disbursements or payroll, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date (provided, for purposes of clarity that any Transaction Deductions will be treated as having accrued during the portion of any Straddle Period ending on the Closing Date); and

(b) in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 8.04 Cooperation and Exchange of Information. The Representative, the Holders, the Company and Parent shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Article VIII or in connection with any audit or other proceeding in respect of Taxes of the Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of the Holders, the Representative and Parent shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date, the Holders or the Representative shall provide Parent with reasonable written notice and offer Parent the opportunity to take custody of such materials. Each Party further agrees, upon request, to us their best efforts to obtain any certificate or other document from any Governmental Body or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

Section 8.05 Post-Closing Actions. Except as otherwise required by law, Parent, the Surviving Corporation and their Affiliates shall not amend any previously filed Tax Returns for a Pre-Closing Tax Period, file Tax Returns for a Pre-Closing Tax Period in a jurisdiction where the Company has not historically filed Tax Returns, change any accounting method that shifts taxable income from a period beginning (or deemed to begin) after the Closing Date to a taxable period (or portion thereof) ending on or before the Closing Date, or shifts deductions or losses from a Pre-Closing Tax Period to a period beginning (or deemed to begin) after the Closing Date, in each case, without the prior written consent of the Representative (which consent may not be unreasonably withheld, delayed, or conditionsed).

Section 8.06 Tax Treatment of Escrow. Parent, the Surviving Corporation and the Representative agree for all Tax purposes that: (a) if and to the extent any portion of the Escrow Amount is actually distributed to Employee Optionholders in respect of their Options, such portion shall be treated as compensation paid at the time the portion of the Escrow Amount is actually released to the Employee Optionholders and shall be subject to applicable withholding Tax at such time, (b) the right of the Holders (other than Employee Optionholders) to the Escrow Amount shall be treated as deferred contingent purchase price eligible for installment sale treatment under Section 453 of the Code and any corresponding provision of foreign, state or local Law, as appropriate, (c) Parent shall be treated as the owner of the Escrow Amount solely for Tax purposes, and all interest and earnings earned from the investment and reinvestment of the Escrow Amount, or any portion thereof, shall be allocable to Parent pursuant to Section 468B(g) of the Code and Proposed Treasury Regulations Section 1.468B-8, (d) if and to the extent any amount of the Escrow Amount that is paid to the Holders (other than Employee Optionholders) is actually distributed to such Holders, interest may be imputed on such amount as required by Section 483 or Section 1274 of the Code, and (e) in the event that the total amount of any interest and earnings earned on the portion of the Escrow Amount that is paid to the Holders (other than Employee Optionholders) exceeds the imputed interest, such interest shall be treated as interest or other income and not as purchase price. Clause (e) of the preceding sentence is intended to ensure that the right of the Holders (other than Employee Optionholders) to the Escrow Amount that is paid to such Holders and any interest and earnings earned thereon is not treated as a contingent payment without a stated maximum selling price under Section 453 of the Code and the Treasury Regulations promulgated thereunder. All parties hereto shall file all Tax Returns consistently with the foregoing.

ARTICLE IX

REPRESENTATIVE

Section 9.01 Representative.

(a) Without any further act of any of the Stockholders or the other Holders, the Representative is hereby appointed as the representative of the Holders and as the attorney-in-fact and agent for and on behalf of each Holder for purposes of this Agreement, the Escrow Agreement, the Paying Agent Agreement, the other Transaction Documents and any other agreements and documents executed or delivered in connection with this Agreement and shall take such actions to be taken by the Representative under this Agreement, the Escrow Agreement, the Paying Agent Agreement, the other Transaction Documents and any other agreements and documents executed or delivered in connection with this Agreement and such other actions on behalf of such Holders as it may deem necessary or appropriate in connection with or to consummate the Transactions, including (i) executing and delivering this Agreement, the Escrow Agreement, the Paying Agent Agreement, the other Transaction Documents and any other ancillary documents and negotiating and executing such amendments, modifications, waivers or changes thereto as to which the Representative, in its sole discretion, shall have consented, (ii) taking all actions and making all filings on behalf of such Holders with any Governmental Body or other Person necessary to effect the consummation of the Transactions, (iii) agreeing to, negotiating, entering into settlements and compromises of, complying with orders of courts with respect to, and otherwise administering and handling any claims under this Agreement, the Escrow Agreement, the Paying Agent Agreement, the other Transaction Documents on behalf of such Holders, (iv) satisfying from the Indemnity Escrow Account and Working Capital Escrow Account costs, expenses and/or Liabilities incurred by the Representative in its capacity as the Representative and otherwise in accordance with this Agreement, the Escrow Agreement, the Paying Agent Agreement, the other Transaction Documents, and (v) taking all other actions that are either necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing or contemplated by the terms of this Agreement, the Escrow Agreement, the Paying Agent Agreement, the other Transaction Documents. The Representative hereby accepts such appointment. The appointment of the Representative as each Holder’s attorney-in-fact revokes any power of attorney heretofore granted that authorized any other Person to represent such Holder with regard to this Agreement, the Escrow Agreement, the Paying Agent Agreement, the other Transaction Documents and any other agreements or documents executed or delivered in connection with this Agreement. The Representative is the sole and exclusive representative of each of the Holders for any purpose provided for by this Agreement. The Representative shall use commercially reasonable efforts based on contact information available to the Representative to keep the Holders reasonably informed with respect to actions of Representative pursuant to the authority granted Representative under this Agreement which actions have a material impact on the amounts payable to the Holders. Each Holder shall promptly provide written notice to the Representative of any change of address of such Holder.

(b) A decision, act, consent or instruction of the Representative hereunder shall constitute a decision, act, consent or instruction of all Holders and shall be final, binding and conclusive upon each such Holder, and Parent, the Surviving Corporation, the Escrow Agent and the Paying Agent may rely upon any such decision, act, consent or instruction of the Representative as being the decision, act, consent or instruction of each and every such Holder. Parent, the Surviving Corporation, the Escrow Agent and the Paying Agent shall be relieved from any Liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Representative.

(c) The Representative shall incur no liability with respect to any action taken or suffered by any Holder in reliance upon any notice, direction, instruction, consent, statement or other document believed by such Representative to be genuine and to have been signed by such Holder, nor for any other action or inaction, except the gross negligence, bad faith or willful misconduct of the Representative. In all questions arising under this Agreement, the Escrow Agreement, the Paying Agent Agreement, the other Transaction Documents the Representative may rely on the advice of outside counsel, and the Representative shall not be liable to any Holder for anything done, omitted or suffered in good faith by Representative based on such advice.

(d) The Holders shall severally (each based on its Holder Indemnification Percentage) but not jointly indemnify the Representative and hold the Representative harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Representative and arising out of or in connection with the acceptance or administration of the Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel or other advisors reasonably retained by the Representative. All fees and expenses incurred by the Representative in performing its duties shall be borne by the Holders in accordance with their respective

Holder Indemnification Percentage, provided that such fees and expenses shall first be funded from the Representative Cost Escrow Account. In the event that the Representative determines that he is entitled to be reimbursed or advances any such fees and expenses, he will notify the Escrow Agent of the same in writing, in which event the Escrow Agent shall disburse the amount of such fees and expenses to the Representative (up the amount of the remaining Representative Cost Escrow Amount). Parent, Surviving Corporation, and their Affiliates will have no duty to investigate or evaluate any request by the Representative for reimbursement or advancement of fees or expenses, and Holders hereby waive and release Parent, Surviving Corporation, and their Affiliates from any and all claims, damages, liabilities, or expenses for Parent’s reliance on any written notice or request from Representative in this regard.

(e) At any time Holders representing at least seventy percent (70%) in interest of the Holders may, by written consent, appoint another Person as Representative. Notice together with a copy of the written consent appointing such Person and bearing the signatures of Holders of at least seventy percent (70%) in interest of the Holders must be delivered to Parent and, if applicable, the Escrow Agent and the Paying Agent not less than ten (10) days prior to such appointment. Such appointment shall be effective upon the later of the date indicated in the consent or the date ten (10) days after such consent is received by Parent and, if applicable, the Escrow Agent and Paying Agent. For the purposes of this Section 9.01, “seventy percent (70%) in interest of the Holders” shall mean Holders representing in the aggregate at least seventy percent (70%) of the percentage interests in the Aggregate Merger Consideration.

(f) In the event that the Representative becomes unable or unwilling to continue in his or its capacity as the Representative, or if the Representative resigns as a Representative, Holders representing at least seventy percent (70%) in interest of the Holders may, by written consent, appoint a new representative as the Representative. Notice and a copy of the written consent appointing such new representative and bearing the signatures of the Holders of at least seventy percent (70%) in interest of the Holders must be delivered to Parent and, if applicable, the Escrow Agent and Paying Agent. Such appointment shall be effective upon the later of the date indicated in the consent or the date ten (10) days after such consent is received by Parent and, if applicable, the Escrow Agent and Paying Agent.

(g) The grant of authority provided for herein (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Holder, and (ii) shall survive the consummation of the Merger. The provisions of this Section 9.01 shall be binding upon the executors, heirs, legal representatives, successors and assigns of each Holder, and any references in this Agreement to any Holder or the Holders shall mean and include the successors to such Holder’s rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

ARTICLE X

DEFINITIONS

Section 10.01 Definitions. For purposes hereof, the following terms shall have the respective meanings set forth herein:

“Accounting Firm” has the meaning set forth in Section 1.05(k).

“Action” means any pending or threatened claim, action, cause of action, demand, suit, arbitration, inquiry, audit, notice, proceeding, litigation, arbitration, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, formal or informal, whether at law or in equity.

“Adjusted Aggregate Merger Consideration” means the Aggregate Merger Consideration minus $2,000,000.

“Adjusted Closing Cash Consideration” means the Closing Cash Consideration minus $2,000,000.

“Affiliate” means (a) with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person and (b) with respect to any individual, any spouse or members living in the same household of such specified Person, any Person who would be the heir or descendant of such specified Person if he or she were not living and any entity in which any of the foregoing has a direct or indirect interest. For the avoidance of doubt, the term “Affiliate”, with respect to any specified Person, shall include any trust (i) created by such Person, and/or his or her spouse, as settler, grantor, donor or otherwise, (ii) under which such Person and/or his or her spouse has contributed assets, or (iii) which such Person and/or his or her spouse or children, is, was, or will be a beneficiary of.

“Aggregate Merger Consideration” has the meaning set forth in Section 1.04(l).

“Agreed Accounting Principles” means GAAP.

“Agreement” has the meaning set forth in the preamble.

“Allocation Election” has the meaning set forth in Section 1.04(f).

“Basket” has the meaning set forth in Section 7.02(b)(i).

“Benefit Plan” has the meaning set forth in Section 3.16(a).

“Business “means (a) developing and administering web-based individual health insurance plans and ancillary insurance products, (b) designing and structuring data-driven individual health insurance plans and ancillary insurance products, (b) marketing such individual health insurance plans and ancillary insurance products, (d) managing relations with insureds, (e) the development and maintenance of insurance and call center-oriented software and information technology systems, (f) the development and maintenance of information technology systems to facilitate the comparison of health insurance plans, and (g) any other activity that the Surviving Corporation or Parent can reasonably demonstrate is directly competitive with any then-current or actively contemplated business of Parent, the Surviving Corporation, or their Affiliates.

“Business Day” means any day that is not a Saturday, a Sunday or a day which banks are required or permitted or required to be closed in Tampa, Florida or San Francisco, California.

“Cap” has the meaning set forth in Section 7.02(b)(ii).

“Capital Leases” means all obligations for capital leases (determined in accordance with GAAP).

“Certificate of Merger” has the meaning set forth in Section 1.02.

“Claiming Party” has the meaning set forth in Section 7.05.

“Closing” has the meaning set forth in Section 1.02.

“Closing Cash Consideration” has the meaning set forth in Section 1.04(f).

“Closing Common Stock Consideration” has the meaning set forth in Section 1.04(b).

“Closing Consideration” has the meaning set forth in Section 1.04(f).

“Closing Consideration Shares” has the meaning set forth in Section 1.04(f).

“Closing Date” has the meaning set forth in Section 1.02.

“Closing Option Consideration” has the meaning set forth in Section 1.04(c).

“Closing Preferred Stock Consideration” has the meaning set forth in Section 1.04(a).

“Closing Statement” has the meaning set forth in Section 1.05(j).

“Closing Warrant Consideration” has the meaning set forth in Section 1.04(e).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

“Company Bank” means Silicon Valley Bank.

“Company Charter” means the Amended and Restated Certificate of Incorporation of the Company.

“Company Common Stock” means the Company’s Common Stock, par value $0.0001 per share.

“Company Data” has the meaning set forth in Section 3.11(n).

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Section 3.01 (Organization and Corporate Power), Section 3.02 (Authorization; Valid and Binding Agreement), Section 3.03 (Capital Stock), Section 3.04 (Subsidiaries), and Section 3.23 (Brokerage).

“Company Intellectual Property” means all Intellectual Property that is owned, licensed or used by the Company in the conduct of the Company’s business as currently conducted or as currently proposed to be Conducted, or necessary for the creation, production, distribution, marketing or sale of any Company Products, in each case as currently conducted by or on behalf of the Company, including all (i) Company-Owned Intellectual Property, (ii) Inbound IP Licenses and (iii) Company-Owned Software.

“Company Option Plan” has the meaning set forth in Section 3.03(d).

“Company-Owned Intellectual Property” shall mean any Intellectual Property, including Company-Owned Software, that is owned by (or purported to be owned by) the Company.

“Company-Owned Software” means all proprietary Software owned (or purported to be owned by) by the Company.

“Company Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.0001 per share.

“Company Products” means all of the products and services currently marketed, licensed, sold or offered for sale by the Company (including all content, components, elements, toolkits, Software Systems, devices, hardware, equipment, and other items designed, developed, manufactured, assembled, sold, leased, installed, licensed, hosted or otherwise made available by or on behalf of Company).

“Company Stock” means the Company Preferred Stock and the Company Common Stock.

“Company Stock Certificates” has the meaning set forth in Section 1.04(j).

“Competitor” means any Person that directly or indirectly is engaged in the Business.

“Confidential Information” means and includes (i) any and all ideas, information (whether written or oral), knowledge and discoveries, whether or not patentable, trademarkable or copyrightable, that are not generally known in the trade or industry and about which any Person has knowledge as a result of its, his or her participation in, or direct or indirect beneficial ownership of, the Company or any Company Stock, Options or Warrants, including product specifications, manufacturing procedures, methods, equipment, compositions, technology, patents, know-how, inventions, improvements, designs, business plans, marketing plans, cost and pricing information, internal memoranda, formula, development programs, sales methods, customer, supplier, sales representative, distributor and licensee lists, mailing lists, customer usages and requirements, computer programs, information constituting “trade secrets” under applicable Law and other confidential technical or business information and data, (ii) any and all information, whether written or oral, provided pursuant to this Agreement and/or concerning Parent, the Company, the Surviving Corporation or any of their respective representatives or Affiliates, and (iii) any confidential information with respect to the Company’s (or the Surviving Corporation’s or Parent’s) Business or the businesses of its clients or customers, including: the trade secrets of the Company (or the Surviving Corporation or Parent); products or services; standard proposals; standard submissions, surveys and analyses; policy forms; fees, costs and pricing structures; marketing information; advertising and pricing strategies; analyses; reports; computer software, including operating systems, applications and program listings; flow charts; manuals and documentation; data bases; all copyrightable works; the Company’s (or the Surviving Corporation’s or Parent’s) existing and prospective clients and customers, their addresses or other contact information and/or their confidential information; existing and prospective client and customer lists and other related data; expiration periods; policy numbers; coverage specifications; daily reports and related correspondence; premium renewal notices; and all similar and related information in whatever form. Notwithstanding the foregoing, the term “Confidential Information” shall not include information that (A) is generally available to the public on the date of this Agreement or (B) becomes generally available to the public other than as a result of a disclosure by any Principal, any Holder or the Representative.

“Conflicts” has the meaning set forth in Section 7.06(b).

“Contingent Cash Consideration” has the meaning set forth in Section 1.13.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, obligation, promise, instrument, indenture, mortgage, note, option, warranty, purchase order, license, sublicense, commitment, arrangement or undertaking of any nature.

“Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means with respect to the relationship between or among two or more Persons, the possession, directly or indirectly, or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of securities, as trustee, personal representative or executor, by Contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Customers” has the meaning set forth in Section 5.02(a)(iii).

“Data Room” means the electronic data room hosted on box.com and entitled “HealthPocket, Inc.- Project SV”.

“Defending Party” has the meaning set forth in Section 7.05.

“Deposit Amount” means the $300,000 deposit previously paid by the Parent to Company pursuant to the letter of intent between the Company and Parent, dated June 23, 2014.

“DGCL” has the meaning set forth in the recitals.

“Disclosure Materials” means the documents, materials and notices prepared by the Company and Parent notifying any Stockholders or other Holders of the Merger and that appraisal rights are available under Delaware Law, notifying them of the process for receiving their applicable portion of the Aggregate Merger Consideration and making an Allocation Election, and providing other information about the Company and Parent.

“Disclosure Schedule” means the Disclosure Schedule delivered by the Company to Parent concurrently with the execution and delivery of this Agreement.

“Disputed Items” has the meaning set forth in Section 1.05(k).

“Dissenting Shares” has the meaning set forth in Section 1.07.

“Distribution Schedule” has the meaning set forth in Section 1.05(p).

“Effective Time” has the meaning set forth in Section 1.02.

“Elected Shares” has the meaning set forth in Section 1.04(g).

“Electronic Delivery” has the meaning set forth in Section 11.15.

“Employment Agreement” has the meaning set forth in Section 2.01(xv).

“Environmental Claim” means any Action, Order, Lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging Liability of whatever kind or nature (including Liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Order or binding Contract with any Governmental Body: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Escrow Agent” means U.S. Bank National Association.

“Escrow Agreement” means the Escrow Agreement in the form attached hereto as Exhibit M.

“Escrow Amount” means an amount equal to (i) the Indemnity Escrow Amount plus (ii) the Working Capital Escrow Amount, plus (iii) the Representative Cost Escrow Amount.

“Escrow Funds” means, as of any date of determination, the excess (if any) of the Escrow Amount (including any interest accrued on the Escrow Amount), minus the sum of all distributions and other payments to any Person from the Indemnity Escrow Account, the Working Capital Escrow Account, and the Representative Cost Escrow Account paid pursuant to the terms of the Escrow Agreement on or prior to such date of determination.

“Estimated Aggregate Merger Consideration” has the meaning set forth in Section 1.05(a).

“Estimated Indebtedness” has the meaning set forth in Section 1.05(a).

“Estimated Holder Transaction Expenses” has the meaning set forth in Section 1.05(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Exchange Ratio” has the meaning set forth in Section 1.04(d).

“Final Aggregate Merger Consideration” has the meaning set forth in Section 1.05(l).

“Financial Statements” has the meaning set forth in Section 3.06(a).

“Full Dilution Number” means a number equal to: (i) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time, plus (ii) the aggregate number of shares of Company Common Stock issuable upon the conversion of all outstanding shares of Company Preferred Stock immediately prior the Effective Time, plus (iii) the total number of shares of Company Common Stock issuable upon exercise in full of all Vested Options immediately prior to the Effective Time, plus (iv) the total number of shares of Company Common Stock that would have been issued to holders of Warrants upon exercise in full of all Warrants immediately prior to the Effective Time (assuming for the purposes of such calculation, all such Vested Options are exercised by payment of the exercise price in cash and not by a net exercise or other cashless exercise method, the Warrants are exercised on a cashless basis in accordance with the terms of such Warrants, and all shares of Company Preferred Stock that would have been received upon such cashless exercise of such Warrants were immediately converted into shares of Company Common Stock).

“GAAP” means United States generally accepted accounting principles as in effect on the date hereof.

“Governmental Body” means any federal, state, provincial, local, municipal, foreign or other government or quasi-governmental authority or any department, minister, agency, commission, commissioner, board, subdivision, bureau, agency, authority, instrumentality, court or other tribunal or body of any of the foregoing or any arbitrator.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Holder Indemnification Percentage” means, for any Holder (other than the Unvested Optionholders), the amount of the Aggregate Merger Consideration such holder is entitled to receive as of the Effective Time as a percentage of the Aggregate Merger Consideration payable to all such Holders as of the Effective Time (assuming for this purpose that all such Holders have taken all required actions under Article I to receive the applicable portion of the Aggregate Merger Consideration), all as set forth on the Distribution Schedule or the Updated Distribution Schedule.

“Holder Indemnitees” has the meaning set forth in Section 7.03.

“Holder Transaction Expenses” means all (i) third party fees and expenses, including any fees expenses payable to counsel, accountants, investment bankers and consultants, payable by the Company or any of its representatives, or any Holder arising from, incurred in connection with or incident to this Agreement, any of the other Transaction Documents, the Merger or the Transactions, including the drafting, negotiation, execution and delivery of this Agreement or any of the other Transaction Documents; (ii) any amount required to be paid by or on behalf of the Company to any current or former employee, equityholder, officer, manager, director or other Person in connection with, or relating to, the consummation of any of the Transactions, including any such amounts required to be paid pursuant to any employment, consulting, change of control, severance, termination or other similar agreement or arrangement; (iii) all employer payroll Taxes attributable to the payment of any amount included within the definition of Holder Transaction Expenses, the exercise or cash out of Options or Warrants or any other transaction-based compensation payable to current or former employees of the Company, limited, in each case, to obligations that accrue for Tax purposes on or prior to the Closing Date; (iv) the Company’s one-half share of the cost of the extended reporting endorsement referred to in Section 5.01; and (iv) any other amounts required to be paid by or on behalf of the Company in connection with or by reason of any of the Transactions (including without limitation the amounts payable under the Jinsong advisory agreement).

“Holder Transaction Expenses Schedule” has the meaning set forth in Section 1.05(a).

“Holders” means the Stockholders, the Optionholders and the Warrantholders.

“HPIH” has the meaning set forth in the recitals.

“Incremental Cash Consideration Amount” means, with respect to any Holder, the result obtained by multiplying (i) $2,000,000 by (ii) such Holder’s respective number of Elected Shares divided by the total number of Closing Consideration Shares issued in the Merger.

“Indebtedness” means, with respect to any Person, without duplication: (a) the principal, accreted value, accrued and unpaid interest, fees and prepayment premiums or penalties, unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for borrowed money and (ii) indebtedness evidenced by notes, debentures, bonds, or other similar instruments for the payment of which such Person is liable; (b) all obligations of such Person issued or assumed as the deferred purchase price of property (other than trade payables incurred in the Ordinary Course of Business); (c) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (d) all obligations of such Person under Capital Leases; (e) all obligations of the type referred to in clauses (a) through (d) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations (but solely to the extent of such responsibility or liability); and (f) all obligations of the type referred to in clauses (a) though (e) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Indebtedness Pay-Off Schedule” has the meaning set forth in Section 1.05(a).

“Indemnity Escrow Amount” means an amount equal to $3,000,000.

“Indemnity Escrow Account” has the meaning set forth in Section 1.05(c)(i).

“Indemnity Escrow Funds” means the portion of the Escrow Funds held for purposes of satisfying indemnity claims hereunder, as described in the Escrow Agreement.

“Intellectual Property” means all domestic and foreign (i) patents and patent applications, and all patents issuing thereon, including utility, model and design patents and certificates of invention, together with all reissue patents, patents of addition, divisionals, provisional applications, renewals, continuations, continuations-in-part, substitutions, additions, extensions, confirmations, re-examinations, and all foreign counterparts of the forgoing which are in the process of being prepared, and all inventions and improvements disclosed therein (collectively, “Patents”); (ii) trademarks, service marks, trade dress, trade names, brand names, designs, logos, commercial symbols and corporate names, and all registrations, applications and goodwill associated therewith, and the right to recover for past, present and future infringement thereof (collectively, “Trademarks”); (iii) copyrights and all works of authorship, whether or not registered, and all applications, registrations, and renewals in connection therewith (collectively, “Copyrights”); (iv) software, including computer programs, operating systems, applications, software, firmware, tools, rights in data, data files, databases, graphics, schematics, interfaces, architecture, file formats, routines, algorithms, routing engines, and any and all specifications, enhancements and documentation related thereto and all copyrights therein, whether operational, or under development, including all object code, source code, data files, rules, databases, compilations, tool sets, compilers, higher level or proprietary languages, definitions or methodology derived from the foregoing and any derivations, updates, enhancements and customization of any of the foregoing, operating procedures, technical manuals, user manuals and other documentation and materials related thereto, whether in machine-readable form, programming language or any other language or symbols (“Software”); (v) domain names, Internet addresses and other computer identifiers, web sites, URLs, web pages, unique phone numbers, registrations for any of the foregoing and similar rights and items (“Domain Names”); (vi) confidential and proprietary information, including trade secrets, know-how, business rules, data analytic techniques and methodologies, formulae, ideas, concepts, discoveries, innovations, improvements, results, reports, information and data, research, laboratory and programmer notebooks, methods, procedures, proprietary technology, operating and maintenance manuals, engineering and other drawings and sketches, customer lists, supplier lists, pricing information, cost information, business manufacturing and production processes and techniques, designs, specifications, and blueprints (collectively, “Trade Secrets” ); (vii) all other intellectual property and proprietary rights in any form or medium known or later devised; and (viii) all copies and tangible embodiments of the foregoing, all goodwill associated with any of the foregoing and rights to recover for past, present and future infringement associated with any of the foregoing.

“IP Licenses” means all Contracts pursuant to which Company (i) has acquired or received a license to any rights (including usage rights) in or to any Intellectual Property (“Inbound IP Licenses”); or (ii) has licensed, granted, or transferred rights to any Intellectual Property to a third party, including applicable license agreements, settlement agreements, and covenants not to sue.

“IRS” means the Internal Revenue Service.

“Joining Holder” or “Joining Holders” has the meaning set forth in the preamble.

“Latest Balance Sheet” has the meaning set forth in Section 3.06(a).

“Law” means any foreign or U.S., federal, state or local law (including common law), treaty, statute, code, order, ordinance, Permit, rule, regulation, constitution, guidance document, judgment, Order, decree or other requirement, guidance, interpretation or rule of any Governmental Body.

“Leased Real Property” has the meaning set forth in Section 3.08(d).

“Letters of Transmittal” has the meaning set forth in Section 1.05(b).

“Liability” means, with respect to any Person, any liability or obligation of that Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, asserted or unasserted, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of that Person in accordance with GAAP.

“Liens” means any lien, mortgage, security interest, pledge, encumbrance, deed of trust, security interest, claim, lease, charge, option, preemptive right, right of first refusal, subscription right, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or restriction.

“Lightspeed” means Lightspeed Venture Partners IX, L.P. or its Affiliates.

“Lock-Up Agreement” has the meaning set forth in Section 2.01(xi).

“Loss” or “Losses” has the meaning set forth in Section 7.02(a).

“Major Holders” means the Principals, the Representative, Pine Grove management, LLC, and Lightspeed.

“Material Adverse Effect” means any change, effect, event, circumstance, occurrence, state of facts or development, which individually or in the aggregate, with all other changes, effects, events, circumstances, occurrences, states of facts and developments, has or could be expected to have a material adverse effect (a) on the ability of the Company or any of the Holders to consummate the Transactions or perform their obligations under this Agreement or any of the other Transaction Documents or (b) upon the business, assets, liabilities, financial condition, prospects or operating results of the Company.

“Material Contract” or “Material Contracts” has the meaning set forth in Section 3.10(c).

“Measurement Date” has the meaning set forth in Section 1.13.

“Merger” has the meaning set forth in Section 1.01(a).

“Merger Sub” has the meaning set forth in the preamble.

“Multiemployer Plan” has the meaning set forth in Section 3.16(c).

“NASDAQ” means the NASDAQ Global Market.

“Net Working Capital” means, as of the Closing, (i) the sum of the total current assets of the Company (determined in accordance with the Agreed Accounting Principles), minus (ii) the sum of the total current liabilities of the Company (determined in accordance with the Agreed Accounting Principles), except that current liabilities shall exclude all Indebtedness and Holder Transaction Expenses.

“Net Working Capital Target” means an amount equal to $1,000,000.

“Non-Employee Option Cancellation Agreement” has the meaning set forth in Section 1.05(b).

“Objections Statement” has the meaning set forth in Section 1.05(k).

“Off-the-Shelf Software” means any Software that is made generally available to the public and is available on a non-exclusive basis under standard terms and conditions for a license fee of less than twenty-five thousand dollars ($25,000) on a per-user or seat, or perpetual license, basis, as applicable.

“Open Source Technology” means any Software, product or technology that is distributed as open source software or similar licensing or distribution models, including Software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (ii) the Artistic License (e.g., PERL), (iii) the Mozilla Public License, (iv) the Netscape Public License, (v) the Sun Community Source License (SCSL), (vi) the Sun Industry Standards License (SISL), (vii) the BSD License, (viii) Affero GPL and (ix) the Apache License.

“Option Cancellation Agreement” has the meaning set forth in Section 1.05(b).

“Optionholders” means each holder of outstanding and unexercised Options immediately prior to the Effective Time.

“Options” means options to subscribe for and purchase Company Common Stock, whether vested or not.

“Order” means any order, writ, injunction, judgment, plan, decree, stipulation, determination or award of (or entered by or with) any of any Governmental Body.

“Ordinary Course of Business” means, with respect to any Person, the usual and ordinary course of the Person’s business consistent with past custom and practice; provided that any breach of Contract, breach of warranty, tort, infringement or violation of applicable Laws or Orders shall not be considered to be in the Ordinary Course of Business.

“Organizational Documents” has the meaning set forth in Section 3.01.

“Parent” has the meaning set forth in the preamble.

“Parent Indemnitees” has the meaning set forth in Section 7.02(a).

“Parent Option” or “Parent Options” has the meaning set forth in Section 1.04(d).

“Parent Option Agreements” has the meaning set forth in Section 1.05(b).

“Parent Option Shares” has the meaning set forth in Section 1.04(d).

“Parent Shares” means shares of Parent Stock.

“Parent Stock” means the Parent’s Class A common stock, $0.001 par value.

“Parent Stock Value” shall mean $11.10 per share.

“Party” or “Parties” has the meaning set forth in the preamble.

“Paying Agent” means U.S. Bank National Association.

“Paying Agent Agreement” has the meaning set forth in Section 1.05(b).

“Pay-Off Letters” has the meaning set forth in Section 2.01(iv).

“Per Share Price” has the meaning set forth in Section 1.04(k).

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances, consents, Orders and similar rights or authorizations obtained, or required to be obtained, from any Governmental Body or any other Person.

“Permitted Liens” means (i) liens for Taxes not yet due, (ii) liens arising from municipal and zoning ordinances and easements for public utilities, none of which interfere with the conduct of the Company’s business as currently conducted or adversely affect the marketability of the Company’s assets, and (iii) non-exclusive licenses of Intellectual Property granted in the Ordinary Course of Business.

“Person” means an individual, a partnership, a corporation, a limited liability company, an unlimited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, a Governmental Body or any department, agency or political subdivision thereof.

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Pre-Closing Taxes” means (i) all Taxes (or the non-payment thereof) of the Company for any Pre-Closing Tax Period; (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local, or non-U.S. Law; (iii) any and all Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor, by contract or pursuant to any Law, which Taxes relate to an event or transaction occurring before the Closing; and (iv) any payroll or similar Taxes imposed on the Company with respect to the exercise or cancellation payment with respect to any Vested Option that accrues for Tax purposes on or prior to the Closing Date; provided, however, that Pre-Closing Taxes shall exclude (a) any Taxes to the extent of the amount taken into account in a determination of the Final Aggregate Merger Consideration by virtue that such amount (i) was reflected as a Holder Transaction Expense or (ii) the corresponding amount was specifically reflected as a liability or reserve in preparing the Net Working Capital (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income), as finally determined, (b) any Taxes resulting from a breach by Parent of any covenant or agreement contained in Article VIII, and (c) any Taxes resulting from any action or activities of Parent or the Surviving Corporation occurring on the Closing Date after the Closing that are not contemplated by this Agreement and are outside the ordinary course of business.

“Principal” or “Principals” has the meaning set forth in the preamble. For the avoidance of doubt, the Principals are also Holders.

“Principal Initial Consideration” means the (i) the amount of Closing Cash Consideration to which each Principal would be entitled assuming that (A) all Holders (other than Lightspeed and the Representative) will elect to receive zero (0) Closing Consideration Shares, and (B) Lightspeed, Pine Grove Management, LLC, and the Representative will receive the number of Closing Consideration Shares indicated in the Updated Distribution Schedule in accordance with their respective Allocation Elections provided prior to the Closing, and (ii) the amount of Closing Consideration Shares to which each Principal would be entitled assuming that (A) all Holders (other than Lightspeed and the Representative) will make Allocation Elections to receive their respective Proportionate Share of Elected Shares and (B) Lightspeed and the Representative will receive the number of Closing Consideration Shares indicated in the Updated Distribution Schedule in accordance with their respective Allocation Elections provided prior to the Closing.

“Principal Final Consideration” means, with respect to each Principal, (i) the amount of Closing Cash Consideration and Closing Consideration Shares to which the Principal is entitled after all Holders shall have submitted to the Paying Agent a completed and executed Letter of Transmittal setting forth their respective Allocation Elections, minus (ii) the Closing Cash Consideration and Closing Consideration Shares, respectively, included in such Principal’s Principal Initial Consideration.

“Privacy Laws” shall mean any Law related to the protection, privacy and security of sensitive personally identifiable information.

“Privacy Policies” has the meaning set forth in Section 3.11(n).

“Proportionate Share” means with respect to any Holder, the fraction (a) the numerator of which is the sum of (i) such Holder’s shares of Company Common Stock immediately prior to the Effective Time, plus (ii) the aggregate number of shares of Company Common Stock issuable upon the conversion of all of such Holder’s shares of Company Preferred Stock immediately prior the Effective Time, plus (iii) the number of shares of Company Common Stock issuable upon exercise of such Holder’s Vested Options in full immediately prior to the Effective Time plus, (iv) the number of shares of Company Common Stock issuable upon exercise of such Holder’s Warrants in full immediately prior to the Effective Time (assuming for the purposes of such calculation, such Vested Options and Warrants are exercised by payment of the exercise price in cash and not by a net exercise or other cashless exercise feature and all shares of Company Preferred Stock issuable upon the exercise of such Warrants are immediately converted into shares of Company Common Stock), and (b) the denominator of which is the Full Dilution Number.

“Publicly-Available Data” means any information or data that is made generally available to the public and is available on a non-exclusive basis under standard terms and conditions.

“Qualified Benefit Plan” has the meaning set forth in Section 3.16(c).

“Registration Rights Agreement” has the meaning set forth in Section 1.06(a).

“Registration Statement” has the meaning set forth in Section 1.06(a).

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” has the meaning set forth in Schedule 10.01.

“Representative Cost Escrow Account” has the meaning set forth in Section 1.05(c)(i).

“Representative Cost Escrow Amount” means $100,000.

“Restricted Period” has the meaning set forth in Section 5.02(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Security Requirements” has the meaning set forth in Section 3.11(n).

“Stockholders” means the holders of the Company Stock immediately prior to the Effective Time.

“Straddle Period” has the meaning set forth in Section 8.03.

“Subsidiary” means, with respect to any Person, as of the applicable point of time, each corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, any of the outstanding voting securities or voting equity interests.

“Surviving Corporation” has the meaning set forth in Section 1.01(a).

“Systems” has the meaning set forth in Section 3.11(m).

“Tax” or “Taxes” means (i) any federal, provincial, territorial, state, municipal, schoolboard, school, local or non-U.S. taxes, like charges, levies, like fees or assessments imposed by any Governmental Body, or other authority, including income, gross receipts, business, capital, capital gains, goods and services, provincial sales, registration, value added, escheat, excise, severance, premium, windfall profit, customs, duties, land transfer, personal property, employment, payroll, license, employee, capital stock, franchise, profits, withholding, social security, unemployment, health, employment insurance, governmental pension plan premiums or contributions, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other similar tax, and (ii) any interest, penalty or addition thereto whether disputed or not and any interest in respect of any such additions or penalties.

“Tax Attribute” has the meaning set forth in Section 3.09.

“Tax Returns” means any return, report, election, claim for refund, designation, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any Governmental Body or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax, including all information returns relating to Taxes of third parties, any claims for refund of Taxes and any amendments or supplements to any of the foregoing.

“Telkamp” has the meaning set forth in the preamble.

“Third Party Claim” has the meaning set forth in Section 7.06(a).

“Transactions” means the transactions contemplated by the Transaction Documents.

“Transaction Deductions” means any deduction permitted for income Tax purposes attributable to any payments in respect of Vested Options, employment or severance payments, bonus payments, the retirement of any indebtedness, or the Holder Transaction Expenses, in each case, incurred in connection with the transaction contemplated by this Agreement, that accrue for Tax purposes on or prior to the Closing Date.

“Transaction Documents” means this Agreement and each other agreement, document, instrument or certificate to be entered into or delivered pursuant to this Agreement, including the Escrow Agreement, the Paying Agent Agreement, the Lock-Up Agreements and the Employment Agreements.

“Treasury Regulations” means the regulations promulgated under the Code, as such regulations may be amended from time to time.

“Union” has the meaning set forth in Section 3.15(c).

“Updated Distribution Schedule” has the meaning set forth in Section 2.01(xii).

“Unvested Optionholders” means Holders who, immediately prior to the Effective Time, hold only Unvested Options and who do not hold any Company Preferred Stock, Company Common Stock, Vested Options, or Warrants.

“Unvested Options” means unvested Options issued and outstanding immediately prior to the Effective Time.

“Vendors” has the meaning set forth in Section 5.02(a)(iii).

“Vested Options” means fully vested and exercisable Options issued and outstanding immediately prior to the Effective Time (including Options that vest and become exercisable as a result of the consummation of the Transactions).

“Voting Agreement” has the meaning set forth in the recitals.

“Wang” has the meaning set forth in the preamble.

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

“Warrants” means warrants issued by the Company to purchase Company Common Stock.

“Warrantholders” means each holder of outstanding and unexercised Warrants immediately prior to the Effective Time.

“Working Capital Escrow Account” has the meaning set forth in Section 1.05(c)(i).

“Working Capital Escrow Amount” means an amount equal to $100,000.

Section 10.02 Other Definitional Provisions.

(a) All references in this Agreement to Exhibits, Disclosure Schedule, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Disclosure Schedule, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and will be disregarded in construing the language hereof. All references in this Agreement to “days” refer to “calendar days” unless otherwise specified.

(b) Exhibits and the Disclosure Schedule to this Agreement are attached hereto and by this reference incorporated herein for all purposes.

(c) The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Article,” “this Section” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. The words “either,” “or,” “neither,” “nor” and “any” are not exclusive. The words “include” or “including” (in their various forms) means including without limitation. All references to “$” and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

(d) Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Press Releases and Communications. Prior to the Closing, Parent shall not, without having previously informed the Company about the form, content and timing of any such announcement, issue any press release or otherwise make any public statements with respect to this Agreement or the Transactions, except as Parent believes may be required by (a) Law, (b) the SEC, (c) the Securities Act or the Exchange Act, or (d) any listing agreement with the NASDAQ, the Financial Industry Regulatory Authority or any national securities exchange to which Parent is subject. Nothing herein express or implied shall require Parent to consult with the Company, the Representative or any other Party following the Closing in connection with any such announcement, press release or public statement. The Company and the Holders shall not, without the prior written consent of Parent, issue any press release or otherwise make any public statements with respect to this Agreement or the Transactions.

Section 11.02 Expenses. Except as otherwise expressly provided herein, Parent and Merger Sub, on the one hand, and the Company (prior to the Closing) and the Holders, on the other hand, shall each pay their own expenses (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the Merger and the Transactions (whether consummated or not).

Section 11.03 Knowledge Defined. For purposes of this Agreement, the phrase “the Company’s knowledge” or similar phrases as used herein means the knowledge, after and assuming due and diligent inquiry, of each of the Principals.

Section 11.04 Notices. All notices, requests, consents, claims, demands, waivers and other communications under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.04):

If to Parent, Merger Sub or the Surviving Corporation, to:

Health Insurance Innovations, Inc.

218 Bearss Ave., Suite 325

Tampa, Florida 33613

Attention: Michael A. Petrizzo, Jr., General Counsel

E-mail: mpetrizzo@hiiquote.com

with a copy not constituting notice to:

Foley & Lardner LLP

100 N. Tampa Street, Suite 2700

Tampa, Florida 33602

Attention: Curt P. Creely

E-mail: ccreely@foley.com

If to the Company (prior to Closing), to:

HealthPocket, Inc.

440 North Wolfe Road

Sunnyvale, California 94085

Attention: Bruce Telkamp, Chief Executive Officer

Email: brucetelkamp@healthpocket.com

If to the Representative or any of the Holders, to

Randall P. Herman

Principal

Pine Grove Management, LLC

333 S. Seventh Street, Suite 2150

Minneapolis, MN 55402

Email: rherman@pchi.net

with a copy not constituting notice to:

Goodwin Procter LLP

Three Embarcadero Center

24th Floor

San Francisco, CA 94111

Attention: J. Hovey Kemp

E-mail: hkemp@goodwinproctor.com

Section 11.05 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party without the prior written consent of Parent and the Representative. Notwithstanding the foregoing, Parent may assign this Agreement to any lender to Parent or any Subsidiary or Affiliate thereof as security for obligations to such lender in respect of the financing arrangements entered into in connection with the Transactions and any refinancings, extensions, refundings or renewals thereof, provided that no assignment to any such lender shall in any way affect Parent’s obligations or liabilities under this Agreement.

Section 11.06 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the Parties shall amend or otherwise modify this Agreement to replace any prohibited or invalid provision with an effective and valid provision that gives effect to the intent of the Parties to the maximum extent permitted by applicable Law.

Section 11.07 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.

Section 11.08 Amendment and Waiver. Any provision of this Agreement or the Disclosure Schedule or Exhibits may be amended, modified or supplemented only in a writing signed by Parent and the Representative. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 11.09 Complete Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, the Exhibits and Disclosure Schedule (other than an exception set forth as such in the Disclosure Schedule), the statements in the body of this Agreement will control.

Section 11.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN DELAWARE OR THE COURTS OF THE STATE OF DELAWARE, AND EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY

HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.11 No Third Party Beneficiaries. Except as provided in Article VII, this Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 11.12 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Company, Parent, Merger Sub, the Representative, the Principals or the Holders in accordance with their specific terms or were otherwise breached by the Company, Parent, Merger Sub, the Representative, the Principals or the Holders. It is accordingly agreed that (i) the Company and the Representative shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Sub and to enforce specifically the terms and provisions hereof against Parent or Merger Sub in any court having jurisdiction, this being in addition to any other remedy to which the Company or the Representative are entitled at law or in equity, without posting any bond or other undertaking and (ii) Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Company, the Representative, the Principals or any of the Holders and to enforce specifically the terms and provisions hereof against the Company, the Representative, the Principals and any of the Holders in any court having jurisdiction, this being in addition to any other remedy to which Parent or Merger Sub are entitled at law or in equity, without posting any bond or other undertaking.

Section 11.13 Further Assurances. From time to time after the Closing, as and when requested by Parent, each of the Principals, each of the Holders and the Representative shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as Parent may reasonably deem necessary or desirable to evidence and effectuate the Transactions. Parent shall cause HPIH to comply with any covenant or obligation imposed on Parent in this Agreement to the extent that such covenant or obligation would reasonably apply to HPIH or would require any action on the part of HPIH.

Section 11.14 Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (pdf)), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same instrument.

Section 11.15 Electronic Delivery. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto shall re execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such agreement or instrument shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense related to lack of authenticity.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael W. Kosloske
	Name:	Michael W. Kosloske
	Title:	Chairman, President and Chief
Executive Officer

SV MERGER SUB, INC.

By:	/s/ Michael W. Kosloske
	Name:	Michael W. Kosloske
	Title:	President

HEALTHPOCKET, INC.

By:	/s/ Bruce Telkamp
	Name:	Bruce Telkamp
	Title:	Chief Executive Officer

/s/ Bruce Telkamp
BRUCE TELKAMP, an individual

/s/ Sheldon Wang
SHELDON WANG, an individual

/s/ Randy Herman
RANDY HERMAN, Representative

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of July 14, 2014, is by and between Health Insurance Innovations, Inc., a Delaware corporation (the “Company”), and Randy Herman, in the capacity of the representative (the “Representative”) of the former stockholders, warrant holders and option holders of HealthPocket, Inc., a Delaware corporation (“HealthPocket”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”) by and among the Company, HealthPocket, the Representative and the other parties thereto.

RECITALS

A. The Company, HealthPocket and the Representative are parties to the Merger Agreement, pursuant to which an indirect subsidiary of the Company merged with HealthPocket in exchange for a combination of cash and up to $10,000,000 of newly issued shares of the Company’s Class A common stock, $0.001 par value (“Common Stock”), as provided for therein.

B Pursuant to the terms of the Merger Agreement, the Representative was appointed as the representative and as the attorney-in-fact and agent for and on behalf of each stockholders, warrant holders and option holders of HealthPocket.

C. Pursuant to the terms of the Merger Agreement, the Company has agreed to provide each stockholder, warrant holder and option holder of HealthPocket that received Closing Consideration Shares as Closing Consideration (hereinafter referred to individually as a “Holder and collectively as the “Holders”) with certain registration rights with respect to the Registrable Securities (as defined herein) as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company and Representative, on behalf of each of the Holders, hereby agree as follows:

1.	Definitions.

(a) “Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

(b) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c) “Closing Date” shall mean the date of this Agreement.

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(d) “Filing Date” means the date that the Registration Statement is initially filed with the SEC.

(e) “Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

(f) “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

(g) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the SEC.

(h) “Registrable Securities” means all of Common Stock issued as Closing Consideration Shares in connection with the Closing of the transactions contemplated by the Merger Agreement; provided, however, that and/or all of such securities shall cease to be Registrable Securities at such time as they have been sold under a Registration Statement or pursuant to Rule 144 or otherwise or at such time as they are eligible to be sold pursuant to Rule 144 without restriction (including, without limitation, volume restrictions and the need for current public information), pursuant to a written opinion letter to such effect from the Company’s legal counsel, addressed, delivered and acceptable to the Transfer Agent. Any Closing Consideration Shares that would not constitute Registrable Securities as of the day after the Filing Deadline will be not Registrable Securities hereunder even if the Registration Statement is filed before the Filing Deadline.

(i) “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale by the Holder of Registrable Securities, as such registration statement or registration statements may be amended and supplemented from time to time (including pursuant to Rule 462(b) under the Securities Act), including all documents filed as part thereof or incorporated by reference therein.

(j) “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration.

(k) “Rule 415” means Rule 415 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC providing for offering securities on a delayed or continuous basis.

(l) “SEC” means the U.S. Securities and Exchange Commission or any successor entity.

(m) “Securities Act” means the Securities Act of 1933, as amended.

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(n) “Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex A hereto, or such other form of questionnaire as may reasonably be adopted by the Company from time to time.

(o) “Transfer Agent” means American Stock Transfer & Trust Company, LLC.

2.	Registration.

(a) The Company shall file a Registration Statement on Form S-3 and the prospectus forming part of the Registration Statement in compliance with Rule 415 under the Securities Act on or before the date that is the sixth (6) month anniversary of the Closing Date (the “Filing Deadline”) covering the resale on a continuous basis of the Registrable Securities. In connection with the filing of the Registration Statement, the Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as reasonably practicable after the filing of the Registration Statement and to remain effective as provided below. Notwithstanding anything in this Agreement to the contrary, (i) the Company shall not be obligated to file a Registration Statement if, at the time it is required to be filed, all Registrable Securities may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 and (ii) the shares of Common Stock shall cease to be Registrable Securities hereunder (and shall not be required to be included in the Registration Statement) if they may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, pursuant to a written opinion letter to that effect from the Company’s legal counsel.

(b) The Company shall use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the earliest of (i) the fourth (4th) anniversary of the Closing Date, (ii) such time that all Registrable Securities covered by the Registration Statement have been sold thereunder or pursuant to Rule 144, or (iii) such time that all Registrable Securities covered by such Registration Statement may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, pursuant to a written opinion letter to that effect from the Company’s legal counsel.

(c) The Company shall furnish to each Holder of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, and prospectus included therein, all exhibits and other documents filed therewith and such other documents as such Holder of Registrable Securities may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder of Registrable Securities.

(d) As a condition precedent to registering Registrable Securities, the Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such Person that are necessary to satisfy the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request. Each such Holder of Registrable

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Securities shall promptly notify the Company in writing of any changes in the information set forth in the Registration Statement after it is prepared regarding the Holder of Registrable Securities.

(e) The Company may, by two (2) days prior written notice to all the Holders of Registrable Securities (each, a “Blackout Notice”), (i) delay the filing of the Registration Statement or a request for acceleration of the effective date or (ii) suspend the Registration Statement after effectiveness and require that the Holders of Registrable Securities immediately cease sales of shares pursuant to the Registration Statement, in the event that (A) the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Company desires to keep confidential for business reasons, if the Company determines in good faith that the public disclosure requirements imposed on the Company under the Securities Act in connection with the Registration Statement would require at that time disclosure of such activity, transaction, preparations or negotiations and such disclosure could result in material harm to the Company or (B) any other event occurs that makes any statement of a material fact made in the Registration Statement, including any document incorporated by reference therein, untrue or that requires the making of any additions or changes in the Registration Statement in order to make the statements therein not misleading. If the Company suspends the Registration Statement and requires the Holders of Registrable Securities to cease sales of shares pursuant to this section, the Company shall, promptly as reasonably practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to file or reinstate the effectiveness of the Registration Statement and give written notice to all Holders of Registrable Securities authorizing them to resume sales pursuant to the Registration Statement. If as a result thereof the prospectus included in the Registration Statement has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to Holders of Registrable Securities given pursuant to this section, and the Holders of Registrable Securities shall make no offers or sales of shares pursuant to the Registration Statement other than by means of such revised prospectus. The Company need not specify the nature of the event giving rise to any delay or suspension in any notice to Holders of Registrable Securities and such Holders of Registrable Securities agree to treat and keep the existence of such delay or suspension, as the case may be, confidential. The Company shall be entitled to exercise its right under this Section 2(e) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed sixty (60) calendar days (which need not be consecutive days) in any twelve (12) month period.

(f) The Company shall pay all fees and expenses in connection with compliance with its obligations under this Section 2, including all fees and expenses in connection with the filing of the Registration Statement, the registering of the Registrable Shares, fees and expenses of compliance with securities or “blue sky” laws, transfer agent fees, the maintenance of the effectiveness of the Registration Statement, including all registration, filing, qualification, printing, accounting and other fees and expenses except that the Company shall not be responsible for the fees of the representatives of and counsel to, the Holders, including those with respect to any review and preparation of the Registration Statement.

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3.	Obligations of the Holders.

(a) At least fifteen Business Days prior to the first anticipated filing date of each Registration Statement (or such shorter period to which the parties agree), the Company shall notify each of the Holders of the information the Company requires from such Holder with respect to such Registration Statement, if any, other than the information contained in the Selling Stockholder Questionnaire. Each Holder agrees to furnish to the Company a completed Selling Stockholder Questionnaire not more than thirty Business Days following the date of this Agreement. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Stockholder Questionnaire and a response to any requests for further information as described in the previous sentence. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall use its commercially reasonable efforts to take such actions as are required to name such Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire or request for further information. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or request for further information as described in this Section 3(a) will be used by the Company in the preparation of the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, and hereby expressly consents to the inclusion of such information in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus.

(b) Each of the Holders shall cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder’s election to exclude all of such Holders’ Registrable Securities from such Registration Statement.

(c) Each of the Holders covenants and agrees that it will comply with the prospectus delivery and other requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d) Each of the Holders covenants and agrees that nothing in this Agreement shall affect the provisions of the Lock-Up Agreements, and nothing set forth in this Agreement shall be construed to permit a Holder to sell, transfer, or dispose of any Registrable Securities is such sale, transfer, or disposition would be in violation of such Holder’s Lock-Up Agreement.

4.	Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, partners, members, managers, stockholders, Affiliates and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents and employees of each such controlling Person, to the fullest

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extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (B) in the case of an occurrence of an event of the type specified in Section 2(e)(B), related to the use by a Holder of a defective Prospectus after the Company has notified such Holder in writing that the Prospectus is defective and prior to the correction of such defect or (C) to the extent that any such Losses arise out of the Holder’s (or any other indemnified Person’s) failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or supplement. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of the Registrable Securities by the Holders.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein or (ii) to the extent that such information relates to such Holder or such Holder’s

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proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 2(e)(B) to the extent related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the correction of such defect. In no event shall settlement of any such liability include any non-monetary limitation on the actions of any Indemnified Person or any of its Affiliates or any admission of fault or liability on behalf of any such Indemnified Person.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. Following indemnification as provided for hereunder, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

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Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 4) shall be paid to the Indemnified Party, as incurred, within twenty (20) Business Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder). The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 5, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

(d) Contribution. If a claim for indemnification under Section 4(a) or 4(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4(d), (A) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) no contribution will be made under circumstances where the maker of such contribution would not have been required to indemnify the Indemnified Party under the fault standards set forth in this Section 5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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The indemnity and contribution agreements contained in this Section 4 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Merger Agreement.

5.	Miscellaneous.

(a) Assignment of Registration Rights. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Representative. Each Holder may assign its respective rights with respect to any or all of its Registrable Securities in connection with an assignment of such securities; provided in each case that (i) the Holder agrees in writing with the transferee or assignee to assign such rights and related obligations under this Agreement, and for the transferee or assignee to assume such obligations, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) at or before the time the Company received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

(b) Amendment and Waiver. No provision of this Agreement may be (i) amended other than by a written instrument signed by the Company and the Representative or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(c) Determination of Holder. Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(d) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be given in accordance with Merger Agreement.

(e) Third Party Beneficiaries. Subject to compliance with the terms of this Agreement, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective permitted successors and assigns.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter,

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singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(g) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. If any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(h) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction).

ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA (LOCATED IN THE STATE OF DELAWARE) OR THE COURTS OF THE STATE OF DELAWARE, AND EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES

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THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[signature pages follow]

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IN WITNESS WHEREOF, each of the Representative and the Company have caused this signature page to the Agreement to be duly executed as of the date first written above.

COMPANY:

HEALTH INSURANCE INNOVATIONS, INC.

By:
Name: Title:

REPRESENTATIVE:

Randy Herman, as Representative

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ANNEX A

SELLING STOCKHOLDER QUESTIONNAIRE

1. Name.

(a)	Full Legal Name of Selling Stockholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

E-mail address of Contact Person:

3. Beneficial Ownership of Registrable Securities Issuable Pursuant to the Merger Agreement:

(a)	Type and Number of Registrable Securities beneficially owned and issued pursuant to the Merger Agreement:

(b)	Number of shares of Common Stock to be registered for resale:

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4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  ☐            No   ☐

(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes  ☐            No   ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes  ☐            No   ☐

Note:	If yes, provide a narrative explanation below:

(c)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐            No   ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and amount of other securities beneficially owned:

–

–

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

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State any exceptions here:

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:

Title:

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EXHIBIT B

FORM OF PAYING AGENT AGREEMENT

AGREEMENT TO PROVIDE

PAYING AGENT SERVICES

FOR THE REPRESENTATIVE OF

THE FORMER STOCKHOLDERS, WARRANT HOLDERS AND OPTION HOLDERS OF

HEALTHPOCKET, INC.

THIS AGREEMENT TO PROVIDE PAYING AGENT SERVICES (this “Agreement”) is entered into by and between Randy Herman, as the Representative appointed pursuant to the Merger Agreement (as defined below) (hereinafter called the “Representative”), Health Insurance Innovations, Inc., a Delaware corporation (herein called the “Purchaser”), HealthPocket, Inc., a Delaware corporation (the “Company”) and U.S. BANK, NATIONAL ASSOCIATION (herein called “U.S. Bank” or “Paying Agent”) as of July 14, 2014. Terms not otherwise defined herein shall have the meaning set forth in the Merger Agreement (as defined below).

WHEREAS, the Purchaser has authorized the payment of consideration to certain of the fomer stockholders, warrant holders and option holders of the Company (collectively, the “Holders”) pursuant to that certain Agreement and Plan of Merger dated as of July 14, 2014, by and among the Company, the Purchaser, the Representative and the other parties set forth on the signature pages thereto (as amended or modified from time to time in accordance with its terms, the “Merger Agreement”); and

WHEREAS, pursuant to the Merger Agreement, the Purchaser and the Representative have appointed U.S. Bank to act as paying agent (such role, the “Agent”) for the payment of a portion of the merger consideration due to the Holders in accordance with the merger contemplated by the Merger Agreement (the “Merger”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Representative, the Purchaser, the Company and U.S. Bank agree as follows:

1. Appointment. U.S. Bank is hereby appointed, and hereby accepts such appointment, to serve as Agent hereunder solely in accordance with the terms and subject to the conditions of this Agreement.

2. Before Closing. On or before the Effective Time, the Company will furnish U.S. Bank with a certified list, in a format acceptable to U.S. Bank, of Holders of record as of the date of such list, including each such Holder’s name, address, taxpayer identification number (“TIN”) (if known by Purchaser or the Company) as well as the number and type of securities of the Company held by such Holder (the “Final Holders List”). In addition, on or before the Effective Time, the Company will furnish U.S. Bank with the final Distribution Schedule from the Merger Agreement.

3. Deposit of Funds. At the Closing, pursuant to the Merger Agreement, the Purchaser shall deposit with U.S. Bank $16,985,834.54 (the “Closing Payment Amount”). From time to time after the Closing, pursuant to the Merger Agreement and the other Transaction Documents, additional funds may be deposited with U.S. Bank (the “Additional Payment Amounts” and together with the Closing

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Payment Amount, the “Deposited Funds”). U.S. Bank shall hold and safeguard the Deposited Funds and shall hold and dispose of the Deposited Funds only in accordance with the terms of this Agreement. U.S. Bank shall draw upon such funds as required in order to make payments to the Holders hereunder and any applicable tax withholding payments. Any portion of the Deposited Funds that, as of the date 180 days after the date such Deposited Funds are deposited with U.S. Bank pursuant to this Agreement, remains undistributed to Holders pursuant to this Agreement shall be delivered by U.S. Bank to the Purchaser, and any Holders who have not theretofore surrendered the documentation in accordance with this Agreement and/or the Merger Agreement shall thereafter look only to the Purchaser for satisfaction of their claims (if any) for such portion of the Deposited Funds delivered to the Purchaser.

4. Deposit of Closing Consideration Shares. At the Closing, pursuant to the Merger Agreement, the Purchaser shall deposit with U.S. Bank certificates representing the Closing Consideration Shares. U.S. Bank shall hold and safeguard the Closing Consideration Shares and shall hold and dispose of the Closing Consideration Shares only in accordance with the terms of this Agreement. Any of the Closing Consideration Shares that, as of the date 180 days after the date such shares are deposited with U.S. Bank pursuant to this Agreement, remain undistributed to Holders pursuant to this Agreement shall be delivered by U.S. Bank to the Purchaser, and any Holders who have not theretofore surrendered the documentation in accordance with this Agreement and/or the Merger Agreement shall thereafter look only to the Purchaser for satisfaction of their claims (if any) for such portion of the Closing Consideration Shares delivered to the Purchaser.

5. Disbursement of Deposited Funds and Closing Consideration Shares.

(a) U.S. Bank shall receive and examine Letters of Transmittal, Option Cancellation Agreements, Company Stock Certificates (or, if applicable, affidavits of lost stock certificate) (collectively, the “Old Certificates”) and other documents delivered or mailed to U.S. Bank by or for Holders to ascertain whether: (i) the Letters of Transmittal and/or Option Cancellation Agreements, as applicable, appear to be duly executed and properly completed; (ii) the Company Stock Certificates, if applicable, appear to be properly surrendered and, if applicable, endorsed for transfer; and (iii) the other documents, if any, used in connection therewith appear to be duly executed and properly completed and in the proper form. If U.S. Bank determines that any Letters of Transmittal, Option Cancellation Agreements or other document has been improperly completed or executed, that any of the information contained in any Letters of Transmittal or Option Cancellation Agreements is deficient, that any of the Old Certificates are not in proper form or some other irregularity exists, then U.S. Bank shall use its standard procedures to attempt to resolve promptly the irregularity or deficiency and shall use its best efforts to contact the appropriate Holder by whatever means of communication U.S. Bank deems most expedient to correct the irregularity or deficiency and, after consultation with the Representative, shall endeavor to take such other reasonable action as may be necessary to cause such irregularity or deficiency to be corrected. U.S. Bank shall not waive any irregularity or deficiency in connection with such information, unless the Representative provides written authorization to waive the irregularity or deficiency.

(b) As soon as practicable after the Closing, U.S. Bank shall cause to be paid or delivered to each Holder who shall have returned a properly completed and signed Letter of Transmittal

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and/or Option Cancellation Agreement, as applicable, Old Certificate(s) (if applicable) and/or other documents or information required to be returned by such Holder under this Agreement or the Merger Agreement, or for whom all irregularities or deficiencies have been waived by the Representative in writing, the portion of the Deposited Funds and/or the Closing Consideration Shares required to be paid to such Holder in accordance with the Distribution Schedule (net of applicable withholding taxes or other amounts required to be withheld, as set forth in the Distribution Schedule or as otherwise directed by the Representative). Within three (3) Business Days of the date any Additional Payment Amounts are received by U.S. Bank, U.S. Bank shall cause to be paid to each Holder who shall have returned a properly completed and signed Letter of Transmittal and/or Option Cancellation Agreement, as applicable, Old Certificate(s) (if applicable) and/or other documents or information required to be returned by such Holder under this Agreement or the Merger Agreement, or for whom all irregularities or deficiencies have been waived by the Representative in writing (or such other person as shall have been specified pursuant to the terms hereof) the portion of such Additional Payment Amount to be paid to such Holder in accordance with the Distribution Schedule (net of applicable withholding taxes or other amounts required to be withheld, as set forth in the Distribution Schedule or as otherwise directed by the Representative). U.S. Bank shall process deductions for applicable withholding taxes or other amounts required to be withheld. If any amount is to be paid to a name other than that in which the Old Certificate surrendered for conversion therefor is registered or issued, it shall be a condition of the payment thereof that the Old Certificate surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such conversion shall pay to U.S. Bank any transfer or other taxes required, or shall establish to the satisfaction U.S. Bank that such tax has been paid or is not payable. U.S. Bank shall not make any payment with respect to any Holder exercising or perfecting appraisal rights under Delaware law (unless otherwise directed in writing by the Representative). Paying Agent shall not pay any amount to any Holder in respect of shares represented by lost or stolen certificates unless such Holder shall have first complied with the delivery and attestation requirements described in the Letter of Transmittal with respect to such shares (the Paying Agent shall, as a condition precedent to the delivery of any portion of the Deposited Funds and/or the Closing Consideration Shares (if any) to the owner of such lost, stolen, or destroyed stock certificate, require the owner of such lost, stolen or destroyed stock certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Purchaser and Paying Agent may reasonably direct) as indemnity against any claim that may be made against the Paying Agent or any party to the Merger Agreement). Paying Agent shall mark Old Certificates in respect of which Paying Agent has issued payment to Holders in accordance with this Agreement as cancelled.

6. Fees and Expenses. Purchaser and Representative agree jointly and severally to compensate U.S. Bank upon its request for its services as Paying Agent in accordance with its schedule of services and fees attached hereto as Exhibit A. Without limiting the joint and several nature of their obligations to Paying Agent, the Purchaser and Representative agree that, as between themselves only, payments of fees and expenses pursuant to this Agreement shall be paid by the Purchaser.

Paying Agent is authorized to, and may disburse to itself from the Deposited Funds (including proceeds from the sale of any Closing Consideration Certificates), from time to time, the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Paying Agent or any Indemnified Party is entitled to seek indemnification hereunder). Purchaser and Representative hereby grant to Paying Agent and the Indemnified Parties a security interest in, lien upon and right of offset against the Deposited Funds with respect to any compensation or

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reimbursement due any of them hereunder (including any claim for indemnification hereunder). If for any reason the Deposited Funds are insufficient to cover such compensation and reimbursement Purchaser and Representative shall promptly pay such amounts to Paying Agent or any Indemnified Party upon receipt of an itemized invoice. Purchaser and Representative grant to Paying Agent and the Indemnified Parties a security interest in, lien upon and right of offset against the Closing Consideration Shares and Deposited Funds with respect to any compensation or reimbursement due any of them hereunder (including any claim for indemnification hereunder). The obligations of Purchaser and Representative under this Section 6 shall survive any termination of this Agreement and the resignation or removal of Paying Agent.

7. Investment of Deposited Funds. The Deposited Funds will be held in a segregated non-interest bearing account in cash.

8. Term. This Agreement shall remain in effect until the earlier of: (a) ten (10) Business Days after all Deposited Funds and/or the Closing Consideration Shares under this Agreement have been distributed in full to the Holders or (b) the termination of this Agreement upon the mutual written consent of the Representative, the Purchaser and U.S. Bank. Upon termination of this Agreement under clause (b) of the preceding sentence, unless otherwise agreed in writing by the Representative, the Purchaser and U.S. Bank, U.S. Bank shall distribute to a new Agent appointed by the Representative all Deposited Funds and/or the Closing Consideration Shares not previously paid to Holders hereunder. Notwithstanding the foregoing, U.S. Bank may be removed at any time by the Representative, with or without cause, upon 30 days’ prior written notice. Upon the acceptance in writing of any appointment as Agent hereunder by a successor Agent approved in writing by the Purchaser, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement, but shall not be discharged from any liability for actions taken as Agent hereunder prior to such succession. After any retiring Agent’s resignation or removal, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. The retiring Agent shall transmit all records pertaining to the Deposited Funds and/or the Closing Consideration Shares distributed pursuant to this Agreement and shall transfer the portion of such Deposited Funds and/or the Closing Consideration Shares held by it to the successor Agent, after deduction and payment to Paying Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by Paying Agent in connection with the performance of its duties and the exercise of its rights hereunder. Paying Agent may resign and be discharged from the performance of its duties hereunder at any time by giving ten (10) days prior written notice to the Parent and Representative specifying a date when such resignation shall take effect. Upon any such notice of resignation, Parent and Representative jointly shall appoint a successor Paying Agent hereunder prior to the effective date of such resignation.

9. Records Retention. Letters of Transmittal, Option Cancellation Agreements, Old Certificates and other materials submitted to U.S. Bank by Holders shall be preserved in accordance with applicable law. U.S. Bank shall not destroy any such materials without 90 days’ prior written notice to Representative and the Purchaser, and U.S. Bank shall permit Representative and the Purchaser to make arrangements for the transfer of such materials to Representative, the Purchaser or their respective designees. U.S. Bank shall provide Representative and the Purchaser with monthly account statements and reports of disbursements to Holders. Upon request of Purchaser, U.S. Bank shall forward all Old Certificates to Purchaser.

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10. Role of U.S. Bank.

(a) The recitals of facts, agreements and covenants contained herein shall be taken as statements, agreements and covenants of the Purchaser, the Company and the Representative, and U.S. Bank does not assume any responsibility for the correctness of the same and does not make any representation as to the sufficiency or validity thereof, and shall not incur any responsibility in respect thereof other than in connection with the rights and obligations assigned to or imposed upon it by this Agreement. The Paying Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Paying Agent has no fiduciary or discretionary duties of any kind. The Paying Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement, including without limitation any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein. The Paying Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Paying Agent’s gross negligence or willful misconduct was the sole cause of any loss to the Purchaser, the Representative or any Holder. In no event shall Paying Agent be liable for incidental, indirect, special, consequential or punitive damages or penalties (including, but not limited to lost profits), even if the Paying Agent has been advised of the likelihood of such damages or penalty and regardless of the form of action.

(b) No consent or agreement of Purchaser shall be required in connection with any action taken in connection with this Agreement unless expressly required hereby or unless such amendment imposes additional obligations on Purchaser. No consent or agreement of the Representative shall be required in connection with any action taken in connection with this Agreement unless expressly required hereby or unless such amendment imposes additional obligations on Representative or the Holders or such amendment changes the rights of the Representative or the Holders under this Agreement (in which case the Representative’s consent or agreement shall be required). No consent or agreement of any Holder shall be required in connection with any action taken in connection with this Agreement unless expressly required hereby or unless such amendment imposes additional obligations on such Holder or such amendment changes the rights of such Holder under this Agreement, in which case such Holder’s consent or agreement shall be required.

(c) U.S. Bank shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or documents which it shall in good faith believe to be genuine and to have been prepared and furnished by the Representative, the Company or Purchaser regarding this Agreement, and U.S. Bank shall be under no duty to make any investigation or inquiry as to any statements contained or matter referred to in any such instrument, but may, in the absence of bad faith on its part, accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements. U.S. Bank may consult with legal counsel with regard to legal questions and the opinion of such counsel shall be full and complete authorization and protection in respect to any action taken or suffered by it as Agent in good faith in accordance therewith.

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(d) The Purchaser, the Company and the Representative shall furnish U.S. Bank with such documents pertaining to this appointment as U.S. Bank may reasonably request.

11. Indemnification.

From and at all times after the date of this Agreement, Purchaser and Representative, jointly and severally, shall, to the fullest extent permitted by law, indemnify and hold harmless Paying Agent and each director, officer, employee, attorney, agent and affiliate of Paying Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, penalties, costs and expenses of any kind or nature (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation the Purchaser, any Holder and Representative, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance in connection with this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Purchaser and Representative further agree, jointly and severally, to indemnify each Indemnified Party for all costs, including without limitation reasonable attorney’s fees, incurred by such Indemnified Party in connection with the enforcement of Purchaser’s and Representative’s indemnification obligations hereunder. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Purchaser and Representative jointly and severally. The obligations of Purchaser and Representative under this Section 11 shall survive any termination of this Agreement and the resignation or removal of Paying Agent.

12. Tax Reporting. The parties hereto understand that, if the Paying Agent does not have the appropriate tax documentation from each Holder, the Paying Agent may be required by the Internal Revenue Code of 1986, as it may be amended from time to time, to withhold a portion of the merger consideration otherwise due to such Holder.

Purchaser and Representative shall provide the Paying Agent with all information requested by the Paying Agent in connection with the preparation of all applicable Form 1099 and Form 1042-S documents with respect to all distributions as well as in the performance of Paying Agent’s reporting obligations under the Foreign Account Tax Compliance Act and Foreign Investment in Real Property Tax Act or other applicable law or regulation. Purchaser and Representative shall affirm in writing to Paying Agent whether the securities being exchanged, redeemed, or sold pursuant to the Merger Agreement are classified as “Covered Securities” or “Non-Covered Securities” under IRS Cost Basis Reporting regulations not later than thirty (30) days after a distribution hereunder. If such securities are classified as “Covered Securities”, then Purchaser and Representative are jointly responsible for providing accurate and complete cost basis information to Paying Agent for purposes of Form 1099-B preparation. The

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required information shall include date of acquisition and cost basis of the applicable security, and any other information that Paying Agent may request to comply with IRS 1099-B reporting regulations. Purchaser and Representative shall provide written direction to Paying Agent on the allocation of the cost basis to each Holder’s distribution.

13. Miscellaneous Provisions.

(a) This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts (including by means of facsimile or PDF signature pages), each of which shall be an original and all of which shall together constitute one and the same agreement.

(b) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

(c) The parties hereto agree that (a) the provisions of this Agreement shall be severable in the event that for any reason whatsoever the provisions hereof are invalid, void or otherwise unenforceable, (b) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions, but are valid and enforceable and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

(d) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No party may, without the prior express written consent of the other parties hereto, assign this Agreement or their rights or obligations hereunder in whole or in part.

(e) Unless otherwise provided herein, any notice, approval or disapproval, request, instruction, other document or communication to be given hereunder by any party to the other parties must be in writing and will be deemed given (a) if by hand delivery, when delivered; (b) if mailed via the official governmental mail system, five (5) Business Days after mailing, provided said notice is sent first class, postage pre-paid, via certified or registered mail, with a return receipt requested; (c) if mailed by an internationally recognized overnight express mail service such as Federal Express, UPS, or DHL Worldwide, one (1) Business Day after deposit therewith prepaid; or (d) if sent by facsimile transmission, the day of the transmission or, if the transmission is not made on a Business Day, the first Business Day after transmission (and sender shall bear the burden of proof of delivery). All notices will be addressed to the parties at the respective addresses and/or facsimile numbers as follows:

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(i)	If to U.S. Bank, to:

U.S. Bank National Association

Attn: Leanne M. Duffy

225 E Robinson Street, Suite 250

Orlando, FL 32801

E-mail: leanne.duffy@usbank.com

(ii)	If to Purchaser or Company, to:

Health Insurance Innovations, Inc.

218 Bearss Ave., Suite 325

Tampa, Florida 33613

Attention: Michael A. Petrizzo, Jr., General Counsel

E-mail: mpetrizzo@hiiquote.com

with a copy not constituting notice to:

Foley & Lardner LLP

100 N. Tampa Street, Suite 2700

Tampa, Florida 33602

Attention: Curt P. Creely

E-mail: ccreely@foley.com

(iii)	If to the Representative, to:

Randall P. Herman

Principal

Pine Grove Management, LLC

333 S. Seventh Street, Suite 2150

Minneapolis, MN 55402

Email: rherman@pchi.net

with a copy not constituting notice to:

Goodwin Procter LLP

Three Embarcadero Center

24th Floor

San Francisco, CA 94111

Attention: J. Hovey Kemp

E-mail: hkemp@goodwinprocter.com

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(f) Any waiver of any rights hereunder, of any failure to perform hereunder, or of any breach hereof shall not constitute or be deemed a waiver of any other right or failure to perform hereunder or breach hereof, whether of a similar or dissimilar nature.

(g) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and no amendment, waiver, alteration or modification of any of the provisions hereof or rights to act hereunder shall be binding unless made in writing and signed by each party hereto.

Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(h) All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(i) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(j) USA Patriot Act Compliance. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Agent will ask for documentation to verify its formation and existence as a legal entity. The Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. Representative agrees to provide all such information and documentation as to themselves as requested by Agent to ensure compliance with federal law.

(k) U.S. Bank acknowledges and agrees that the Representative (i) is executing this Agreement as an agent of and on behalf of the Holders in a representational capacity pursuant to the directives set forth in the Merger Agreement, (ii) the Representative may only be named in a representational capacity in connection with any disputes arising out of or related to this Agreement and (iii) the Representative is not liable directly to U.S Bank in the event of any such dispute and its remedies shall be limited to the rights it would have against the Holders as a group pursuant to the Merger Agreement and Section 11 hereunder.

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14. Suspension of Performance; Disbursement into Court. If, at any time, (i) there shall exist any dispute between Purchaser or the Representative with respect to the holding or disposition of all or any portion of the Deposited Funds or any other obligations of Paying Agent hereunder, (ii) Paying Agent is unable to determine, to Paying Agent’s sole satisfaction, the proper disposition of all or any portion of the Closing Consideration Shares or Deposited Funds or Paying Agent’s proper actions with respect to its obligations hereunder, or (iii) the Purchaser and the Representative have not, within 10 calendar days of the furnishing by Paying Agent of a notice of resignation pursuant to Section 8 hereof, appointed a successor Paying Agent to act hereunder, then Paying Agent may, in its sole discretion, take either or both of the following actions:

a. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Paying Agent or until a successor Paying Agent shall have been appointed.

b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction, in any venue convenient to Paying Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Closing Consideration Shares and Deposited Funds, after deduction and payment to Paying Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by Paying Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Paying Agent shall have no liability to Purchaser or the Representative, their respective owners, shareholders or members or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Closing Consideration Shares or Deposited Funds or any delay in or with respect to any other action required or requested of Paying Agent.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed.

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

HEALTH INSURANCE INNOVATIONS, INC.

By:
Name:
Title:

HEALTHPOCKET, INC.

By:
Name:
Title:

REPRESENTATIVE

Randy Herman, Representative

Exhibit A

Funds, Accounts, and Agent’s Fees

1.	Paying Funds.

	Paying Funds amount:	$16,985,834.54

2.	Paying Account.

	RBK Name:	U.S. Bank National Association
ABA Routing #:
	BNF Name:	U.S. Bank CT WIRE CLRG
BNF Account #:
	BNF Address:	777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202-5300
OBI:
	Contact Name/Phone:	Leanne Duffy, 407-835-3807

3.	Paying Agent Fees.

	Acceptance Fee:	$1,500.00
	Annual Paying Fee:	N/A
	Out-of-Pocket Expenses:	$At Cost
	Transactional Costs:	$125.00 per Letter of Transmittal or Option Cancellation Agreement mailed to a Holder

	Tax Reporting Fees	N/A
	Other Fees/Attorney, etc.:	N/A

The fees quoted in this schedule apply to services ordinarily rendered in the administration of an Paying Account and are subject to reasonable adjustment based on final review of documents, or when the Paying Agent is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in this Paying Agreement, including, but not limited to, document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as extraordinary expenses.

Unless otherwise indicated, the above fees relate to the establishment of one paying account. Additional sub-accounts governed by the same Paying Agreement may incur an additional charge. Transaction costs include charges for wire transfers, checks, internal transfers and securities transactions.

EXHIBIT C

FORM OF LETTER OF TRANSMITTAL FOR STOCKHOLDERS

LETTER OF TRANSMITTAL

FOR SECURITIES

OF

HEALTHPOCKET, INC.

Pursuant to the Agreement and Plan of Merger, dated as of July 14, 2014

THIS LETTER OF TRANSMITTAL SHOULD BE COMPLETED, SIGNED AND SENT TO THE PAYING AGENT AS SET FORTH BELOW. A FAILURE TO TIMELY RESPOND MAY AFFECT YOUR ABILITY TO ELECT TO RECEIVE SHARES IN THIS TRANSACTION.

By mail, hand or overnight delivery to:

U.S. BANK NATIONAL ASSOCIATION

Corporate Trust Services

111 Fillmore Avenue East

St. Paul, MN 44107

Attn: Specialized Finance

Telephone Inquiries: 651-466-7150:

E-mail Inquiries:escrowexchangepayments@usbank.com

PLEASE READ THE INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

This Letter of Transmittal is being delivered pursuant to the Agreement and Plan of Merger, dated as of July 14, 2014 (the “Merger Agreement”), by and among Health Insurance Innovations, Inc., a Delaware corporation (“Parent”), SV Merger Sub, Inc., a Delaware corporation and an indirect subsidiary of Parent (“Merger Sub”), HealthPocket, Inc., a Delaware corporation (the “Company”), Bruce Telkamp, an individual, Sheldon Wang, an individual, the Joining Holders, and Randy Herman, as the Representative. Capitalized terms used in this Letter of Transmittal and not defined herein shall have the meanings assigned to them in the Merger Agreement, a copy of which is enclosed herewith.

In connection with the merger (the “Merger”) of Merger Sub with and into the Company pursuant to the Merger Agreement, the undersigned encloses herewith and hereby surrenders to the Company the stock certificates (the “Certificates”) (or affidavit(s) of loss in the form attached hereto as Annex A (the “Affidavit(s) of Loss”)) evidencing the shares of the Company’s (i) Common Stock, par value $.0001 per share, and/or (ii) Series A Preferred Stock, par value $.0001 per share, as applicable, owned of record by the undersigned as described in Part A below (the “Shares”), each of which Shares will be converted at the Effective Time into the right to receive (a) the Closing Preferred Stock Consideration, if any, (b) the Closing Common Stock Consideration, if any, and (c) the per share proceeds, if any, distributed pursuant to Section 1.05(l) of the Merger Agreement, Section 1.13 of the Merger Agreement, and/or from the Escrow Account. The Closing Preferred Stock Consideration and Closing Common Stock Consideration are sometimes referred to in this Letter of Transmittal as the Closing Consideration.

The undersigned represents and warrants that the undersigned is the record owner of the Shares and has full power, authority and legal capacity to execute and deliver this Letter of Transmittal and to surrender the Certificates (or Affidavit(s) of Loss) surrendered herewith, free and clear of all liens, claims, charges and encumbrances whatsoever. The undersigned also represents and warrants that the Certificates are not subject to any adverse claims. The undersigned also represents and warrants that the undersigned has received and reviewed the Merger Agreement and understands the Allocation Election to be made by the undersigned pursuant to Section 1.04(g) of the Merger Agreement and Section 1.05(d) of the Merger Agreement. The undersigned understands that if the undersigned makes an Allocation Election to receive only cash in the Merger, the undersigned will not be allocated any portion of an incremental cash amount of $2.0 million that will be allocated among the holders of Company stock, options, or warrants who elect to receive a portion of their Closing Consideration in Closing Consideration Shares (each holder’s share of such incremental cash consideration is referred to as the “Incremental Cash Consideration Amount”). In the event the undersigned elects to receive Closing Consideration Shares pursuant to the undersigned’s Allocation Election, the undersigned further represents and warrants that (i) the undersigned has reviewed and understands the Lock-Up Agreement attached as Annex C hereto, (ii) the undersigned has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect the interests of the undersigned in connection with the Merger, (iii) the undersigned acknowledges that the Closing Consideration Shares were not offered to the undersigned by way of general solicitation or general advertising by any means, (iv) the undersigned (a) has reviewed the Disclosure Materials provided herewith and had a reasonable opportunity to ask questions of and receive answers from Parent concerning the acquisition of the Closing Consideration Shares, (b) has had access to Parent’s annual report on Form 10-K for the year ended December 31, 2013, and all other SEC Reports of Parent made pursuant to the Exchange Act through EDGAR, and (c) understands that the acquisition of the Closing Consideration Shares is subject to risks as stated in the risk factors disclosed in Parent’s SEC Reports or as otherwise may be applicable to similar investments and acknowledges that the undersigned has had an opportunity to review, and upon review, fully understands such risk factors, and (v) the undersigned understands that none of the Closing Consideration Shares have been registered under the Securities Act, that the Closing Consideration Shares will be issued on the basis of the exemption provided by Section 4(a)(2) of the Securities Act and under exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s and Parent’s reliance thereon is based in part upon the representations made by the undersigned in this Letter of Transmittal.

The undersigned further acknowledges that, in the event that the undersigned elects to receive Closing Consideration Shares in the Merger, the undersigned is familiar with the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Closing Consideration Shares and the issuance by the Parent of the Closing Consideration Shares. In particular, the undersigned agrees that the Parent shall not be required to give any effect to a sale, assignment or transfer of the Closing Consideration Shares, unless (i) the sale, assignment or transfer of the Closing Consideration Shares is registered under the Securities Act, it being understood that the Closing Consideration Shares are not currently registered for sale and that the Parent’s obligations to register such Closing Consideration Shares is limited to the extent set forth in the Registration Rights Agreement, or (ii) such Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act, it being understood that Rule 144 is not available at the present time for the sale of the Closing Consideration Shares, or (iii) such sale, assignment or transfer is otherwise exempt from registration under the Securities Act. The undersigned further understands that an opinion of counsel and other documents may be required to transfer the Closing Consideration Shares, and the undersigned also understands that a restrictive legend stating substantially the following will be included on any certificate representing the Closing Consideration Shares:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY, AND THE RESALE OF SUCH SHARES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

The undersigned agrees that surrender of the Certificates is made in acceptable form, and delivery of the consideration set forth in the second paragraph of this Letter of Transmittal will occur, only upon the Paying Agent’s receipt of (a) this Letter of Transmittal, duly completed and signed, (b) the Certificates, duly executed for transfer (in blank) on the back thereof, or duly completed and signed Affidavit(s) of Loss in lieu of such Certificates (together with such other documents as may be required by the Paying Agent (see Instruction 9 below)), (c) all accompanying evidence of authority, if required, (d) if the undersigned is electing to receive Closing Consideration Shares in the Merger, a duly and originally signed copy of the Lock-Up Agreement, and (e) any additional documents deemed necessary or appropriate by the Company, Parent or the Paying Agent, in form satisfactory to the Company, Parent and the Paying Agent (including a duly executed, completed Form W-9, or applicable Form W-8 in the case of non-U.S. persons). The undersigned also agrees that the method of delivery of all documents, including the Certificates, is at the election and risk of the undersigned and that the risk of loss of and, in the case of the Certificates, title to such documents shall pass only after the Paying Agent has actually received them. The undersigned will take such additional actions that the Company and the Paying Agent request to complete the surrender of the Certificates. The undersigned acknowledges that, as set forth in Section 1.04(g) of the Merger Agreement, if the Paying Agent does not receive, within thirty (30) days after delivery of the form of Letter of Transmittal to the undersigned, a completed Letter of Transmittal (including an executed Lock-Up Agreement) duly executed by the undersigned containing an Allocation Election to receive Closing Consideration Shares, the undersigned will be deemed to make an Allocation Election to receive only cash in the Merger, regardless of what the undersigned selects in its “Allocation Election” section of Part C of this Letter of Transmittal, and you will not be entitled to make an Allocation Election to receive Closing Consideration Shares.

The undersigned consents to and approves, without objection, the Merger and agrees to be bound by (i) the confidentiality and non-use covenants set forth in Section 5.02(b) of the Merger Agreement, (ii) the indemnification provisions in Article VII of the Merger Agreement, (iii) the provisions of Article IX of the Merger Agreement relating to the Representative. The undersigned also agrees to be bound by the provisions of Article X and Article XI of the Merger Agreement to the extent that such provisions relate to the sections of the Merger Agreement referenced in the preceding sentence.

The undersigned irrevocably waives any notice of (i) appraisal rights under Section 262 of the Delaware General Corporation Law, (ii) dissenters’ rights under Chapter 13 of the California Corporations Code, and any appraisal rights under those sections or otherwise.

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In particular, with respect to the Representative, the undersigned expressly agrees as follows:

1. Appointment of the Representative. The undersigned hereby irrevocably appoints the Representative as the undersigned’s representative, attorney-in-fact and agent, with full power of substitution to act in the name, place and stead of the undersigned in accordance with the terms of the Merger Agreement and to act on behalf of the undersigned in any amendment of or action involving the Merger Agreement, including initiating, prosecuting, defending, negotiating, settling or otherwise dealing with claims on behalf of or against the undersigned arising under or in connection with the Merger Agreement, the Paying Agent Agreement and Escrow Agreement or any transactions or matters related thereto, and to do or refrain from doing all such further acts and things, and to execute all such documents, as Representative shall deem necessary or appropriate in conjunction with any of the transactions contemplated hereby, including the power:

(a) to execute and deliver, and administer all matters pertaining to performance under, the Paying Agent Agreement and the Escrow Agreement; and

(b) to take all action necessary or desirable in connection with the waiver of any condition to the obligations of the Company to consummate the transactions contemplated by the Merger Agreement, the Paying Agent Agreement and the Escrow Agreement; and

(c) to negotiate, execute and deliver all ancillary agreements, statements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by the Merger Agreement, the Paying Agent Agreement and the Escrow Agreement; and

(d) to give and receive all notices and communications to be given or received under the Merger Agreement, the Paying Agent Agreement and the Escrow Agreement and to receive service of process in connection with any claims under the Merger Agreement and the transactions contemplated thereby; and

(e) to take all actions that, under the Merger Agreement, the Paying Agent Agreement and the Escrow Agreement and pursuant to the transactions contemplated thereby, may be taken by the undersigned (or the Representative) and to do or refrain from doing any further act or deed on behalf of the undersigned that the Representative deems necessary or appropriate in the Representative’s sole discretion relating to the subject matter of the Merger Agreement and the transactions contemplated hereby as fully and completely as the undersigned could do if personally present.

2. Indemnity of Representative. The undersigned shall, in accordance with the undersigned’s respective pro rata equity interests in the Company immediately prior to the Effective Time, severally and not jointly, indemnify the Representative for, and hold the Representative harmless against, any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred without willful misconduct on the part of the Representative arising out of or in connection with the Representative exercising the Representative’s rights or performing his or its duties under the Merger Agreement, the Paying Agent Agreement or the Escrow Agreements and the transactions contemplated thereby, including costs and expenses of successfully defending the Representative against any claim of liability with respect thereto. Without limiting any direct right of recovery against the undersigned for indemnification, the foregoing indemnity shall entitle the Representative to indemnification or recoupment from and right of set off against, any Closing Consideration Shares or any funds (including those held in escrow pursuant to the Escrow Agreement that are to be distributed to the undersigned after satisfaction of any claims pursuant to Article VII of the Merger Agreement). The Representative may consult with counsel of the Representative’s own choice and shall have full and complete authorization and protection for any action taken and suffered by the Representative in good faith and pursuant to the opinion of such counsel. The Representative shall have no liability to the undersigned with respect to actions or omissions in the Representative’s capacities as such, except to the extent that such actions or omissions are in bad faith or constitute willful misconduct. The Representative shall be fully protected against the undersigned in relying upon any written notice, demand, certificate or document that the Representative in good faith believes to be genuine (including facsimiles thereof).

3. Decisions of Representative. A decision, act, consent or instruction of the Representative shall constitute a decision of the undersigned and shall be final, binding and conclusive upon the undersigned. In the event that a decision, act, consent or instruction of the Representatives is not provided within thirty (30) days of Parent’s request for any decision, act, consent or instruction of the Representative, the matter at issue shall be finally determined, as soon as reasonably practicable, by approval of the holders of seventy percent (70%) of the economic interest represented by all of the Holders immediately prior to the Effective Time.

* * *

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Please deliver the cash portion of the Closing Consideration for each of the Shares set forth in Part A below as directed in Part B below. Please deliver the share portion of the Closing Consideration for each of the Shares set forth in Part A below as directed in Part C below in accordance with the Allocation Election made by the undersigned in Part C below. Upon the release of the Escrow Amount (or any portion thereof), please deliver the such amounts to the Representative, who will then deliver to the undersigned the undersigned’s Proportionate Share of such released Escrow Amount for each of the Shares set forth in Part A below as directed in Part B below.

The undersigned has had the opportunity to consult with the undersigned’s tax, financial, legal and other advisors regarding the Merger Agreement, the Lock-Up Agreement, the Paying Agent Agreement, the Escrow Agreement, this Letter of Transmittal and any related documents, and has not relied upon any statement by the Company, Parent or their respective affiliates or representatives as to such matters.

This Letter of Transmittal shall remain in full force and effect notwithstanding the death or incapacity of one or more of the undersigned (if an individual), and this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. If any provision of this Letter of Transmittal is declared invalid or unenforceable by a court having competent jurisdiction, it is agreed that the same shall endure except for the part declared invalid or unenforceable which shall instead be enforced to the maximum extent permitted under applicable law.

INSTRUCTIONS

1. General Requirements. To surrender the Certificates and receive the undersigned’s Proportionate Share of the Closing Preferred Stock Consideration and the Closing Common Stock Consideration, as applicable (and upon release, the undersigned’s Proportionate Share of the Escrow Amount) for each of the Shares, you must complete, sign and deliver this Letter of Transmittal and the enclosed Form W-9 (or the applicable Form W-8 in the case of non-U.S. persons), together with the Certificates (or Affidavit(s) of Loss and such other documents referred to in Instruction 9 below) and the other documents required by this Letter of Transmittal, to the address set forth above. Subject to execution and delivery of this Letter of Transmittal, the undersigned’s compliance with the provisions herein, and in accordance with the terms and conditions of the Merger Agreement the Paying Agent shall deliver to the undersigned the cash portion of the undersigned’s Proportionate Share of the Closing Preferred Stock Consideration and the Closing Common Stock Consideration. In addition to the above, Closing Consideration Shares payable to you, if any, will not be issued to you unless you execute and deliver with this Letter of Transmittal the Lock-Up Agreement attached as Annex C hereto. As set forth in Section 1.04(g) of the Merger Agreement, if the Paying Agent does not receive, within thirty (30) days after delivery of the form of Letter of Transmittal to you, a completed Letter of Transmittal (including an executed Lock-Up Agreement) duly executed by you containing an Allocation Election to receive Closing Consideration Shares, you will be deemed to make an Allocation Election to receive only cash in the Merger (regardless of what you select in your “Allocation Election” section of Part C of this Letter of Transmittal), and you will not be entitled to make an Allocation Election to receive Closing Consideration Shares.

2. Signatures on Letter of Transmittal. For this Letter of Transmittal to be effective, you must sign in Part D below. If you are an individual, then you must sign in Part D-1 below. If you are an entity, such as a trust, then you must sign in Part D-2 below. The signature(s) appearing on this Letter of Transmittal must correspond with the name(s) in which the Shares are registered, except as indicated in Instruction 7 below. If any of the Shares are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If this Letter of Transmittal is signed by trustees, executors or others acting in a fiduciary or representative capacity, then such persons must so indicate when signing and deliver evidence satisfactory to the Company of their authority to so act.

3. Additional Letters of Transmittal. If any of the Shares are registered in different names, then it will be necessary to complete, sign and deliver as many separate Letters of Transmittal as there are different registrations of Shares. For example, if you own Shares directly and through a trust, then you must complete, sign and deliver a Letter of Transmittal for the Shares that you own directly and the trust must do so for the Shares that you own through the trust. The Company has provided a Letter of Transmittal to each registered shareholder, so you should sign your Letter of Transmittal and the trust should sign its Letter of Transmittal.

4. Determinations of Validity. Parent will determine, in its sole discretion, all questions as to the form of documents and the validity of any Certificates (or Affidavit(s) of Loss), and Parent’s determination will be final and binding on all parties.

5. Taxes; Withholding. You are required to pay any applicable United States federal, state and local taxes, and any applicable foreign taxes imposed on you attributable to the payment of the Merger Consideration to you. Further, Parent, Merger Sub, the Company, the Surviving Corporation, the Representative, the Paying Agent, or the Escrow Agent may withhold from any payments of the Aggregate Merger Consideration to you all United States federal, state and local taxes, and any applicable foreign taxes as Parent, Merger Sub, the Company, the Surviving Corporation, Representative, the Paying Agent and the Escrow Agent are required to withhold pursuant to any law. If required by law, payment of the Aggregate Merger Consideration to you shall be reported on Form 1099 or such other applicable form.

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6. Form W-9/W-8. You must timely provide each of Parent, the Paying Agent and the Escrow Agent a properly completed, signed, and dated Internal Revenue Service (“IRS”) Form W-9 (the form and instructions are available from the IRS website (http://www.irs.gov/pub/irs-pdf/fw9.pdf) and are attached hereto as Annex B) or the applicable Form W-8 (in the case of non-U.S. persons) (for example, Form W-8 BEN and instructions are available from the IRS website (www.irs.gov/pub/irs-pdf/fw8ben.pdf) setting forth your correct Taxpayer Identification Number (“TIN”). Failure to timely provide a properly completed, signed, and dated IRS Form W-9 may subject you to federal income tax backup withholding (currently at a rate of 28%) on any payments made pursuant to the Merger Agreement (including the Escrow Amount) and may subject you to penalties imposed by the IRS. Non-U.S. persons may be subject to U.S. withholding at a 30% rate (or backup withholding at a 28% rate). Any amount withheld is non-refundable by Parent, Merger Sub, the Company, the Surviving Corporation, the Representative, the Paying Agent and/or the Escrow Agent.

7. Guarantee of Signature. The Certificate(s) need not be endorsed and stock powers and signature guarantees are unnecessary unless (a) the Certificate(s) is registered in a name other than that of the person surrendering the Certificate(s) or (b) such registered holder completes the Special Payment Instructions or Special Delivery Instructions below. In the case of (a) above, any such Certificate(s) must be duly endorsed or accompanied by a properly executed stock power with the signature on the endorsement or stock power and on the Letter of Transmittal guaranteed by a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program. In the case of (b) above, only the signature on the Letter of Transmittal should be similarly guaranteed.

8. Questions and Requests for Assistance. Questions and requests for assistance may be directed to U.S. Bank at Telephone: (651) 466-7150.

9. Letter of Transmittal Required; Surrender of Certificate(s); Lost Certificate(s). You will not receive any cash for your Shares unless and until you deliver this Letter of Transmittal duly completed and signed, to the Paying Agent, together with the Certificate(s) representing such Shares (except for any portion of Shares that are issued subsequent to your submission of this Letter of Transmittal and the Certificate(s), which Certificate(s) for such Shares shall be retained by the Company) and any required accompanying evidences of authority in form satisfactory to the Company. If the Certificate(s) has (have) been lost or destroyed, such fact should be indicated on the face of this Letter of Transmittal. In such event, the Paying Agent will forward additional documentation and instructions necessary to be completed in order to effectively surrender the Shares represented by such lost or destroyed Certificate(s) (including instructions relating to payment by holder of such lost or destroyed Certificate of an indemnity/surety bond fee equal to 2.25% of the cash value of the Shares represented by such Certificate with a minimum of $150.00. No interest will be paid on amounts due for the Shares.

5

PART A. DESCRIPTION OF SHARES
Name(s) of Registered Holder(s) (List exactly as the name(s) appear(s) on the stock certificate(s))	Class of Shares (Common or Preferred)	Stock Certificate Number (List each stock certificate separately)	Number of Shares (List by Stock Certificate)	Check box if Lost/Misplaced (See Instruction 9)
[ ]
[ ]
[ ]
[ ]
[ ]
Total Shares

(If additional space is needed, attach a SIGNED schedule to this Letter of Transmittal.)

PART B. METHOD OF CASH PAYMENT

(CHECK ONE OF THE FOLLOWING METHODS OF PAYMENT FOR EACH OF THE CASH PORTION OF MY PROPORTIONATE SHARE OF THE AGGREGATE MERGER CONSIDERATION AND MY PROPORTIONATE SHARE OF THE ESCROW AMOUNT (IF ANY)

I hereby direct payment of the aggregate cash portion of the Closing Preferred Stock Consideration and the Closing Common Stock Consideration for each of the Shares and, upon release, the payment of my Proportionate Share of the released Escrow Amount (or any portion thereof) if any, for each of the Shares, be made as follows:

[    ] By issuing a check payable to and in the name(s) that appears on the official records of the Company with respect to such Shares, mailed to the undersigned at the address that appears on the official records of the Company, unless an alternative name and/or alternative mailing address is indicated below, in which case the check should be made in the name of the person indicated below and/or delivered to such alternative address (see Instruction 2 and Instruction 7):

Name:

(Please Print First, Middle & Last Name)

Address

                (Number and Street)

                (City, State & Zip Code)

[    ] By wire transfer of cash or other immediately available funds according to the following wire transfer instructions:

Bank Name:

Fedwire ABA Number:

Account Name:

Account Number:

FFC Account Name (if applicable):

FFC Account Number (if applicable):

Bank Contact/Telephone Number:

6

PART C. ALLOCATION ELECTION AND METHOD OF SHARE PAYMENT

Allocation Election: I hereby make the following Allocation Election (check one):

[    ] I elect to receive all cash in the Merger and elect to receive no Closing Consideration Shares, in which case I will receive my Proportionate Share of the Adjusted Aggregate Merger Consideration in cash but will not receive the Incremental Cash Consideration Amount.

[    ] I elect to receive my Proportionate Share of the Closing Consideration Shares under the Merger Agreement, in which case I will receive, in addition to the Elected Shares, an amount in cash equal to (A) my Incremental Cash Consideration Amount plus (B) a portion of the Closing Cash Consideration equal to my Proportionate Share of the Adjusted Aggregate Merger Consideration minus an amount equal to the aggregate Parent Stock Value of the Elected Shares .

NOTE: IF NEITHER BOX ABOVE IS CHECKED THEN THE UNDERSIGNED WILL BE DEEMED TO HAVE ELECTED TO RECEIVE ALL CASH IN THE MERGER AND ELECTED TO RECEIVE NO CLOSING CONSIDERATION SHARES. ALSO, AS SET FORTH IN SECTION 1.04(G) OF THE MERGER AGREEMENT, IF THE PAYING AGENT DOES NOT RECEIVE, WITHIN THIRTY (30) DAYS AFTER DELIVERY OF THE FORM OF LETTER OF TRANSMITTAL TO THE UNDERSIGNED, A COMPLETED LETTER OF TRANSMITTAL (INCLUDING AN EXECUTED LOCK-UP AGREEMENT) DULY EXECUTED BY THE UNDERSIGNED CONTAINING AN ALLOCATION ELECTION TO RECEIVE CLOSING CONSIDERATION SHARES, THE UNDERSIGNED WILL BE DEEMED TO MAKE AN ALLOCATION ELECTION TO RECEIVE ONLY CASH IN THE MERGER (REGARDLESS OF WHAT IS SELECTED ABOVE.

Method of Share Payment: I hereby direct that the Closing Consideration Shares, if any, to which I am entitled be issued in the name of the registered holder of my Company Shares as indicated in Part D of this Letter of Transmittal and be mailed to the undersigned at the address that appears on the official records of the Company, except to the extent that the following Special Issuance Instructions or Special Delivery Instructions are completed below:

SPECIAL ISSUANCE INSTRUCTIONS

(See Instruction 2 and Instruction 7)

Fill in ONLY if the Closing Consideration Shares are to be issued in a name other than the registered holder of my Company Shares.

Name:

        (Please Print First, Middle & Last Name)

Address

                                     (Number and Street)

                      (City, State & Zip Code)

    (Tax Identification or Social Security Number)

SPECIAL DELIVERY INSTRUCTIONS

(See Instruction 2 and Instruction 7)

Fill in ONLY if the Closing Consideration Shares are to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown on the official records of the Company.

Deliver Closing Consideration Shares to:

Name:

        (Please Print First, Middle & Last Name)

Address

                                     (Number and Street)

                      (City, State & Zip Code)

7

PART D. SIGNATURE FORM
PART D-1: SIGN HERE IF YOU ARE AN INDIVIDUAL

Print name(s) of registered holder(s):
(Must appear exactly as the name(s) appear(s) on the stock certificate(s))

Signature(s) of registered holder(s):

Date: , 2014	Daytime telephone number: ( )

E-mail address:

PART D-2: SIGN HERE IF YOU ARE AN ENTITY, TRUST OR ESTATE

Print name(s) of registered holder(s):	(Must appear exactly as the name(s) appear(s) on the stock certificate(s))

Signature(s) of authorized representative(s):

Title of authorized representative(s):

Date: , 2014	Daytime telephone number: ( )

E-mail address:

8

ANNEX A

AFFIDAVIT OF LOSS

STATE OF                         )

COUNTY OF                     )

                                                                  (NAME OF UNDERSIGNED), being duly sworn, says that he or she is authorized to make this affidavit for and on behalf of                                  (NAME OF HOLDER) (collectively, the “Holder”).

1. The Holder is the legal and beneficial owner of                                  (NUMBER) shares of                                  (CLASS OF STOCK) issued by HealthPocket, Inc. (the “Issuer”), represented by certificate number(s)                                  (NUMBER) (collectively, the “Certificate”). Terms not expressly defined herein shall have the same meaning assigned to them as in the Letter of Transmittal executed and delivered on or around the date hereof by the Holder to the Issuer.

2. The Certificate has been lost, stolen or destroyed.

3. The Holder has made or caused to be made a diligent search for the Certificate and has been unable to find or recover it. Neither the Certificate nor any interest therein has been sold, assigned, pledge, or disposed of in any manner by or on behalf of the Holder. Neither the Holder nor anyone on the Holder’s behalf has signed any power of attorney or other assignment or authorization respecting the Certificate which is now outstanding and in force, and no person, firm or corporation other than the Holder has any title or interest in the Certificate. If the Certificate comes into the control of the Holder, the Holder will deliver the Certificate or cause the Certificate to be delivered to the Company immediately for cancellation.

4. The Certificate was registered in the name of the Holder.

5. This Affidavit is made to induce the payment of the Proportionate Share of the Aggregate Merger Consideration to the Holder.

6. In consideration of receiving the Closing Preferred Stock Consideration, if any, the Closing Common Stock Consideration, if any, and the per share proceeds, if any, distributed pursuant to Section 1.05(l) of the Merger Agreement, Section 1.13 of the Merger Agreement, and/or from the Escrow Account in respect of the Holder’s Shares, the Holder, for himself, herself or itself and his or her heirs and legal representatives and his, her or its assigns and successors in interest, does hereby agree to indemnify and save harmless Parent, the Company, Merger Sub, the Surviving Corporation, the other Holders and Representative from any and all claims and demands of every kind and nature, actions, causes of action, suits and controversies whether groundless or otherwise, and from and against any and all Losses (as defined in the Merger Agreement) which they or any of them may sustain or incur by reason of any claim which may be made in respect of the Certificate or the payment of the Closing Preferred Stock Consideration, if any, the Closing Common Stock Consideration, if any, and the per share proceeds, if any, distributed pursuant to Section 1.05(l) of the Merger Agreement, Section 1.13 of the Merger Agreement, and/or from the Escrow Account without receipt of the Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Affidavit of Loss this          day of                         , 2014.

By:

Print Name:

Title:

STATE OF                         )

COUNTY OF                     )

The above document was acknowledged before me this          day of                             , 2014, by                                         , an individual.

Notary Public

My commission expires:

ANNEX B

IMPORTANT INCOME TAX INFORMATION

Under federal income tax law, a Holder whose Certificates are surrendered is required to provide the Paying Agent with such Holder’s correct Taxpayer Identification Number (“TIN”) on IRS Form W-9 or on the applicable Form W-8 (in the case of non-U.S. persons). If such Holder is an individual, the TIN is his or her social security number. If the Paying Agent is not provided with the proper TIN, the Holder may be subject to a penalty imposed by the Internal Revenue Service (the “IRS”). In addition, failure to timely provide a properly completed, signed, and dated IRS Form W-9 may subject a Holder to federal income tax backup withholding (currently at a rate of 28%) on any payments made in connection with the Merger (including in connection with the Escrow Agreement) to such Holder and may subject such Holder to penalties imposed by the IRS. Certain shareholders (including, among others, certain corporations and certain foreign individuals) may not subject to these backup withholding and reporting requirements. See the enclosed instructions on IRS Form W-9 for additional information.

If backup withholding applies, Parent and/or the Paying Agent is required to withhold a percentage (currently at a rate of 28%) of any payments made to the Holder pursuant to the Merger Agreement. Any amount withheld is non-refundable by Parent, Merger Sub, the Company, the Surviving Corporation, Representative, the Paying Agent and/or the Escrow Agent.

Purpose of IRS Form W-9

To prevent federal income tax backup withholding with respect to payments made to a Holder with respect to Certificates in connection with the Merger Agreement, a Holder should provide the Paying Agent with his, her or its correct TIN by completing the IRS Form W-9 and certifying that the TIN provided on IRS Form W-9 is correct (or that such holder is awaiting a TIN), that such Holder is a U.S. citizen or other U.S. person (as defined) and that such Holder is not subject to backup withholding because: (i) such holder is exempt from federal backup withholding, or (ii) such holder has not been notified by the IRS that such holder is subject to federal backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified such holder that such holder is no longer subject to federal backup withholding (see Part 2 of IRS Form W-9).

Purpose of IRS Form W-8

If a Holder is not a U.S. person (i.e., generally not a U.S. citizen or U.S. resident alien), then the Holder must execute the applicable IRS Form W-8, signed under penalties of perjury, attesting to that person’s exempt status. Non-U.S. persons may be subject to U.S. withholding at a 30% rate (or backup withholding at a 28% rate).

What Number to Give the Paying Agent

A Holder who is a U.S. person is required to give the Paying Agent the social security number or employer identification number of the record owner of the Certificates. If the Certificates are in more than one name or are not in the name of the actual owner, consult the enclosed instructions on IRS Form W-9 for additional guidance on the proper number to report. If the surrendering Holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such Holder should write “Applied For” in the space provided for in the TIN, sign and date the IRS Form W-9, and give it to the Paying Agent as set forth in the instructions.

All Holders are urged to consult with their tax advisors with respect to IRS Form W-9 and Forms W-8, backup and other withholding, and all other tax issues relating to the Merger.

ANNEX C

LOCK-UP AGREEMENT

July 14, 2014

Health Insurance Innovations, Inc.

218 Bearss Ave., Suite 325

Tampa, Florida 33613

Attention: Michael A. Petrizzo, Jr., General Counsel

Re:	Health Insurance Innovations, Inc. (the “Company”)—Restriction on Stock Sales

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is delivered to you pursuant to the Agreement and Plan of Merger, dated July 14, 2014 (the “Merger Agreement”), among the Company, HealthPocket, Inc. (the “Acquired Company”), SV Merger Sub, Inc. (the “Merger Subsidiary”), Bruce Telkamp, Sheldon Wang, and the other parties thereto. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

In consideration of the Merger upon the terms and conditions set forth in the Merger Agreement, the former stockholders and certain option and warrant holders of the Acquired Company will receive a combination of cash and Parent Shares. The undersigned acknowledges and agrees that the execution and delivery of this Agreement by the undersigned is a material inducement to, and condition of, the Company’s consummation of the Merger.

In consideration of the Company’s obligations under the Merger Agreement, the undersigned hereby agrees that during the period beginning on the Closing Date and continuing through the third (3rd) anniversary of the Closing Date, the undersigned will not offer, sell, contract to sell, pledge, transfer, or otherwise dispose of, directly or indirectly, any of the Parent Shares issued to the undersigned pursuant to the Merger (the “Lock-Up Shares”), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, without, in each case, the prior written consent of the Company. The restrictions set forth in this paragraph shall lapse as to five percent (5%) of the aggregate number of Lock-Up Shares on each of the following dates: (i) January 14, 2016, (ii) April 14, 2016, (iii) July 14, 2016, (iv) October 14, 2016, (v) January 16, 2017, and (vi) April 14, 2017. The restrictions shall lapse as to all other Lock-Up Shares on July 14, 2017. The restrictions set forth in this paragraph shall not apply to Lock-Up Shares disposed of (i) as bona fide gifts in transactions not involving a disposition for value, (ii) upon death by will or intestacy, to the legal representative, heir, beneficiary or other member of the immediate family of the undersigned (meaning any relative by blood, marriage or adoption not more distant than first cousin) in a transaction not involving a disposition for value, (iii) to the undersigned’s immediate family or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value, (iv) to any affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended), limited partners, general partners, limited liability company members or stockholders of the undersigned in a transaction not involving a disposition for value, or (v) by operation of law, including a merger or a qualified domestic order, provided that each recipient of any Lock-Up Shares pursuant to any of the foregoing clauses (i), (ii), (iii), (iv) and/or (v) agrees in writing with the Company to be bound by the provisions of this Agreement as if such recipient were the undersigned.

Facsimile or electronically transmitted signatures to this Agreement shall be binding and have the same force and effect as manually executed original signatures.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this Agreement. This Agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by the laws of the State of Delaware without reference to principles of choice or law thereunder. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA (LOCATED IN THE STATE OF DELAWARE) OR THE COURTS OF THE STATE OF DELAWARE, AND THE UNDERSIGNED IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. This Agreement may not be amended or waived other than by means of a written instrument signed by the Company.

Very truly yours,

Name:

EXHIBIT D

FORM OF LETTER OF TRANSMITTAL FOR WARRANTHOLDERS

LETTER OF TRANSMITTAL

FOR SECURITIES

OF

HEALTHPOCKET, INC.

Pursuant to the Agreement and Plan of Merger, dated as of July 14, 2014

THIS LETTER OF TRANSMITTAL SHOULD BE COMPLETED, SIGNED AND SENT TO HEALTHPOCKET, INC. AS SET FORTH BELOW. A FAILURE TO TIMELY RESPOND MAY AFFECT YOUR ABILITY TO ELECT TO RECEIVE SHARES IN THIS TRANSACTION.

By mail, hand or overnight delivery to:

HEALTHPOCKET, INC.

440 North Wolfe Road

Sunnyvale, California 94085

Attention: Bruce Telkamp, Chief Executive Officer

Email: brucetelkamp@healthpocket.com

PLEASE READ THE INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

This Letter of Transmittal is being delivered pursuant to the Agreement and Plan of Merger, dated as of July 14, 2014 (the “Merger Agreement”), by and among Health Insurance Innovations, Inc., a Delaware corporation (“Parent”), SV Merger Sub, Inc., a Delaware corporation and an indirect subsidiary of Parent (“Merger Sub”), HealthPocket, Inc., a Delaware corporation (the “Company”), Bruce Telkamp, an individual, Sheldon Wang, an individual, the Joining Holders, and Randy Herman, as the Representative. Capitalized terms used in this Letter of Transmittal and not defined herein shall have the meanings assigned to them in the Merger Agreement, a copy of which is enclosed herewith. Reference is hereby made to that certain Amended and Restated Warrant to Purchase Stock issued on August 16, 2013 by the Company to the undersigned (the “Warrant”).

In connection with the merger (the “Merger”) of Merger Sub with and into the Company pursuant to the Merger Agreement, the Warrant will be converted at the Effective Time into the right to receive (a) the Closing Warrant Consideration, if any, in accordance with the terms and conditions of the Merger Agreement and (b) the proceeds, if any, distributed pursuant to Section 1.05(l) of the Merger Agreement, Section 1.13 of the Merger Agreement, and/or from the Escrow Account in accordance with the terms and conditions of the Merger Agreement and the Escrow Agreement. From and after the Effective Time, the undersigned shall cease to have any rights with respect to the Warrant except as otherwise provided for in the Merger Agreement or under applicable Law. On the date the undersigned delivers this Letter of Transmittal to the Company, the undersigned shall also deliver the original Warrant to the Company to be cancelled.

The undersigned represents and warrants that the undersigned is the record owner of the Warrant and has full power, authority and legal capacity to execute and deliver this Letter of Transmittal and to surrender the Warrant, free and clear of all liens, claims, charges and encumbrances whatsoever. The undersigned also represents and warrants that the Warrant is not subject to any adverse claims. The undersigned also represents and warrants that the undersigned has received and reviewed the Merger Agreement and understands the Allocation Election to be made by the undersigned pursuant to Section 1.04(g) of the Merger Agreement and Section 1.05(d) of the Merger Agreement. The undersigned understands that if the undersigned makes an Allocation Election to receive only cash in the Merger, the undersigned will not be allocated any portion of an incremental cash amount of $2.0 million that will be allocated among the holders of Company stock, options, or warrants who elect to receive a portion of their Closing Consideration in Closing Consideration Shares (each holder’s share of such incremental cash consideration is referred to as the “Incremental Cash Consideration Amount”). In the event the undersigned elects to receive Closing

Consideration Shares pursuant to the undersigned’s Allocation Election, the undersigned further represents and warrants that (i) the undersigned has reviewed and understands the Lock-Up Agreement attached as Annex B hereto, (ii) the undersigned has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect the interests of the undersigned in connection with the Merger, (iii) the undersigned acknowledges that the Closing Consideration Shares were not offered to the undersigned by way of general solicitation or general advertising by any means, (iv) the undersigned (a) has reviewed the Disclosure Materials provided herewith and had a reasonable opportunity to ask questions of and receive answers from Parent concerning the acquisition of the Closing Consideration Shares, (b) has had access to Parent’s annual report on Form 10-K for the year ended December 31, 2013, and all other SEC Reports of Parent made pursuant to the Exchange Act through EDGAR, and (c) understands that the acquisition of the Closing Consideration Shares is subject to risks as stated in the risk factors disclosed in Parent’s SEC Reports or as otherwise may be applicable to similar investments and acknowledges that the undersigned has had an opportunity to review, and upon review, fully understands such risk factors, and (v) the undersigned understands that none of the Closing Consideration Shares have been registered under the Securities Act, that the Closing Consideration Shares will be issued on the basis of the exemption provided by Section 4(a)(2) of the Securities Act and under exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s and Parent’s reliance thereon is based in part upon the representations made by the undersigned in this Letter of Transmittal.

The undersigned further acknowledges that, in the event that the undersigned elects to receive Closing Consideration Shares in the Merger, the undersigned is familiar with the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Closing Consideration Shares and the issuance by the Parent of the Closing Consideration Shares. In particular, the undersigned agrees that the Parent shall not be required to give any effect to a sale, assignment or transfer of the Closing Consideration Shares, unless (i) the sale, assignment or transfer of the Closing Consideration Shares is registered under the Securities Act, it being understood that the Closing Consideration Shares are not currently registered for sale and that the Parent’s obligations to register such Closing Consideration Shares is limited to the extent set forth in the Registration Rights Agreement, or (ii) such Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act, it being understood that Rule 144 is not available at the present time for the sale of the Closing Consideration Shares, or (iii) such sale, assignment or transfer is otherwise exempt from registration under the Securities Act. The undersigned further understands that an opinion of counsel and other documents may be required to transfer the Closing Consideration Shares, and the undersigned also understands that a restrictive legend stating substantially the following will be included on any certificate representing the Closing Consideration Shares:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY, AND THE RESALE OF SUCH SHARES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

The undersigned agrees that delivery of the consideration set forth in the second paragraph of this Letter of Transmittal will occur, only upon the Company’s receipt of (a) this Letter of Transmittal, duly completed and signed, (b) if the undersigned is electing to receive Closing Consideration Shares in the Merger, a duly and originally signed copy of the Lock-Up Agreement, and (c) any additional documents deemed necessary or appropriate by the Company or Parent, in form satisfactory to the Company and Parent (including a duly executed, completed Form W-9, or applicable Form W-8 in the case of non-U.S. persons). The undersigned also agrees that the method of delivery of all documents is at the election and risk of the undersigned and that the risk of loss of such documents shall pass only after the Company has actually received them. The undersigned will take such additional actions that the Company and Parent request to complete the surrender and termination of the Warrant. The undersigned acknowledges that, as set forth in Section 1.04(g) of the Merger Agreement, if the Company does not receive, within thirty (30) days after delivery of the form of Letter of Transmittal to the undersigned, a completed Letter of Transmittal (including an executed Lock-Up Agreement) duly executed by the undersigned containing an Allocation Election to receive Closing Consideration Shares, the undersigned will be deemed to make an Allocation Election to receive only cash in the Merger, regardless of what the undersigned selects in its “Allocation Election” section of Part B of this Letter of Transmittal, and the undersigned will not be entitled to make an Allocation Election to receive Closing Consideration Shares.

The undersigned consents to and approves, without objection, the Merger and agrees to be bound by (i) the confidentiality and non-use covenants set forth in Section 5.02(b) of the Merger Agreement, (ii) the indemnification provisions in Article VII of the Merger Agreement, (iii) the provisions of Article IX of the Merger Agreement relating to the Representative. The undersigned also agrees to be bound by the provisions of Article X and Article XI of the Merger Agreement to the extent that such provisions relate to the sections of the Merger Agreement referenced in the preceding sentence.

The undersigned irrevocably waives any notice of (i) appraisal rights under Section 262 of the Delaware General Corporation Law, (ii) dissenters’ rights under Chapter 13 of the California Corporations Code, and any appraisal rights under those sections or otherwise.

2

In particular, with respect to the Representative, the undersigned expressly agrees as follows:

1. Appointment of the Representative. The undersigned hereby irrevocably appoints the Representative as the undersigned’s representative, attorney-in-fact and agent, with full power of substitution to act in the name, place and stead of the undersigned in accordance with the terms of the Merger Agreement and to act on behalf of the undersigned in any amendment of or action involving the Merger Agreement, including initiating, prosecuting, defending, negotiating, settling or otherwise dealing with claims on behalf of or against the undersigned arising under or in connection with the Merger Agreement, the Paying Agent Agreement and Escrow Agreement or any transactions or matters related thereto, and to do or refrain from doing all such further acts and things, and to execute all such documents, as Representative shall deem necessary or appropriate in conjunction with any of the transactions contemplated hereby, including the power:

(a) to execute and deliver, and administer all matters pertaining to performance under, the Paying Agent Agreement and the Escrow Agreement; and

(b) to take all action necessary or desirable in connection with the waiver of any condition to the obligations of the Company to consummate the transactions contemplated by the Merger Agreement, the Paying Agent Agreement and the Escrow Agreement; and

(c) to negotiate, execute and deliver all ancillary agreements, statements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by the Merger Agreement, the Paying Agent Agreement and the Escrow Agreement; and

(d) to give and receive all notices and communications to be given or received under the Merger Agreement, the Paying Agent Agreement and the Escrow Agreement and to receive service of process in connection with any claims under the Merger Agreement and the transactions contemplated thereby; and

(e) to take all actions that, under the Merger Agreement, the Paying Agent Agreement and the Escrow Agreement and pursuant to the transactions contemplated thereby, may be taken by the undersigned (or the Representative) and to do or refrain from doing any further act or deed on behalf of the undersigned that the Representative deems necessary or appropriate in the Representative’s sole discretion relating to the subject matter of the Merger Agreement and the transactions contemplated hereby as fully and completely as the undersigned could do if personally present.

2. Indemnity of Representative. The undersigned shall, in accordance with the undersigned’s respective pro rata equity interests in the Company immediately prior to the Effective Time (assuming for this purpose that the Warrant had been fully exercised immediately prior to the Effective Time by a net exercise method), severally and not jointly, indemnify the Representative for, and hold the Representative harmless against, any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred without willful misconduct on the part of the Representative arising out of or in connection with the Representative exercising the Representative’s rights or performing his or its duties under the Merger Agreement, the Paying Agent Agreement or the Escrow Agreements and the transactions contemplated thereby, including costs and expenses of successfully defending the Representative against any claim of liability with respect thereto. Without limiting any direct right of recovery against the undersigned for indemnification, the foregoing indemnity shall entitle the Representative to indemnification or recoupment from and right of set off against, any Closing Consideration Shares or any funds (including those held in escrow pursuant to the Escrow Agreement that are to be distributed to the undersigned after satisfaction of any claims pursuant to Article VII of the Merger Agreement). The Representative may consult with counsel of the Representative’s own choice and shall have full and complete authorization and protection for any action taken and suffered by the Representative in good faith and pursuant to the opinion of such counsel. The Representative shall have no liability to the undersigned with respect to actions or omissions in the Representative’s capacities as such, except to the extent that such actions or omissions are in bad faith or constitute willful misconduct. The Representative shall be fully protected against the undersigned in relying upon any written notice, demand, certificate or document that the Representative in good faith believes to be genuine (including facsimiles thereof).

3. Decisions of Representative. A decision, act, consent or instruction of the Representative shall constitute a decision of the undersigned and shall be final, binding and conclusive upon the undersigned. In the event that a decision, act, consent or instruction of the Representatives is not provided within thirty (30) days of Parent’s request for any decision, act, consent or instruction of the Representative, the matter at issue shall be finally determined, as soon as reasonably practicable, by approval of the holders of seventy percent (70%) of the economic interest represented by all of the Holders immediately prior to the Effective Time.

* * *

3

Please deliver the cash portion of the Closing Warrant Consideration for the Warrant as directed in Part A below. Please deliver the share portion of the Closing Warrant Consideration for the Warrant as directed in Part B below in accordance with the Allocation Election made by the undersigned in Part B below. Upon the release of the Escrow Amount (or any portion thereof), please deliver the such amounts to the Representative, who will then deliver to the undersigned the undersigned’s Proportionate Share of such released Escrow Amount for the Warrant as directed in Part A below.

The undersigned has had the opportunity to consult with the undersigned’s tax, financial, legal and other advisors regarding the Merger Agreement, the Lock-Up Agreement, the Paying Agent Agreement, the Escrow Agreement, this Letter of Transmittal and any related documents, and has not relied upon any statement by the Company, Parent or their respective affiliates or representatives as to such matters.

This Letter of Transmittal shall remain in full force and effect notwithstanding the death or incapacity of one or more of the undersigned (if an individual), and this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. If any provision of this Letter of Transmittal is declared invalid or unenforceable by a court having competent jurisdiction, it is agreed that the same shall endure except for the part declared invalid or unenforceable which shall instead be enforced to the maximum extent permitted under applicable law.

INSTRUCTIONS

1. General Requirements. To receive the Closing Warrant Consideration as set forth in the Merger Agreement (and upon release, the undersigned’s Proportionate Share of the Escrow Amount) for the Warrant, the undersigned must complete, sign and deliver this Letter of Transmittal and the enclosed Form W-9 (or the applicable Form W-8 in the case of non-U.S. persons), together with the other documents required by this Letter of Transmittal, to the address set forth above. Subject to execution and delivery of this Letter of Transmittal, the undersigned’s compliance with the provisions herein, and in accordance with the terms and conditions of the Merger Agreement the Company shall deliver to the undersigned the cash portion of the undersigned’s Closing Warrant Consideration. In addition to the above, Closing Consideration Shares payable to the undersigned, if any, will not be issued to the undersigned unless the undersigned executes and delivers with this Letter of Transmittal the Lock-Up Agreement attached as Annex B hereto. As set forth in Section 1.04(g) of the Merger Agreement, if the Company does not receive, within thirty (30) days after delivery of the form of Letter of Transmittal to you, a completed Letter of Transmittal (including an executed Lock-Up Agreement) duly executed by you containing an Allocation Election to receive Closing Consideration Shares, you will be deemed to make an Allocation Election to receive only cash in the Merger (regardless of what you select in your “Allocation Election” section of Part B of this Letter of Transmittal), and you will not be entitled to make an Allocation Election to receive Closing Consideration Shares.

2. Signatures on Letter of Transmittal. For this Letter of Transmittal to be effective, you must sign in Part C below. The signature(s) appearing on this Letter of Transmittal must correspond with the name(s) in which the Warrant is registered, except as indicated in Instruction 6 below. If the Warrant is held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If this Letter of Transmittal is signed by trustees, executors or others acting in a fiduciary or representative capacity, then such persons must so indicate when signing and deliver evidence satisfactory to the Company of their authority to so act.

3. Determinations of Validity. Parent will determine, in its sole discretion, all questions as to the form of documents and the validity of the Warrant, and Parent’s determination will be final and binding on all parties.

4. Taxes; Withholding. You are required to pay any applicable United States federal, state and local taxes, and any applicable foreign taxes imposed on you attributable to the payment of your portion of the Aggregate Merger Consideration to you. Further, Parent, Merger Sub, the Company, the Surviving Corporation, the Representative, the Paying Agent, or the Escrow Agent may withhold from any payments of the Aggregate Merger Consideration to you all United States federal, state and local taxes, and any applicable foreign taxes as Parent, Merger Sub, the Company, the Surviving Corporation, Representative, the Paying Agent and the Escrow Agent are required to withhold pursuant to any law. If required by law, payment of the Aggregate Merger Consideration to you shall be reported on Form 1099 or such other applicable form.

5. Form W-9/W-8. You must timely provide each of Parent, the Company and the Escrow Agent a properly completed, signed, and dated Internal Revenue Service (“IRS”) Form W-9 (the form and instructions are available from the IRS website (http://www.irs.gov/pub/irs-pdf/fw9.pdf) and are attached hereto as Annex A) or the applicable Form W-8 (in the case of non-U.S. persons) (for example, Form W-8 BEN and instructions are available from the IRS website (www.irs.gov/pub/irs-pdf/fw8ben.pdf) setting forth your correct Taxpayer Identification Number (“TIN”). Failure to timely provide a properly completed, signed, and dated IRS Form W-9 may subject you to federal income tax backup withholding (currently at a rate of 28%) on any payments made pursuant to the Merger Agreement (including the Escrow Amount) and may subject you to penalties imposed by the IRS. Non-U.S. persons may be subject to U.S. withholding at a 30% rate (or backup withholding at a 28% rate). Any amount withheld is non-refundable by Parent, Merger Sub, the Company, the Surviving Corporation, the Representative, the Paying Agent and/or the Escrow Agent.

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6. Guarantee of Signature. The Warrant need not be endorsed and signature guarantees are unnecessary unless (a) the Warrant is registered in a name other than that of the person surrendering the Warrant or (b) such registered holder completes the Special Payment Instructions or Special Delivery Instructions below. In the case of (a) above, any such Warrant must be duly endorsed with the signature on the endorsement and on the Letter of Transmittal guaranteed by a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program. In the case of (b) above, only the signature on the Letter of Transmittal should be similarly guaranteed.

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PART A. METHOD OF CASH PAYMENT

(CHECK ONE OF THE FOLLOWING METHODS OF PAYMENT FOR EACH OF THE CASH PORTION OF THE CLOSING WARRANT CONSIDERATION AND MY PROPORTIONATE SHARE OF THE ESCROW AMOUNT (IF ANY)

I hereby direct payment of the aggregate cash portion of the Closing Warrant Consideration for the Warrant and, upon release, the payment of my Proportionate Share of the released Escrow Amount (or any portion thereof) if any, for the Warrant, be made as follows:

[    ] By issuing a check payable to and in the name(s) that appears on the official records of the Company with respect to the Warrant, mailed to the undersigned at the address that appears on the official records of the Company, unless an alternative name and/or alternative mailing address is indicated below, in which case the check should be made in the name of the person indicated below and/or delivered to such alternative address (see Instruction 2 and Instruction 6):

Name:

(Please Print First, Middle & Last Name)

Address

                (Number and Street)

                (City, State & Zip Code)

[    ] By wire transfer of cash or other immediately available funds according to the following wire transfer instructions:

Bank Name:

Fedwire ABA Number:

Account Name:

Account Number:

FFC Account Name (if applicable):

FFC Account Number (if applicable):

Bank Contact/Telephone Number:

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PART B. ALLOCATION ELECTION AND METHOD OF SHARE PAYMENT

Allocation Election: I hereby make the following Allocation Election (check one):

[    ] I elect to receive all cash in the Merger and elect to receive no Closing Consideration Shares, in which case I will receive my Proportionate Share of the Adjusted Aggregate Merger Consideration in cash but will not receive the Incremental Cash Consideration Amount.

[    ] I elect to receive my Proportionate Share of the Closing Consideration Shares under the Merger Agreement, in which case I will receive, in addition to the Elected Shares, an amount in cash equal to (A) my Incremental Cash Consideration Amount plus (B) a portion of the Closing Cash Consideration equal to my Proportionate Share of the Adjusted Aggregate Merger Consideration minus an amount equal to the aggregate Parent Stock Value of the Elected Shares.

NOTE: IF NEITHER BOX ABOVE IS CHECKED THEN THE UNDERSIGNED WILL BE DEEMED TO HAVE ELECTED TO RECEIVE ALL CASH IN THE MERGER AND ELECTED TO RECEIVE NO CLOSING CONSIDERATION SHARES. ALSO, AS SET FORTH IN SECTION 1.04(G) OF THE MERGER AGREEMENT, IF THE COMPANY DOES NOT RECEIVE, WITHIN THIRTY (30) DAYS AFTER DELIVERY OF THE FORM OF LETTER OF TRANSMITTAL TO THE UNDERSIGNED, A COMPLETED LETTER OF TRANSMITTAL (INCLUDING AN EXECUTED LOCK-UP AGREEMENT) DULY EXECUTED BY THE UNDERSIGNED CONTAINING AN ALLOCATION ELECTION TO RECEIVE CLOSING CONSIDERATION SHARES, THE UNDERSIGNED WILL BE DEEMED TO MAKE AN ALLOCATION ELECTION TO RECEIVE ONLY CASH IN THE MERGER (REGARDLESS OF WHAT IS SELECTED ABOVE).

Method of Share Payment: I hereby direct that the Closing Consideration Shares, if any, to which I am entitled be issued in the name of the registered holder of the Warrant indicated in Part C of this Letter of Transmittal and be mailed to the undersigned at the address that appears on the official records of the Company, except to the extent that the following Special Issuance Instructions or Special Delivery Instructions are completed below:

SPECIAL ISSUANCE INSTRUCTIONS

(See Instruction 2 and Instruction 6)

Fill in ONLY if the Closing Consideration Shares are to be issued in a name other than the registered holder of the Warrant.

Name:

        (Please Print First, Middle & Last Name)

Address

                                     (Number and Street)

                      (City, State & Zip Code)

    (Tax Identification or Social Security Number)

SPECIAL DELIVERY INSTRUCTIONS

(See Instruction 2 and Instruction 6)

Fill in ONLY if the Closing Consideration Shares are to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown on the official records of the Company.

Deliver Closing Consideration Shares to:

Name:

        (Please Print First, Middle & Last Name)

Address

                                     (Number and Street)

                      (City, State & Zip Code)

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PART C. SIGNATURE FORM

Print name(s) of registered holder(s):
(Must appear exactly as the name(s) appear(s) on the Warrant)

Signature(s) of authorized representative(s):

Title of authorized representative(s):

Date: , 2014	Daytime telephone number: ( )

E-mail address:

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ANNEX A

IMPORTANT INCOME TAX INFORMATION

Under federal income tax law, a Holder whose Warrants are surrendered is required to provide the Company with such Holder’s correct Taxpayer Identification Number (“TIN”) on IRS Form W-9 or on the applicable Form W-8 (in the case of non-U.S. persons). If such Holder is an individual, the TIN is his or her social security number. If the Company is not provided with the proper TIN, the Holder may be subject to a penalty imposed by the Internal Revenue Service (the “IRS”). In addition, failure to timely provide a properly completed, signed, and dated IRS Form W-9 may subject a Holder to federal income tax backup withholding (currently at a rate of 28%) on any payments made in connection with the Merger (including in connection with the Escrow Agreement) to such Holder and may subject such Holder to penalties imposed by the IRS. Certain Holders (including, among others, certain corporations and certain foreign individuals) may not subject to these backup withholding and reporting requirements. See the enclosed instructions on IRS Form W-9 for additional information.

If backup withholding applies, Parent and/or the Company is required to withhold a percentage (currently at a rate of 28%) of any payments made to the Holder pursuant to the Merger Agreement. Any amount withheld is non-refundable by Parent, Merger Sub, the Company, the Surviving Corporation, Representative, the Paying Agent and/or the Escrow Agent.

Purpose of IRS Form W-9

To prevent federal income tax backup withholding with respect to payments made to a Holder with respect to Warrants in connection with the Merger Agreement, a Holder should provide the Paying Agent with his, her or its correct TIN by completing the IRS Form W-9 and certifying that the TIN provided on IRS Form W-9 is correct (or that such holder is awaiting a TIN), that such Holder is a U.S. citizen or other U.S. person (as defined) and that such Holder is not subject to backup withholding because: (i) such holder is exempt from federal backup withholding, or (ii) such holder has not been notified by the IRS that such holder is subject to federal backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified such holder that such holder is no longer subject to federal backup withholding (see Part 2 of IRS Form W-9).

Purpose of IRS Form W-8

If a Holder is not a U.S. person (i.e., generally not a U.S. citizen or U.S. resident alien), then the Holder must execute the applicable IRS Form W-8, signed under penalties of perjury, attesting to that person’s exempt status. Non-U.S. persons may be subject to U.S. withholding at a 30% rate (or backup withholding at a 28% rate).

What Number to Give the Company

A Holder who is a U.S. person is required to give the Company the social security number or employer identification number of the record owner of the Warrant. If the Warrant is in more than one name or are not in the name of the actual owner, consult the enclosed instructions on IRS Form W-9 for additional guidance on the proper number to report. If the surrendering Holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such Holder should write “Applied For” in the space provided for in the TIN, sign and date the IRS Form W-9, and give it to the Company as set forth in the instructions.

All Holders are urged to consult with their tax advisors with respect to IRS Form W-9 and Forms W-8, backup and other withholding, and all other tax issues relating to the Merger.

ANNEX B

LOCK-UP AGREEMENT

July 14, 2014

Health Insurance Innovations, Inc.

218 Bearss Ave., Suite 325

Tampa, Florida 33613

Attention: Michael A. Petrizzo, Jr., General Counsel

Re:	Health Insurance Innovations, Inc. (the “Company”)—Restriction on Stock Sales

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is delivered to you pursuant to the Agreement and Plan of Merger, dated July 14, 2014 (the “Merger Agreement”), among the Company, HealthPocket, Inc. (the “Acquired Company”), SV Merger Sub, Inc. (the “Merger Subsidiary”), Bruce Telkamp, Sheldon Wang, and the other parties thereto. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

In consideration of the Merger upon the terms and conditions set forth in the Merger Agreement, the former stockholders and certain option and warrant holders of the Acquired Company will receive a combination of cash and Parent Shares. The undersigned acknowledges and agrees that the execution and delivery of this Agreement by the undersigned is a material inducement to, and condition of, the Company’s consummation of the Merger.

In consideration of the Company’s obligations under the Merger Agreement, the undersigned hereby agrees that during the period beginning on the Closing Date and continuing through the third (3rd) anniversary of the Closing Date, the undersigned will not offer, sell, contract to sell, pledge, transfer, or otherwise dispose of, directly or indirectly, any of the Parent Shares issued to the undersigned pursuant to the Merger (the “Lock-Up Shares”), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, without, in each case, the prior written consent of the Company. The restrictions set forth in this paragraph shall lapse as to five percent (5%) of the aggregate number of Lock-Up Shares on each of the following dates: (i) January 14, 2016, (ii) April 14, 2016, (iii) July 14, 2016, (iv) October 14, 2016, (v) January 16, 2017, and (vi) April 14, 2017. The restrictions shall lapse as to all other Lock-Up Shares on July 14, 2017. The restrictions set forth in this paragraph shall not apply to Lock-Up Shares disposed of (i) as bona fide gifts in transactions not involving a disposition for value, (ii) upon death by will or intestacy, to the legal representative, heir, beneficiary or other member of the immediate family of the undersigned (meaning any relative by blood, marriage or adoption not more distant than first cousin) in a transaction not involving a disposition for value, (iii) to the undersigned’s immediate family or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value, (iv) to any affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended), limited partners, general partners, limited liability company members or stockholders of the undersigned in a transaction not involving a disposition for value, or (v) by operation of law, including a merger or a qualified domestic order, provided that each recipient of any Lock-Up Shares pursuant to any of the foregoing clauses (i), (ii), (iii), (iv) and/or (v) agrees in writing with the Company to be bound by the provisions of this Agreement as if such recipient were the undersigned.

Facsimile or electronically transmitted signatures to this Agreement shall be binding and have the same force and effect as manually executed original signatures.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this Agreement. This Agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by the laws of the State of Delaware without reference to principles of choice or law thereunder. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA (LOCATED IN THE STATE OF DELAWARE) OR THE COURTS OF THE STATE OF DELAWARE, AND THE UNDERSIGNED IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. This Agreement may not be amended or waived other than by means of a written instrument signed by the Company.

Very truly yours,

Name:

EXHIBIT E

FORM OF NON-EMPLOYEE OPTION CANCELLATION AGREEMENT

HEALTHPOCKET, INC.

OPTION CANCELLATION AGREEMENT

July 14, 2014

You are receiving this Option Cancellation Agreement (this “Agreement”) because you currently hold vested options (“Options”) to purchase stock of HealthPocket, Inc. (“HealthPocket”) that were granted under the HealthPocket, Inc. 2012 Stock Option and Grant Plan (the “Plan”).

As you may be aware, HealthPocket has entered into an Agreement and Plan of Merger, dated as of July 14, 2014 (“Merger Agreement”) with Health Insurance Innovations, Inc. (“HII”), SV Merger Sub, Inc., an indirect subsidiary of HII (“Merger Sub”), Bruce Telkamp, Sheldon Wang, the Joining Holders, and Randy Herman, as the Representative. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned to them in the Merger Agreement, a copy of which is enclosed herewith.

Pursuant to the Merger Agreement, HII will acquire HealthPocket through a merger of Merger Sub with and into HealthPocket. After the Merger is completed, a subsidiary of HII will be the sole owner of HealthPocket. Therefore, as contemplated by the Merger Agreement and permitted by the terms of the Plan, each of your vested Options will be cancelled upon the closing of the Merger in exchange for the consideration set forth in the Merger Agreement.

Pursuant to the Merger Agreement, the Options will be converted at the Effective Time into the right to receive (a) a portion of the Closing Option Consideration, if any, in accordance with the terms and conditions of the Merger Agreement and (b) the proceeds, if any, distributed pursuant to Section 1.05(l) of the Merger Agreement, Section 1.13 of the Merger Agreement, and/or from the Escrow Account in accordance with the terms and conditions of the Merger Agreement and the Escrow Agreement. The payments set forth in this paragraph will be determined and paid in accordance with the terms of the Merger Agreement and will be subject to applicable taxes, and such payment(s) will be paid in the manner you select in Part A below. If you currently hold any unvested options, then you will receive a separate notice that will address the treatment of such unvested options in connection with the Merger.

From and after the Effective Time, you shall cease to have any rights with respect to the Options except as otherwise provided for in the Merger Agreement or under applicable Law. On the date you deliver this Agreement to HealthPocket, you shall also deliver the original Options to HealthPocket to be cancelled.

By signing below, you represent and warrant that you are the record owner of the Options and that you have full power, authority and legal capacity to execute and deliver this Agreement and to surrender the Options, free and clear of all liens, claims, charges and encumbrances whatsoever. By signing below, you also represent and warrant that the Options are not subject to any adverse claims. By signing below, you also represent and warrant that you have received and reviewed the Merger Agreement and understand the Allocation Election to be made by you pursuant to Section 1.04(g) of the Merger Agreement and Section 1.05(d) of the Merger Agreement. You understand that if you make an Allocation Election to receive only cash in the Merger, you will not be allocated any portion of an incremental cash amount of $2.0 million that will be allocated among the holders of HealthPocket stock, options, or warrants who elect to receive a portion of their Closing Consideration in Closing Consideration Shares (each holder’s share of such incremental cash consideration is referred to as the “Incremental Cash Consideration Amount”). In the event you elect to receive Closing Consideration Shares pursuant to your Allocation Election, by signing below, you further represent and warrant that (i) you have reviewed and understands the Lock-Up Agreement attached as Annex A hereto, (ii) you have such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect your interests in connection with the Merger, (iii) you acknowledge that the Closing Consideration Shares were not offered to you by way of general solicitation or general advertising by any means, (iv) you (a) have reviewed the Disclosure Materials provided herewith and had a reasonable opportunity to ask questions of and receive answers from HII concerning the acquisition of the Closing Consideration Shares, (b) have had access to HII’s annual report on Form 10-K for the year ended December 31, 2013, and all other SEC Reports of HII made pursuant to the Exchange Act through EDGAR, and (c) understand that the acquisition of the Closing Consideration Shares is subject to risks as stated in the risk factors disclosed in HII’s SEC Reports or as otherwise may be applicable to similar investments and acknowledge that you have had an opportunity to review, and upon review, fully understand such risk factors, and (v) you understand that none of the Closing Consideration Shares have been registered under the Securities Act, that the Closing Consideration Shares will be issued on the basis of the exemption provided by Section 4(a)(2) of the Securities Act and under exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that HII’s and HealthPocket’s reliance thereon is based in part upon the representations made by you in this Agreement.

By signing below, you further acknowledge that, in the event that you elect to receive Closing Consideration Shares in the Merger, you are familiar with the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Closing Consideration Shares and the issuance by HII of the Closing Consideration Shares. In particular, you agree that HII shall not be required to give any effect to a sale, assignment or transfer of the Closing Consideration Shares, unless (i) the sale, assignment or transfer of the Closing Consideration Shares is registered under the Securities Act, it being understood that the Closing Consideration Shares are not currently registered for sale and that HII’s obligations to register such Closing Consideration Shares is limited to the extent set forth in the Registration Rights Agreement, or (ii) such Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act, it being understood that Rule 144 is not available at the present time for the sale of the Closing Consideration Shares, or (iii) such sale, assignment or transfer is otherwise exempt from registration under the Securities Act. By signing below, you further acknowledge and understand that an opinion of counsel and other documents may be required to transfer the Closing Consideration Shares, and you also acknowledge and understand that a restrictive legend stating substantially the following will be included on any certificate representing the Closing Consideration Shares:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY, AND THE RESALE OF SUCH SHARES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

By signing below, you agree that delivery of the consideration set forth in the fourth paragraph of this Agreement will occur, only upon HealthPocket’s receipt of (a) this Agreement, duly completed and signed, (b) if you are electing to receive Closing Consideration Shares in the Merger, a duly and originally signed copy of the Lock-Up Agreement, and (c) any additional documents deemed necessary or appropriate by HII or HealthPocket, in form satisfactory to HII and HealthPocket (including a duly executed, completed Form W-9, or applicable Form W-8 in the case of non-U.S. persons). By signing below, you agree that you will take such additional actions that HealthPocket and HII request to complete the surrender and termination of the Options. By signing below you acknowledges that, as set forth in Section 1.04(g) of the Merger Agreement, if HealthPocket does not receive, within thirty (30) days after delivery of this Agreement to you, a completed Agreement (including an executed Lock-Up Agreement) duly executed by you containing an Allocation Election to receive Closing Consideration Shares, you will be deemed to make an Allocation Election to receive only cash in the Merger, regardless of what you select in the “Allocation Election” section of Part B below, and you will not be entitled to make an Allocation Election to receive Closing Consideration Shares.

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By signing below, you consent to and approve, without objection, the Merger and agree to be bound by (i) the confidentiality and non-use covenants set forth in Section 5.02(b) of the Merger Agreement, (ii) the indemnification provisions in Article VII of the Merger Agreement, (iii) the provisions of Article IX of the Merger Agreement relating to the Representative. By signing below, you also agree to be bound by the provisions of Article X and Article XI of the Merger Agreement to the extent that such provisions relate to the sections of the Merger Agreement referenced in the preceding sentence.

By signing below, you irrevocably waive any notice of (i) appraisal rights under Section 262 of the Delaware General Corporation Law, (ii) dissenters’ rights under Chapter 13 of the California Corporations Code, and any appraisal rights under those sections or otherwise.

In particular, with respect to the Representative, by signing below, you expressly agree as follows:

1. Appointment of the Representative. You hereby irrevocably appoint the Representative as your representative, attorney-in-fact and agent, with full power of substitution to act in the name, place and stead of you in accordance with the terms of the Merger Agreement and to act on your behalf in any amendment of or action involving the Merger Agreement, including initiating, prosecuting, defending, negotiating, settling or otherwise dealing with claims on behalf of or against you arising under or in connection with the Merger Agreement, the Paying Agent Agreement and Escrow Agreement or any transactions or matters related thereto, and to do or refrain from doing all such further acts and things, and to execute all such documents, as Representative shall deem necessary or appropriate in conjunction with any of the transactions contemplated hereby, including the power:

(a) to execute and deliver, and administer all matters pertaining to performance under, the Paying Agent Agreement and the Escrow Agreement; and

(b) to take all action necessary or desirable in connection with the waiver of any condition to the obligations of HealthPocket to consummate the transactions contemplated by the Merger Agreement, the Paying Agent Agreement and the Escrow Agreement; and

(c) to negotiate, execute and deliver all ancillary agreements, statements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by the Merger Agreement, the Paying Agent Agreement and the Escrow Agreement; and

(d) to give and receive all notices and communications to be given or received under the Merger Agreement, the Paying Agent Agreement and the Escrow Agreement and to receive service of process in connection with any claims under the Merger Agreement and the transactions contemplated thereby; and

(e) to take all actions that, under the Merger Agreement, the Paying Agent Agreement and the Escrow Agreement and pursuant to the transactions contemplated thereby, may be taken by you (or the Representative) and to do or refrain from doing any further act or deed on your behalf that the Representative deems necessary or appropriate in the Representative’s sole discretion relating to the subject matter of the Merger Agreement and the transactions contemplated hereby as fully and completely as you could do if personally present.

2. Indemnity of Representative. You shall, in accordance with your respective pro rata equity interests in HealthPocket immediately prior to the Effective Time (assuming for this purpose that

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the Options had been fully exercised immediately prior to the Effective Time by payment of the exercise price in cash and not by a net exercise or other cashless exercise method), severally and not jointly, indemnify the Representative for, and hold the Representative harmless against, any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred without willful misconduct on the part of the Representative arising out of or in connection with the Representative exercising the Representative’s rights or performing his or its duties under the Merger Agreement, the Paying Agent Agreement or the Escrow Agreements and the transactions contemplated thereby, including costs and expenses of successfully defending the Representative against any claim of liability with respect thereto. Without limiting any direct right of recovery against you for indemnification, the foregoing indemnity shall entitle the Representative to indemnification or recoupment from and right of set off against, any Closing Consideration Shares or any funds (including those held in escrow pursuant to the Escrow Agreement that are to be distributed to you after satisfaction of any claims pursuant to Article VII of the Merger Agreement). The Representative may consult with counsel of the Representative’s own choice and shall have full and complete authorization and protection for any action taken and suffered by the Representative in good faith and pursuant to the opinion of such counsel. The Representative shall have no liability to you with respect to actions or omissions in the Representative’s capacities as such, except to the extent that such actions or omissions are in bad faith or constitute willful misconduct. The Representative shall be fully protected against you in relying upon any written notice, demand, certificate or document that the Representative in good faith believes to be genuine (including facsimiles thereof).

3. Decisions of Representative. A decision, act, consent or instruction of the Representative shall constitute a decision made by you and shall be final, binding and conclusive upon you. In the event that a decision, act, consent or instruction of the Representatives is not provided within thirty (30) days of HII’s request for any decision, act, consent or instruction of the Representative, the matter at issue shall be finally determined, as soon as reasonably practicable, by approval of the holders of seventy percent (70%) of the economic interest represented by all of the Holders immediately prior to the Effective Time.

*  *  *

If you have any questions concerning the cancellation of your vested Options, please contact [                    ] at [                    ]. Please complete the Method of Payment Election in Part A below, the Allocation Election in Part B below (and sign the Lock-Up Agreement attached as Annex A hereto if you elect to receive Closing Consideration Shares) and sign in Part C below and return a signed and completed copy to HealthPocket to affirm your acknowledgment and agreement to this Agreement and return a signed copy to [                    ].

The cash portion of the Closing Option Consideration for the Options to which the undersigned is entitled to receive will be subject to applicable taxes and such payment(s) will be paid in the manner the undersigned selects in Part A below. Please deliver the share portion of the Closing Warrant Consideration for the Options to which the undersigned is entitled to receive as directed in Part B below in accordance with the Allocation Election made by the undersigned in Part B below. Upon the release of the Escrow Amount (or any portion thereof), such amounts will be paid to the Representative, who will then deliver the undersigned’s Proportionate Share of such released Escrow Amount for the Options in the manner the undersigned selects in Part A below (which payment will be subject to applicable taxes).

The undersigned has had the opportunity to consult with the undersigned’s tax, financial, legal and other advisors regarding the Merger Agreement, the Lock-Up Agreement, the Paying Agent Agreement, the Escrow Agreement, this Letter of Transmittal and any related documents, and has not relied upon any statement by HealthPocket, HII or their respective affiliates or representatives as to such matters.

4

This Agreement shall remain in full force and effect notwithstanding the death or incapacity of one or more of the undersigned (if an individual), and this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is agreed that the same shall endure except for the part declared invalid or unenforceable which shall instead be enforced to the maximum extent permitted under applicable law.

PART A. METHOD OF CASH PAYMENT

CHECK ONE OF THE FOLLOWING METHODS OF PAYMENT FOR EACH OF

THE CASH PORTION OF THE CLOSING OPTION CONSIDERATION THE UNDERSIGNED IS ENTITLED TO RECEIVE AND THE UNDERSIGNED’S PROPORTIONATE SHARE OF THE ESCROW AMOUNT (IF ANY)

I hereby direct payment of the aggregate cash portion of the Closing Option Consideration for the Options that I am entitled to receive and, upon release, the payment of my Proportionate Share of the released Escrow Amount (or any portion thereof) if any, for the Options, be made as follows:

[    ] By issuing a check payable to and in the name(s) that appears on the official records of the Company with respect to the Options, mailed to the undersigned at the address set forth below:

Name:

(Please Print First, Middle & Last Name)

Address

                (Number and Street)

                (City, State & Zip Code)

[    ] By wire transfer of cash or other immediately available funds according to the following wire transfer instructions:

Bank Name:

Fedwire ABA Number:

Account Name:

Account Number:

FFC Account Name (if applicable):

FFC Account Number (if applicable):

Bank Contact/Telephone Number:

5

PART B. ALLOCATION ELECTION AND METHOD OF SHARE PAYMENT

Allocation Election: I hereby make the following Allocation Election (check one):

[    ] I elect to receive all cash in the Merger and elect to receive no Closing Consideration Shares, in which case I will receive my Proportionate Share of the Adjusted Aggregate Merger Consideration in cash but will not receive the Incremental Cash Consideration Amount.

[    ] I elect to receive my Proportionate Share of the Closing Consideration Shares under the Merger Agreement, in which case I will receive, in addition to the Elected Shares, an amount in cash equal to (A) my Incremental Cash Consideration Amount plus (B) a portion of the Closing Cash Consideration equal to my Proportionate Share of the Adjusted Aggregate Merger Consideration minus an amount equal to the aggregate Parent Stock Value of the Elected Shares.

NOTE: IF NEITHER BOX ABOVE IS CHECKED THEN THE UNDERSIGNED WILL BE DEEMED TO HAVE ELECTED TO RECEIVE ALL CASH IN THE MERGER AND ELECTED TO RECEIVE NO CLOSING CONSIDERATION SHARES. ALSO, AS SET FORTH IN SECTION 1.04(G) OF THE MERGER AGREEMENT, IF HEALTHPOCKET DOES NOT RECEIVE, WITHIN THIRTY (30) DAYS AFTER DELIVERY OF THIS AGREEMENT TO THE UNDERSIGNED, A COMPLETED AGREEMENT (INCLUDING AN EXECUTED LOCK-UP AGREEMENT) DULY EXECUTED BY THE UNDERSIGNED CONTAINING AN ALLOCATION ELECTION TO RECEIVE CLOSING CONSIDERATION SHARES, THE UNDERSIGNED WILL BE DEEMED TO MAKE AN ALLOCATION ELECTION TO RECEIVE ONLY CASH IN THE MERGER (REGARDLESS OF WHAT IS SELECTED ABOVE).

Method of Share Payment: I hereby direct that the Closing Consideration Shares, if any, to which I am entitled be issued in the name of the registered holder of the Options indicated in Part C below and be mailed to the undersigned at the address that appears on the official records of the Company.

PART C. SIGNATURE FORM

Print name(s) of Optionholder:	(Must appear exactly as the name(s) appear(s) on the Options)

Signature(s) of Optionholder:

Date: , 2014	Daytime telephone number: ( )

E-mail address:

6

ANNEX A

LOCK-UP AGREEMENT

July 14, 2014

Health Insurance Innovations, Inc.

218 Bearss Ave., Suite 325

Tampa, Florida 33613

Attention: Michael A. Petrizzo, Jr., General Counsel

Re:	Health Insurance Innovations, Inc. (the “Company”)—Restriction on Stock Sales

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is delivered to you pursuant to the Agreement and Plan of Merger, dated July 14, 2014 (the “Merger Agreement”), among the Company, HealthPocket, Inc. (the “Acquired Company”), SV Merger Sub, Inc. (the “Merger Subsidiary”), Bruce Telkamp, Sheldon Wang, and the other parties thereto. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

In consideration of the Merger upon the terms and conditions set forth in the Merger Agreement, the former stockholders and certain option and warrant holders of the Acquired Company will receive a combination of cash and Parent Shares. The undersigned acknowledges and agrees that the execution and delivery of this Agreement by the undersigned is a material inducement to, and condition of, the Company’s consummation of the Merger.

In consideration of the Company’s obligations under the Merger Agreement, the undersigned hereby agrees that during the period beginning on the Closing Date and continuing through the third (3rd) anniversary of the Closing Date, the undersigned will not offer, sell, contract to sell, pledge, transfer, or otherwise dispose of, directly or indirectly, any of the Parent Shares issued to the undersigned pursuant to the Merger (the “Lock-Up Shares”), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, without, in each case, the prior written consent of the Company. The restrictions set forth in this paragraph shall lapse as to five percent (5%) of the aggregate number of Lock-Up Shares on each of the following dates: (i) January 14, 2016, (ii) April 14, 2016, (iii) July 14, 2016, (iv) October 14, 2016, (v) January 16, 2017, and (vi) April 14, 2017. The restrictions shall lapse as to all other Lock-Up Shares on July 14, 2017. The restrictions set forth in this paragraph shall not apply to Lock-Up Shares disposed of (i) as bona fide gifts in transactions not involving a disposition for value, (ii) upon death by will or intestacy, to the legal representative, heir, beneficiary or other member of the immediate family of the undersigned (meaning any relative by blood, marriage or adoption not more distant than first cousin) in a transaction not involving a disposition for value, (iii) to the undersigned’s immediate family or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value, (iv) to any affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended), limited partners, general partners, limited liability company members or stockholders of the undersigned in a transaction not involving a disposition for value, or (v) by operation of law, including a merger or a qualified domestic order, provided that each recipient of any Lock-Up Shares pursuant to any of the foregoing clauses (i), (ii), (iii), (iv) and/or (v) agrees in writing with the Company to be bound by the provisions of this Agreement as if such recipient were the undersigned.

Facsimile or electronically transmitted signatures to this Agreement shall be binding and have the same force and effect as manually executed original signatures.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this Agreement. This Agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by the laws of the State of Delaware without reference to principles of choice or law thereunder. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA (LOCATED IN THE STATE OF DELAWARE) OR THE COURTS OF THE STATE OF DELAWARE, AND THE UNDERSIGNED IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. This Agreement may not be amended or waived other than by means of a written instrument signed by the Company.

Very truly yours,

Name:

EXHIBIT F

FORM OF EMPLOYEE OPTION CANCELLATION AGREEMENT

HEALTHPOCKET, INC.

OPTION CANCELLATION AGREEMENT

July 14, 2014

You are receiving this Option Cancellation Agreement (this “Agreement”) because you currently hold vested options (“Options”) to purchase stock of HealthPocket, Inc. (“HealthPocket”) that were granted under the HealthPocket, Inc. 2012 Stock Option and Grant Plan (the “Plan”).

As you may be aware, HealthPocket has entered into an Agreement and Plan of Merger, dated as of July 14, 2014 (“Merger Agreement”) with Health Insurance Innovations, Inc. (“HII”), SV Merger Sub, Inc., an indirect subsidiary of HII (“Merger Sub”), Bruce Telkamp, Sheldon Wang, the Joining Holders, and Randy Herman, as the Representative. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned to them in the Merger Agreement, a copy of which is enclosed herewith.

Pursuant to the Merger Agreement, HII will acquire HealthPocket through a merger of Merger Sub with and into HealthPocket. After the Merger is completed, a subsidiary of HII will be the sole owner of HealthPocket. Therefore, as contemplated by the Merger Agreement and permitted by the terms of the Plan, each of your vested Options will be cancelled upon the closing of the Merger in exchange for the consideration set forth in the Merger Agreement.

Pursuant to the Merger Agreement, the Options will be converted at the Effective Time into the right to receive (a) a portion of the Closing Option Consideration, if any, in accordance with the terms and conditions of the Merger Agreement and (b) the proceeds, if any, distributed pursuant to Section 1.05(l) of the Merger Agreement, Section 1.13 of the Merger Agreement, and/or from the Escrow Account in accordance with the terms and conditions of the Merger Agreement and the Escrow Agreement. The payments set forth in this paragraph will be determined and paid in accordance with the terms of the Merger Agreement and will be subject to applicable taxes, and such payment(s) will be paid through HealthPocket’s payroll system following the Merger. If you currently hold any unvested options, then you will receive a separate notice that will address the treatment of such unvested options in connection with the Merger.

From and after the Effective Time, you shall cease to have any rights with respect to the Options except as otherwise provided for in the Merger Agreement or under applicable Law. On the date you deliver this Agreement to HealthPocket, you shall also deliver the original Options to HealthPocket to be cancelled.

By signing below, you represent and warrant that you are the record owner of the Options and that you have full power, authority and legal capacity to execute and deliver this Agreement and to surrender the Options, free and clear of all liens, claims, charges and encumbrances whatsoever. By signing below, you also represent and warrant that the Options are not subject to any adverse claims. By signing below, you also represent and warrant that you have received and reviewed the Merger Agreement and understand the Allocation Election to be made by you pursuant to Section 1.04(g) of the Merger Agreement and Section 1.05(d) of the Merger Agreement. You understand that if you make an Allocation Election to receive only cash in the Merger, you will not be allocated any portion of an incremental cash amount of $2.0 million that will be allocated among the holders of HealthPocket stock, options, or warrants who elect to receive a portion of their Closing Consideration in Closing Consideration Shares (each holder’s share of such incremental cash consideration is referred to as the “Incremental Cash Consideration Amount”). In the event you elect to receive Closing Consideration Shares pursuant to your Allocation Election, by signing below, you further represent and warrant that (i) you have reviewed and understands the Lock-Up Agreement attached as Annex A hereto, (ii) you have such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect your interests in connection with the Merger, (iii) you acknowledge that the Closing Consideration Shares were not offered to you by way of general solicitation or general advertising by any means, (iv) you (a) have reviewed the Disclosure Materials provided herewith and had a reasonable opportunity to ask questions of and receive answers from HII concerning the acquisition of the Closing Consideration Shares, (b) have had access to HII’s annual report on Form 10-K for the year ended December 31, 2013, and all other SEC Reports of HII made pursuant to the Exchange Act through EDGAR, and (c) understand that the acquisition of the Closing Consideration Shares is subject to risks as stated in the risk factors disclosed in HII’s SEC Reports or as otherwise may be applicable to similar investments and acknowledge that you have had an opportunity to review, and upon review, fully understand such risk factors, and (v) you understand that none of the Closing Consideration Shares have been registered under the Securities Act, that the Closing Consideration Shares will be issued on the basis of the exemption provided by Section 4(a)(2) of the Securities Act and under exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that HII’s and HealthPocket’s reliance thereon is based in part upon the representations made by you in this Agreement.

By signing below, you further acknowledge that, in the event that you elect to receive Closing Consideration Shares in the Merger, you are familiar with the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Closing Consideration Shares and the issuance by HII of the Closing Consideration Shares. In particular, you agree that HII shall not be required to give any effect to a sale, assignment or transfer of the Closing Consideration Shares, unless (i) the sale, assignment or transfer of the Closing Consideration Shares is registered under the Securities Act, it being understood that the Closing Consideration Shares are not currently registered for sale and that HII’s obligations to register such Closing Consideration Shares is limited to the extent set forth in the Registration Rights Agreement, or (ii) such Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act, it being understood that Rule 144 is not available at the present time for the sale of the Closing Consideration Shares, or (iii) such sale, assignment or transfer is otherwise exempt from registration under the Securities Act. By signing below, you further acknowledge and understand that an opinion of counsel and other documents may be required to transfer the Closing Consideration Shares, and you also acknowledge and understand that a restrictive legend stating substantially the following will be included on any certificate representing the Closing Consideration Shares:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY, AND THE RESALE OF SUCH SHARES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

By signing below, you agree that delivery of the consideration set forth in the fourth paragraph of this Agreement will occur, only upon HealthPocket’s receipt of (a) this Agreement, duly completed and signed, (b) if you are electing to receive Closing Consideration Shares in the Merger, a duly and originally signed copy of the Lock-Up Agreement, and (c) any additional documents deemed necessary or appropriate by HII or HealthPocket, in form satisfactory to HII and HealthPocket. By signing below, you agree that you will take such additional actions that HealthPocket and HII request to complete the surrender and termination of the Options. By signing below you acknowledges that, as set forth in Section 1.04(g) of the Merger Agreement, if HealthPocket does not receive, within thirty (30) days after delivery of this Agreement to you, a completed Agreement (including an executed Lock-Up Agreement) duly executed by you containing an Allocation Election to receive Closing Consideration Shares, you will be deemed to make an Allocation Election to receive only cash in the Merger, regardless of what you select in the “Allocation Election” section of Part A below, and you will not be entitled to make an Allocation Election to receive Closing Consideration Shares.

2

By signing below, you consent to and approve, without objection, the Merger and agree to be bound by (i) the confidentiality and non-use covenants set forth in Section 5.02(b) of the Merger Agreement, (ii) the indemnification provisions in Article VII of the Merger Agreement, (iii) the provisions of Article IX of the Merger Agreement relating to the Representative. By signing below, you also agree to be bound by the provisions of Article X and Article XI of the Merger Agreement to the extent that such provisions relate to the sections of the Merger Agreement referenced in the preceding sentence.

By signing below, you irrevocably waive any notice of (i) appraisal rights under Section 262 of the Delaware General Corporation Law, (ii) dissenters’ rights under Chapter 13 of the California Corporations Code, and any appraisal rights under those sections or otherwise.

In particular, with respect to the Representative, by signing below, you expressly agree as follows:

1. Appointment of the Representative. You hereby irrevocably appoint the Representative as your representative, attorney-in-fact and agent, with full power of substitution to act in the name, place and stead of you in accordance with the terms of the Merger Agreement and to act on your behalf in any amendment of or action involving the Merger Agreement, including initiating, prosecuting, defending, negotiating, settling or otherwise dealing with claims on behalf of or against you arising under or in connection with the Merger Agreement, the Paying Agent Agreement and Escrow Agreement or any transactions or matters related thereto, and to do or refrain from doing all such further acts and things, and to execute all such documents, as Representative shall deem necessary or appropriate in conjunction with any of the transactions contemplated hereby, including the power:

(a) to execute and deliver, and administer all matters pertaining to performance under, the Paying Agent Agreement and the Escrow Agreement; and

(b) to take all action necessary or desirable in connection with the waiver of any condition to the obligations of HealthPocket to consummate the transactions contemplated by the Merger Agreement, the Paying Agent Agreement and the Escrow Agreement; and

(c) to negotiate, execute and deliver all ancillary agreements, statements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by the Merger Agreement, the Paying Agent Agreement and the Escrow Agreement; and

(d) to give and receive all notices and communications to be given or received under the Merger Agreement, the Paying Agent Agreement and the Escrow Agreement and to receive service of process in connection with any claims under the Merger Agreement and the transactions contemplated thereby; and

(e) to take all actions that, under the Merger Agreement, the Paying Agent Agreement and the Escrow Agreement and pursuant to the transactions contemplated thereby, may be taken by you (or the Representative) and to do or refrain from doing any further act or deed on your behalf that the Representative deems necessary or appropriate in the Representative’s sole discretion relating to the subject matter of the Merger Agreement and the transactions contemplated hereby as fully and completely as you could do if personally present.

2. Indemnity of Representative. You shall, in accordance with your respective pro rata equity interests in HealthPocket immediately prior to the Effective Time (assuming for this purpose that

3

the Options had been fully exercised immediately prior to the Effective Time by payment of the exercise price in cash and not by a net exercise or other cashless exercise method), severally and not jointly, indemnify the Representative for, and hold the Representative harmless against, any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred without willful misconduct on the part of the Representative arising out of or in connection with the Representative exercising the Representative’s rights or performing his or its duties under the Merger Agreement, the Paying Agent Agreement or the Escrow Agreements and the transactions contemplated thereby, including costs and expenses of successfully defending the Representative against any claim of liability with respect thereto. Without limiting any direct right of recovery against you for indemnification, the foregoing indemnity shall entitle the Representative to indemnification or recoupment from and right of set off against, any Closing Consideration Shares or any funds (including those held in escrow pursuant to the Escrow Agreement that are to be distributed to you after satisfaction of any claims pursuant to Article VII of the Merger Agreement). The Representative may consult with counsel of the Representative’s own choice and shall have full and complete authorization and protection for any action taken and suffered by the Representative in good faith and pursuant to the opinion of such counsel. The Representative shall have no liability to you with respect to actions or omissions in the Representative’s capacities as such, except to the extent that such actions or omissions are in bad faith or constitute willful misconduct. The Representative shall be fully protected against you in relying upon any written notice, demand, certificate or document that the Representative in good faith believes to be genuine (including facsimiles thereof).

3. Decisions of Representative. A decision, act, consent or instruction of the Representative shall constitute a decision made by you and shall be final, binding and conclusive upon you. In the event that a decision, act, consent or instruction of the Representatives is not provided within thirty (30) days of HII’s request for any decision, act, consent or instruction of the Representative, the matter at issue shall be finally determined, as soon as reasonably practicable, by approval of the holders of seventy percent (70%) of the economic interest represented by all of the Holders immediately prior to the Effective Time.

*  *  *

If you have any questions concerning the cancellation of your vested Options, please contact [                                ] at [                                                 ]. Please complete the Allocation Election in Part A below (and sign the Lock-Up Agreement attached as Annex A hereto if you elect to receive Closing Consideration Shares) and sign in Part B below and return a signed and completed copy to HealthPocket to affirm your acknowledgment and agreement to this Agreement and return a signed copy to [                                         ].

The cash portion of the Closing Option Consideration for the Options to which the undersigned is entitled to receive will be subject to applicable taxes and such payment(s) will be paid through HealthPocket’s payroll system following the Merger. Please deliver the share portion of the Closing Warrant Consideration for the Options to which the undersigned is entitled to receive as directed in Part A below in accordance with the Allocation Election made by the undersigned in Part A below. Upon the release of the Escrow Amount (or any portion thereof), such amounts will be paid to the Representative, who will then deliver to HealthPocket the undersigned’s Proportionate Share of such released Escrow Amount for the Options be paid through HealthPocket’s payroll system (which payment will be subject to applicable taxes).

The undersigned has had the opportunity to consult with the undersigned’s tax, financial, legal and other advisors regarding the Merger Agreement, the Lock-Up Agreement, the Paying Agent Agreement, the Escrow Agreement, this Letter of Transmittal and any related documents, and has not relied upon any statement by HealthPocket, HII or their respective affiliates or representatives as to such matters.

4

This Agreement shall remain in full force and effect notwithstanding the death or incapacity of one or more of the undersigned (if an individual), and this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is agreed that the same shall endure except for the part declared invalid or unenforceable which shall instead be enforced to the maximum extent permitted under applicable law.

PART A. ALLOCATION ELECTION AND METHOD OF SHARE PAYMENT

Allocation Election: I hereby make the following Allocation Election (check one):

[    ] I elect to receive all cash in the Merger and elect to receive no Closing Consideration Shares, in which case I will receive my Proportionate Share of the Adjusted Aggregate Merger Consideration in cash but will not receive the Incremental Cash Consideration Amount.

[    ] I elect to receive my Proportionate Share of the Closing Consideration Shares under the Merger Agreement, in which case I will receive, in addition to the Elected Shares, an amount in cash equal to (A) my Incremental Cash Consideration Amount plus (B) a portion of the Closing Cash Consideration equal to my Proportionate Share of the Adjusted Aggregate Merger Consideration minus an amount equal to the aggregate Parent Stock Value of the Elected Shares.

NOTE: IF NEITHER BOX ABOVE IS CHECKED THEN THE UNDERSIGNED WILL BE DEEMED TO HAVE ELECTED TO RECEIVE ALL CASH IN THE MERGER AND ELECTED TO RECEIVE NO CLOSING CONSIDERATION SHARES. ALSO, AS SET FORTH IN SECTION 1.04(G) OF THE MERGER AGREEMENT, IF HEALTHPOCKET DOES NOT RECEIVE, WITHIN THIRTY (30) DAYS AFTER DELIVERY OF THIS AGREEMENT TO THE UNDERSIGNED, A COMPLETED AGREEMENT (INCLUDING AN EXECUTED LOCK-UP AGREEMENT) DULY EXECUTED BY THE UNDERSIGNED CONTAINING AN ALLOCATION ELECTION TO RECEIVE CLOSING CONSIDERATION SHARES, THE UNDERSIGNED WILL BE DEEMED TO MAKE AN ALLOCATION ELECTION TO RECEIVE ONLY CASH IN THE MERGER (REGARDLESS OF WHAT IS SELECTED ABOVE).

Method of Share Payment: I hereby direct that the Closing Consideration Shares, if any, to which I am entitled be issued in the name of the registered holder of the Options indicated in Part B below and be mailed to the undersigned at the address that appears on the official records of the Company.

PART B. SIGNATURE FORM

Print name(s) of Optionholder:
(Must appear exactly as the name(s) appear(s) on the Options)

Signature(s) of Optionholder:

Date: , 2014	Daytime telephone number: ( )

E-mail address:

5

ANNEX A

LOCK-UP AGREEMENT

July 14, 2014

Health Insurance Innovations, Inc.

218 Bearss Ave., Suite 325

Tampa, Florida 33613

Attention: Michael A. Petrizzo, Jr., General Counsel

Re:	Health Insurance Innovations, Inc. (the “Company”)—Restriction on Stock Sales

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is delivered to you pursuant to the Agreement and Plan of Merger, dated July 14, 2014 (the “Merger Agreement”), among the Company, HealthPocket, Inc. (the “Acquired Company”), SV Merger Sub, Inc. (the “Merger Subsidiary”), Bruce Telkamp, Sheldon Wang, and the other parties thereto. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

In consideration of the Merger upon the terms and conditions set forth in the Merger Agreement, the former stockholders and certain option and warrant holders of the Acquired Company will receive a combination of cash and Parent Shares. The undersigned acknowledges and agrees that the execution and delivery of this Agreement by the undersigned is a material inducement to, and condition of, the Company’s consummation of the Merger.

In consideration of the Company’s obligations under the Merger Agreement, the undersigned hereby agrees that during the period beginning on the Closing Date and continuing through the third (3rd) anniversary of the Closing Date, the undersigned will not offer, sell, contract to sell, pledge, transfer, or otherwise dispose of, directly or indirectly, any of the Parent Shares issued to the undersigned pursuant to the Merger (the “Lock-Up Shares”), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, without, in each case, the prior written consent of the Company. The restrictions set forth in this paragraph shall lapse as to five percent (5%) of the aggregate number of Lock-Up Shares on each of the following dates: (i) January 14, 2016, (ii) April 14, 2016, (iii) July 14, 2016, (iv) October 14, 2016, (v) January 16, 2017, and (vi) April 14, 2017. The restrictions shall lapse as to all other Lock-Up Shares on July 14, 2017. The restrictions set forth in this paragraph shall not apply to Lock-Up Shares disposed of (i) as bona fide gifts in transactions not involving a disposition for value, (ii) upon death by will or intestacy, to the legal representative, heir, beneficiary or other member of the immediate family of the undersigned (meaning any relative by blood, marriage or adoption not more distant than first cousin) in a transaction not involving a disposition for value, (iii) to the undersigned’s immediate family or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value, (iv) to any affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended), limited partners, general partners, limited liability company members or stockholders of the undersigned in a transaction not involving a disposition for value, or (v) by operation of law, including a merger or a qualified domestic order, provided that each recipient of any Lock-Up Shares pursuant to any of the foregoing clauses (i), (ii), (iii), (iv) and/or (v) agrees in writing with the Company to be bound by the provisions of this Agreement as if such recipient were the undersigned.

Facsimile or electronically transmitted signatures to this Agreement shall be binding and have the same force and effect as manually executed original signatures.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this Agreement. This Agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by the laws of the State of Delaware without reference to principles of choice or law thereunder. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA (LOCATED IN THE STATE OF DELAWARE) OR THE COURTS OF THE STATE OF DELAWARE, AND THE UNDERSIGNED IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. This Agreement may not be amended or waived other than by means of a written instrument signed by the Company.

Very truly yours,

Name:

EXHIBIT G

FORM OF PARENT OPTION AGREEMENT

HEALTH INSURANCE INNOVATIONS, INC.

LONG TERM INCENTIVE PLAN

Non-Qualified Stock Option Award Agreement

As you may be aware, HealthPocket, Inc. (“HealthPocket”) has entered into an Agreement and Plan of Merger (“Merger Agreement”) with Health Insurance Innovations, Inc. (“HII”), a related merger subsidiary (“HII Merger Sub”), and certain other parties, pursuant to which HII will acquire HealthPocket through a merger of HII Merger Sub with and into HealthPocket. After the merger is completed, a subsidiary of HII will be the sole owner of HealthPocket. Therefore, as contemplated by the Merger Agreement and permitted by the terms of the HealthPocket, Inc. 2012 Stock Option and Grant Plan, each of your non-vested stock options under the HealthPocket, Inc. 2012 Stock Option and Grant Plan will be cancelled upon the closing of the merger in exchange for this Stock Option Award.

Accordingly, you have been granted Non-Qualified Stock Options (this “Award”) on the following terms and subject to the provisions of Attachment A and the Long Term Incentive Plan (the “Plan”) of Health Insurance Innovations, Inc. (the “Company”), contingent upon the consummation of the merger described above. Unless defined in this Award Agreement (including Attachment A, this “Agreement”), capitalized terms will have the meanings assigned to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Participant	[INSERT]

Number of Options	[INSERT][1] (each an “Option”)

Exercise Price per Option	[INSERT][2]

Grant Date	[INSERT]

Expiration Date	[INSERT][3], subject to earlier termination under Section 2(d) of Attachment A.

Vesting	Subject to Section 2(b) and Section 2(c) of Attachment A, the Options shall vest and become non-forfeitable on the following dates in the following amounts: [INSERT][4]

[1]	As determined pursuant to Section 1.04(d) of the Merger Agreement.
[2]	As determined pursuant to Section 1.04(d) of the Merger Agreement.
[3]	Must be consistent with the expiration date of HealthPocket option.
[4]	Must be consistent with the vesting schedule applicable to current HealthPocket option.

Attachment A

Stock Option Award Agreement

Terms and Conditions

Grant to: [INSERT]

Section 1. Grant of Stock Options. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants this Award to the Participant on the Grant Date on the terms set forth on the cover page of this Agreement, as more fully described in this Attachment A. This Award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

Section 2. Terms of Option.

(a) Exercisability. Subject to the terms and conditions of this Agreement and the Plan, an Option may be exercised only after it has vested and become exercisable under Section 2(b) or Section 2(c), and only before the Expiration Date or the date it is terminated under Section 2(d), if earlier.

(b) Vesting Generally. Subject to Section 2(c), the Options shall vest and become exercisable in accordance with the Vesting Schedule set forth on the cover page of this Agreement.

(c) Accelerated Vesting. [In the event of a Change in Control after the Grant Date, if the Participant holds unvested Options at the time a Change in Control occurs, the Options shall become 100% vested, non-forfeitable and exercisable, and all restrictions thereon shall lapse, on the date of the Change in Control immediately prior to the consummation thereof.] OR [In the event the Participant is terminated by the Company other than for Cause within the 24-month period beginning on the date of a Change in Control after the Grant Date, all unvested Options shall become vested and exercisable, and all restrictions thereon shall lapse, on the Termination Date.]

(d) Termination. In the event of the Participant’s Termination of Service:

(i) All of the Options that are vested and exercisable as of the date of the Termination of Service shall automatically terminate upon the earliest to occur of: (A) 5:00 p.m., Eastern time, on the Expiration Date set forth on the cover page of this Agreement, (B) the date of the Participant’s termination by the Company for Cause, (C) the date that is 12 months after the date of the Participant’s termination as a result of death or Disability (at a time when the Participant could not have been terminated for Cause), or (D) the date that is 90 days after the date of the Participant’s termination for any other reason (at a time when the Participant could not have been terminated for Cause).

(ii) All of the Options that are not vested and exercisable as of the date of the Termination of Service shall automatically be forfeited to the Company without consideration.

(iii) For clarity, in no event shall any Option be exercisable after the Expiration Date set forth on the cover page of this Agreement.

(iv) For purposes of this Agreement only: (A) “Cause” shall mean5 (1) the grantee’s dishonest statements or acts with respect to the Company or any Affiliate of the Company, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business; (2) the grantee’s commission of (a) a felony or (b) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (3) the grantee’s failure to perform his assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the grantee by the Company; (4) the grantee’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate of the Company; or (5) the grantee’s material violation of any provision of any agreement(s) between the grantee and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions; and (B) “Disability” shall mean “disability” as defined in Section 422(c) of the Code.

(e) Transferability. The Options, and the Participant’s rights under this Agreement, shall not be assigned, sold, transferred or otherwise be subject to alienation

[5]	Unless a different definition is used in the applicable HealthPocket grant agreement, in which case, that definition should be used here.

by the Participant, other than by will or the law of descent and distribution, and any purported assignment, sale, transfer or other alienation not permitted hereunder shall be void. During the Participant’s lifetime, the Options shall be exercisable only by the Participant (or guardian, in the event of the Participant’s incapacity).

Section 3. Exercise.

(a) When to Exercise. Except as otherwise provided in the Plan or this Agreement, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s guardian, legal representative, heir or legatee, as the case may be) may exercise his or her Options that are then exercisable under Section 2, in whole or in part, by following the procedures set forth in this Section 3. If partially exercised, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s guardian, legal representative, heir or legatee, as the case may be) may thereafter exercise the remaining unexercised portion of the Options, to the extent that they are then exercisable under Section 2, by following the procedures set forth in this Section 3.

(b) Election to Exercise. To exercise the Options, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s guardian, legal representative, heir or legatee, as the case may be) must deliver to the Secretary of the Company (or his or her designee) a written notice (or notice through another previously approved method, which could include a web-based or e-mail system) which sets forth the number of Options being exercised, together with any additional documents as the Company may require. Each such notice must satisfy whatever then-current procedures apply to the Options and must contain such representations, warranties and covenants as the Company requires. If someone other than the Participant exercises the Options, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Options.

(c) Payment. To exercise the Options, the completed exercise notice must be accompanied by payment of the total exercise price and, subject to Section 3(g), all applicable withholding taxes due as a result of the exercise in the forms of payment permitted by the Company.

(d) Date of Exercise. The Options shall be deemed to be exercised on the business day that the Company receives a fully executed and completed exercise notice and payment of the total exercise price. If an exercise notice and/or payment is received on a day that is not a business day, or is received after 5:00 p.m., Eastern time, on a business day, then the Options shall be deemed to be exercised on the first business day immediately following the day such notice is received by the Company. Notwithstanding anything herein to the contrary, the Company may suspend exercise of the Options pending its determination of whether a Participant’s employment will be or could have been terminated for Cause and if such determination is made, the exercise notice will automatically be rescinded.

(e) Settlement. Upon a valid exercise of Options and payment of applicable withholding taxes, the Participant shall be entitled to receive that number of Shares equal to the total number of Options then being exercised

(f) Fractional Shares. No fractional Shares shall be issued upon exercise of Options, and if the number of Shares otherwise issuable under Section 3(e) upon an exercise of Options includes a fraction of a Share, then upon such exercise the Participant shall be entitled to receive (i) the number of Shares determined under Section 3(e), rounded down to the nearest whole Share, plus (ii) an amount of cash equal to the Fair Market Value of one Share on the date of exercise, multiplied by such fraction of a Share.

(g) Withholding Requirements. The delivery of Shares upon settlement of Options is conditioned on the Participant making arrangements satisfactory to the Company to enable the Company to satisfy all tax (or other governmental obligation) withholding requirements. In the event that there is any such withholding requirement upon an exercise of Options, the Committee may, in its sole discretion and pursuant to such procedures as the Committee may require, permit the Participant to satisfy any such withholding requirement by having the Company withhold from the number of Shares otherwise issuable to the Participant upon such exercise a number of Shares having an aggregate Fair Market Value equal to the minimum amount required to be withheld. If the Committee permits the Participant to satisfy any such withholding requirement pursuant to the preceding sentence, the Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of the Participant, an amount of cash withholding equal to the Fair Market Value of the Shares withheld by the Company as provided above.

(h) Compliance with Law and Regulations. The Options, their exercise and the obligation of the Company to issue Shares in settlement thereof are subject to all applicable federal and state laws, rules and regulations, including securities laws, to approvals by any government or regulatory agency as may be required, and to the rules, regulations and other requirements of the stock market or exchange upon which the Shares are then quoted, traded or listed. The Participant may not exercise an Option if such exercise would violate any securities laws or other applicable law, rule, regulation or requirement.

Section 4. No Rights of Stockholder. A holder of an Option, as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Shares underlying the Option for any purpose, nor shall anything contained in this Agreement be construed to confer upon the holder of an Option, as such, any of the rights or obligations of a stockholder of the Company, unless and until Shares are actually issued to and held of record by such holder upon settlement of the Options following valid exercise thereof.

Section 5. Change in Control. Without limiting the Committee’s power under the Plan, upon the occurrence of a Change in Control, the Committee is authorized (but not obligated) to make adjustments to the terms and conditions of the Options without the need for the consent of the Participant, including, without limitation, the following (or any combination thereof):

(a) The Committee may provide for the continuation or assumption of the Options and this Agreement by the acquiring or successor entity (or parent thereof), including the Company if it is the surviving entity, or for the substitution of the Options and this Agreement with a substitute award with terms comparable to the Options and this Agreement (in each case with appropriate adjustments as to the Exercise Price and the number and type of Shares (or other securities) underlying the Award or substitute award). The determination of such appropriate adjustments and comparability shall be made by the Committee.

(b) The Committee may provide for the cancellation of all or any portion of the Options for their Intrinsic Value (payable in the form of cash, stock, securities, other property or any combination thereof) based upon the price per Share received or to be received by other stockholders of the Company in the Change in Control transaction. If at the time of a Change in Control such Intrinsic Value is equal to or less than zero (i.e., the Exercise Price of the Options equals or exceeds the price per Share received or to be received by other stockholders of the Company in the Change in Control transaction), then the Committee may provide for the cancellation of the Options without the payment of any consideration therefor.

Section 6. Restrictions on Resale. By accepting this Award, the Participant agrees not to sell any Shares acquired under this Agreement at a time when applicable laws, Company policies, or an agreement between the Company and its underwriters prohibit a sale.

Section 7. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, the undersigned Participant agrees that the Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company and the Company’s underwriters. Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days.

Section 8. Recoupment; Rescission of Exercise. If the Committee determines that recoupment of incentive compensation paid to the Participant pursuant to this Agreement is required under any law or any recoupment policy of the Company, then this Option will terminate immediately on the date of such determination to the extent required by such law or recoupment policy, any prior exercise of this Option may be deemed to be rescinded, and the Committee may recoup any such incentive compensation in accordance with such recoupment policy or as required by law. The Company shall have the right to offset against any other amounts due to the Participant from the Company the amount owed by the Participant hereunder and any exercise price and withholding amount tendered by the Participant with respect to any such incentive compensation.

Section 9. Miscellaneous Provisions.

(a) Notices. All notices, requests and other communications under this Agreement (other than a notice of exercise, which shall be provided in accordance with Section 3) shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

Health Insurance Innovations, Inc.

15438 N. Florida Avenue, Suite 201

Tampa, Florida, 33613

Attention: Michael W. Kosloske

Telecopy: (877) 376-5832

with a copy to (which shall not constitute notice hereunder):

Health Insurance Innovations, Inc.

15438 N. Florida Avenue, Suite 201

Tampa, Florida, 33613

Attention: Gary Raeckers

Telecopy: (877) 376-5832

if to the Participant, to the address that the Participant most recently provided to the Company,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

(b) Entire Agreement. This Agreement, the Plan and any other agreements referred to herein and therein and any attachments referred to herein or therein: (i) constitute the entire agreement and understanding between the parties in respect of the subject matter hereof, (ii) supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof, and (iii) cancel and terminate any unvested stock options previously granted to the Participant under the HealthPocket, Inc. 2012 Stock Option and Grant Plan.

(c) Severability. In the event any provision of this Agreement is held illegal or invalid for any reason, such illegality or invalidity shall not affect the legality or validity of the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not be included in this Agreement.

(d) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Committee may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(e) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on anyone other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(f) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g) Plan. The Participant acknowledges and understands that material definitions and provisions concerning this Award and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of the Plan.

(h) Committee Authority. As a condition to the grant of any Option hereunder, the undersigned Participant (with such agreement being binding on his/her legal representatives, guardians, legatees or beneficiaries) that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement or the Plan, and any determination made by the Committee pursuant to this Agreement or the Plan, shall be final, binding and conclusive.

(i) Governing Law. The Agreement shall be governed by the laws of the State of Florida, without application of the conflicts of law principles thereof.

(j) No Right to Continued Service. The granting of the Award evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Participant and shall not lessen or affect the right that the Company or any Affiliate may have to terminate the service of such Participant.

(k) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

HEALTH INSURANCE INNOVATIONS, INC.

By:
Name: Michael W. Kosloske
Title: Chairman, President and Chief Executive Officer

PARTICIPANT

[INSERT]

EXHIBIT H

CONSENTS

None.

EXHIBIT I

FORM OF LOCK-UP AGREEMENT

July 14, 2014

Health Insurance Innovations, Inc.

218 Bearss Ave., Suite 325

Tampa, Florida 33613

Attention: Michael A. Petrizzo, Jr., General Counsel

Re:	Health Insurance Innovations, Inc. (the “Company”) – Restriction on Stock Sales

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is delivered to you pursuant to the Agreement and Plan of Merger, dated July 14, 2014 (the “Merger Agreement”), among the Company, HealthPocket, Inc. (the “Acquired Company”), SV Merger Sub, Inc. (the “Merger Subsidiary”), Bruce Telkamp, Sheldon Wang, and the other parties thereto. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

In consideration of the Merger upon the terms and conditions set forth in the Merger Agreement, the former stockholders and certain option and warrant holders of the Acquired Company will receive a combination of cash and Parent Shares. The undersigned acknowledges and agrees that the execution and delivery of this Agreement by the undersigned is a material inducement to, and condition of, the Company’s consummation of the Merger.

In consideration of the Company’s obligations under the Merger Agreement, the undersigned hereby agrees that during the period beginning on the Closing Date and continuing through the third (3rd) anniversary of the Closing Date, the undersigned will not offer, sell, contract to sell, pledge, transfer, or otherwise dispose of, directly or indirectly, any of the Parent Shares issued to the undersigned pursuant to the Merger (the “Lock-Up Shares”), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, without, in each case, the prior written consent of the Company. The restrictions set forth in this paragraph shall lapse as to five percent (5%) of the aggregate number of Lock-Up Shares on each of the following dates: (i) January 14, 2016, (ii) April 14, 2016, (iii) July 14, 2016, (iv) October 14, 2016, (v) January 16, 2017, and (vi) April 14, 2017. The restrictions shall lapse as to all other Lock-Up Shares on July 14, 2017. The restrictions set forth in this paragraph shall not apply to Lock-Up Shares disposed of (i) as bona fide gifts in transactions not involving a disposition for value, (ii) upon death by will or intestacy, to the legal representative, heir, beneficiary or other member of the immediate family of the undersigned (meaning any relative by blood, marriage or adoption not more distant than first cousin) in a transaction not involving a disposition for value, (iii) to the undersigned’s immediate family or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value, (iv) to any affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended), limited partners, general partners, limited liability company members or stockholders of the undersigned in a transaction not involving a disposition for value, or (v) by operation of law, including a merger or a qualified domestic order, provided that each recipient of any Lock-Up Shares pursuant to any of the foregoing clauses (i), (ii), (iii), (iv) and/or (v) agrees in writing with the Company to be bound by the provisions of this Agreement as if such recipient were the undersigned.

Facsimile or electronically transmitted signatures to this Agreement shall be binding and have the same force and effect as manually executed original signatures.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this Agreement. This Agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by the laws of the State of Delaware without reference to principles of choice or law thereunder. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA (LOCATED IN THE STATE OF DELAWARE) OR THE COURTS OF THE STATE OF DELAWARE, AND THE UNDERSIGNED IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. This Agreement may not be amended or waived other than by means of a written instrument signed by the Company.

Very truly yours,

Name:

EXHIBIT J

FORM OF EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is dated as of July 14, 2014, by and between Health Insurance Innovations, Inc., a Delaware corporation (the “Company”), and Bruce Telkamp (“Executive”).

Recitals

A. The parties are entering into this Agreement in connection with a merger transaction pursuant to which the Company acquired HealthPocket, Inc., a Delaware corporation (“HealthPocket”), by an indirect subsidiary of the Company merging with and into HealthPocket, with HealthPocket surviving the merger; and

B. In connection with said merger transaction, Executive and Company desire to herein set forth the terms and conditions upon which Executive will be employed by the Company.

Agreement

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1. Employment, Duties and Acceptance.

(a) The Company shall employ Executive during the Term (as defined below) as Chief Operating Officer of the Company. Executive shall have such authority and such responsibilities as are assigned or delegated to him from time to time by the Company, which shall include but not be limited to such authority and responsibilities as are customarily associated with the position of chief operating officer.

(b) Executive hereby accepts such employment and agrees to render Executive’s services to the Company on a full-time basis and to devote Executive’s full business time and attention to the business and affairs of the Company and any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket). Executive agrees that at all times during the Term, Executive will faithfully perform the duties assigned by the Company

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to the best of Executive’s ability. Executive further agrees to accept election and to serve during all or any part of the Term as an officer, director or representative of any subsidiary or affiliate of the Company (including, without limitation, HealthPocket), without any compensation therefor other than that specified in this Agreement. Without limiting the foregoing, during the Term, Executive shall serve as Chief Executive Officer of HealthPocket, without any compensation therefor other than that specified in this Agreement. Executive shall report directly to the Company’s Chief Executive Officer.

(c) The duties to be performed by Executive hereunder shall be performed at the Company’s office located in Sunnyvale, California. Executive, however, shall travel as Executive’s duties require, and shall visit the Company’s principal offices in Tampa, Florida as reasonably requested by the Company. Executive shall be entitled to an annual paid vacation of twenty (20) days in accordance with the Company’s policies and practices; provided that Executive shall schedule the timing and duration of Executive’s vacations in a reasonable manner taking into account the needs of the business of the Company.

(d) Executive acknowledges that from time to time the Company may promulgate workplace policies and rules. Executive agrees to fully comply with all such policies and rules, and understands that failure to do so may result in disciplinary action up to and including immediate discharge for Cause subject to Section 4 below.

Section 2. Term. As used herein, the “Term” means the period commencing as of the date hereof (the “Effective Date”), and ending on the first (1st) anniversary of the Effective Date. The Term shall be automatically extended for successive one-year periods unless Executive or the Company gives written notice of termination on or before the 30th day prior to the expiration of any Term of Executive’s or the Company’s desire not to renew the Term. Any such renewal shall be upon the terms and conditions set forth herein unless otherwise agreed between the Company and Executive in writing. In the event that the Company gives written notice that it does not intend to renew the Term, and absent any circumstances that would constitute Termination for Cause (as defined below), (a) Executive shall work through the end of the Term at Executive’s compensation rate then in effect and (b) following the end of the Term, the Company shall pay to Executive an amount equal to twelve (12) months of Executive’s annual

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Salary hereunder (at the rate then in effect) payable bi-monthly in accordance with the Company’s then existing payroll practices (referred to as “Salary Continuation”) for the period commencing on the Termination Date and ending twelve (12) months after the Termination Date (the “Salary Continuation Period”). As a condition to the Company’s obligations, if any, to make payments of Salary Continuation under this Section 2, Executive shall have executed, delivered and not revoked a general release in the form attached hereto as Exhibit A.

Section 3. Compensation. Executive shall be entitled to the following compensation:

(a) The Company agrees to pay to Executive a salary in cash (the “Salary”), as compensation for the services to be performed by Executive, at the rate of $275,000 per calendar year, paid in accordance with the Company’s customary payroll procedures and subject to applicable withholding. During the Term, the Company shall have the right to increase, but not decrease, the Salary. Executive’s salary as in effect from time to time shall constitute the “Salary” for purposes of this Agreement.

(b) As of the Effective Date, the Company shall execute and deliver to the Executive a Stock Appreciation Rights Award Agreement in the form attached hereto as Exhibit C (the “SAR Agreement”), evidencing a grant to Executive pursuant to the terms of the Health Insurance Innovations, Inc. Long Term Incentive Plan of 10,000 SARs (as defined in the SAR Agreement).

(c) The Company shall reimburse Executive for all reasonable expenses incurred by Executive in the course of performing Executive’s duties under this Agreement that are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses.

(d) Executive shall be eligible for annual bonuses, long term incentive awards, equity incentive plans, stock option plans, or incentive compensation plans consistent with other similarly situated Company executives. Executive shall also be eligible for any other agreements or arrangements as determined at the sole discretion of the CEO of the Company.

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(e) Executive shall be entitled to all rights and benefits for which Executive shall be eligible under any retirement, retirement savings, profit-sharing, pension or welfare benefit plan, life, disability, health, dental, hospitalization and other forms of insurance and all other so-called “fringe” benefits or perquisites (except with respect to any plan that provides severance or other similar benefits), on the same terms that the Company provides to other similarly situated senior Company executives (subject to all restrictions on participation that may apply under federal and state tax laws).

Section 4. Termination.

(a) Events of Termination. Executive’s employment with the Company shall terminate (the date of such termination being the “Termination Date”) immediately upon any of the following:

(i) Executive’s death (“Termination Upon Death”);

(ii) the effective date of a written notice sent to Executive stating the Company’s determination, made in good faith, that due to a mental or physical condition, Executive has been unable and failed to substantially render the services to be provided by Executive to the Company for a period of at least 180 days out of any consecutive 360 days (“Termination For Disability”);

(iii) the effective date of a written notice sent to Executive stating the Company’s determination, made in good faith, that it is terminating Executive’s employment for Cause (as defined below) (“Termination For Cause”);

(iv) the effective date of a written notice sent to Executive stating that the Company is terminating Executive’s employment without Cause, which notice can be given by the Company at any time after the Effective Date at the Company’s sole discretion, for any reason or for no reason (“Termination Without Cause”);

(v) the effective date of a written notice (other than a notice delivered pursuant to Section 4(a)(vi) of this Agreement) sent to the Company from Executive stating that Executive is electing to terminate Executive’s employment with the Company without Good Reason (“Resignation Without Good Reason”); or

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(vi) the effective date of a written notice to Company stating Executive’s determination, made in good faith, that a Good Reason Event (as defined below) has occurred within 30 days preceding such notice and as a consequence Executive is electing to terminate Executive’s employment hereunder for Good Reason (“Resignation For Good Reason”); provided, however, that Executive will give the Company 30 days to cure such Good Reason Event, and if the Company fails to cure such Good Reason Event within 30 days after Executive gives written notice of resignation hereunder, then Executive may immediately terminate Executive’s employment with the Company, and such termination will be a Resignation For Good Reason hereunder; provided, further, that Executive’s termination shall be deemed a Termination For Cause if the Company has delivered to Executive written notice of any act or omission that, if not cured, would constitute Cause at any time preceding the notice provided by Executive hereunder.

As used herein, the term “Cause” shall mean (i) commission of a willful act of dishonesty in the course of Executive’s duties hereunder, (ii) conviction by a court of competent jurisdiction of, or plea of no contest to, a crime constituting a felony or conviction in respect of, or plea of no contest to, any act involving fraud, dishonesty or moral turpitude, (iii) Executive’s performance under the influence of controlled substances (other than those taken pursuant to a medical doctor’s orders), or continued habitual intoxication, during working hours, (iv) frequent or extended, and unjustifiable, absenteeism, (v) Executive’s personal misconduct or refusal to perform duties and responsibilities or to carry out directives of the Company, which, if capable of being cured shall not have been cured, within 30 days after the Company shall have advised Executive in writing of its intention to terminate Executive’s employment, or (vi) Executive’s material non-compliance with the terms of this Agreement, which, if capable of being cured shall not have been cured within 30 days after the Company shall have advised Executive in writing of its intention to terminate Executive’s employment.

As used herein, the term “Good Reason Event” shall mean (i) a material adverse change in the responsibilities or duties of Executive as set forth in this Agreement without Executive’s

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prior consent at a time when there are no circumstances pending that would permit the Company to terminate Executive for Cause, (ii) any reduction in the Salary or a material reduction in Executive’s benefits (other than (x) a reduction in Salary that is the result of an administrative or clerical error, and which is cured within 15 business days after the Company receives notice of such failure or (y) a reduction in Salary or benefits that are generally applicable to all members of the Company’s senior management), (iii) without Executive’s prior written consent, the relocation of Executive’s principal place of employment outside of a 30 mile radius from the location of Executive’s principal place of employment as of the Effective Date, or (iv) a material breach by the Company of this Agreement that is not cured within 30 days following the Company’s receipt of written notice of such breach from Executive.

(b) Effect of Termination.

(i) Death or Disability. In the event of Termination Upon Death or Termination For Disability pursuant to Sections 4(a)(i) and 4(a)(ii) of this Agreement, Executive (or Executive’s legal representative) shall be entitled to receive in cash the following:

(A) an amount equal to any earned but unpaid Salary owing by the Company to Executive as of the Termination Date (the “Accrued Salary”), and

(B) to the extent set forth in any written management bonus plan, an amount equal to the pro rata portion, determined as of the Termination Date, of any bonus to which Executive would have been entitled had Executive been employed by the Company at the time such bonus would have otherwise been paid (the “Accrued Bonus”).

Nothing contained herein shall be deemed to limit or abrogate any insurance or other similar benefits available to Executive.

(ii) Termination For Cause. In the event of a Termination For Cause pursuant to Section 4(a)(iii) of this Agreement, Executive shall be entitled to receive in cash an amount equal to any Accrued Salary.

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(iii) Termination Without Cause and Resignation For Good Reason. In the event of Termination Without Cause or Resignation For Good Reason pursuant to Sections 4(a)(iv) and 4(a)(vi) of this Agreement, Executive shall be entitled to receive in cash, subject to Section 4(c)(ii) of this Agreement:

(A) an amount equal to any Accrued Salary;

(B) an amount equal to any Accrued Bonus; and

(C) Salary Continuation in an amount equal to twelve (12) months of Executive’s annual Salary hereunder at the rate then in effect, payable bi-weekly in accordance with the Company’s then-existing payroll practices for a Salary Continuation Period commencing on the Termination Date and ending twelve (12) months after the Termination Date.

(iv) Resignation Without Good Reason. In the event of Resignation Without Good Reason pursuant to Section 4(a)(v) of this Agreement, Executive shall be entitled to receive in cash an amount equal to any Accrued Salary. In such event, the Company may, in its sole and absolute discretion and upon written notice to the Executive no later than fourteen (14) days after the effective date of the Resignation Without Good Reason, elect to pay Salary Continuation in an amount equal to twelve (12) months of Executive’s annual Salary hereunder at the rate then in effect payable bi-weekly in accordance with the Company’s then-existing payroll practices for a Salary Continuation Period commencing on the Termination Date and ending twelve (12) months after the Termination Date.

(v) Upon Termination For Any Reason. In the event of any termination, Executive shall be entitled to receive:

(A) any unpaid reasonable, reimbursable business expenses incurred by Executive in the course of performing Executive’s duties under this Agreement that were incurred in a manner consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to incurring, reporting and documenting such expenses; and

(B) benefits under the Company’s benefit plans of general application as shall be determined under the provisions of those plans.

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(c) Additional Provisions.

(i) Any amounts to be paid pursuant to this Section 4 shall be paid in accordance with the Company’s existing payroll or bonus payment practices, as applicable.

(ii) As a condition to the Company’s obligations, if any, to make any severance payments (excluding Accrued Salary but including Accrued Bonus or Salary Continuation) provided under this Section 4, Executive shall have executed, delivered and not revoked a general release in the form attached hereto as Exhibit A; provided, however, the Executive shall not be obligated to execute and deliver a general release in the event that the Company elects to pay Salary Continuation under Section 4(b)(iv) of this Agreement without any obligation to do so.

(iii) Notwithstanding any provision of this Agreement, the obligations and commitments under Section 5 of this Agreement shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of Executive’s employment for any reason or termination of this Agreement for any reason.

(iv) Notwithstanding anything in this Agreement to the contrary, if, in the reasonable determination of the Company, Executive has breached or is in breach of Section 5 in any way, the Company shall automatically have the right to withhold all amounts due and payable under Sections 4(b)(i)(B), 4(b)(iii)(B) and/or 4(b)(iii)(C) of this Agreement (“Withheld Amounts”). All Withheld Amounts shall be held in escrow at a financial institution mutually acceptable to Executive and the Company. If the Company receives a judgment that Executive has breached or is in breach of Section 5 in any way from a court of competent jurisdiction pursuant to Section 12 from which Executive cannot or does not take an appeal, then all Withheld Amounts and any future payments due and payable under Sections 4(b)(i)(B), 4(b)(iii)(B) and/or 4(b)(iii)(C) of this Agreement shall be deemed forfeited, and not otherwise due and payable. If, however, Executive receives a judgment that Executive has not breached and is not in breach of Section 5 in any way from a court of competent jurisdiction pursuant to Section 12 from which the Company cannot or does not take an appeal, then all Withheld Amounts shall be promptly paid to Executive and any future amounts due and payable pursuant to Sections 4(b)(i)(B), 4(b)(iii)(B) and/or 4(b)(iii)(C) of this Agreement shall be payable on the terms, and subject to the conditions, set forth in this Agreement.

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(v) Executive agrees that termination of Executive’s employment for any reason shall, with no further action by Executive required, constitute Executive’s resignation, as of the Termination Date from any positions as an officer, director, or representative of the Company and any subsidiary or affiliate of the Company (including, without limitation, HealthPocket).

(vi) In the event that the Company is obligated to pay or elects to pay Salary Continuation hereunder, and as additional consideration for the payment of such Salary Continuation, Executive agrees that, during the applicable Salary Continuation Period, he will provide consulting services to the Company on matters that may be requested from time to time by the Company that relate to Executive’s former duties and area of responsibility with the Company (the “Consulting Services”). The Consulting Services may be performed by Executive telephonically or by email (at the option of Executive) upon reasonable advance notice to Executive and only at such times as the provision of the Consulting Services will not unreasonably interfere with Executive’s other commitments. Executive shall be available to perform the Consulting Services not more than twenty (20) hours per month during the Salary Continuation Period, and in no event will Executive be required to incur any out-of-pocket costs in connection with the provision of the Consulting Services (other than payment of his own general telephone and internet charges).

Section 5. Noncompetition, Nonsolicitation, and Confidentiality.

(a) Definitions. As used in this Agreement:

“Company’s Business” means (i) developing and administering web-based individual health insurance plans and ancillary insurance products, (ii) designing and structuring data-driven individual health insurance plans and ancillary insurance products, (iii) marketing such individual health insurance plans and ancillary insurance products, (iv) managing relations with insureds, (v) the development and maintenance of insurance and call center-oriented software and information technology systems, (vi) the development and

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maintenance of information technology systems to facilitate the comparison of health insurance plans, and (vii) any other activity that the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket) can reasonably demonstrate is directly competitive with any then-current or actively contemplated business of the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket).

“Competitor” means any person or entity (whether an individual, partnership, corporation limited liability company, trust, governmental entity, or other entity) that directly or indirectly is engaged in the Company’s Business.

“Confidential Information” means any confidential information with respect to the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket), the Company’s Business and/or the businesses of the clients or customers of the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket), including, but not limited to: the trade secrets of the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket); products or services; standard proposals; standard submissions, surveys and analyses; policy forms; fees, costs and pricing structures; marketing information; advertising and pricing strategies; analyses; reports; computer software, including operating systems, applications and program listings; flow charts; manuals and documentation; data bases; all copyrightable works; the Company’s existing and prospective clients and customers (or existing and prospective clients and customers of any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket)), their addresses or other contact information and/or their confidential information; existing and prospective client and customer lists and other related data; expiration periods; policy numbers; coverage specifications; daily reports and related correspondence; premium renewal notices; and all similar and related information in whatever form. The term Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement, (ii) becomes generally available to the public other than as a result of a disclosure by Executive not otherwise permissible hereunder or (iii) Executive has learned or learns from other sources where, to Executive’s knowledge, such sources have not violated their confidentiality obligation to the Company or any other applicable obligation of confidentiality.

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(b) Noncompetition. Executive covenants and agrees that during the period commencing on the Effective Date and ending on the last day of the Salary Continuation Period (or, if there is no Salary Continuation, ending on the Termination Date), Executive will not, directly or indirectly, own, manage, operate, control, render service to, or participate in the ownership, management, operation or control of any Competitor anywhere in the United States of America; provided, however, that Executive shall be entitled to own shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or on the Nasdaq Stock Market which represent, in the aggregate, not more than 1% of such corporation’s fully-diluted shares.

(c) Non-solicitation of Employees. Executive covenants and agrees that during the period commencing on the Effective Date and ending on the second (2nd) anniversary of the Termination Date (the “Restricted Period”), Executive will not, directly or indirectly, employ or solicit, or receive or accept the performance of services by any then current officer, manager, employee or independent contractor of the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket), or in any way interfere with the relationship between the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket), on the one hand, and any such officer, manager, employee or independent contractor, on the other hand.

(d) Non-solicitation of Customers and Vendors. Executive covenants and agrees that during the Restricted Period, Executive will not, directly or indirectly, induce, or attempt to induce, any customer, salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber, licensee or other person transacting business with the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket) (collectively the “Customers” and “Vendors”) to reduce or cease doing business with the Company or any such parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket), or in any way to interfere with the relationship between any such Customer or Vendor, on the one hand, and the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket), on the other hand.

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(e) Representations and Covenants by Executive. Executive represents and warrants that: (i) Executive’s execution, delivery and performance of this Agreement do not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound; (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity (other than the Company) and Executive is not subject to any other agreement that would prevent Executive from performing Executive’s duties for the Company or otherwise complying with this Agreement; (iii) Executive is not subject to or in breach of any nondisclosure agreement, including any agreement concerning trade secrets or confidential information owned by any other party; and (iv) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

(f) Nondisclosure of Confidential Information. Executive hereby acknowledges and represents that Executive has consulted with independent legal counsel regarding Executive’s rights and obligations under this Agreement and that Executive fully understands the terms and conditions contained herein and Executive agrees that Executive will not, directly or indirectly: (i) use, disclose, reverse engineer or otherwise exploit for Executive’s own benefit or for the benefit of anyone other than the Company the Confidential Information except as authorized by the Company; (ii) during Executive’s employment with the Company, use, disclose, or reverse engineer (x) any confidential information or trade secrets of any former employer or third party, or (y) any works of authorship developed in whole or in part by Executive during any former employment or for any other party, unless authorized in writing by the former employer or third party; or (iii) upon Executive’s resignation or termination (x) retain Confidential Information, including any copies existing in any form (including electronic form), that are in Executive’s possession or control, or (y) destroy, delete or alter the Confidential Information without the Company’s consent. Notwithstanding the foregoing, Executive may use the Confidential Information in the course of performing Executive’s duties on behalf of the Company or any parent, subsidiary or other affiliate of the Company (including, without

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limitation, HealthPocket) as described hereunder, provided that such use is made in good faith. Executive will immediately surrender possession of all Confidential Information to Company upon any suspension or termination of Executive’s employment with the Company for any reason.

(g) Inventions and Patents. Executive acknowledges that all (i) inventions, innovations, improvements, developments, methods, designs, analysis, drawings, reports, processes, novel concepts and all similar or related information (whether or not patentable) that relate to the Company’s or any of its parents’, subsidiaries’ or other affiliates’ (including, without limitation, HealthPocket’s) actual or anticipated businesses, (ii) research and development and (iii) existing or future products or services that are, to any extent, conceived, developed or made by Executive while employed by the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket) (“Work Product”) belong to the Company or such parent, subsidiary or other affiliate. Executive shall promptly disclose such Work Product to the Company and perform all actions reasonably necessary or requested by the Company (whether during or after the Term) to establish and confirm such ownership (including, without limitation, executing assignments, consents, powers of attorney and other instruments). This paragraph shall be construed in accordance with and subject to the provisions of Section 2870 of the California Labor Code (a copy of which is attached as Exhibit B hereto) relating to inventions made by Executive, and accordingly this Agreement is not intended and shall not be interpreted to assign to or vest in the Company any of Executive’s rights in any inventions other than those described in Section 2870 of the California Labor Code.

(h) Miscellaneous.

(i) Executive acknowledges that (x) Executive’s position is a position of trust and responsibility with access to Confidential Information of the Company, (y) the Confidential Information, and the relationship between the Company and each of its employees, Customers and Vendors, are valuable assets of the Company and may not be converted to Executive’s own use and (z) the restrictions contained in this Section 5 are reasonable and necessary to protect the legitimate business interests of the Company and will not impair or infringe upon Executive’s right to work or earn a living after Executive’s employment with the Company ends.

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(ii) Each of the foregoing obligations shall be enforceable independent of any other obligation, and the existence of any claim or cause of action that Executive may have against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of these obligations.

(iii) Executive acknowledges that monetary damages will not be an adequate remedy for the Company in the event of a breach of this Agreement and that it would be impossible for the Company to measure damages in the event of such a breach. Therefore, Executive agrees that, in addition to other rights that the Company may have at law or equity, the Company is entitled, without posting bond, to seek an injunction preventing Executive from any breach of this Agreement.

(iv) In the event of a breach or violation by Executive during the Restricted Period of any restriction in Section 5(c) or (d) of this Agreement, the Restricted Period shall be tolled until such breach or violation has been cured.

(v) The parties intend to provide the Company with the maximum protection possible with respect to its Customers and Vendors. The parties, however, do not intend to include a provision that contravenes the public policy of any state. Therefore, if any provision of this Section 5 is unlawful, against public policy or otherwise declared void, such provision shall not be deemed part of this Agreement, which otherwise shall remain in full force and effect. If, at the time of enforcement of this Agreement, a court or other tribunal holds that the duration, scope or area restriction stated herein is unreasonable under the circumstances then existing, the parties agree that the court or other tribunal may enforce the restrictions to the extent deemed reasonable.

(vi) Executive hereby agrees that prior to accepting employment with any other person or entity during the Term or during the Restricted Period following the Termination Date, Executive will provide such prospective employer with written notice of the existence of this Agreement and the provisions of this Section 5 of this Agreement, with a copy of such notice delivered simultaneously to the Company in accordance with Section 10 of this Agreement.

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(vii) Notwithstanding any provision of this Agreement, the obligations and commitments of this Section 5 shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of Executive’s employment for any reason or termination of this Agreement for any reason.

Section 6. Withholding. The Company shall have the right to withhold from any amount payable hereunder any employee Federal, state and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.

Section 7. Expenses. In the event of any legal action to enforce Executive’s or the Company’s rights under this Agreement, each party will be responsible for that party’s attorneys’ fees, expenses and disbursements.

Section 8. Assignment. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Executive shall not assign or transfer any rights or obligations hereunder. The Company shall have the right to assign or transfer any rights or obligations hereunder only to (a) a successor entity in the event of a merger, consolidation, or transfer or sale of all or substantially all the assets of the Company or (b) a parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket). Any purported assignment, other than as provided above, shall be null and void.

Section 9. Indemnification. The Company shall indemnify Executive for any act or omission done or not done in performance of Executive’s duties hereunder in accordance with the Company’s constituent documents to the extent provided for any other officer or manager of the Company. The Company’s obligations under this Section 9 shall survive any termination of this Agreement or Executive’s employment hereunder.

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Section 10. Notices. All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be delivered personally or sent by prepaid telegram, telex, facsimile transmission, overnight courier or mailed, first class, postage prepaid by registered or certified mail, as follows:

If to the Company:

Health Insurance Innovations, Inc.

218 Bearss Ave, Suite 325

Tampa, Florida 33613

Attention: Michael A. Petrizzo, Jr., General Counsel

Telephone: (813) 397-1164

Facsimile: (877) 376-5832

E-mail: mpetrizzo@hiiquote.com

If to Executive:	To Executive’s address as reflected on the payroll records of the Company or such other address as either party shall designate by notice in writing to the other in accordance herewith. Any such notice shall be deemed given when so delivered personally, by telex, facsimile transmission or telegram, or if sent by overnight courier, one day after delivery to such courier by the sender or if mailed, five days after deposit by the sender in the U.S. mails.

Section 11. Entire Agreement. This Agreement shall constitute the entire agreement between Executive and the Company concerning the subject matter hereof. This Agreement supersedes and preempts any prior employment agreement or other understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by Executive and an authorized officer of the Company.

Section 12. Governing Law. This Agreement shall be subject to and governed by the laws of the State of California, without giving effect to the principles of conflicts of law under California law that would require or permit the application of the laws of a jurisdiction other than the State of California and irrespective of the fact that the parties now or at any time may be residents of or engage in activities in a different state. Executive agrees that in the event of any dispute or claim arising under this Agreement, jurisdiction and venue shall be vested and proper, and Executive hereby consents to the jurisdiction of any court sitting in San Francisco, California, including a federal district court.

Section 13. Full Settlement. Executive acknowledges and agrees that, subject to the payment by the Company of the benefits provided in this Agreement to Executive, in no event

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will the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket) be liable to Executive for damages under any claim of breach of contract as a result of the termination of Executive’s employment. In the event of any such termination, the Company shall be liable only to provide to Executive, or Executive’s heirs or beneficiaries, the benefits specified in this Agreement.

Section 14. Strict Compliance. Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. The waiver, whether express or implied, by either party of a violation of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent violation of any such provision.

Section 15. Creditor Status. No benefit or promise hereunder shall be secured by any specific assets of the Company. Executive shall have only the rights of an unsecured general creditor of the Company in seeking satisfaction of such benefits or promises.

Section 16. Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and shall be construed accordingly. Any payments or distributions to be made to Executive under this Agreement upon a separation from service of amounts classified as “nonqualified deferred compensation” for purposes of Section 409A, shall in no event be made or commence until six months after such separation from service if Executive is determined to be a specified Executive of a public company (all as determined under Section 409A). Each payment of nonqualified deferred compensation under this Agreement shall be treated as a separate payment for purposes of Section 409A. Any reimbursements made pursuant to this Agreement shall be paid as soon as practicable but no later than 90 days after Executive submits evidence of such expenses to the Company (which payment date shall in no event be later than the last day of the calendar incurred). The amount of such reimbursements paid and any in-kind benefits the year following the calendar year in which the expense was provided during any calendar year shall not affect the reimbursements paid or in-kind benefits provided in any other calendar year, and the right to any such payments and benefits shall not be subject to liquidation or exchange for another payment or benefit.

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Section 17. Cooperation. Executive agrees to provide assistance to and cooperate with the Company upon its reasonable request with respect to matters within the scope of Executive’s duties and responsibilities during the Restricted Period. During the Restricted Period, the Company shall, to the maximum extent coordinate or cause any such request with Executive’s other commitments and responsibilities to minimize the degree to which such request interferes with such commitments and responsibilities. The Company agrees that it will reimburse Executive for reasonable documented travel expenses (i.e., travel, meals and lodging) that Executive may incur in providing assistance to the Company hereunder.

Section 18. Non-disparagement. Executive agrees not to make any statements, written or oral, while employed by the Company and thereafter, which would be reasonably likely to disparage or damage the Company, its parents, subsidiaries or other affiliates (including, without limitation, HealthPocket) or the personal or professional reputation of any present or former employees, officers or members of the managing or directorial boards or committees of the Company or its parents, subsidiaries or other affiliates (including, without limitation, HealthPocket). The Company agrees that it will instruct each of its officers and members of its managing board not to make any disparaging communication regarding Executive, and no director, officer or employee of the Company will be authorized on the Company’s behalf to make any such disparaging communications regarding Executive.

Section 19. Recoupment. If the Company or HealthPocket is required to prepare an accounting restatement due to the material noncompliance of the Company or HealthPocket, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the Executive knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Executive is one of the individuals subject to automatic forfeiture under, Section 304 of the United States Sarbanes-Oxley Act of 2002 (and not otherwise exempted), the Executive shall reimburse the Company or HealthPocket, as applicable, the amount of any payment in settlement of any earned or accrued during the twelve-month period following the first public issuance or filing with the United

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States Securities and Exchange Commission (whichever first occurred) of the financial document not in compliance with such financial reporting requirement. Such payments shall be subject to repayment to or recoupment (clawback) by the Company or HealthPocket in accordance with such policies and procedures as the Company or HealthPocket may adopt from time to time, including policies and procedures to implement applicable law (including, but not limited to, Section 954 of the Dodd-Frank Act), stock market or exchange rules and regulations or accounting or tax rules and regulations.

Section 20. Survival. Any provision of this Agreement that is expressly or by implication intended to survive the termination of this Agreement shall survive or remain in effect after the termination of this Agreement.

Section 21. Counterparts. This Agreement may be executed in two or more counterparts, anyone of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

HEALTH INSURANCE INNOVATIONS, INC.

By:
Michael W. Kosloske
Chairman, President and Chief Executive Officer

EXECUTIVE

BRUCE TELKAMP

(Signature Page to Employment Agreement - Telkamp)

EXHIBIT A

FORM OF RELEASE

This RELEASE (“Release”) is granted effective as of the [—] day of [—] by [—](the “Executive”) in favor of Health Insurance Innovations, Inc., a Delaware corporation (the “Company”), and the other Released Parties (as defined below). This is the Release referred to in the Employment Agreement, dated July 14, 2014, between the Company and the Executive (the “Employment Agreement”). The Executive gives this Release in consideration of the Company’s promises and covenants contained in the Employment Agreement, with respect to which this Release is an integral part.

1. Release of the Company. The Executive, for himself, his successors, assigns, attorneys, and all those entitled to assert his rights, now and forever hereby releases and discharges the Company, HealthPocket, Inc., a Delaware corporation (“HealthPocket”), and their respective officers, directors, stockholders, trustees, Executives, agents, parent corporations, subsidiaries, affiliates, estates, successors, assigns and attorneys (the “Released Parties”), from any and all claims, actions, causes of action, sums of money due, suits, debts, liens, covenants, contracts, obligations, costs, expenses, damages, judgments, agreements, promises, demands, claims for attorney’s fees and costs, or liabilities whatsoever, in law or in equity, which the Executive ever had or now has against the Released Parties, arising by reason of or in any way connected with or which may be traced either directly or indirectly to the employment relationship which existed between the Company or any of its parents, subsidiaries, affiliates, or predecessors (including, without limitation, HealthPocket) and the Executive, or the termination of that relationship, that the Executive has, had or purports to have, from the beginning of time to the date of this Release, whether known or unknown, that now exists, no matter how remotely they may be related to the aforesaid employment relationship including but not limited to claims for employment discrimination under federal or state law, except as provided in Paragraph 2; claims arising under Title VII of the Civil Rights Act, 42 U.S.C. § 2000(e), et seq. or the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq.; claims for statutory or common law wrongful discharge, including any claims arising under the Fair Labor Standards Act, 29 U.S.C. § 201, et seq.; claims for attorney’s fees, expenses and costs; claims for defamation; claims for wages or vacation pay; claims for benefits, including any claims arising under the Executive

Retirement Income Security Act, 29 U.S.C. § 1001, et seq.; and provided, however, that nothing herein shall release the Company of its obligations to the Executive under the Employment Agreement or any other contractual obligations between the Company or its parents, subsidiaries or affiliates and the Executive or any indemnification obligations to the Executive under the Company’s constituent documents or federal, state or local law or otherwise. The Executive hereby waives the rights or benefits of Section 1542 of the California Civil Code which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

2. Release of Claims Under Age Discrimination in Employment Act. Without limiting the generality of the foregoing, the Executive agrees that by executing this Release, he has released and waived any and all claims he has or may have as of the date of this Release for age discrimination under the Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq. It is understood that the Executive has been advised to consult with an attorney prior to executing this Release; that he in fact has consulted a knowledgeable, competent attorney regarding this Release; that he may, before executing this Release, consider this Release for a period of 21 calendar days; and that the consideration he receives for this Release is in addition to amounts to which he was already entitled. It is further understood that this Release is not effective until the expiration of seven days after his execution of this Release and that the Executive may revoke this Release within seven days from the date of his execution hereof.

The Executive agrees that he has carefully read this Release and is signing it voluntarily. The Executive acknowledges that he has had 21 days from receipt of this Release to review it prior to signing or that, if the Executive is signing this Release prior to the expiration of such 21-day period, the Executive is waiving his right to review the Release for such full 21-day period prior to signing it. The Executive has the right to revoke this Release within seven days following the date of its execution by him. However, if the Executive revokes this Release within such seven-day period, no severance benefit will be payable to him under the Employment Agreement and he shall return to the Company any such payment received prior to that date.

THE EXECUTIVE HAS CAREFULLY READ THIS RELEASE AND ACKNOWLEDGES THAT IT CONSTITUTES A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AGAINST THE COMPANY UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS HAD A FULL OPPORTUNITY TO CONSULT WITH AN ATTORNEY OR OTHER ADVISOR OF HIS CHOOSING CONCERNING HIS EXECUTION OF THIS RELEASE AND THAT HE IS SIGNING THIS RELEASE VOLUNTARILY AND WITH THE FULL INTENT OF RELEASING THE COMPANY FROM ALL SUCH CLAIMS.

BRUCE TELKAMP

Date:

EXHIBIT B

SECTION 2870 OF CALIFORNIA LABOR CODE

Section 2870 of the California Labor Code provides:

(a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; (2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

EXHIBIT C

FORM OF SAR AGREEMENT

HEALTH INSURANCE INNOVATIONS, INC. LONG TERM INCENTIVE PLAN

Stock Appreciation Rights Award Agreement

You have been granted Stock Appreciation Rights (this “Award”) on the following terms and subject to the provisions of Attachment A and the Long Term Incentive Plan (the “Plan”) of Health Insurance Innovations, Inc. (the “Company”). Unless defined in this Award Agreement (including Attachment A, this “Agreement”), capitalized terms will have the meanings assigned to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Participant	Bruce Telkamp

Number of Stock Appreciation Rights	10,000 (each a “SAR”)

Exercise Price per SAR	$[closing price on Closing Date]

Grant Date	July 14, 2014

Expiration Date	July 14, 2021, subject to earlier termination under Section 2(d)(iii) of Attachment A.

Vesting Schedule (subject to Section 2(c) and Section 2(d) of Attachment A)

Vesting

Subject to Section 2(c) and Section 2(d) of Attachment A, the
SARs shall vest and become non-forfeitable in four tranches, on the following dates in the following amounts:

July 14, 2015: 2,000

July 14, 2016: 2,000

July 14, 2017: 2,000

July 14, 2018: 4,000

Attachment A

Stock Appreciation Rights Award Agreement

Terms and Conditions

Grant to: Bruce Telkamp

Section 1. Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants this Award to the Participant on the Grant Date on the terms set forth on the cover page of this Agreement, as more fully described in this Attachment A. This Award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

Section 2. Terms of SAR.

(a) Generally. Subject to the terms and conditions of this Agreement and the Plan, each SAR constitutes an unfunded and unsecured promise of the Company to deliver to Participant, at the time such SAR is validly exercised, an amount, payable in the form of Shares, equal to the excess of (i) the Fair Market Value of one Share on the date of exercise, over (ii) the Exercise Price per SAR set forth on the cover page of this Agreement (the “Spread”).

(b) Exercisability. Subject to the terms and conditions of this Agreement and the Plan, a SAR may be exercised only after if it has vested and become exercisable under Section 2(c) or Section 2(d)(ii), and only before it has expired or been terminated under Section 2(d)(i) or Section 2(d)(iii).

(c) Vesting, Generally.

(i) Subject to Section 2(d), the SARs shall vest and become exercisable in accordance with the Vesting Schedule set forth on the cover page of this Agreement.

(ii) If the Participant holds unvested SARs at the time a Change in Control occurs, the SARs shall become 100% vested, non-forfeitable and exercisable, and all restrictions thereon shall lapse, on the date of the Change in Control immediately prior to the consummation thereof.

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(d) Accelerated Vesting; Termination.

(i) Except as otherwise provided in this Section 2(d), all of the SARs shall terminate at 5:00 p.m., Eastern time, on the Expiration Date set forth on the cover page of this Agreement, unless earlier terminated under subsection (iii) below.

(ii) In the event of the Participant’s Termination of Service at any time due to Termination Upon Death, Termination For Disability, Termination Without Cause or Resignation For Good Reason, the following number of unvested SARs, shall become vested and exercisable, and all restrictions thereon shall lapse, on the Termination Date as follows:

(A) 7,000 SARs if Participant’s Termination of Service due to Termination Upon Death, Termination For Disability, Termination Without Cause or Resignation For Good Reason occurs prior to July 14, 2015;

(B) 6,500 SARs if Participant’s Termination of Service due to Termination Upon Death, Termination For Disability, Termination Without Cause or Resignation For Good Reason occurs prior to July 14, 2016; and

(C) 6,000 SARs if Participant’s Termination of Service due to Termination Upon Death, Termination For Disability, Termination Without Cause or Resignation For Good Reason occurs prior to July 14, 2017.

All other SARs that have previously vested and become exercisable prior to the Termination Date shall continue to be vested and exercisable. All SARs that have not either previously vested and become exercisable or vested and become exercisable pursuant to this clause (d)(ii) shall terminate simultaneously with the Termination of Service on the Termination Date and shall automatically be forfeited to the Company without consideration. For purposes of this Agreement, Cause, Disability, Termination Upon Death, Termination For Disability, Termination Without Cause, Resignation For Good Reason and Termination Date shall have the respective meanings set forth in the Employment Agreement, dated as of July 14, 2014, by and between the Participant and the Company.

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(iii) In the event of the Participant’s Termination of Service at any time under circumstances not described in Section 2(d)(ii), all of the SARs shall terminate simultaneously with the Termination of Service on the Termination Date, including to the extent that the SARs are otherwise vested and exercisable as of the Termination Date, and shall automatically be forfeited to the Company without consideration, and, if otherwise vested and exercisable, shall cease to be exercisable.

For clarity, in no event shall any SAR be exercisable after the Expiration Date set forth on the cover page of this Agreement.

(e) Transferability. The SARs, and the Participant’s rights under this Agreement, shall not be assigned, sold, transferred or otherwise be subject to alienation by the Participant, other than by will or the law of descent and distribution, and any purported assignment, sale, transfer or other alienation not permitted hereunder shall be void. During the Participant’s lifetime, the SARs shall be exercisable only by the Participant.

Section 3. Exercise.

(a) When to Exercise. Except as otherwise provided in the Plan or this Agreement, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s guardian, legal representative, heir or legatee, as the case may be) may exercise his or her SARs that are then exercisable under Section 2, in whole or in part, by following the procedures set forth in this Section 3. If partially exercised, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s guardian, legal representative, heir or legatee, as the case may be) may thereafter exercise the remaining unexercised portion of the SARs, to the extent that they are then exercisable under Section 2, by following the procedures set forth in this Section 3.

(b) Election to Exercise. To exercise the SARs, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s guardian, legal representative, heir or legatee, as the case may be) must deliver to the Secretary of the Company (or his or her designee) a written notice (or notice through another previously approved method, which could include a web-based or e-mail system) which sets forth the number of SARs being

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exercised, together with any additional documents as the Company may require. Each such notice must satisfy whatever then-current procedures apply to the SARs and must contain such representations, warranties and covenants as the Company requires. If someone other than the Participant exercises the SARs, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the SARs.

(c) Date of Exercise. The SARs shall be deemed to be exercised on the business day that the Company receives a fully executed and completed exercise notice. If an exercise notice is received on a day that is not a business day, or is received after 5:00 p.m., Eastern time, on a business day, then the SARs shall be deemed to be exercised on the first business day immediately following the day such notice is received by the Company.

(d) Settlement. Upon a valid exercise of SARs, the Participant shall be entitled to receive that number of Shares determined by dividing (i) (1) the total number of SARs then being exercised, multiplied by (2) the Spread on the date of exercise, by (ii) the Fair Market Value of one Share on the date of exercise.

(e) Fractional Shares. No fractional Shares shall be issued upon exercise of SARs, and if the number of Shares otherwise issuable under Section 3(d) upon an exercise of SARs includes a fraction of a Share, then upon such exercise the Participant shall be entitled to receive (i) the number of Shares determined under Section 3(d), rounded down to the nearest whole Share, plus (ii) an amount of cash equal to the Fair Market Value of one Share on the date of exercise, multiplied by such fraction of a Share.

(f) Withholding Requirements. The delivery of Shares upon settlement of SARs is conditioned on the Participant making arrangements satisfactory to the Company to enable the Company to satisfy all tax (or other governmental obligation) withholding requirements. In the event that there is any such withholding requirement upon an exercise of SARs, the Committee may, in its sole discretion and pursuant to such procedures as the Committee may require, permit the Participant to satisfy any such withholding requirement by having the Company withhold from the number of Shares otherwise issuable to the Participant upon such exercise a number of Shares having an aggregate Fair Market Value equal to the minimum amount required to be withheld. If the Committee permits the Participant to satisfy any such withholding requirement

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pursuant to the preceding sentence, the Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of the Participant, an amount of cash withholding equal to the Fair Market Value of the Shares withheld by the Company as provided above.

(g) Compliance with Law and Regulations. The SARs, their exercise and the obligation of the Company to issue Shares in settlement thereof are subject to all applicable federal and state laws, rules and regulations, including securities laws, to approvals by any government or regulatory agency as may be required, and to the rules, regulations and other requirements of the stock market or exchange upon which the Shares are then quoted, traded or listed. The Participant may not exercise a SAR if such exercise would violate any securities laws or other applicable law, rule, regulation or requirement.

Section 4. No Rights of Stockholder. A holder of a SAR, as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Shares underlying the SAR for any purpose, nor shall anything contained in this Agreement be construed to confer upon the holder of a SAR, as such, any of the rights or obligations of a stockholder of the Company, unless and until Shares are actually issued to and held of record by such holder upon settlement of the SARs following valid exercise thereof.

Section 5. Change in Control. Without limiting the Committee’s power under the Plan, upon the occurrence of a Change in Control, the Committee is authorized (but not obligated) to make adjustments to the terms and conditions of the SARs without the need for the consent of the Participant, including, without limitation, the following (or any combination thereof):

(a) The Committee may provide for the continuation or assumption of the SARs and this Agreement by the acquiring or successor entity (or parent thereof), including the Company if it is the surviving entity, or for the substitution of the SARs and this Agreement with a substitute award with terms comparable to the SARs and this Agreement (in each case with appropriate adjustments as to the Exercise Price and the number and type of Shares (or other securities) underlying the Award or substitute award). The determination of such appropriate adjustments and comparability shall be made by the Committee.

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(b) The Committee may provide for the cancellation of all or any portion of the SARs for their Intrinsic Value (payable in the form of cash, stock, securities, other property or any combination thereof) based upon the price per Share received or to be received by other stockholders of the Company in the Change in Control transaction. If at the time of a Change in Control such Intrinsic Value is equal to or less than zero (i.e., the Exercise Price of the SARs equals or exceeds the price per Share received or to be received by other stockholders of the Company in the Change in Control transaction), then the Committee may provide for the cancellation of the SARs without the payment of any consideration therefor.

Section 6. Miscellaneous Provisions.

(a) Notices. All notices, requests and other communications under this Agreement (other than a notice of exercise, which shall be provided in accordance with Section 3) shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to: Health Insurance Innovations, Inc. 15438 N. Florida Avenue, Suite 201 Tampa, Florida, 33613 Attention: Michael W. Kosloske Telecopy: (877) 376-5832 with a copy to (which shall not constitute notice hereunder):

Health Insurance Innovations, Inc. 15438 N. Florida Avenue, Suite 201 Tampa, Florida, 33613 Attention: Michael A. Petrizzo Telecopy: (877) 376-5832

if to the Participant, to the address that the Participant most recently provided to the Company,

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or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

(b) Entire Agreement. This Agreement, the Plan and any other agreements referred to herein and therein and any attachments referred to herein or therein, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Committee may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on anyone other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(e) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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(f) Plan. The Participant acknowledges and understands that material definitions and provisions concerning this Award and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of the Plan.

(g) Governing Law. The Agreement shall be governed by the laws of the State of Florida, without application of the conflicts of law principles thereof.

(h) No Right to Continued Service. The granting of the Award evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Participant and shall not lessen or affect the right that the Company or any Affiliate may have to terminate the service of such Participant.

(i) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

HEALTH INSURANCE INNOVATIONS, INC.

By:
Name: Michael W. Kosloske
Title: Chairman, President and Chief Executive Officer

PARTICIPANT

BRUCE TELKAMP

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EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is dated as of July 14, 2014, by and between Health Insurance Innovations, Inc., a Delaware corporation (the “Company”), and Sheldon Wang (“Executive”).

Recitals

A. The parties are entering into this Agreement in connection with a merger transaction pursuant to which the Company acquired HealthPocket, Inc., a Delaware corporation (“HealthPocket”), by an indirect subsidiary of the Company merging with and into HealthPocket, with HealthPocket surviving the merger; and

B. In connection with said merger transaction, Executive and Company desire to herein set forth the terms and conditions upon which Executive will be employed by the Company.

Agreement

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1. Employment, Duties and Acceptance.

(a) The Company shall employ Executive during the Term (as defined below) as Chief Technology Officer of the Company. Executive shall have such authority and such responsibilities as are assigned or delegated to him from time to time by the Company, which shall include but not be limited to such authority and responsibilities as are customarily associated with the position of chief technology officer.

(b) Executive hereby accepts such employment and agrees to render Executive’s services to the Company on a full-time basis and to devote Executive’s full business time and attention to the business and affairs of the Company and any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket). Executive agrees that at all times during the Term, Executive will faithfully perform the duties assigned by the Company

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to the best of Executive’s ability. Executive further agrees to accept election and to serve during all or any part of the Term as an officer, director or representative of any subsidiary or affiliate of the Company (including, without limitation, HealthPocket), without any compensation therefor other than that specified in this Agreement. Without limiting the foregoing, during the Term, Executive shall serve as President of HealthPocket, without any compensation therefor other than that specified in this Agreement. Executive shall report directly to the Company’s Chief Executive Officer.

(c) The duties to be performed by Executive hereunder shall be performed at the Company’s office located in Sunnyvale, California. Executive, however, shall travel as Executive’s duties require, and shall visit the Company’s principal offices in Tampa, Florida as reasonably requested by the Company. Executive shall be entitled to an annual paid vacation of twenty (20) days in accordance with the Company’s policies and practices; provided that Executive shall schedule the timing and duration of Executive’s vacations in a reasonable manner taking into account the needs of the business of the Company.

(d) Executive acknowledges that from time to time the Company may promulgate workplace policies and rules. Executive agrees to fully comply with all such policies and rules, and understands that failure to do so may result in disciplinary action up to and including immediate discharge for Cause subject to Section 4 below.

Section 2. Term. As used herein, the “Term” means the period commencing as of the date hereof (the “Effective Date”), and ending on the first (1st) anniversary of the Effective Date. The Term shall be automatically extended for successive one-year periods unless Executive or the Company gives written notice of termination on or before the 30th day prior to the expiration of any Term of Executive’s or the Company’s desire not to renew the Term. Any such renewal shall be upon the terms and conditions set forth herein unless otherwise agreed between the Company and Executive in writing. In the event that the Company gives written notice that it does not intend to renew the Term, and absent any circumstances that would constitute Termination for Cause (as defined below), (a) Executive shall work through the end of the Term at Executive’s compensation rate then in effect and (b) following the end of the Term, the Company shall pay to Executive an amount equal to twelve (12) months of Executive’s annual

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Salary hereunder (at the rate then in effect) payable bi-monthly in accordance with the Company’s then existing payroll practices (referred to as “Salary Continuation”) for the period commencing on the Termination Date and ending twelve (12) months after the Termination Date (the “Salary Continuation Period”). As a condition to the Company’s obligations, if any, to make payments of Salary Continuation under this Section 2, Executive shall have executed, delivered and not revoked a general release in the form attached hereto as Exhibit A.

Section 3. Compensation. Executive shall be entitled to the following compensation:

(a) The Company agrees to pay to Executive a salary in cash (the “Salary”), as compensation for the services to be performed by Executive, at the rate of $275,000 per calendar year, paid in accordance with the Company’s customary payroll procedures and subject to applicable withholding. During the Term, the Company shall have the right to increase, but not decrease, the Salary. Executive’s salary as in effect from time to time shall constitute the “Salary” for purposes of this Agreement.

(b) As of the Effective Date, the Company shall execute and deliver to the Executive a Stock Appreciation Rights Award Agreement in the form attached hereto as Exhibit C (the “SAR Agreement”), evidencing a grant to Executive pursuant to the terms of the Health Insurance Innovations, Inc. Long Term Incentive Plan of 10,000 SARs (as defined in the SAR Agreement).

(c) The Company shall reimburse Executive for all reasonable expenses incurred by Executive in the course of performing Executive’s duties under this Agreement that are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses.

(d) Executive shall be eligible for annual bonuses, long term incentive awards, equity incentive plans, stock option plans, or incentive compensation plans consistent with other similarly situated Company executives. Executive shall also be eligible for any other agreements or arrangements as determined at the sole discretion of the CEO of the Company.

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(e) Executive shall be entitled to all rights and benefits for which Executive shall be eligible under any retirement, retirement savings, profit-sharing, pension or welfare benefit plan, life, disability, health, dental, hospitalization and other forms of insurance and all other so-called “fringe” benefits or perquisites (except with respect to any plan that provides severance or other similar benefits), on the same terms that the Company provides to other similarly situated senior Company executives (subject to all restrictions on participation that may apply under federal and state tax laws).

Section 4. Termination.

(a) Events of Termination. Executive’s employment with the Company shall terminate (the date of such termination being the “Termination Date”) immediately upon any of the following:

(i) Executive’s death (“Termination Upon Death”);

(ii) the effective date of a written notice sent to Executive stating the Company’s determination, made in good faith, that due to a mental or physical condition, Executive has been unable and failed to substantially render the services to be provided by Executive to the Company for a period of at least 180 days out of any consecutive 360 days (“Termination For Disability”);

(iii) the effective date of a written notice sent to Executive stating the Company’s determination, made in good faith, that it is terminating Executive’s employment for Cause (as defined below) (“Termination For Cause”);

(iv) the effective date of a written notice sent to Executive stating that the Company is terminating Executive’s employment without Cause, which notice can be given by the Company at any time after the Effective Date at the Company’s sole discretion, for any reason or for no reason (“Termination Without Cause”);

(v) the effective date of a written notice (other than a notice delivered pursuant to Section 4(a)(vi) of this Agreement) sent to the Company from Executive stating that Executive is electing to terminate Executive’s employment with the Company without Good Reason (“Resignation Without Good Reason”); or

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(vi) the effective date of a written notice to Company stating Executive’s determination, made in good faith, that a Good Reason Event (as defined below) has occurred within 30 days preceding such notice and as a consequence Executive is electing to terminate Executive’s employment hereunder for Good Reason (“Resignation For Good Reason”); provided, however, that Executive will give the Company 30 days to cure such Good Reason Event, and if the Company fails to cure such Good Reason Event within 30 days after Executive gives written notice of resignation hereunder, then Executive may immediately terminate Executive’s employment with the Company, and such termination will be a Resignation For Good Reason hereunder; provided, further, that Executive’s termination shall be deemed a Termination For Cause if the Company has delivered to Executive written notice of any act or omission that, if not cured, would constitute Cause at any time preceding the notice provided by Executive hereunder.

As used herein, the term “Cause” shall mean (i) commission of a willful act of dishonesty in the course of Executive’s duties hereunder, (ii) conviction by a court of competent jurisdiction of, or plea of no contest to, a crime constituting a felony or conviction in respect of, or plea of no contest to, any act involving fraud, dishonesty or moral turpitude, (iii) Executive’s performance under the influence of controlled substances (other than those taken pursuant to a medical doctor’s orders), or continued habitual intoxication, during working hours, (iv) frequent or extended, and unjustifiable, absenteeism, (v) Executive’s personal misconduct or refusal to perform duties and responsibilities or to carry out directives of the Company, which, if capable of being cured shall not have been cured, within 30 days after the Company shall have advised Executive in writing of its intention to terminate Executive’s employment, or (vi) Executive’s material non-compliance with the terms of this Agreement, which, if capable of being cured shall not have been cured within 30 days after the Company shall have advised Executive in writing of its intention to terminate Executive’s employment.

As used herein, the term “Good Reason Event” shall mean (i) a material adverse change in the responsibilities or duties of Executive as set forth in this Agreement without Executive’s

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prior consent at a time when there are no circumstances pending that would permit the Company to terminate Executive for Cause, (ii) any reduction in the Salary or a material reduction in Executive’s benefits (other than (x) a reduction in Salary that is the result of an administrative or clerical error, and which is cured within 15 business days after the Company receives notice of such failure or (y) a reduction in Salary or benefits that are generally applicable to all members of the Company’s senior management), (iii) without Executive’s prior written consent, the relocation of Executive’s principal place of employment outside of a 30 mile radius from the location of Executive’s principal place of employment as of the Effective Date, or (iv) a material breach by the Company of this Agreement that is not cured within 30 days following the Company’s receipt of written notice of such breach from Executive.

(b) Effect of Termination.

(i) Death or Disability. In the event of Termination Upon Death or Termination For Disability pursuant to Sections 4(a)(i) and 4(a)(ii) of this Agreement, Executive (or Executive’s legal representative) shall be entitled to receive in cash the following:

(A) an amount equal to any earned but unpaid Salary owing by the Company to Executive as of the Termination Date (the “Accrued Salary”), and

(B) to the extent set forth in any written management bonus plan, an amount equal to the pro rata portion, determined as of the Termination Date, of any bonus to which Executive would have been entitled had Executive been employed by the Company at the time such bonus would have otherwise been paid (the “Accrued Bonus”).

Nothing contained herein shall be deemed to limit or abrogate any insurance or other similar benefits available to Executive.

(ii) Termination For Cause. In the event of a Termination For Cause pursuant to Section 4(a)(iii) of this Agreement, Executive shall be entitled to receive in cash an amount equal to any Accrued Salary.

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(iii) Termination Without Cause and Resignation For Good Reason. In the event of Termination Without Cause or Resignation For Good Reason pursuant to Sections 4(a)(iv) and 4(a)(vi) of this Agreement, Executive shall be entitled to receive in cash, subject to Section 4(c)(ii) of this Agreement:

(A) an amount equal to any Accrued Salary;

(B) an amount equal to any Accrued Bonus; and

(C) Salary Continuation in an amount equal to twelve (12) months of Executive’s annual Salary hereunder at the rate then in effect, payable bi-weekly in accordance with the Company’s then-existing payroll practices for a Salary Continuation Period commencing on the Termination Date and ending twelve (12) months after the Termination Date.

(iv) Resignation Without Good Reason. In the event of Resignation Without Good Reason pursuant to Section 4(a)(v) of this Agreement, Executive shall be entitled to receive in cash an amount equal to any Accrued Salary. In such event, the Company may, in its sole and absolute discretion and upon written notice to the Executive no later than fourteen (14) days after the effective date of the Resignation Without Good Reason, elect to pay Salary Continuation in an amount equal to twelve (12) months of Executive’s annual Salary hereunder at the rate then in effect payable bi-weekly in accordance with the Company’s then-existing payroll practices for a Salary Continuation Period commencing on the Termination Date and ending twelve (12) months after the Termination Date.

(v) Upon Termination For Any Reason. In the event of any termination, Executive shall be entitled to receive:

(A) any unpaid reasonable, reimbursable business expenses incurred by Executive in the course of performing Executive’s duties under this Agreement that were incurred in a manner consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to incurring, reporting and documenting such expenses; and

(B) benefits under the Company’s benefit plans of general application as shall be determined under the provisions of those plans.

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(c) Additional Provisions.

(i) Any amounts to be paid pursuant to this Section 4 shall be paid in accordance with the Company’s existing payroll or bonus payment practices, as applicable.

(ii) As a condition to the Company’s obligations, if any, to make any severance payments (excluding Accrued Salary but including Accrued Bonus or Salary Continuation) provided under this Section 4, Executive shall have executed, delivered and not revoked a general release in the form attached hereto as Exhibit A; provided, however, the Executive shall not be obligated to execute and deliver a general release in the event that the Company elects to pay Salary Continuation under Section 4(b)(iv) of this Agreement without any obligation to do so.

(iii) Notwithstanding any provision of this Agreement, the obligations and commitments under Section 5 of this Agreement shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of Executive’s employment for any reason or termination of this Agreement for any reason.

(iv) Notwithstanding anything in this Agreement to the contrary, if, in the reasonable determination of the Company, Executive has breached or is in breach of Section 5 in any way, the Company shall automatically have the right to withhold all amounts due and payable under Sections 4(b)(i)(B), 4(b)(iii)(B) and/or 4(b)(iii)(C) of this Agreement (“Withheld Amounts”). All Withheld Amounts shall be held in escrow at a financial institution mutually acceptable to Executive and the Company. If the Company receives a judgment that Executive has breached or is in breach of Section 5 in any way from a court of competent jurisdiction pursuant to Section 12 from which Executive cannot or does not take an appeal, then all Withheld Amounts and any future payments due and payable under Sections 4(b)(i)(B), 4(b)(iii)(B) and/or 4(b)(iii)(C) of this Agreement shall be deemed forfeited, and not otherwise due and payable. If, however, Executive receives a judgment that Executive has not breached and is not in breach of Section 5 in any way from a court of competent jurisdiction pursuant to Section 12 from which the Company cannot or does not take an appeal, then all Withheld Amounts shall be promptly paid to Executive and any future amounts due and payable pursuant to Sections 4(b)(i)(B), 4(b)(iii)(B) and/or 4(b)(iii)(C) of this Agreement shall be payable on the terms, and subject to the conditions, set forth in this Agreement.

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(v) Executive agrees that termination of Executive’s employment for any reason shall, with no further action by Executive required, constitute Executive’s resignation, as of the Termination Date from any positions as an officer, director, or representative of the Company and any subsidiary or affiliate of the Company (including, without limitation, HealthPocket).

(vi) In the event that the Company is obligated to pay or elects to pay Salary Continuation hereunder, and as additional consideration for the payment of such Salary Continuation, Executive agrees that, during the applicable Salary Continuation Period, he will provide consulting services to the Company on matters that may be requested from time to time by the Company that relate to Executive’s former duties and area of responsibility with the Company (the “Consulting Services”). The Consulting Services may be performed by Executive telephonically or by email (at the option of Executive) upon reasonable advance notice to Executive and only at such times as the provision of the Consulting Services will not unreasonably interfere with Executive’s other commitments. Executive shall be available to perform the Consulting Services not more than twenty (20) hours per month during the Salary Continuation Period, and in no event will Executive be required to incur any out-of-pocket costs in connection with the provision of the Consulting Services (other than payment of his own general telephone and internet charges).

Section 5. Noncompetition, Nonsolicitation, and Confidentiality.

(a) Definitions. As used in this Agreement:

“Company’s Business” means (i) developing and administering web-based individual health insurance plans and ancillary insurance products, (ii) designing and structuring data-driven individual health insurance plans and ancillary insurance products, (iii) marketing such individual health insurance plans and ancillary insurance products, (iv) managing relations with insureds, (v) the development and maintenance of insurance and call center-oriented software and information technology systems, (vi) the development and

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maintenance of information technology systems to facilitate the comparison of health insurance plans, and (vii) any other activity that the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket) can reasonably demonstrate is directly competitive with any then-current or actively contemplated business of the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket).

“Competitor” means any person or entity (whether an individual, partnership, corporation limited liability company, trust, governmental entity, or other entity) that directly or indirectly is engaged in the Company’s Business.

“Confidential Information” means any confidential information with respect to the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket), the Company’s Business and/or the businesses of the clients or customers of the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket), including, but not limited to: the trade secrets of the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket); products or services; standard proposals; standard submissions, surveys and analyses; policy forms; fees, costs and pricing structures; marketing information; advertising and pricing strategies; analyses; reports; computer software, including operating systems, applications and program listings; flow charts; manuals and documentation; data bases; all copyrightable works; the Company’s existing and prospective clients and customers (or existing and prospective clients and customers of any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket)), their addresses or other contact information and/or their confidential information; existing and prospective client and customer lists and other related data; expiration periods; policy numbers; coverage specifications; daily reports and related correspondence; premium renewal notices; and all similar and related information in whatever form. The term Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement, (ii) becomes generally available to the public other than as a result of a disclosure by Executive not otherwise permissible hereunder or (iii) Executive has learned or learns from other sources where, to Executive’s knowledge, such sources have not violated their confidentiality obligation to the Company or any other applicable obligation of confidentiality.

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(b) Noncompetition. Executive covenants and agrees that during the period commencing on the Effective Date and ending on the last day of the Salary Continuation Period (or, if there is no Salary Continuation, ending on the Termination Date), Executive will not, directly or indirectly, own, manage, operate, control, render service to, or participate in the ownership, management, operation or control of any Competitor anywhere in the United States of America; provided, however, that Executive shall be entitled to own shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or on the Nasdaq Stock Market which represent, in the aggregate, not more than 1% of such corporation’s fully-diluted shares.

(c) Non-solicitation of Employees. Executive covenants and agrees that during the period commencing on the Effective Date and ending on the second (2nd) anniversary of the Termination Date (the “Restricted Period”), Executive will not, directly or indirectly, employ or solicit, or receive or accept the performance of services by any then current officer, manager, employee or independent contractor of the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket), or in any way interfere with the relationship between the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket), on the one hand, and any such officer, manager, employee or independent contractor, on the other hand.

(d) Non-solicitation of Customers and Vendors. Executive covenants and agrees that during the Restricted Period, Executive will not, directly or indirectly, induce, or attempt to induce, any customer, salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber, licensee or other person transacting business with the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket) (collectively the “Customers” and “Vendors”) to reduce or cease doing business with the Company or any such parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket), or in any way to interfere with the relationship between any such Customer or Vendor, on the one hand, and the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket), on the other hand.

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(e) Representations and Covenants by Executive. Executive represents and warrants that: (i) Executive’s execution, delivery and performance of this Agreement do not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound; (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity (other than the Company) and Executive is not subject to any other agreement that would prevent Executive from performing Executive’s duties for the Company or otherwise complying with this Agreement; (iii) Executive is not subject to or in breach of any nondisclosure agreement, including any agreement concerning trade secrets or confidential information owned by any other party; and (iv) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

(f) Nondisclosure of Confidential Information. Executive hereby acknowledges and represents that Executive has consulted with independent legal counsel regarding Executive’s rights and obligations under this Agreement and that Executive fully understands the terms and conditions contained herein and Executive agrees that Executive will not, directly or indirectly: (i) use, disclose, reverse engineer or otherwise exploit for Executive’s own benefit or for the benefit of anyone other than the Company the Confidential Information except as authorized by the Company; (ii) during Executive’s employment with the Company, use, disclose, or reverse engineer (x) any confidential information or trade secrets of any former employer or third party, or (y) any works of authorship developed in whole or in part by Executive during any former employment or for any other party, unless authorized in writing by the former employer or third party; or (iii) upon Executive’s resignation or termination (x) retain Confidential Information, including any copies existing in any form (including electronic form), that are in Executive’s possession or control, or (y) destroy, delete or alter the Confidential Information without the Company’s consent. Notwithstanding the foregoing, Executive may use the Confidential Information in the course of performing Executive’s duties on behalf of the Company or any parent, subsidiary or other affiliate of the Company (including, without

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limitation, HealthPocket) as described hereunder, provided that such use is made in good faith. Executive will immediately surrender possession of all Confidential Information to Company upon any suspension or termination of Executive’s employment with the Company for any reason.

(g) Inventions and Patents. Executive acknowledges that all (i) inventions, innovations, improvements, developments, methods, designs, analysis, drawings, reports, processes, novel concepts and all similar or related information (whether or not patentable) that relate to the Company’s or any of its parents’, subsidiaries’ or other affiliates’ (including, without limitation, HealthPocket’s) actual or anticipated businesses, (ii) research and development and (iii) existing or future products or services that are, to any extent, conceived, developed or made by Executive while employed by the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket) (“Work Product”) belong to the Company or such parent, subsidiary or other affiliate. Executive shall promptly disclose such Work Product to the Company and perform all actions reasonably necessary or requested by the Company (whether during or after the Term) to establish and confirm such ownership (including, without limitation, executing assignments, consents, powers of attorney and other instruments). This paragraph shall be construed in accordance with and subject to the provisions of Section 2870 of the California Labor Code (a copy of which is attached as Exhibit B hereto) relating to inventions made by Executive, and accordingly this Agreement is not intended and shall not be interpreted to assign to or vest in the Company any of Executive’s rights in any inventions other than those described in Section 2870 of the California Labor Code.

(h) Miscellaneous.

(i) Executive acknowledges that (x) Executive’s position is a position of trust and responsibility with access to Confidential Information of the Company, (y) the Confidential Information, and the relationship between the Company and each of its employees, Customers and Vendors, are valuable assets of the Company and may not be converted to Executive’s own use and (z) the restrictions contained in this Section 5 are reasonable and necessary to protect the legitimate business interests of the Company and will not impair or infringe upon Executive’s right to work or earn a living after Executive’s employment with the Company ends.

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(ii) Each of the foregoing obligations shall be enforceable independent of any other obligation, and the existence of any claim or cause of action that Executive may have against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of these obligations.

(iii) Executive acknowledges that monetary damages will not be an adequate remedy for the Company in the event of a breach of this Agreement and that it would be impossible for the Company to measure damages in the event of such a breach. Therefore, Executive agrees that, in addition to other rights that the Company may have at law or equity, the Company is entitled, without posting bond, to seek an injunction preventing Executive from any breach of this Agreement.

(iv) In the event of a breach or violation by Executive during the Restricted Period of any restriction in Section 5(c) or (d) of this Agreement, the Restricted Period shall be tolled until such breach or violation has been cured.

(v) The parties intend to provide the Company with the maximum protection possible with respect to its Customers and Vendors. The parties, however, do not intend to include a provision that contravenes the public policy of any state. Therefore, if any provision of this Section 5 is unlawful, against public policy or otherwise declared void, such provision shall not be deemed part of this Agreement, which otherwise shall remain in full force and effect. If, at the time of enforcement of this Agreement, a court or other tribunal holds that the duration, scope or area restriction stated herein is unreasonable under the circumstances then existing, the parties agree that the court or other tribunal may enforce the restrictions to the extent deemed reasonable.

(vi) Executive hereby agrees that prior to accepting employment with any other person or entity during the Term or during the Restricted Period following the Termination Date, Executive will provide such prospective employer with written notice of the existence of this Agreement and the provisions of this Section 5 of this Agreement, with a copy of such notice delivered simultaneously to the Company in accordance with Section 10 of this Agreement.

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(vii) Notwithstanding any provision of this Agreement, the obligations and commitments of this Section 5 shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of Executive’s employment for any reason or termination of this Agreement for any reason.

Section 6. Withholding. The Company shall have the right to withhold from any amount payable hereunder any employee Federal, state and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.

Section 7. Expenses. In the event of any legal action to enforce Executive’s or the Company’s rights under this Agreement, each party will be responsible for that party’s attorneys’ fees, expenses and disbursements.

Section 8. Assignment. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Executive shall not assign or transfer any rights or obligations hereunder. The Company shall have the right to assign or transfer any rights or obligations hereunder only to (a) a successor entity in the event of a merger, consolidation, or transfer or sale of all or substantially all the assets of the Company or (b) a parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket). Any purported assignment, other than as provided above, shall be null and void.

Section 9. Indemnification. The Company shall indemnify Executive for any act or omission done or not done in performance of Executive’s duties hereunder in accordance with the Company’s constituent documents to the extent provided for any other officer or manager of the Company. The Company’s obligations under this Section 9 shall survive any termination of this Agreement or Executive’s employment hereunder.

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Section 10. Notices. All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be delivered personally or sent by prepaid telegram, telex, facsimile transmission, overnight courier or mailed, first class, postage prepaid by registered or certified mail, as follows:

If to the Company:

Health Insurance Innovations, Inc.

218 Bearss Ave, Suite 325

Tampa, Florida 33613

Attention: Michael A. Petrizzo, Jr., General Counsel

Telephone: (813) 397-1164

Facsimile: (877) 376-5832

E-mail: mpetrizzo@hiiquote.com

If to Executive:	To Executive’s address as reflected on the payroll records of the Company or such other address as either party shall designate by notice in writing to the other in accordance herewith. Any such notice shall be deemed given when so delivered personally, by telex, facsimile transmission or telegram, or if sent by overnight courier, one day after delivery to such courier by the sender or if mailed, five days after deposit by the sender in the U.S. mails.

Section 11. Entire Agreement. This Agreement shall constitute the entire agreement between Executive and the Company concerning the subject matter hereof. This Agreement supersedes and preempts any prior employment agreement or other understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by Executive and an authorized officer of the Company.

Section 12. Governing Law. This Agreement shall be subject to and governed by the laws of the State of California, without giving effect to the principles of conflicts of law under California law that would require or permit the application of the laws of a jurisdiction other than the State of California and irrespective of the fact that the parties now or at any time may be residents of or engage in activities in a different state. Executive agrees that in the event of any dispute or claim arising under this Agreement, jurisdiction and venue shall be vested and proper, and Executive hereby consents to the jurisdiction of any court sitting in San Francisco, California, including a federal district court.

Section 13. Full Settlement. Executive acknowledges and agrees that, subject to the payment by the Company of the benefits provided in this Agreement to Executive, in no event

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will the Company or any parent, subsidiary or other affiliate of the Company (including, without limitation, HealthPocket) be liable to Executive for damages under any claim of breach of contract as a result of the termination of Executive’s employment. In the event of any such termination, the Company shall be liable only to provide to Executive, or Executive’s heirs or beneficiaries, the benefits specified in this Agreement.

Section 14. Strict Compliance. Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. The waiver, whether express or implied, by either party of a violation of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent violation of any such provision.

Section 15. Creditor Status. No benefit or promise hereunder shall be secured by any specific assets of the Company. Executive shall have only the rights of an unsecured general creditor of the Company in seeking satisfaction of such benefits or promises.

Section 16. Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and shall be construed accordingly. Any payments or distributions to be made to Executive under this Agreement upon a separation from service of amounts classified as “nonqualified deferred compensation” for purposes of Section 409A, shall in no event be made or commence until six months after such separation from service if Executive is determined to be a specified Executive of a public company (all as determined under Section 409A). Each payment of nonqualified deferred compensation under this Agreement shall be treated as a separate payment for purposes of Section 409A. Any reimbursements made pursuant to this Agreement shall be paid as soon as practicable but no later than 90 days after Executive submits evidence of such expenses to the Company (which payment date shall in no event be later than the last day of the calendar incurred). The amount of such reimbursements paid and any in-kind benefits the year following the calendar year in which the expense was provided during any calendar year shall not affect the reimbursements paid or in-kind benefits provided in any other calendar year, and the right to any such payments and benefits shall not be subject to liquidation or exchange for another payment or benefit.

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Section 17. Cooperation. Executive agrees to provide assistance to and cooperate with the Company upon its reasonable request with respect to matters within the scope of Executive’s duties and responsibilities during the Restricted Period. During the Restricted Period, the Company shall, to the maximum extent coordinate or cause any such request with Executive’s other commitments and responsibilities to minimize the degree to which such request interferes with such commitments and responsibilities. The Company agrees that it will reimburse Executive for reasonable documented travel expenses (i.e., travel, meals and lodging) that Executive may incur in providing assistance to the Company hereunder.

Section 18. Non-disparagement. Executive agrees not to make any statements, written or oral, while employed by the Company and thereafter, which would be reasonably likely to disparage or damage the Company, its parents, subsidiaries or other affiliates (including, without limitation, HealthPocket) or the personal or professional reputation of any present or former employees, officers or members of the managing or directorial boards or committees of the Company or its parents, subsidiaries or other affiliates (including, without limitation, HealthPocket). The Company agrees that it will instruct each of its officers and members of its managing board not to make any disparaging communication regarding Executive, and no director, officer or employee of the Company will be authorized on the Company’s behalf to make any such disparaging communications regarding Executive.

Section 19. Recoupment. If the Company or HealthPocket is required to prepare an accounting restatement due to the material noncompliance of the Company or HealthPocket, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the Executive knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Executive is one of the individuals subject to automatic forfeiture under, Section 304 of the United States Sarbanes-Oxley Act of 2002 (and not otherwise exempted), the Executive shall reimburse the Company or HealthPocket, as applicable, the amount of any payment in settlement of any earned or accrued during the twelve-month period following the first public issuance or filing with the United

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States Securities and Exchange Commission (whichever first occurred) of the financial document not in compliance with such financial reporting requirement. Such payments shall be subject to repayment to or recoupment (clawback) by the Company or HealthPocket in accordance with such policies and procedures as the Company or HealthPocket may adopt from time to time, including policies and procedures to implement applicable law (including, but not limited to, Section 954 of the Dodd-Frank Act), stock market or exchange rules and regulations or accounting or tax rules and regulations.

Section 20. Survival. Any provision of this Agreement that is expressly or by implication intended to survive the termination of this Agreement shall survive or remain in effect after the termination of this Agreement.

Section 21. Counterparts. This Agreement may be executed in two or more counterparts, anyone of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

HEALTH INSURANCE INNOVATIONS, INC.

By:
Michael W. Kosloske
Chairman, President and Chief Executive Officer

EXECUTIVE

SHELDON WANG

(Signature Page to Employment Agreement - Wang)

EXHIBIT A

FORM OF RELEASE

This RELEASE (“Release”) is granted effective as of the [—] day of [—] by [—](the “Executive”) in favor of Health Insurance Innovations, Inc., a Delaware corporation (the “Company”), and the other Released Parties (as defined below). This is the Release referred to in the Employment Agreement, dated July 14, 2014, between the Company and the Executive (the “Employment Agreement”). The Executive gives this Release in consideration of the Company’s promises and covenants contained in the Employment Agreement, with respect to which this Release is an integral part.

1. Release of the Company. The Executive, for himself, his successors, assigns, attorneys, and all those entitled to assert his rights, now and forever hereby releases and discharges the Company, HealthPocket, Inc., a Delaware corporation (“HealthPocket”), and their respective officers, directors, stockholders, trustees, Executives, agents, parent corporations, subsidiaries, affiliates, estates, successors, assigns and attorneys (the “Released Parties”), from any and all claims, actions, causes of action, sums of money due, suits, debts, liens, covenants, contracts, obligations, costs, expenses, damages, judgments, agreements, promises, demands, claims for attorney’s fees and costs, or liabilities whatsoever, in law or in equity, which the Executive ever had or now has against the Released Parties, arising by reason of or in any way connected with or which may be traced either directly or indirectly to the employment relationship which existed between the Company or any of its parents, subsidiaries, affiliates, or predecessors (including, without limitation, HealthPocket) and the Executive, or the termination of that relationship, that the Executive has, had or purports to have, from the beginning of time to the date of this Release, whether known or unknown, that now exists, no matter how remotely they may be related to the aforesaid employment relationship including but not limited to claims for employment discrimination under federal or state law, except as provided in Paragraph 2; claims arising under Title VII of the Civil Rights Act, 42 U.S.C. § 2000(e), et seq. or the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq.; claims for statutory or common law wrongful discharge, including any claims arising under the Fair Labor Standards Act, 29 U.S.C. § 201, et seq.; claims for attorney’s fees, expenses and costs; claims for defamation; claims for wages or vacation pay; claims for benefits, including any claims arising under the Executive

Retirement Income Security Act, 29 U.S.C. § 1001, et seq.; and provided, however, that nothing herein shall release the Company of its obligations to the Executive under the Employment Agreement or any other contractual obligations between the Company or its parents, subsidiaries or affiliates and the Executive or any indemnification obligations to the Executive under the Company’s constituent documents or federal, state or local law or otherwise. The Executive hereby waives the rights or benefits of Section 1542 of the California Civil Code which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

2. Release of Claims Under Age Discrimination in Employment Act. Without limiting the generality of the foregoing, the Executive agrees that by executing this Release, he has released and waived any and all claims he has or may have as of the date of this Release for age discrimination under the Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq. It is understood that the Executive has been advised to consult with an attorney prior to executing this Release; that he in fact has consulted a knowledgeable, competent attorney regarding this Release; that he may, before executing this Release, consider this Release for a period of 21 calendar days; and that the consideration he receives for this Release is in addition to amounts to which he was already entitled. It is further understood that this Release is not effective until the expiration of seven days after his execution of this Release and that the Executive may revoke this Release within seven days from the date of his execution hereof.

The Executive agrees that he has carefully read this Release and is signing it voluntarily. The Executive acknowledges that he has had 21 days from receipt of this Release to review it prior to signing or that, if the Executive is signing this Release prior to the expiration of such 21-day period, the Executive is waiving his right to review the Release for such full 21-day period prior to signing it. The Executive has the right to revoke this Release within seven days following the date of its execution by him. However, if the Executive revokes this Release within such seven-day period, no severance benefit will be payable to him under the Employment Agreement and he shall return to the Company any such payment received prior to that date.

THE EXECUTIVE HAS CAREFULLY READ THIS RELEASE AND ACKNOWLEDGES THAT IT CONSTITUTES A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AGAINST THE COMPANY UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS HAD A FULL OPPORTUNITY TO CONSULT WITH AN ATTORNEY OR OTHER ADVISOR OF HIS CHOOSING CONCERNING HIS EXECUTION OF THIS RELEASE AND THAT HE IS SIGNING THIS RELEASE VOLUNTARILY AND WITH THE FULL INTENT OF RELEASING THE COMPANY FROM ALL SUCH CLAIMS.

SHELDON WANG

Date:

EXHIBIT B

SECTION 2870 OF CALIFORNIA LABOR CODE

Section 2870 of the California Labor Code provides:

(a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; (2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

EXHIBIT C

FORM OF SAR AGREEMENT

HEALTH INSURANCE INNOVATIONS, INC.

LONG TERM INCENTIVE PLAN

Stock Appreciation Rights Award Agreement

You have been granted Stock Appreciation Rights (this “Award”) on the following terms and subject to the provisions of Attachment A and the Long Term Incentive Plan (the “Plan”) of Health Insurance Innovations, Inc. (the “Company”). Unless defined in this Award Agreement (including Attachment A, this “Agreement”), capitalized terms will have the meanings assigned to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Participant	Sheldon Wang

Number of Stock Appreciation Rights	10,000 (each a “SAR”)

Exercise Price per SAR	$[closing price on Closing Date]

Grant Date	July 14, 2014

Expiration Date	July 14, 2021, subject to earlier termination under Section 2(d)(iii) of Attachment A.

Vesting Schedule

(subject to Section 2(c) and Section 2(d) of Attachment A)

Vesting

Subject to Section 2(c) and Section 2(d) of Attachment A, the SARs shall vest and become non-forfeitable in four tranches, on the following dates in the following amounts:

July 14, 2015: 2,000

July 14, 2016: 2,000

July 14, 2017: 2,000

July 14, 2018: 4,000

Attachment A

Stock Appreciation Rights Award Agreement

Terms and Conditions

Grant to: Sheldon Wang

Section 1. Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants this Award to the Participant on the Grant Date on the terms set forth on the cover page of this Agreement, as more fully described in this Attachment A. This Award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

Section 2. Terms of SAR.

(a) Generally. Subject to the terms and conditions of this Agreement and the Plan, each SAR constitutes an unfunded and unsecured promise of the Company to deliver to Participant, at the time such SAR is validly exercised, an amount, payable in the form of Shares, equal to the excess of (i) the Fair Market Value of one Share on the date of exercise, over (ii) the Exercise Price per SAR set forth on the cover page of this Agreement (the “Spread”).

(b) Exercisability. Subject to the terms and conditions of this Agreement and the Plan, a SAR may be exercised only after if it has vested and become exercisable under Section 2(c) or Section 2(d)(ii), and only before it has expired or been terminated under Section 2(d)(i) or Section 2(d)(iii).

(c) Vesting, Generally.

(i) Subject to Section 2(d), the SARs shall vest and become exercisable in accordance with the Vesting Schedule set forth on the cover page of this Agreement.

(ii) If the Participant holds unvested SARs at the time a Change in Control occurs, the SARs shall become 100% vested, non-forfeitable and exercisable, and all restrictions thereon shall lapse, on the date of the Change in Control immediately prior to the consummation thereof.

(d) Accelerated Vesting; Termination.

(i) Except as otherwise provided in this Section 2(d), all of the SARs shall terminate at 5:00 p.m., Eastern time, on the Expiration Date set forth on the cover page of this Agreement, unless earlier terminated under subsection (iii) below.

(ii) In the event of the Participant’s Termination of Service at any time due to Termination Upon Death, Termination For Disability, Termination Without Cause or Resignation For Good Reason, the following number of unvested SARs, shall become vested and exercisable, and all restrictions thereon shall lapse, on the Termination Date as follows:

(A) 7,000 SARs if Participant’s Termination of Service due to Termination Upon Death, Termination For Disability, Termination Without Cause or Resignation For Good Reason occurs prior to July 14, 2015;

(B) 6,500 SARs if Participant’s Termination of Service due to Termination Upon Death, Termination For Disability, Termination Without Cause or Resignation For Good Reason occurs prior to July 14, 2016; and

(C) 6,000 SARs if Participant’s Termination of Service due to Termination Upon Death, Termination For Disability, Termination Without Cause or Resignation For Good Reason occurs prior to July 14, 2017.

All other SARs that have previously vested and become exercisable prior to the Termination Date shall continue to be vested and exercisable. All SARs that have not either previously vested and become exercisable or vested and become exercisable pursuant to this clause (d)(ii) shall terminate simultaneously with the Termination of Service on the Termination Date and shall automatically be forfeited to the Company without consideration. For purposes of this Agreement, Cause, Disability, Termination Upon Death, Termination For Disability, Termination Without Cause, Resignation For Good Reason and Termination Date shall have the respective meanings set forth in the Employment Agreement, dated as of July 14, 2014, by and between the Participant and the Company.

(iii) In the event of the Participant’s Termination of Service at any time under circumstances not described in Section 2(d)(ii), all of the SARs shall terminate simultaneously with the Termination of Service on the Termination Date, including to the extent that the SARs are otherwise vested and exercisable as of the Termination Date, and shall automatically be forfeited to the Company without consideration, and, if otherwise vested and exercisable, shall cease to be exercisable.

For clarity, in no event shall any SAR be exercisable after the Expiration Date set forth on the cover page of this Agreement.

(e) Transferability. The SARs, and the Participant’s rights under this Agreement, shall not be assigned, sold, transferred or otherwise be subject to alienation by the Participant, other than by will or the law of descent and distribution, and any purported assignment, sale, transfer or other alienation not permitted hereunder shall be void. During the Participant’s lifetime, the SARs shall be exercisable only by the Participant.

Section 3. Exercise.

(a) When to Exercise. Except as otherwise provided in the Plan or this Agreement, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s guardian, legal representative, heir or legatee, as the case may be) may exercise his or her SARs that are then exercisable under Section 2, in whole or in part, by following the procedures set forth in this Section 3. If partially exercised, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s guardian, legal representative, heir or legatee, as the case may be) may thereafter exercise the remaining unexercised portion of the SARs, to the extent that they are then exercisable under Section 2, by following the procedures set forth in this Section 3.

(b) Election to Exercise. To exercise the SARs, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s guardian, legal representative, heir or legatee, as the case may be) must deliver to the Secretary of the Company (or his or her designee) a written notice (or notice through another previously approved method, which could include a web-based or e-mail system) which sets forth the number of SARs being exercised, together with any additional documents as the Company may require. Each such notice must satisfy whatever then-current procedures apply to the SARs and must contain such representations, warranties and covenants as the Company requires. If someone other than the Participant exercises the SARs, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the SARs.

(c) Date of Exercise. The SARs shall be deemed to be exercised on the business day that the Company receives a fully executed and completed exercise notice. If an exercise notice is received on a day that is not a business day, or is received after 5:00 p.m., Eastern time, on a business day, then the SARs shall be deemed to be exercised on the first business day immediately following the day such notice is received by the Company.

(d) Settlement. Upon a valid exercise of SARs, the Participant shall be entitled to receive that number of Shares determined by dividing (i) (1) the total number of SARs then being exercised, multiplied by (2) the Spread on the date of exercise, by (ii) the Fair Market Value of one Share on the date of exercise.

(e) Fractional Shares. No fractional Shares shall be issued upon exercise of SARs, and if the number of Shares otherwise issuable under Section 3(d) upon an exercise of SARs includes a fraction of a Share, then upon such exercise the Participant shall be entitled to receive (i) the number of Shares determined under Section 3(d), rounded down to the nearest whole Share, plus (ii) an amount of cash equal to the Fair Market Value of one Share on the date of exercise, multiplied by such fraction of a Share.

(f) Withholding Requirements. The delivery of Shares upon settlement of SARs is conditioned on the Participant making arrangements satisfactory to the Company to enable the Company to satisfy all tax (or other governmental obligation) withholding requirements. In the event that there is any such withholding requirement upon an exercise of SARs, the Committee may, in its sole discretion and pursuant to such procedures as the Committee may require, permit the Participant to satisfy any such withholding requirement by having the Company withhold from the number of Shares otherwise issuable to the Participant upon such exercise a number of Shares having an aggregate Fair Market Value equal to the minimum amount required to be withheld. If the Committee permits the Participant to satisfy any such withholding requirement pursuant to the preceding sentence, the Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of the Participant, an amount of cash withholding equal to the Fair Market Value of the Shares withheld by the Company as provided above.

(g) Compliance with Law and Regulations. The SARs, their exercise and the obligation of the Company to issue Shares in settlement thereof are subject to all applicable federal and state laws, rules and regulations, including securities laws, to approvals by any government or regulatory agency as may be required, and to the rules, regulations and other requirements of the stock market or exchange upon which the Shares are then quoted, traded or listed. The Participant may not exercise a SAR if such exercise would violate any securities laws or other applicable law, rule, regulation or requirement.

Section 4. No Rights of Stockholder. A holder of a SAR, as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Shares underlying the SAR for any purpose, nor shall anything contained in this Agreement be construed to confer upon the holder of a SAR, as such, any of the rights or obligations of a stockholder of the Company, unless and until Shares are actually issued to and held of record by such holder upon settlement of the SARs following valid exercise thereof.

Section 5. Change in Control. Without limiting the Committee’s power under the Plan, upon the occurrence of a Change in Control, the Committee is authorized (but not obligated) to make adjustments to the terms and conditions of the SARs without the need for the consent of the Participant, including, without limitation, the following (or any combination thereof):

(a) The Committee may provide for the continuation or assumption of the SARs and this Agreement by the acquiring or successor entity (or parent thereof), including the Company if it is the surviving entity, or for the substitution of the SARs and this Agreement with a substitute award with terms comparable to the SARs and this Agreement (in each case with appropriate adjustments as to the Exercise Price and the number and type of Shares (or other securities) underlying the Award or substitute award). The determination of such appropriate adjustments and comparability shall be made by the Committee.

(b) The Committee may provide for the cancellation of all or any portion of the SARs for their Intrinsic Value (payable in the form of cash, stock, securities, other property or any combination thereof) based upon the price per Share received or to be received by other stockholders of the Company in the Change in Control transaction. If at the time of a Change in Control such Intrinsic Value is equal to or less than zero (i.e., the Exercise Price of the SARs equals or exceeds the price per Share received or to be received by other stockholders of the Company in the Change in Control transaction), then the Committee may provide for the cancellation of the SARs without the payment of any consideration therefor.

Section 6. Miscellaneous Provisions.

(a) Notices. All notices, requests and other communications under this Agreement (other than a notice of exercise, which shall be provided in accordance with Section 3) shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

    Health Insurance Innovations, Inc.

    15438 N. Florida Avenue, Suite 201

    Tampa, Florida, 33613

    Attention: Michael W. Kosloske

    Telecopy: (877) 376-5832

    with a copy to (which shall not constitute notice hereunder):

    Health Insurance Innovations, Inc.

    15438 N. Florida Avenue, Suite 201

    Tampa, Florida, 33613

    Attention: Michael A. Petrizzo

    Telecopy: (877) 376-5832

if to the Participant, to the address that the Participant most recently provided to the Company,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

(b) Entire Agreement. This Agreement, the Plan and any other agreements referred to herein and therein and any attachments referred to herein or therein, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Committee may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on anyone other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(e) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(f) Plan. The Participant acknowledges and understands that material definitions and provisions concerning this Award and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of the Plan.

(g) Governing Law. The Agreement shall be governed by the laws of the State of Florida, without application of the conflicts of law principles thereof.

(h) No Right to Continued Service. The granting of the Award evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Participant and shall not lessen or affect the right that the Company or any Affiliate may have to terminate the service of such Participant.

(i) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

HEALTH INSURANCE INNOVATIONS, INC.

By:
Name: Michael W. Kosloske Title: Chairman, President and Chief Executive Officer

PARTICIPANT

SHELDON WANG

EXHIBIT K

[INTENTIONALLY LEFT BLANK]

EXHIBIT L

[INTENTIONALLY LEFT BLANK]

EXHIBIT M

FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of July 14, 2014 (“Escrow Agreement”), is by and among HEALTH INSURANCE INNOVATIONS, INC., a Delaware corporation (“Parent”); RANDY HERMAN, an individual (“Representative”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as escrow agent hereunder (“Escrow Agent”).

BACKGROUND

A. Parent, SV Merger Sub, Inc., a Delaware corporation and an indirect subsidiary of Parent (“Merger Sub”), HealthPocket, Inc., a Delaware corporation (the “Company”), Bruce Telkamp, an individual (“Telkamp”), Sheldon Wang, an individual (“Wang” and together with Telkamp, the “Principals” (and each a “Principal”)), each Joining Holder (as defined below), and as the representative of the Joining Holders, the Representative, have entered into that certain Agreement and Plan of Merger, dated July 14, 2014 (the “Underlying Agreement”), whereby the Parent shall acquire the Company pursuant to a transaction in which the Merger Sub, an indirect subsidiary of Parent, shall merge with and into the Company, with the Company surviving the merger, and the Joining Holders shall receive cash and shares of the Parent’s capital stock, as consideration in such merger.

B. The Underlying Agreement provides that Parent shall deposit the Escrow Funds (defined below) in segregated escrow accounts to be held by Escrow Agent for the purpose of indemnifications and any working capital deficit that may become due to Parent pursuant to the Underlying Agreement.

C. Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

D. Pursuant to the Underlying Agreement, the Joining Holders have appointed the Representative to represent them for all purposes in connection with the funds to be deposited with the Escrow Agent and this Escrow Agreement, and the Parent has appointed the Parent Representative (as defined below) to represent Parent.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Definitions. The following terms shall have the following meanings when used herein:

“Claim Notice” shall have the meaning set forth in Section 6(a).

“Escrow Funds” shall mean the funds deposited with Escrow Agent pursuant to Section 3 of this Agreement, together with any interest and other income thereon.

“Escrow Period” shall mean the period commencing on the date hereof and ending at the close of Escrow Agent’s business day on January 14, 2016 unless earlier terminated pursuant to this Escrow Agreement.

“Indemnified Party” shall have the meaning set forth in Section 11.

“Indemnity Claim” shall have the meaning set forth in Section 6(a).

“Indemnity Escrow Amount” means an amount equal to $3,000,000.00.

“Joining Holder” means (i) each holder of the Company’s capital stock, (ii) each holder of the outstanding but unexercised warrants to purchase shares of the Company’s capital stock and (iii) each holder of the outstanding but unexercised warrants to purchase shares of the Company’s capital stock, that executes and delivers to the Parent a letter of transmittal, an option cancellation agreement or an option agreement to acquire shares of the Parent’s capital stock in accordance with the Underlying Agreement.

“Joint Written Direction” shall mean a written direction executed by the Parent and the Representative and directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking any other action pursuant to this Escrow Agreement.

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“Parent Representative” shall mean the person(s) so designated on Schedule C hereto or any other person designated in a writing signed by Parent and delivered to Escrow Agent and the Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

“Paying Agent” shall mean U.S. Bank National Association.

“Representative” shall have the meaning set forth in the recitals, or any other person designated in a writing signed by Joining Holders pursuant to the Underlying Agreement and delivered to Escrow Agent and the Parent Representative in accordance with the notice provisions of this Escrow Agreement, to act as their representative under this Escrow Agreement.

“Representative Cost Escrow Amount” means an amount equal to $100,000.

“Unilateral Written Direction” shall mean a written direction executed by the Representative and directing Escrow Agent to disburse all or a portion of the Representative Cost Escrow Amount or to take or refrain from taking any other action with respect to the Representative Cost Escrow Amount.

“Working Capital Escrow Amount” means an amount equal to $100,000.

2. Appointment of and Acceptance by Escrow Agent. Parent and Representative hereby appoint Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Escrow Agreement.

3. Deposit of Escrow Funds. Simultaneously with the execution and delivery of this Escrow Agreement, Parent, in accordance with the Underlying Agreement, will transfer the Escrow Funds in the amount equal to the sum of (a) the Indemnity Escrow Amount, plus (b) the Working Capital Escrow Amount, plus (c) the Representative Cost Escrow Amount, all by wire transfer of immediately available funds, to an account designated by Escrow Agent.

4. Disbursements of Escrow Funds. Escrow Agent shall disburse Escrow Funds at any time and from time to time, upon receipt of, and in accordance with, a Joint Written Direction (including a Joint Written Direction as to disbursement of the Working Capital Escrow Amount in accordance with Section 1.05(k) or (l) of the Underlying Agreement but excluding the disbursement of the Representative Cost Escrow Amount in accordance with Section 9.01(d) of the Underlying Agreement). Such Joint Written Direction shall contain complete payment instructions, including wiring instructions or an address to which a check shall be sent. Upon the expiration of the Escrow Period and receipt by Escrow Agent from Representative of complete payment instructions in writing, Escrow Agent shall distribute to the Paying Agent, as promptly as practicable, any remaining Escrow Funds (excluding the Working Capital Escrow Amount and Representative Cost Escrow Amount, if not previously disbursed by the Escrow Agent) not subject to a Claim Notice. Prior thereto, the Indemnity Escrow Amount shall only be disbursed by Escrow Agent pursuant to a Joint Written Direction or as provided in Section 6 of this Agreement. The Working Capital Escrow Amount shall only be disbursed by Escrow Agent pursuant to a Joint Written Direction. The Representative Cost Escrow Amount shall be disbursed at any time from time to time up on receipt of a Unilateral Written Direction. Prior to any disbursement, Escrow Agent shall have received reasonable identifying information regarding the recipient such that Escrow Agent may comply with its regulatory obligations and reasonable business practices, including without limitation a completed United States Internal Revenue Service (“IRS”) Form W-9 or original IRS Form W-8, as applicable. All disbursements of funds from the Escrow Funds shall be subject to the fees and claims of Escrow Agent and the Indemnified Parties pursuant to Section 11 and Section 12 below.

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5. Suspension of Performance; Disbursement into Court. If, at any time, (i) there shall exist any dispute between Parent or the Representative with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) the Parent and the Representative have not, within 10 calendar days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 8 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

a. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed.

b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction, in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Escrow Agent shall have no liability to Parent, the Joining Holders or the Representative, their respective owners, shareholders or members or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

6. Resolutions & Disbursement of Claims. If during the Escrow Period Parent elects to make a claim for indemnity against the Representative in accordance with the Underlying Agreement, then the procedures for administering and resolving such claims shall be as follows:

(a) If the Parent elects to assert a claim for indemnity (an “Indemnity Claim”), it must (i) give written notice of such claim (a “Claim Notice”) to the Escrow Agent and the Representative prior to the expiration of the Escrow Period. Such Claim Notice shall include a reasonably detailed description of the claim and the basis therefor and the amount, if known, asserted by Parent for such claim (including, if appropriate, an estimate of all costs and expenses reasonably expected to be incurred by Parent by reason of such claim). Within fifteen (15) calendar days after the date upon which such Claim Notice is delivered to the Escrow Agent (the “ Claim Notice Delivery Date”), the Representative may advise Parent and the Escrow Agent in writing whether the Representative objects to some or all of the Indemnity Claim described in the Claim Notice.

(b) Escrow Agent shall pay an Indemnity Claim to Parent in the amount of the Claim Notice (i) if the Escrow Agent has not received from the Representative a response to the Claim Notice within fifteen (15) calendar days after the Claim Notice Delivery Date and the Parent has provided a written statement to the Escrow Agent stating that Parent has delivered the Claim Notice to the Representative in accordance with the notice provisions as defined herein, and that the Representative has failed to object to the Indemnity Claim; or (ii) pursuant to a Joint Written Direction.

(c) If, within fifteen (15) calendar days after the Claim Notice Delivery Date, the Escrow Agent receives from the Representative a written objection (a “Claim Response”) to any or all (the “Contested Amount”) of the Claim Notice amount, Escrow Agent shall release to the Parent all of the Claim Notice amount except for the Contested Amount. Thereafter, Escrow Agent shall release the Contested Amount only pursuant to (i) a Joint Written Direction or (ii) the order, judgment or decree of any court or the award of an arbitrator chosen by Parent and Representative.

(d) Escrow Agent shall have no responsibility to determine the validity or sufficiency of any Claim Notice or Claim Response or whether any Claim Notice or Claim Response has been received by, or to provide a copy of any Claim Notice or Claim Response to, either of Parent or the Representative.

7. Investment of Funds. Based upon Parent’s and Representative’s prior review of investment alternatives, in the absence of further specific written direction to the contrary, the Escrow Agent is directed to initially invest and reinvest the Escrow Funds in the investment indicated on Schedule B hereto. The Representative may provide written instructions changing the investment of the Escrow Funds to the Escrow Agent; provided, however, that no investment or reinvestment may be made except in the following: (a) direct obligations of the

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United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United State of America; (b) U.S. dollar denominated deposit accounts and certificates of deposits issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates), which such deposits are either (i) insured by the Federal Deposit Insurance Corporation or a similar governmental agency, or (ii) with domestic commercial banks which have a rating on their short- term certificates of deposit on the date of purchase of “A-1” or “A-l+” by S&P or “P-1” by Moody’s and maturing no more than 360 days after the date of purchase (ratings on holding companies are not considered as the rating of the bank); (c) repurchase agreements with any bank, trust company, or national banking association (including Escrow Agent and its affiliates); or (d) institutional money market funds, including funds managed by Escrow Agent or any of its affiliates; provided that the Escrow Agent will not be directed to invest in investments that the Escrow Agent in its sole discretion determines are not consistent with the Escrow Agent’s policy or practices. Parent and Representative acknowledge that the Escrow Agent does not have a duty nor will it undertake any duty to provide investment advice.

If Escrow Agent has not received a written instruction from Representative at any time that an investment decision must be made, Escrow Agent is directed to invest the Escrow Funds, or such portion thereof as to which no written investment instruction has been received, in the investment indicated on Schedule B hereto. All investments shall be made in the name of Escrow Agent. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to Parent and Representative, sell or liquidate any of the foregoing investments at any time for any disbursement of Escrow Funds permitted or required hereunder. All investment earnings shall become part of the Escrow Funds and investment losses shall be charged against the Escrow Funds. Escrow Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Escrow Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrow Funds. With respect to any Escrow Funds received by Escrow Agent after twelve o’clock, p.m., Eastern Standard Time, Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next day upon which banks in Tampa, Florida and the New York Stock Exchange are open for business.

8. Resignation of Escrow Agent. Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving ten (10) days prior written notice to the Parent and Representative specifying a date when such resignation shall take effect. Upon any such notice of resignation, Parent and Representative jointly shall appoint a successor Escrow Agent hereunder prior to the effective date of such resignation. If the Parent and Representative fail to appoint a successor Escrow Agent within such time, the Escrow Agent shall have the right to petition a court of competent jurisdiction to appoint a successor Escrow Agent, and all costs and expenses (including without limitation attorneys’ fees) related to such petition shall be paid jointly and severally by Parent and Representative. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. After any retiring Escrow Agent’s resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.

9. Binding Effect; Successors. This Escrow Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors or assigns. If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the escrow contemplated by this Escrow Agreement) to another corporation, the successor or transferee corporation without any further act shall be the successor Escrow Agent.

10. Liability of Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent has no fiduciary or discretionary duties of any kind. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement, including without limitation any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the sole cause of any loss to the Parent, the Representative or the Joining Holders. Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. Escrow Agent shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein.

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Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages or penalties (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such damages or penalty and regardless of the form of action. Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control, including without limitation acts of God, strikes, lockouts, riots, acts of war or terror, epidemics, governmental regulations, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Escrow Agreement or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the advice of such counsel. Parent and Representative, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel. Parent and Representative agree to perform or procure the performance of all further acts and things, and execute and deliver such further documents, as may be required by law or as Escrow Agent may reasonably request in connection with its duties hereunder.

The Escrow Agent is authorized, in its sole discretion, to comply with final orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

11. Indemnification of Escrow Agent. From and at all times after the date of this Escrow Agreement, Parent and Representative, jointly and severally, shall, to the fullest extent permitted by law, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, penalties, costs and expenses of any kind or nature (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation the Parent, the Joining Holders and Representative, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance in connection with this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Parent and Representative further agree, jointly and severally, to indemnify each Indemnified Party for all costs, including without limitation reasonable attorney’s fees, incurred by such Indemnified Party in connection with the enforcement of Parent’s and Representative’s indemnification obligations hereunder. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Parent and Representative jointly and severally. The obligations of Parent and Representative under this Section 11 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

The parties agree that neither the payment by Parent or Representative of any claim by Escrow Agent for

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indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Funds in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Parent and Representative, the respective rights and obligations of Parent and Representative under the Underlying Agreement.

12. Compensation of Escrow Agent

(a) Fees and Expenses. Parent and Representative agree, jointly and severally, to compensate Escrow Agent on demand for its services hereunder in accordance with Schedule A attached hereto. The obligations of Parent and Representative under this Section 12 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

(b) Disbursements from Escrow Funds to Pay Escrow Agent. Escrow Agent is authorized to, and may disburse to itself from the Escrow Funds, from time to time, the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification hereunder). Escrow Agent shall notify Parent and Representative of any disbursement from the Escrow Funds to itself or any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish Parent and Representative copies of related invoices and other statements.

(c) Security and Offset. Parent and Representative hereby grant to Escrow Agent and the Indemnified Parties a security interest in, lien upon and right of offset against the Escrow Funds with respect to any compensation or reimbursement due any of them hereunder (including any claim for indemnification hereunder). If for any reason the Escrow Funds are insufficient to cover such compensation and reimbursement Parent and Representative shall promptly pay such amounts to Escrow Agent or any Indemnified Party upon receipt of an itemized invoice.

13. Representations and Warranties. Parent and Representative each respectively make the following representations and warranties to Escrow Agent:

(a) it has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder; and this Escrow Agreement has been duly approved by all necessary action and constitutes its valid and binding agreement enforceable in accordance with its terms; and

(b) each of the applicable persons designated on Schedule C attached hereto have been duly appointed to act as authorized representatives hereunder and individually have full power and authority to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Escrow Agreement and to take any and all other actions as authorized representatives under this Escrow Agreement, all without further consent or direction from, or notice to, it or any other party, provided that any change in designation of such authorized representatives shall be provided by written notice delivered to each party to this Escrow Agreement.

14. Identifying Information. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Escrow Agent requires documentation to verify its formation and existence as a legal entity. The Escrow Agent may ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The parties acknowledge that a portion of the identifying information set forth herein is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and each agrees to provide any additional information requested by the Escrow Agent in connection with the Act or any other legislation or regulation to which Escrow Agent is subject, in a timely manner.

15. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree to the personal jurisdiction by and venue in the state and federal courts located in the State of Delaware and waive any objection to such jurisdiction or venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

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16. Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via email by way of a PDF attachment thereto of an executed document. Notice shall be effective upon receipt except for notice via email, which shall be effective only when the recipient, by return email or notice delivered by other method provided for in this Section 16, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 16.) Such notices shall be sent to the applicable party or parties at the address specified below:

If to Parent or Parent Representative at:

Health Insurance Innovations, Inc.

218 Bearss Ave, Suite 325

Tampa, Florida 33613

Attention: Michael A. Petrizzo, Jr., General Counsel

Telephone: (813) 397-1164

E-mail: mpetrizzo@hiiquote.com

If to Representative at:

Randall P. Herman

Principal

Pine Grove Management, LLC

333 S. Seventh Street, Suite 2150

Minneapolis, MN 55402

Email: rherman@pchi.net

with a copy not constituting notice to:

Goodwin Procter LLP

Three Embarcadero Center

24th Floor

San Francisco, CA 94111

Attention: J. Hovey Kemp

E-mail: hkemp@goodwinprocter.com

If to the Escrow Agent at:	U.S. Bank National Association, as Escrow Agent
Attn: Leanne M. Duffy
225 E Robinson Street, Suite 250
Orlando, FL 32801
E-mail: leanne.duffy@usbank.com

or to such other address as each party may designate for itself by like notice and unless otherwise provided herein shall be deemed to have been given on the date received.

17. Optional Security Procedures. In the event funds transfer instructions, address changes or change in contact information are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule C hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by Escrow Agent and shall be effective only after Escrow Agent has a reasonable opportunity to act on such changes. If the Escrow Agent is unable to contact any of the designated representatives identified in Schedule C, the Escrow Agent is hereby authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to any one or more of Parent or Representative’s executive officers (“Executive Officers”), as the case may be, which shall include the titles of Chief Executive Officer, President and Vice President, as the Escrow Agent

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may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. Parent and Representative agree that the Escrow Agent may at its option record any telephone calls made pursuant to this Section. The Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Parent or Representative to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank. The Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. Parent and Representative acknowledge that these optional security procedures are commercially reasonable.

18. Amendment, Waiver and Assignment. None of the terms or conditions of this Escrow Agreement may be changed, waived, modified, discharged, terminated or varied in any manner whatsoever unless in writing duly signed by each party to this Escrow Agreement. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion. Except as provided in Section 9 hereof, this Escrow Agreement may not be assigned by any party without the written consent of the other parties.

19. Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

20. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

21. Entire Agreement, No Third Party Beneficiaries. This Escrow Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds. Nothing in this Escrow Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Escrow Agreement.

22. Execution in Counterparts, Facsimiles. This Escrow Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction. The delivery of copies of this Escrow Agreement and any Joint Written Direction and their respective signature pages by PDF or facsimile transmission shall constitute effective execution and delivery as to the parties and may be used in lieu of originals for all purposes.

23. Termination. This Escrow Agreement shall terminate upon the distribution of all the Escrow Funds pursuant to any applicable provision of this Escrow Agreement, and Escrow Agent shall thereafter have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

24. Dealings. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the Parent or Representative and become pecuniarily interested in any transaction in which the Parent or Representative may be interested, and contract and lend money to the Parent or Representative and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Parent or Representative or for any other entity.

25. Brokerage Confirmation Waiver. Parent and Representative acknowledge that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant either the right to receive brokerage confirmations for certain security transactions as they occur, Parent and Representative specifically waive receipt of such confirmations to the extent permitted by law. The Escrow Agent will furnish the Parent and Representative periodic cash transaction statements that include detail for all investment transactions made by the Escrow Agent.

26. Tax Reporting. Escrow Agent shall have no responsibility for the tax consequences of this

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Agreement and Parent and Representative shall consult with independent counsel concerning any and all tax matters. Parent and Representative shall provide Escrow Agent Form W-9 and an original Form W-8, as applicable, for each payee, together with any other documentation and information requested by Escrow Agent in connection with Escrow Agent’s reporting obligations under applicable IRS regulations. If such tax documentation is not so provided, Escrow Agent shall withhold taxes as required by the IRS. Parent and Representative have determined that any interest or income on Escrow Funds shall be reported on an accrual basis and deemed to be for the account of the Representative. Parent and Representative shall prepare and file all required tax filings with the IRS and any other applicable taxing authority; provided that the parties further agree that:

(a) Escrow Agent IRS Reporting. Parent shall provide the Escrow Agent with all information requested by the Escrow Agent in connection with the preparation of all applicable Form 1099 and Form 1042-S documents with respect to all distributions as well as in the performance of Escrow Agent’s reporting obligations under the Foreign Account Tax Compliance Act and Foreign Investment in Real Property Tax Act or other applicable law or regulation.

(b) Withholding Requests and Indemnification. Parent and Representative jointly and severally agree to (i) assume all obligations imposed now or hereafter by any applicable tax law or regulation with respect to payments or performance under this Agreement, (ii) request the Escrow Agent in writing with respect to withholding and other taxes, assessments or other governmental charges, and advise Escrow Agent in writing with respect to any certifications and governmental reporting that may be required under any applicable laws or regulations, and (iii) indemnify and hold the Escrow Agent harmless pursuant to Section 11 hereof from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against Escrow Agent.

(c) Imputed Interest. To the extent that IRS imputed interest regulations apply, Parent and Representative shall so inform Escrow Agent, provide Escrow Agent with all imputed interest calculations and direct Escrow Agent to disburse imputed interest amounts as Parent and Representative deem appropriate. Escrow Agent shall rely solely on such provided calculations and information and shall have no responsibility for the accuracy or completeness of any such calculations or information.

27. WAIVER OF TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR (2) IN ANY WAY IN CONNECTION WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES TO THIS AGREEMENT OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY SUCH PARTY’S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH OF THE PARTIES HERETO HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT EACH HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A CONSENT BY ALL PARTIES TO A TRIAL BY THE COURT.

28. Publicity. No party will (a) use any other party’s proprietary indicia, trademarks, service marks, trade names, logos, symbols, or brand names, or (b) otherwise refer to or identify any other party in advertising, publicity releases, or promotional or marketing publications, or correspondence to third parties without, in each case, securing the prior written consent of such other party.

[signatures follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

HEALTH INSURANCE INNOVATIONS, INC.

By:
Name:
Title:

RANDY HERMAN

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION as Escrow Agent

By:
Name:
Title:

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SCHEDULE A

Schedule of Fees for Services as Escrow Agent

FEES:

Acceptance fee payable upon execution of Escrow Agreement: $500

$125 fee per Letter of Transmittal or Option Cancellation Agreement mailed to a Holder

SPECIAL OR EXTRAORDINARY SERVICES:

Reimbursement of agent fees incurred, including but not limited to attorney’s fees and expenses incurred by outside counsel, if required.

MISCELLANEOUS:

Out-of-pocket expenses, i.e. postage, wire charges, stationary, travel, etc. will be billed back as incurred.

SCHEDULE B

Investment Authorization Form

U.S. BANK NATIONAL ASSOCIATION

MONEY MARKET ACCOUNT AUTHORIZATION FORM

DESCRIPTION AND TERMS

The U.S. Bank Money Market account is a U.S. Bank National Association (“U.S. Bank”) interest-bearing money market deposit account designed to meet the needs of U.S. Bank’s Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank. Selection of this investment includes authorization to place funds on deposit and invest with U.S. Bank.

U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366). This method applies a daily periodic rate to the principal balance in the account each day. Interest is accrued daily and credited monthly to the account. Interest rates are determined at U.S. Bank’s discretion, and may be tiered by customer deposit amount.

The owner of the account is U.S. Bank as Agent for its trust customers. U.S. Bank’s trust department performs all account deposits and withdrawals. Deposit accounts are FDIC Insured per depositor, as determined under FDIC Regulations, up to applicable FDIC limits.

AUTOMATIC AUTHORIZATION

In the absence of specific written direction to the contrary, U.S. Bank is hereby directed to invest and reinvest proceeds and other available moneys in the U.S. Bank Money Market Account. The U.S. Bank Money Market Account is a permitted investment under the operative documents and this authorization is the permanent direction for investment of the moneys until notified in writing of alternate instructions.

SCHEDULE C

Each of the following person(s) is a Parent Representative authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Parent’s behalf (only one signature required):

Name	Specimen signature	Telephone No.

Name	Specimen signature	Telephone No

Name	Specimen signature	Telephone No

(Note: if only one person is identified above, please add the following language:)
The following person not listed above is authorized for call-back confirmations:

[ ]
Name	Telephone Number

Each of the following person(s) is authorized by the Representative to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Representative’s behalf (only one signature required):

Name	Specimen signature	Telephone No

Name	Specimen signature	Telephone No

Name	Specimen signature	Telephone No

(Note: if only one person is identified above, please add the following language:)
The following person not listed above is authorized for call-back confirmations

[ ]
Name	Telephone Number